     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 7, 1998
                                                     REGISTRATION NO. 333-

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ----------------
                          PREFERRED STOCK EXCHANGE ON
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               ----------------
                        CONCENTRIC NETWORK CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                               ----------------
         DELAWARE                    4813                   65-0257497
     (STATE OR OTHER    (PRIMARY STANDARD INDUSTRIAL    (I.R.S. EMPLOYER
     JURISDICTION OF     CLASSIFICATION CODE NUMBER) IDENTIFICATION NUMBER)
     INCORPORATION OR
      ORGANIZATION)

                           10590 NORTH TANTAU AVENUE
                              CUPERTINO, CA 95014
                                (408) 342-2800
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                               ----------------
                               HENRY R. NOTHHAFT
                    PRESIDENT, CHIEF EXECUTIVE OFFICER AND
                             CHAIRMAN OF THE BOARD
                        CONCENTRIC NETWORK CORPORATION
                           10590 NORTH TANTAU AVENUE
                              CUPERTINO, CA 95014
                                (408) 342-2800
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                               ----------------
                                  COPIES TO:
                             DAVID J. SEGRE, ESQ.
                              PAUL B. SHINN, ESQ.
                       WILSON SONSINI GOODRICH & ROSATI
                           PROFESSIONAL CORPORATION
                              650 PAGE MILL ROAD
                       PALO ALTO, CALIFORNIA 94304-1050
                                (650) 493-9300
                               ----------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

  If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
                               ----------------
                        CALCULATION OF REGISTRATION FEE

=============================================================================================
                                                       PROPOSED
                                                        MAXIMUM      PROPOSED
                                                       OFFERING       MAXIMUM
                                          AMOUNT         PRICE       AGGREGATE     AMOUNT OF
          TITLE OF CLASS OF                TO BE          PER        OFFERING    REGISTRATION
     SECURITIES TO BE REGISTERED       REGISTERED(1)  UNIT(2)(3)    PRICE(2)(3)     FEE(1)
---------------------------------------------------------------------------------------------
13 1/2% Series B Senior Redeemable
 Exchangeable Preferred Stock due         295,000
 2010................................     shares        $1,000     $150,000,000     $44,250
=============================================================================================

(1) Includes 145,000 shares of 13 1/2% Series B Senior Redeemable Exchangeable Preferred Stock due 2010 that may be issued as dividends on the 13 1/2% Series B Senior Redeemable Exchangeable Preferred Stock due 2010. The additional registration fee is payable in respect thereof.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended, as the market value of securities to be cancelled in the exchange.
(3) Based on bid price of $1,000 per share of Series A Preferred (as defined) at close of business on June 30, 1998. There was no ask price for the Series A Preferred on such date.
                               ----------------
  THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. NEITHER THIS PROSPECTUS NOR THE LETTER OF TRANSMITTAL + +SHALL CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR + +SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, + +SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION +
+UNDER THE SECURITIES LAWS OF ANY SUCH STATE.                                  +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                   SUBJECT TO COMPLETION, DATED JULY 7, 1998

PROSPECTUS

                                  $150,000,000

                               [CONCENTRIC LOGO]

                               OFFER TO EXCHANGE
    13 1/2% SERIES B SENIOR REDEEMABLE EXCHANGEABLE PREFERRED STOCK DUE 2010
              WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT
                              FOR ALL OUTSTANDING
                13 1/2% SERIES A SENIOR REDEEMABLE EXCHANGEABLE
                            PREFERRED STOCK DUE 2010

                  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
                 NEW YORK CITY TIME ON       , UNLESS EXTENDED.

  Concentric Network Corporation, a Delaware corporation ("Concentric" or the "Company") hereby offers upon the terms and subject to the conditions set forth in this Prospectus (the "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal") (the offering pursuant to the Prospectus together with the Letter of Transmittal are herein referred to as the "Exchange Offer") to exchange up to an aggregate of 150,000 shares of its 13 1/2% Series B Senior Redeemable Exchangeable Preferred Stock due 2010 (as defined in Company's Certificate of Designation as filed with the Delaware Secretary of State) (herein the "Series B Preferred") (capitalized terms followed by the parenthetical remark "(as defined)" and not otherwise defined herein shall have the meanings given to them in the Certificate of Designation) for up to 150,000 shares of the Company's outstanding 13 1/2% Series A Senior Redeemable Exchangeable Preferred Stock, due 2010 (herein the "Series A Preferred"). The terms of the Series B Preferred are substantially identical in all material respects to those of the Series A Preferred, except that the Series B Preferred (i) will have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and therefore will not be subject to certain restrictions on transfer applicable to the Series A Preferred and (ii) will not be entitled to registration or other rights under the Registration Rights Agreement (as defined) including the provision in the Registration Rights Agreement for payment of Liquidated Damages (as defined) upon failure by the Company to consummate the Exchange Offer or the occurrence of certain other events. See "Description of Preferred Stock." The Series B Preferred will be issued pursuant to and the holders thereof (herein the "New Holders") will be entitled to the rights, preferences and privileges inuring to the Series B Preferred as set forth in the Certificate of Designation. In the event that the Exchange Offer is consummated, any Series A Preferred which remain outstanding after consummation of the Exchange Offer and the Series B Preferred issued in the Exchange Offer will vote together as a single class for purposes of determining whether Holders of the requisite percentage of shares of Preferred Stock (as defined below) have taken certain actions or exercised certain rights under the Certificate of Designation. See "Description of Series B Preferred" and "The Exchange Offer." Holders of Series A Preferred are referred to herein as "Existing Holders" and Existing Holders together with New Holders are referred to herein collectively as "Holders". The Series B Preferred together with the Series A Preferred are referred to herein collectively as the "Preferred Stock".

      THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL ARE FIRST BEING MAILED
                  TO EXISTING HOLDERS ON OR ABOUT      , 1998.

  SEE "RISK FACTORS" BEGINNING ON PAGE 14 FOR A DISCUSSION OF CERTAIN FACTORS WHICH EXISTING HOLDERS SHOULD CONSIDER IN CONNECTION WITH THE EXCHANGE OFFER.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS OR THE LETTER OF TRANSMITTAL. ANY
                        REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.


        , 1998

(continuation of cover page)

  On June 8, 1998, the Company issued 150,000 shares of Series A Preferred (the "Offering"). The Series A Preferred were issued pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Series B Preferred are being offered hereunder in order to satisfy certain obligations of the Company under the Registration Rights Agreement by and among the Company and Bear, Stearns & Co., Inc., First Union Capital Markets, CIBC Oppenheimer, UBS Securities LLC and Libra Investments, Inc. as the initial purchasers (the "Initial Purchasers") of the Series A Preferred. The Exchange Offer is intended to satisfy the Company's obligations under the Registration Rights Agreement. Once the Exchange Offer is consummated, the Company generally will have no further obligations to register any of the Series A Preferred not tendered by Existing Holders for exchange. See "Risk Factors--Consequences to Non-Tendering Holders of Series A Preferred."

  Each share of Preferred Stock will have a liquidation preference of $1,000 per share. Dividends on the Preferred Stock will accrue at a rate of 13 1/2% per annum of the liquidation preference thereof and will be payable quarterly in arrears on March 1, June 1, September 1, and December 1 of each year (each a "Dividend Payment Date"), commencing on September 1, 1998. Dividends will be payable in cash, except that on each Dividend Payment Date occurring on or prior to June 1, 2003, dividends may be paid, at the Company's option, by the issuance of additional shares of Preferred Stock (including fractional shares) having an aggregate liquidation preference equal to the amount of such dividends. The Preferred Stock will be redeemable at the option of the Company, in whole or in part, at any time on or after June 1, 2003, at the redemption prices set forth herein, plus accumulated and unpaid dividends and Liquidated Damages (as defined), if any, to the date of redemption. In addition, prior to June 1, 2001, the Company may, at its option, redeem up to a maximum of 35% of the initially issued Preferred Stock from the net proceeds of one or more Public Equity Offerings (as defined) or one or more sales of its Common Stock (as defined) (other than Disqualified Stock (as defined)) to one or more Strategic Investors (as defined). The Preferred Stock is subject to mandatory redemption at its liquidation preference, plus accumulated and unpaid dividends and Liquidated Damages, if any, on June 1, 2010 out of any funds legally available therefor. Upon a Change of Control (as defined), the Company will be required, subject to certain conditions and after the Existing Senior Notes Maturity Date (as defined), to offer to purchase all outstanding shares of the Preferred Stock at a price equal to 101% of the Liquidation Preference thereof plus accumulated and unpaid dividends and Liquidated Damages, if any, to the date of purchase, or, if such offer to purchase cannot be made, to reset the dividend rate on the Preferred Stock so that, after such reset, the Preferred Stock would have a market value of 101% of the Liquidation Preference thereof. See "Description of the Preferred Stock."

  The Preferred Stock will rank (i) senior to all Junior Securities (as defined); (ii) on a parity with any Parity Securities (as defined); and (iii) junior to each class of Senior Securities (as defined). In addition, the Preferred Stock will rank junior in right of payment to all indebtedness and other obligations of the Company and its subsidiaries. As of March 31, 1998, the Preferred Stock would have been junior in right of payment to approximately $195.0 million of total indebtedness and other obligations of the Company and its subsidiaries. Following the Offering, the Company will have the ability to issue additional shares of Preferred Stock in lieu of paying cash dividends through June 1, 2003. See "Description of Preferred Stock--Ranking."

  On any scheduled Dividend Payment Date, subject to certain conditions, the Company may, at its option, exchange, in whole but not in part, all of the shares of Preferred Stock then outstanding for the Company's 13 1/2% Senior Subordinated Debentures due 2010 (the "Exchange Debentures"). See "Description of Preferred Stock--Exchange."

  Interest on the Exchange Debentures will accrue at a rate of 13 1/2% per annum and will be payable semi-annually in arrears on June 1 and December 1 of each year, commencing on the first such date after the issuance date of the Exchange Debentures. Interest on the Exchange Debentures payable on or prior to June 1, 2003 may be paid in the form of additional Exchange Debentures valued at the principal amount thereof. The Exchange Debentures will be redeemable at the option of the Company, in whole or in part, at any time on or after June 1,

2003 at the redemption prices set forth herein, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption. In addition, prior to June 1, 2001, the Company may, at its option, redeem up to a maximum of 35% of the aggregate principal amount of Exchange Debentures originally issued from the net proceeds of one or more underwritten public offerings of its Common Stock or one or more sales of its Capital Stock (other than Disqualified Stock) to one or more Strategic Investors. Upon a Change of Control, the Company will be required, subject to certain conditions and after the Existing Senior Notes Maturity Date, to offer to each holder of Exchange Debentures to purchase all or any part of such holder's Exchange Debentures at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any to the date of purchase, or, if such offer to purchase cannot be made, to reset the interest rate on the Exchange Debentures so that, after such reset, the Exchange Debentures would have a market value of 101% of the aggregate principal amount thereof. See "Description of the Exchange Debentures." The Preferred Stock and the Exchange Debentures are sometimes referred to herein as the "Securities."

  If the date of an Event of Default (as defined) occurs on or prior to the Existing Senior Notes Maturity Date, the remedies of holders of the Exchange Debentures will be limited as set forth in this paragraph. Upon the acceleration of any Designated Senior Debt by the holders thereof, the interest rate payable with respect to the Exchange Debentures will be increased by one-half of one percent per annum for the 90-day period following such Event of Default, which rate will further increase by one-half of one percent per annum with respect to each subsequent 90-day period during which such Event of Default is continuing (or any other Event of Default is occurring while such initial Event of Default is continuing), up to a maximum aggregate increase in interest rate of two percent (2%) per annum. Any interest rate increase effected pursuant to the foregoing shall only be effective during such time that an Event of Default is continuing and prior to the Existing Senior Note Maturity Date. Subsequent to the Existing Senior Notes Maturity Date, the Trustee and holders of the Exchange Debentures will have customary remedies upon the occurrence of an Event of Default. See "Description of the Exchange Debentures--Events of Default."

  The Series B Preferred generally will be issued in the form of Global Notes (as defined) which will be deposited with, or on behalf of, the Depositary (as defined) and registered in its name or in the name of a nominee of the Depositary. Beneficial interests in the Global Notes representing the Series B Preferred will be shown on, and transfers thereof will be effected through, records maintained by DTC and its participants. See "Book-Entry; Delivery and Form."

  The Company will accept for exchange any and all Series A Preferred which are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City
time, on        , 1998 (the "Exchange Offer Registration Statement", which term shall encompass all amendments, exhibits, annexes and schedules thereto), unless extended by the Company in its sole discretion (the "Expiration Date"). The Expiration Date will not in any event be extended to a date later than
        , 1998 (30 business days after effectiveness of the Exchange Offer Registration Statement). Tenders of Series A Preferred may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. In the event the Company terminates the Exchange Offer and does not accept for exchange any Series A Preferred with respect to the Exchange Offer, the Company will promptly return the Series A Preferred to the Existing Holders. The Exchange Offer is not conditioned upon any minimum principal amount of Series A Preferred being tendered for exchange, but is subject to certain events and conditions that may be waived by the Company and to the terms and provisions of the Registration Rights Agreement.

  The Company is making the Exchange Offer in reliance on the position of the staff of the Division of Corporation Finance (the "Staff") of the Securities and Exchange Commission (the "Commission") as set forth in the Staff's Exxon Capital Holdings Corporation no-action letter (available May 13, 1988) (the "Exxon Capital No-Action Letter"), Morgan Stanley & Co. Incorporated no-action letter (available June 5, 1991) (the "Morgan Stanley No-Action Letter"), Shearman & Sterling no-action letter (available July 2, 1993) (the "Shearman & Sterling No-Action Letter"), and other interpretive letters addressed to third parties in other transactions. However, the Company has not sought its own interpretive letter addressing such matters and there can be no assurance that the Staff would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the Staff, and subject to the two immediately following sentences, the Company believes that Series B Preferred issued pursuant to this Exchange Offer in exchange for Series A Preferred may be offered for resale, resold and otherwise transferred by such New Holder (other than a New Holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Series B Preferred are acquired in the ordinary course of such New Holder's business and that such New Holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Series B Preferred. However, any Existing Holder who (i) is an "affiliate" of the Company (within the meaning of Rule 405 under the Securities Act), (ii) does not acquire such Series B Preferred in the ordinary course of its business, (iii) intends to participate in the Exchange Offer for the purpose of distributing Series B Preferred, or
(iv) is a broker-dealer who purchased such Series A Preferred directly from the Company, (a) will not be able to rely on the interpretations of the Staff set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Series A Preferred in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Series A Preferred unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Series A Preferred acquired for its own account as a result of market-making or other trading activities and exchanges such Series A Preferred for Series B Preferred (a "Participating Broker-Dealer"), then such Participating Broker-Dealer may be deemed a statutory "underwriter" within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Series B Preferred. See "Plan of Distribution".

  Each Existing Holder who wishes to exchange Series A Preferred for Series B Preferred in the Exchange Offer will be required to represent that (i) it is not an affiliate of the Company, (ii) any Series B Preferred to be received by it are being acquired in the ordinary course of its business, and (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Series B Preferred. Each broker-dealer that receives Series B Preferred for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Series A Preferred for its own account as a result of market-making activities or other trading activities (and not directly from the Company) and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Series B Preferred. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the Staff in the interpretive letters referred to above, the Company believes that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the Series B Preferred received upon exchange of such Series A Preferred with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Series B Preferred. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of Series B Preferred received in exchange for Series A Preferred where such Series A Preferred were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Company shall use its best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended to the extent necessary to ensure that it is available for sales of Series B Preferred by Participating Broker-Dealers, and to ensure that the Exchange Offer Registration Statement conforms with the requirements of the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period expiring approximately 180 days from the date on which the Exchange Offer Registration Statement is declared effective. See "Plan of Distribution." Any Participating Broker-Dealer who is an affiliate of the Company may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer--Resales of Series B Preferred."

  Each Participating Broker-Dealer who surrenders Series A Preferred pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Company of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of Series B Preferred pursuant to this Prospectus until the Company has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Company has given notice that the sale of the Series B Preferred may be resumed, as the case may be.

  The Series B Preferred will be a new issue of securities for which there currently is no established trading market. Although the Initial Purchasers have informed the Company that they currently intend to make a market in the Series B Preferred, they are not obligated to do so, and any such market making may be discontinued at any time without notice. As the Series A Preferred were issued and the Series B Preferred are being issued to a limited number of institutions who typically hold similar securities for investment, the Company does not expect that an active public market for the Series B Preferred will develop. Accordingly, there can be no assurance as to the development, liquidity or maintenance of any market for the Series B Preferred. The Series A Preferred have been approved for trading in The Portal Market. The Company does not currently intend to apply for listing of the Series B Preferred on any securities exchange or for quotation through the Nasdaq Stock Market. See "Risk Factors--Restrictions on Resale; Absence of Public Market for the Series A Preferred."

  Any Series A Preferred not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Certificate of Designation (except for those rights which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the Existing Holders will continue to be subject to the existing restrictions upon transfer thereof and the Company will have no further obligation to such Existing Holders (except for limited instances involving Existing Holders that are not eligible to participate in the Exchange Offer) to provide for registration under the Securities Act of the Series A Preferred held by them. To the extent that Series A Preferred are tendered and accepted in the Exchange Offer, an Existing Holder's ability to sell untendered Series A Preferred could be adversely affected. See "Summary--Certain Consequences of a Failure to Exchange Series A Preferred" and "Risk Factors".

  THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF SERIES A PREFERRED ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR SERIES A PREFERRED PURSUANT TO THE EXCHANGE OFFER.

  The Company has agreed to pay all expenses of the Exchange Offer. See "The Exchange Offer--Fees and Expenses."

  The Company will not receive any cash proceeds from the issuance of the Series B Preferred offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."

  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SERIES B PREFERRED OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY OF THE EXCHANGE NOTES TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY

SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

  UNTIL         , 1998 (90 DAYS AFTER COMMENCEMENT OF THE EXCHANGE OFFER), ALL
DEALERS EFFECTING TRANSACTIONS IN THE EXCHANGE NOTES, WHETHER OR NOT PARTICIPATING IN THE EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS IN CONNECTION WITH SUCH TRANSACTION.

                            ADDITIONAL INFORMATION

  The Company has filed with the Commission a Registration Statement on Form S-4 pursuant to the Securities Act, and the rules and regulations promulgated thereunder, covering the Series B Preferred offered hereby (the "Exchange Offer Registration Statement"). This Prospectus does not contain all the information set forth in the Exchange Offer Registration Statement. For further information with respect to the Company and the Exchange Offer, reference is made to the Exchange Offer Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are necessarily incomplete. With respect to each such contract, agreement or other document filed as an exhibit to the Exchange Offer Registration Statement, reference is made to the exhibit for a more complete description of the document or matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

  The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy and information statements and other information with the Commission. Copies of such materials can be obtained by mail from the Public Reference Section of the Commission, at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, such reports, proxy and information statements and other information can be inspected and copied at the public reference facility referenced above and at the SEC's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, Suite 1300, New York, New York 10048. The Commission maintains a web site (http:www.sec.gov) that contains reports, proxy and information statements and other information regarding Company, such as the Company, that file electronically with the Commission. In addition, for so long as any of the Notes remain outstanding, the Company has agreed to make available to any prospective purchaser of the Notes or beneficial owners of the Notes, in connection with the sale thereof, the information required by Rule 144A(d)(4) under the Securities Act. The Common Stock of the Company is traded on the Nasdaq National Market. Reports of the Company may also be inspected at the offices of the Nasdaq National Market, Nasdaq Operations, 1735 K Street, N.W. Washington, D.C. 20006. Any such request and requests for the agreements summarized herein should be directed to Peter Bergeron, Secretary, at the Company's principal executive offices, 10590 N. Tantau Road, Cupertino, California 95014, telephone number (408) 342-2800.

                               PROSPECTUS SUMMARY

  The following summary should be read in conjunction with, and is qualified in its entirety by, the more detailed information, including "Risk Factors" and the Financial Statements and Notes thereto, appearing elsewhere in this Prospectus. Certain terms used in this Prospectus are defined in the Glossary of Terms beginning on page G-1.

                                  THE COMPANY

  Concentric provides tailored, value-added Internet Protocol ("IP") based network services for businesses and consumers. To provide these services, the Company utilizes its low/fixed latency, high-throughput network, employing its advanced network architecture and the Internet. Concentric's service offerings for enterprises include virtual private networks ("VPNs"), dedicated access facilities ("DAFs"), remote access services and Web hosting services. These services enable enterprises to take advantage of standard Internet tools such as browsers and high-performance servers for customized data communications within an enterprise and between an enterprise and its suppliers, partners and customers. These services combine the cost advantages, nationwide access and standard protocols of public networks with the customization, high performance, reliability and security of private networks. Among the current enterprise customers are Acer America Corporation, Inc. ("Acer"), Intuit, Inc. ("Intuit"), Netscape Communications Corporation ("Netscape"), Microsoft Corporation ("Microsoft") and WebTV Networks, Inc., a subsidiary of Microsoft ("WebTV"). Concentric's service offerings for consumers and small office/home office customers include local Internet dial-up access and applications hosting services.

  Industry analysts expect the market size for both value-added IP data networking services and Internet access to grow rapidly as businesses and consumers increase their use of the Internet, intranets and privately managed IP networks. According to industry analyst Forrester Research, Inc., the total market for these services is projected to grow from $6.2 billion in 1997 to approximately $49.7 billion in the year 2002, with approximately $27.9 billion in the enterprise market segment and $21.8 billion in the consumer market segment.

  In addition to strong network performance capabilities, the Company believes that several factors distinguish its ability to provide value-added network services. These factors include: (i) excellent service quality; (ii) rapid development time and flexibility in meeting custom applications requirements;
(iii) responsive customer support and effective account management, available 24 hours per day, seven days per week through the Company's 170 customer service personnel; and (iv) the Company's technical expertise in devising cost-effective network solutions for customers.

  The Concentric network employs an advanced, geographically dispersed ATM and frame relay backbone, SuperPOPs in 16 major metropolitan areas and 138 secondary and tertiary POPs in other cities, allowing dial-up network access in the U.S. and Canada. In addition, the Company can provide analog dial-up, frame relay, fractional T-1, T-1 and DS3 access to the network. The Concentric network is engineered and managed to provide superior quality of service, balancing several key performance criteria. The Company provides guaranteed levels of service for DAFs to enterprise customers, and targets performance benchmarks for connection success rates, latency levels and throughput for all of its service offerings.

  The Company was incorporated in Florida in 1991 under the name Engineered Video Concepts, Inc., changed its name to Concentric Research Corporation in 1992 and commenced network operations in 1994. In 1995, the Company changed its name to Concentric Network Corporation and reincorporated into Delaware in 1997. Unless the context otherwise requires, "Concentric" and the "Company" refer to Concentric Network Corporation. The address of the Company's principal executive offices is 10590 N. Tantau Avenue, Cupertino, CA 95014, and its telephone number at that address is (408) 342-2800.

  Concentric Network Corporation, The Concentric Network, Concentric RemoteLink, ConcentricView, ConcentricHost, FlexChannel, FullChannel, Powered by Concentric Network, and PremierConnect are among the trademarks of the Company. This Offering Memorandum contains other product names, trade names and trademarks of the Company and of other organizations.

                               THE EXCHANGE OFFER

Securities Offered..........  150,000 shares of 13 1/2% Series B Senior
                              Redeemable Exchangeable Preferred Stock due 2010, par value $1.00 per share, plus any additional shares issued from time to time in lieu of cash dividends (the "Series B Preferred").

The Exchange Offer..........  One share of Series B Preferred in exchange for each share of 13 1/2% Series A Preferred Senior Redeemable Exchangeable Preferred Stock due 2010, par value $1.00 per share issued by the Company in June 1998 (the "Series A Preferred"). As of the date hereof, 150,000 shares of Series A Preferred are outstanding. The Company will issue the Series B Preferred to New Holders on or promptly after the Expiration Date.

                              Based on an interpretation by the Staff set forth in no-action letters issued to third parties, the Company believes that Series B Preferred issued pursuant to the Exchange Offer in exchange for Series A Preferred may be offered for resale, resold and otherwise transferred by such New Holder (other than any such New Holder which is an affiliate of the Company or is a broker-dealer which acquired such Series A Preferred directly from the Company) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Series B Preferred are acquired in the ordinary course of such New Holder's business and that such New Holder does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such Series B Preferred. Each Participating Broker-Dealer that acquired such Series A Preferred as a result of market making or other trading activity and that receives Series B Preferred for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Series B Preferred. See "Plan of Distribution."

                              Any Existing Holder who (i) is an affiliate of the Company, (ii) does not acquire such Series B Preferred in the ordinary course of its business,
                              (iii) tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Series B Preferred, or (iv) is a broker-dealer which acquired such Series A Preferred directly from the Company, could not rely on the position of the Staff enunciated in the Exxon Capital No-Action Letter, the Morgan Stanley No-Action Letter or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the Series B Preferred. Failure to comply with such requirements in such instance may result in such Holder incurring liability under the Securities Act for which the Holder is not indemnified by the Company.

                              No federal or state regulatory requirements must be complied with or approval obtained in connection with the Exchange Offer, other than registration requirements under the Securities Act.

Expiration Date.............  The Exchange Offer will expire at 5:00 p.m., New
                              York City time, on         , 1998 (20 business
                              days after effectiveness of the Exchange Offer Registration Statement), unless the Exchange Offer is extended by the Company in its sole discretion, in which case the term "Expiration Date" means the latest date and time to which the Exchange Offer is extended.

Accumulated Dividends on
the Series B  Preferred and
the Series A Preferred......  Each share of Series B Preferred will be entitled to dividends from the most recent date to which dividends have been paid on the Series A Preferred or, if no such payment has been made, from September 1, 1998. Holders of the Series A Preferred whose Series A Preferred are accepted for exchange will not receive accumulated dividends on such Series A Preferred for any period from and after the last Dividend Payment Date to which interest has been paid or duly provided for on such Series A Preferred prior to the original issue date of the Series B Preferred or, if no such interest has been paid or duly provided for, will not receive any accumulated dividends on such Series A Preferred, and will be deemed to have waived the right to receive any dividends on such Series A Preferred accrued from and after such Dividend Payment Date or, if no such interest has been paid or duly provided for, from and after June 8, 1998.


Conditions to the Exchange
Offer.......................  The Exchange Offer is subject to certain customary conditions, which may be waived by the Company. See "The Exchange Offer--Conditions."

Procedures for Tendering
Series A  Preferred.........  Each Existing Holder wishing to accept the
                              Exchange Offer must complete, sign and date the accompanying Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver the Letter of Transmittal, or such facsimile, together with the Series A Preferred and any other required documentation to the Exchange Agent (as defined) at the address set forth in the Letter of Transmittal. Persons holding Series A Preferred through the Depositary (initially the Depository Trust Company ("DTC")) and wishing to accept the Exchange Offer must do so pursuant to DTC's Automated Tender Offer Program ("ATOP"), by which each tendering participant will agree to be bound by the Letter of Transmittal. By executing or agreeing to be bound by the Letter of Transmittal, each Existing Holder will represent to the Company that, among other things, the Existing Holder or the person receiving such Series B Preferred, whether or not such person is the Existing Holder, is acquiring the Series B Preferred in the ordinary course of business and that neither the Existing Holder nor any such other person has any arrangement or understanding with any person to participate in the distribution of such Series B Preferred within the meaning of the Securities Act.

Special Procedures for
Beneficial  Owners..........  Any beneficial owner whose Series A Preferred are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered Existing Holder promptly and instruct such registered Existing Holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering its Series A Preferred, either make appropriate arrangements to register ownership of the Series A Preferred in such owner's name or obtain a properly completed bond power from the registered Existing Holder. The transfer of registered ownership may take considerable time.

Guaranteed Delivery
Procedures..................  Existing Holders who wish to tender their Series
                              A Preferred and whose Series A Preferred are not immediately available or who cannot deliver their Series A Preferred, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent (or comply with the procedures for book-entry transfer) prior to the Expiration Date must tender their Series A Preferred according to the guaranteed delivery procedures set forth in "The Exchange Offer-- Guaranteed Delivery Procedures."

Withdrawal Rights...........  Tenders may be withdrawn at any time prior to
                              5:00 p.m., New York City time, on the Expiration Date pursuant to the procedures described under "The Exchange Offer--Withdrawals of Tenders."

Acceptance of Series A
Preferred and  Delivery of
Series B Preferred..........  The Company will accept for exchange any and all
                              Series A Preferred that are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The Series B Preferred issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. See "The Exchange Offer--Terms of the Exchange Offer."

Certain Federal Income Tax
 Considerations.............  The exchange of the Series A Preferred for the
                              Series B Preferred pursuant to the Exchange Offer should not constitute a taxable exchange to the Holders thereof for U.S. Federal income tax purposes. See "Certain Federal Income Tax Considerations."

Effect on Holders of Series
A Preferred.................  As a result of the making of this Exchange Offer, the Company will have fulfilled certain of its obligations under the Registration Rights Agreement, and Existing Holders who do not tender their Series A Preferred, except for limited instances involving the Existing Holders that are not eligible to participate in the Exchange Offer, will not have any further registration rights under the Registration Rights Agreement or otherwise. See "The Exchange Offer--Purposes and Effect of Exchange Offer." Such Existing Holders will continue to hold the untendered Series A Preferred and will be entitled to all the rights and subject to all the limitations applicable thereto under the Certificate of Designation, except to the extent such rights or limitations, by their terms, terminate or cease to have further effectiveness as a result of the Exchange Offer. All untendered Series A Preferred will continue to be subject to certain restrictions on transfer. Accordingly, if any Series A Preferred are tendered and accepted in the Exchange Offer, the trading market for the untendered Series A Preferred could be adversely affected. See "Risk Factors--Consequences of Failure to Exchange."

Use of Proceeds.............  There will be no proceeds to the Company from exchange of Series A Preferred for Series B
                              Preferred pursuant to the Exchange Offer.

Exchange Agent..............  ChaseMellon Shareholder Services LLC.

                SUMMARY OF TERMS OF EXCHANGEABLE PREFERRED STOCK
                            AND EXCHANGE DEBENTURES

  The rights, preferences and privileges of the Series B Preferred are the same as the rights, preferences and privileges of the Series A Preferred (which they replace) except that (i) the Series B Preferred have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof and (ii) the New Holders, except for limited instances involving the Initial Purchasers and certain Existing Holders that are not eligible to participate in the Exchange Offer, will not be entitled to further registration rights under the Registration Rights Agreement, which rights will be satisfied when the Exchange Offer is consummated, and will not be entitled to any payments of Liquidated Damages (as defined) for failure to satisfy such rights. From time to time in this Prospectus, the Series B Preferred and the Series A Preferred are collectively referred to as the "Preferred Stock". See "Description of Notes".

PREFERRED STOCK

Securities Offered..........  150,000 shares of 13 1/2% Series B Senior
                              Redeemable Exchangeable Preferred Stock due 2010, par value $1.00 per share, plus any additional shares issued from time to time in lieu of cash dividends.

Mandatory Redemption........  The Preferred Stock is subject to mandatory redemption at their Liquidation Preference, plus accumulated and unpaid dividends and Liquidated Damages (as defined), if any, on June 1, 2010 out of any funds legally available therefor.

Dividends...................  Dividends on the Preferred Stock will accumulate at a rate of 13 1/2% per annum of the Liquidation Preference thereof and will be payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year (each a "Dividend Payment Date") commencing September 1, 1998. Dividends will be payable in cash, except that on each Dividend Payment Date occurring on or prior to June 1, 2003, dividends may be paid, at the Company's option, by the issuance of additional shares of Preferred Stock (including fractional shares) having an aggregate Liquidation Preference equal to the amount of such dividends.

Liquidation Preference......  $1,000 per share.

Ranking.....................  The Preferred Stock will rank (i) senior to all
                              Junior Securities (as defined herein); (ii) on a parity with any Parity Securities (as defined herein); and (iii) junior to each class of Senior Securities (as defined herein). In addition, the Preferred Stock will rank junior in right of payment to all indebtedness and other obligations of the Company and its subsidiaries. As of March 31, 1998, the Preferred Shares would have been junior in right of payment to approximately $195.0 million of total indebtedness and other obligations of the Company and its subsidiaries. See "Description of Preferred Stock--Ranking."

Optional Redemption.........  The Preferred Stock will be redeemable at the option of the Company, in whole or in part, at any time on or after June 1, 2003 at the redemption prices set forth herein, plus accumulated and unpaid dividends and Liquidated Damages, if any, to the date of redemption. In addition, prior to June 1, 2001, the Company may, at its option, redeem up to a maximum of 35% of the initially issued Preferred Stock from the net proceeds of one or more Public Equity Offerings or one or more sales of its Common Stock (other than Disqualified Stock) to one or more Strategic Investors. See "Description of Preferred Shares--Redemption--Optional
                              Redemption."

Change of Control...........  Following the occurrence of a Change of Control
                              (as defined below), the Company will be required to make an offer to purchase all outstanding shares of the Preferred Stock (a "Change of Control Offer") at a purchase price equal to 101% of Liquidated Preference thereof, plus accumulated and unpaid dividends and Liquidated Damages, if any, to the date of purchase; provided, however, that no such Change of Control Offer shall be required to be made on or prior to the Existing Senior Notes Maturity Date (as defined). If the Change of Control Offer would not be permitted by reason of the foregoing proviso, then, in lieu thereof, the holders of two-thirds of the Preferred Stock will be entitled to designate an Independent Financial Advisor (as defined) to determine, within 20 days of such designation, in the opinion of such firm, the appropriate dividend rate that the Preferred Stock should bear so that, after such reset, the Preferred Stock would have a market value of 101% of the Liquidation Preference. If, for any reason and within 15 days of the designation of an Independent Financial Advisor by the holders, such Independent Financial Advisor is unacceptable to the Company, the Company shall designate a second Independent Financial Advisor to determine, within 15 days of such designation, in its opinion, such an appropriate reset dividend rate for the Preferred Stock. In the event that the two Independent Financial Advisors cannot agree, within 25 days of the designation of an Independent Financial Advisor by the holders of two-thirds of the Preferred Stock, on the appropriate reset dividend rate, the two Independent Financial Advisors shall, within 10 days of such 25th day, designate a third Independent Financial Advisor, which, within 15 days of designation, will determine, in its opinion, such an appropriate reset rate which is between the two rates selected by the first two Independent Financial Advisors; provided, however, that the reset rate shall in no event be less than 13 1/2% per annum nor greater than 15 1/2% per annum. The reasonable fees and expenses, including reasonable fees and expenses of legal counsel, if any, and customary indemnification, of each of the three above-referenced Independent Financial Advisors shall be borne by the Company. Upon the determination of the reset rate, the Preferred Stock shall accumulate dividends at the reset rate as of the date of occurrence of the Change of Control. The Company may not have available sufficient funds or the financial resources necessary to satisfy its obligations to repurchase the Preferred Stock and other securities that may become repayable upon a Change of Control. See "Risk Factors--Change of Control" and "Description of Preferred Stock-- Change of Control."

Certain Covenants...........  The Certificate of Designation (as defined) will contain certain covenants, including, among others, covenants with respect to the following matters: (i) limitation on indebtedness, (ii) limitation on restricted payments, (iii) limitation on dividends and other payment restrictions affecting Restricted Subsidiaries (as defined), (iv) consolidation, merger and sale of assets, (v) limitation on transactions with affiliates, and (vi) provision of financial statements. These covenants are subject to important exceptions and qualifications. See "Description of Preferred Stock--Certain Covenants."

Exchange....................  On any Dividend Payment Date, the Company may, at
                              its option, exchange, in whole but not in part, all of the shares of the Preferred Stock then outstanding for the Company's 13 1/2% Senior Subordinated Debentures due 2010. See "Description of Preferred Stock--Exchange."

EXCHANGE DEBENTURES

Securities Offered..........  13 1/2% Debentures due 2010.

Maturity Date...............  June 1, 2010

Interest....................  The Exchange Debentures will accrue interest at a rate of 13 1/2% per annum payable semi-annually in arrears on June 1, and December 1, commencing the first such date after the issuance date of the Exchange Debentures. Interest payable on or prior to June 1, 2003 may be paid in the form of additional Exchange Debentures valued at the principal amount thereof.

Optional Redemption.........  The Exchange Debentures will be redeemable at the option of the Company, in whole or in part, at any time on or after June 1, 2003, at the redemption prices set forth herein, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption. In addition, prior to June 1, 2001, the Company may, at its option, redeem up to a maximum of 35% of the aggregate principal amount of Exchange Debentures originally issued from the net proceeds of one or more Public Equity Offerings or one or more sales of its Common Stock (other than Disqualified Stock) to one or more Strategic Investors. See "Description of the Exchange Debentures--Optional Redemption."

Change of Control...........  Following the occurrence of a Change of Control
                              (as defined below), the Company will be required to make an offer to purchase the Exchange Debentures (a "Change of Control Offer") at a purchase price equal to 101% of the aggregate of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase; provided, however that no such Change of Control Offer shall be required to be made on or prior to the Existing Senior Notes Maturity Date. If the Change of Control Offer would not be permitted by reason of the foregoing proviso, then, in lieu of any such Change of Control Offer, holders of two-thirds of the Exchange Debentures will be entitled to designate an

                              Independent Financial Advisor to determine, within 20 days of such designation, in the opinion of such firm, the appropriate interest rate that the Exchange Debentures should bear so that, after such reset, the Exchange Debentures would have a market value of 101% of the aggregate principal amount thereof. If, for any reason and within 15 days of the designation of an Independent Financial Advisor by the holder, such Independent Financial Advisor is unacceptable to the Company, the Company shall designate a second Independent Financial Advisor to determine, within 15 days of such designation, in its opinion, such an appropriate reset interest rate for the Exchange Debentures. In the event that the two Independent Financial Advisors cannot agree, within 25 days of the designation of an Independent Financial Advisor by the holders of two-thirds of the Exchange Debentures, on the appropriate reset interest rate, the two Independent Financial Advisors shall, within 10 days of such 25th day, designate a third Independent Financial Advisor, which, within 15 days of designation, will determine, in its opinion, such an appropriate reset rate which is between the two rates selected by the first two Independent Financial Advisors; provided, however, that the reset rate shall in no event be less than 13 1/2% per annum nor greater than 15 1/2% per annum. The reasonable fees and expenses, including reasonable fees and expenses of legal counsel, if any, and customary indemnification, of each of the three above- referenced Independent Financial Advisors shall be borne by the Company. Upon the determination of the reset rate, the Exchange Debentures shall accrue and cumulate interest at the reset rate as of the date of occurrence of the Change of Control. See "Risk Factors--Change of Control" and "Description of Exchange Debentures--Change of Control."

Ranking.....................  The Exchange Debentures will be general unsecured obligations of the Company, subordinated in right of payment to all existing and future Senior Debt of the Company and to all indebtedness and other liabilities and commitments of the Company's subsidiaries. As of March 31, 1998, the Exchange Debentures would have been subordinated in right of payment to approximately $195.0 million of Senior Debt of the Company. See "Description of the Exchange Debentures--Ranking" and "-- Subordination."

Event of Default............  If the date of an Event of Default occurs on or prior to the Existing Senior Notes Maturity Date, the remedies of holders of the Exchange Debentures will be limited as set forth in this paragraph. Upon the acceleration of any Designated Senior Debt by the holders thereof, the interest rate payable with respect to the Exchange Debentures will be increased by one-half of one percent per annum for the 90-day period following such Event of Default, which rate will further increase by one-half of one-percent per annum with respect to each subsequent 90-day period during which such Event of Default is continuing (or any other Event of Default is occurring while such Event of Default is continuing), up to a maximum aggregate increase in interest rate of two percent (2%) per annum.

                              Any interest rate increase effected pursuant to the foregoing shall only be effective during such time that an Event of Default is continuing and prior to the Existing Senior Notes Maturity Date. Subsequent to the Existing Senior Notes Maturity Date, the Trustee and holders of the Exchange Debentures will have customary remedies upon the occurrence of an Event of Default. See "Description of the Exchange Debentures--Events of Default."

Certain Covenants...........  The indenture under which the Exchange Debentures will be issued (the "Indenture") will contain certain covenants, including, among others, covenants with respect to the following matters:
                              (i) limitation on indebtedness, (ii) limitation on restricted payments, (iii) limitation on transactions with affiliates, (iv) limitation on liens, (v) limitation on sale of assets, (vi) limitation on issuances of guarantees of indebtedness, (vii) limitation on sale and leaseback transactions, (viii) limitation on Subsidiary capital stock, (ix) limitation on dividends and other payment restrictions affecting Subsidiaries, (x) limitations on unrestricted Subsidiaries, (xi) provision of financial statements, and (xii) limitation on business. In addition, under certain circumstances, the Company will be required to offer to purchase Exchange Debentures (an "Excess Proceeds Offer") at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase with the proceeds of certain asset sales; provided, however that no such Excess Proceeds Offer shall be required to be made on or prior to the Existing Senior Notes Maturity Date. See "Description of Exchange Debentures--Offer to Purchase With Excess Asset Sale Proceeds." These covenants are subject to important exceptions and qualifications. See "Description of the Exchange Debentures--Certain Covenants."

Exchange Offer;
Registration Rights.........  Pursuant to a registration rights agreement (the
                              "Registration Rights Agreement") between the
                              Company and the Initial Purchasers, the Company has agreed to file a registration statement (the "Exchange Offer Registration Statement") with respect to an offer to exchange (the "Exchange Offer") (i) the Series A Preferred Stock for the Series B Preferred Stock offered hereby, with terms substantially identical to those of the Series A Preferred Stock or (ii) if the Preferred Stock has been converted into Exchange Debentures, the Exchange Debentures for a new issue of debentures of the Company (the "New Exchange Debentures") registered under the Securities Act, with terms substantially identical to those of the Exchange Debentures. If
                              (1) the Exchange Offer is not permitted by applicable law or (2) any holder of Transfer Restricted Securities (as defined) notifies the Company that (A) it is prohibited by law or Commission policy from participating in the Exchange Offer, (B) it may not resell the New Preferred Stock or New Exchange Debentures acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or (C) it is a broker-dealer and holds New Preferred Stock or new Exchange Debentures acquired directly from the Company or an affiliate of the Company, the Company will be required to provide a shelf registration statement (the "Shelf Registration Statement") to cover resales of such Transfer Restricted Securities by the holders thereof. If the Company fails to satisfy these registration obligations, it will be required to pay liquidated damages ("Liquidated Damages") to the affected holders of Preferred Stock or Exchange Debentures under certain circumstances. See "Description of the Exchange Debentures-- Registration Rights; Liquidated Damages."

                             SUMMARY FINANCIAL DATA
                             (DOLLARS IN THOUSANDS)

                                                                                          THREE MONTHS
                                   YEAR ENDED DECEMBER 31,                               ENDED MARCH 31,
                          ----------------------------------------------               --------------------
                                                                           PRO FORMA
                                                                           YEAR ENDED
                                                                          DECEMBER 31,
                           1993     1994      1995      1996      1997     1997(1)(2)    1997    1998(2)(3)
                          -------  -------  --------  --------  --------  ------------ --------  ----------
STATEMENT OF OPERATIONS
DATA:
Revenue.................  $    23  $   442  $  2,483  $ 15,648  $ 45,457    $ 55,411   $  9,154   $ 16,484
Cost of revenue.........      130    2,891    16,168    47,945    61,439      70,635     15,744     17,724
Network equipment write-
 off(4).................      --       --        --      8,321       --          --         --         --
Development, marketing
 and sales and general
 and administrative
 operating expenses.....    1,114    1,784     7,602    22,503    34,262      41,931      7,021     11,853
Amortization of goodwill
 and other intangible
 assets.................      --       --        --        --        --        3,239        --         506
Write-off of in-process
 technology.............      --       --        --        --        --          --         --       5,200
                          -------  -------  --------  --------  --------    --------   --------   --------
Total costs and operat-
 ing expenses...........    1,244    4,675    23,770    78,769    95,701     115,805     22,765     35,283
                          -------  -------  --------  --------  --------    --------   --------   --------
Loss from operations....   (1,221)  (4,233)  (21,287)  (63,121)  (50,244)    (60,394)   (13,611)   (18,799)
Other income, net.......      --       --        --        --      1,233       1,278        --         --
Net interest expense....      (24)     (57)     (721)   (3,260)   (6,571)    (24,962)    (1,070)    (4,470)
                          -------  -------  --------  --------  --------    --------   --------   --------
Loss before extraordi-
 nary item..............   (1,245)  (4,290)  (22,008)  (66,381)  (55,582)    (84,078)   (14,681)   (23,269)
Extraordinary gain on
 early retirement of
 debt...................      --       --        --        --        --          --         --       3,042
                          -------  -------  --------  --------  --------    --------   --------   --------
Net loss................  $(1,245) $(4,290) $(22,008) $(66,381) $(55,582)   $(84,078)  $(14,681)  $(20,227)
                          =======  =======  ========  ========  ========    ========   ========   ========
OTHER FINANCIAL DATA:
Depreciation and amorti-
 zation.................  $    46  $   169  $  2,196  $  9,470  $ 19,230    $ 24,348   $  3,840   $  6,763
EBITDA(5)...............   (1,175)  (4,064)  (19,091)  (53,651)  (31,014)    (36,046)    (9,771)    (6,836)
Capital expendi-
 tures(6)...............      817      718    17,176    39,093    22,798      25,938      8,930      2,847
Ratio of earnings to
 fixed charges(7).......      N/A      N/A       N/A       N/A       N/A         N/A        N/A        N/A
Deficiency of earnings
 available to cover
 fixed charges(2)(7)....  $(1,245) $(4,290) $(22,008) $(66,381) $(55,582)   $(84,078)  $(14,681)  $(23,269)

                                                           AS OF MARCH 31, 1998
                                                           --------------------
                                                                        AS
                                                            ACTUAL  ADJUSTED(8)
                                                           -------- -----------
BALANCE SHEET DATA:
Cash and cash equivalents................................  $ 63,707  $207,957
Restricted cash(9).......................................    53,273    53,273
Property and equipment, net..............................    53,916    53,916
Total assets.............................................   202,870   347,120
Long term debt and capital lease obligations, net of cur-
 rent portion............................................   154,567   154,567
Senior redeemable exchangeable preferred stock...........       --    144,250
Total stockholders' equity...............................    12,146    12,146

                                           THREE MONTHS ENDED
                          ------------------------------------------------------
                          MARCH 31,  JUNE 30,   SEPT. 30,  DEC. 31,   MARCH 31,
                             1997      1997        1997      1997     1998(2)(3)
                          ---------- ---------  ---------- ---------  ----------
QUARTERLY STATEMENT OF
 OPERATIONS DATA:
Revenue.................   $  9,154  $ 10,814    $ 11,824  $ 13,665    $ 16,484
Cost of revenue.........     15,744    14,913      14,838    15,944      17,724
Development, marketing
 and sales and general
 and administrative op-
 erating expenses.......      7,021     8,421       8,954     9,866      11,853
Amortization of goodwill
 and other intangible
 assets.................        --        --          --        --          506
Write-off of in-process
 technology.............        --        --          --        --        5,200
                           --------  --------    --------  --------    --------
Total costs and operat-
 ing expenses...........     22,765    23,334      23,792    25,810      35,283
                           --------  --------    --------  --------    --------
Loss from operations....    (13,611)  (12,520)    (11,968)  (12,145)    (18,799)
Other income (expense),
 net....................        --      1,395        (162)      --          --
Net interest expense....     (1,070)   (1,779)     (2,088)   (1,634)     (4,470)
                           --------  --------    --------  --------    --------
Loss before extraordi-
 nary item..............    (14,681)  (12,904)    (14,218)  (13,779)    (23,269)
Extraordinary gain on
 early retirement of
 debt...................        --        --          --        --        3,042
                           --------  --------    --------  --------    --------
Net loss................   $(14,681) $(12,904)   $(14,218) $(13,779)   $(20,227)
                           ========  ========    ========  ========    ========

--------
(1) The pro forma statement of operations data gives effect to the InterNex acquisition which occurred effective on February 5, 1998 as if it occurred on January 1, 1997. In addition, the pro forma statement of operations data includes pro forma adjustments reflecting the interest that would have been incurred had the Company's 12 3/4% Senior Notes due 2007 (the "Existing Senior Notes") been outstanding as of January 1, 1997. See Selected Unaudited Pro Forma Condensed Combined Financial Information.
(2) Statement of operations data and deficiency of earnings to cover fixed charges do not reflect the Offering. Preferred Stock dividends and accretion on a pro forma basis, assuming the Offering occurred on January 1, 1997 would have been $21.8 million for the year ended December 31, 1997. Assuming the Offering occurred on January 1, 1998, dividends and accretion on a pro forma basis for the three months ended March 31, 1998 would have been $5.2 million.
(3) Includes the results of InterNex's operations from February 5, 1998 (the date of acquisition) through the end of the period. See Note 12 of Notes to Financial Statements.
(4) See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 2 of Notes to Financial Statements.
(5) EBITDA is loss from operations before interest, taxes, depreciation and amortization and, for the three months ended March 31, 1998, also excludes the write off of in-process technology. EBITDA is included herein because management believes that certain investors find it to be a useful tool for measuring a company's ability to service its debt; however, EBITDA does not represent cash flow from operations, as defined by generally accepted accounting principles, should not be considered as a substitute for net loss as an indicator of the Company's operating performance or cash flow as a measure of liquidity, and should be examined in conjunction with the Financial Statements and Notes thereto of the Company included elsewhere in this Offering Memorandum.
(6) Capital expenditures includes assets acquired through capital lease financing and other debt.
(7) For purposes of this computation, the ratio of earnings to fixed charges has been calculated by dividing fixed charges into loss before income taxes, fixed charges, other income and extraordinary items. Fixed charges consist of interest expense and a portion of lease rental charges considered to represent interest cost.
(8) The as adjusted data gives effect to the sale by the Company of the Preferred Stock offered hereby as of March 31, 1998, after deduction of estimated offering expenses and the estimated discount to the Initial Purchasers. See "Use of Proceeds" and "Capitalization."
(9) Restricted cash of $53.3 million consists of funds held in escrow to pay interest relating to the Company's Existing Senior Notes. See "Description of Certain Indebtedness" and Note 4 of Notes to Financial Statements.

  For a discussion of certain factors that should be considered in connection with a decision to exchange Series A Preferred for Series B Preferred, see "Risk Factors."

                                 RISK FACTORS

  An investment in the Securities offered hereby involves a high degree of risk. Prospective investors should consider carefully the following risk factors, in addition to the other information set forth in this Prospectus, in connection with an investment in the Securities offered hereby. The Prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Those statements appear in a number of places in this Prospectus and include statements regarding the intent, belief or current expectations of the Company or its directors or officers with respect to, among other things: (i) trends affecting the Company's financial condition or results of operation; and (ii) the Company's business and growth strategies. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected, expressed or implied, in the forward-looking statements as a result of various factors. The accompanying information contained in this Prospectus, including without limitation the information set forth under the headings "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," identifies important factors that could cause such differences. Such forward-looking statements speak only as of the date of this Prospectus, and the Company cautions potential investors not to place undue reliance on such statements.

SUBSTANTIAL INDEBTEDNESS; ABILITY TO SERVICE DEBT

  The Company is and will continue to be highly leveraged, with significant debt service requirements. At March 31, 1998 the Company's total debt was $195.0 million and stockholders' equity was $12.1 million. The degree to which the Company is leveraged has important consequences to the Company, including the following: (i) the Company's ability to obtain additional financing in the future, whether for working capital, capital expenditures, acquisitions or other purposes, may be impaired; (ii) a substantial portion of the Company's cash flow from operations is required to be dedicated to the payment of interest on its debt, thereby reducing funds available to the Company for other purposes; (iii) the Company's flexibility in planning for or reacting to changes in market conditions may be limited; and (iv) the Company may be more vulnerable in the event of a downturn in its business.

  The ability of the Company to meet its debt service obligations will depend on the future operating performance and financial results of the Company, which will be subject in part to factors beyond the control of the Company. Although the Company believes that its cash flow will be adequate to meet its interest payments, there can be no assurance that the Company will continue to generate sufficient cash flow in the future to meet its debt service requirements including those with respect to the Existing Senior Notes. If the Company is unable to generate cash flow in the future sufficient to cover its fixed charges and is unable to borrow sufficient funds from other sources, it may be required to refinance all or a portion of its existing debt or to sell all or a portion of its assets. There can be no assurance that a refinancing would be possible, nor can there be any assurance as to the timing of any asset sales or the proceeds which the Company could realize therefrom. In addition, the terms of certain of the Company's debt restrict its ability to sell assets and the Company's use of the proceeds therefrom.

LIMITED OPERATING HISTORY; CONTINUING OPERATING LOSSES

  The Company was incorporated in 1991, commenced network operations in 1994 and completed initial deployment of its current network architecture and use of an advanced ATM backbone network in late 1996. Accordingly, the Company has a limited operating history upon which an evaluation of the Company and its prospects can be based. In addition, a majority of the Company's senior management team have been working together at the Company for less than two years. The Company's prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in new and rapidly evolving markets. To address these risks, the Company must, among other things, respond to competitive developments, continue to attract, retain and motivate qualified persons, and continue to upgrade its technologies and commercialize its network services incorporating such technologies. There can be no assurance that the Company will be successful in addressing such risks and the failure to do so could have a material adverse effect on the Company's business, financial condition and results of operations. The Company has incurred net losses and experienced negative cash flow from operations since inception and expects to continue to operate at a net loss and experience negative cash flow at least through 1998, although the Company's ability to achieve profitability and positive cash flow from operations is dependent upon the Company's ability to substantially grow its revenue base and achieve other operating efficiencies. The Company experienced net losses of approximately $22.0 million, $66.4 million and $55.6 million for the years ended December 31, 1995, 1996 and 1997, respectively and $20.2 million for the three months ended March 31, 1998. At March 31, 1998, the Company had an accumulated deficit of approximately $169.8 million. There can be no assurance that the Company will be able to achieve or sustain revenue growth, profitability or positive cash flow on either a quarterly or an annual basis. At December 31, 1997, the Company had approximately $60.0 million of gross deferred tax assets comprised primarily of net operating loss carryforwards. The Company believes that, based on a number of factors, the available objective evidence creates sufficient uncertainty regarding the realizability of the deferred tax assets such that a full valuation allowance has been recorded. These factors include the Company's history of net losses since its inception and the fact that the market in which the Company competes is intensely competitive and characterized by rapidly changing technology. The Company believes that, based on the current available evidence, it is more likely than not that the Company will not generate taxable income through 1999, and possibly beyond, and accordingly will not realize the Company's deferred tax assets through 1999 and possibly beyond. The Company will continue to assess the realizability of the deferred tax assets based on actual and forecasted operating results. In addition, the utilization of net operating losses may be subject to a substantial annual limitation due to the "change in ownership" provisions of the Internal Revenue Code of 1986 and similar state provisions. The annual limitation may result in the expiration of net operating losses before utilization. The Company's above estimates of the periods of time in which the Company expects to continue to operate at a net loss, experience negative cash flow and not generate taxable income are forward-looking statements that involves risks and uncertainties, and actual results could vary materially as a result of a number of factors, including those set forth above in this paragraph. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 9 of Notes to Financial Statements.

RISKS RELATING TO PAYMENTS ON AND SUBORDINATION OF THE PREFERRED STOCK AND EXCHANGE DEBENTURES

  Restrictions on the Company's Ability to Accelerate Payment upon an Event of Default Under the Exchange Debentures. If the date of an Event of Default occurs on or prior to the Existing Senior Notes Maturity Date, the remedies of holders of the Exchange Debentures will be limited as set forth in this paragraph. Upon the acceleration of any Designated Senior Debt by the holders thereof, the interest rate payable with respect to the Exchange Debentures will be increased by one-half of one percent per annum for the 90-day period following such Event of Default, which rate will further increase by one-half of one percent per annum with respect to each subsequent 90-day period during which such Event of Default is continuing (or any other Event of Default is occurring while such initial Event of Default is occurring), up to a maximum aggregate increase in interest rate of two percent (2%) per annum. Any interest rate increase effected pursuant to the foregoing shall only be effective during such time that an Event of Default is continuing and prior to the Existing Senior Notes Maturity Date. In the Event that an Event of Default occurs prior to the Existing Senior Notes Maturity Date and the holders of Designated Senior Debt do not accelerate such Designated Senior Debt, no remedy will exist for the Event of Default (unless such Event of Default continues through the Existing Senior Note Maturity Date, in which case the Trustee and the holders of the Exchange Debentures will have the remedies described elsewhere herein and as otherwise provided in the Indenture effective upon the Existing Senior Notes Maturity Date). After the Existing Senior Notes Maturity Date, an Event of Default will entitle the holders of the Exchange Debentures to accelerate the obligations owing under the Exchange Debentures prior to its express maturity. See "Description of the Exchange Debentures--Events of Default."

  Restrictions on the Company's Ability to Pay Dividends on the Preferred Stock. To date, the Company has not paid dividends on its shares of capital stock. The ability of the Company to pay cash dividends is substantially restricted under various covenants and conditions contained in the Existing Senior Notes Indenture (as defined). In addition to the limitations imposed on the payment of dividends by the Existing Senior Notes Indenture, under Delaware law the Company is permitted to pay dividends on its capital stock, including the Preferred Stock, only out of its surplus, or in the event that it has no surplus, out of its net profits for the year in which a dividend is declared or for the immediately preceding fiscal year. Surplus is defined as the excess of a company's total assets over the sum of its total liabilities plus the par value of its outstanding capital stock. At March 31, 1998, the Company had surplus of $12.2 million. In order to pay dividends in cash, the Company must have a surplus or net profits equal to the full amount of the cash dividend at the time such dividend is declared. The Company cannot predict what the value of its assets or the amount of its liabilities will be in the future and, accordingly, there can be no assurance that the Company will be able to pay cash dividends on the Preferred Stock.

  Subordination of the Preferred Stock and Exchange Debentures. The Company's obligations with respect to the Preferred Stock are subordinate and junior in right of payment to all present and future indebtedness of the Company and its subsidiaries, including the Existing Senior Notes and to all subsequent series of preferred stock of the Company which by their terms rank senior to the Preferred Stock. See "Description of Certain Indebtedness." In addition to the substantial dividend and redemption restrictions set forth in the Existing Senior Notes Indenture, no mandatory redemption payments may be made with respect to the Preferred Stock on or prior to the Existing Senior Notes Maturity Date. The Existing Senior Notes Indenture also contains certain restrictions on the ability of the Company to pay cash dividends on the Preferred Stock. As of March 31, 1998, the Preferred Stock would have been junior in right of payment to $195.0 million of indebtedness and other liabilities and commitments of the Company and its subsidiaries. In the event of bankruptcy, liquidation or reorganization of the Company, the assets of the Company will be available to pay obligations on the Preferred Stock only after all Senior Securities (as defined) and all indebtedness of the Company has been paid, and there may not be sufficient assets remaining to pay amounts due on any or all of the Preferred Stock then outstanding. See "Description of Preferred Stock--Ranking."

  Similarly, the payment of principal, premium, if any, and interest on and any other amounts owing in respect of, the Exchange Debentures, if issued, will be subordinated to the prior payment in full of all existing and future Senior Debt (as defined), including indebtedness represented by the Existing Senior Notes, and will be effectively subordinated to all indebtedness and other liabilities and commitments of the Company's subsidiaries. As of March 31, 1998, the Exchange Debentures would have been subordinated to $195.0 million of Senior Debt of the Company. The Existing Senior Notes Indenture and the Indenture pursuant to which the Exchange Debentures would be issued permit the incurrence by the Company and its subsidiaries of additional indebtedness, all of which may constitute Senior Debt, under certain circumstances. In the event of bankruptcy, liquidation or reorganization of the Company, the assets of the Company will be available to pay obligations on the Exchange Debentures only after all Senior Debt has been paid, and there may not be sufficient assets remaining to pay amounts due on any or all of the Exchange Debentures then outstanding. See "Description of Exchange Debentures--Ranking" and "-- Subordination."

  Effect of Substantial Additional Indebtedness on the Company's Ability to Make Payments on the Preferred Stock and the Exchange Debentures. The Existing Senior Notes Indenture, the Certificate of Designation and the Indenture limit, but do not prohibit, the incurrence of additional indebtedness during the next few years. All additional indebtedness of the Company will rank senior in right of payment to any payment obligations with respect to the Preferred Stock and Exchange Debentures (to the extent that such additional indebtedness represents Senior Debt). The debt service requirements of any additional indebtedness would make it more difficult for the Company to pay cash obligations with respect to the Preferred Stock and the Exchange Debentures.

FLUCTUATIONS IN OPERATING RESULTS

  The Company's operating results have fluctuated in the past and may in the future fluctuate significantly, depending upon a variety of factors, including the timely deployment and expansion of the Concentric network and new network architectures, the incurrence of related capital costs, the receipt of new value-added network services and consumer services subscriptions and the introduction of new services by the Company and its competitors. Additional factors that may contribute to variability of operating results include: the pricing and mix of services offered by the Company; customer retention rate; market acceptance of new and enhanced versions of the Company's services; changes in pricing policies by the Company's competitors; the Company's ability to obtain sufficient supplies of sole- or limited-source components; user demand for network and Internet access services; balancing of network usage over a 24-hour period; general access services; the ability to identify, acquire and integrate successfully suitable acquisition candidates; and charges related to acquisitions. In response to competitive pressures, the Company may take certain pricing or marketing actions that could have a material adverse effect on the Company's business. As a result, variations in the timing and amounts of revenues could have a material adverse effect on the Company's quarterly operating results. Due to the foregoing factors, the Company believes that period-to-period comparisons of its operating results are not necessarily meaningful and that such comparisons cannot be relied upon as indicators of future performance. In the event that the Company's operating results in any future period fall below the expectations of securities analysts and investors, the trading price of the Company's securities would likely be materially and adversely affected.

CUSTOMER CONCENTRATION

  The Company currently derives a substantial portion of its total revenue from a single customer. For the years ended December 31, 1996 and 1997, revenue from WebTV represented approximately 10.1% and 33.4%, respectively, of the Company's revenue and approximately 32.7% and 30.8% of revenue for the three months ended March 31, 1997 and 1998, respectively. The Company's current agreement to provide services to WebTV is terminable at will after October 1, 1999. While the Company expects revenue from WebTV to decrease as a percentage of revenue in future periods, the Company believes that revenue derived from a limited number of current and future customers may continue to represent a significant portion of its revenue. As a result, the loss of one or more of the Company's major customers could have a material adverse effect on the Company's business, financial condition and results of operations. In addition, there can be no assurance that revenue from customers that have accounted for significant revenue in past periods, individually or as a group, will continue, or if continued, will reach or exceed historical levels in any future period. See Note 1 of Notes to Financial Statements.

MANAGEMENT OF POTENTIAL GROWTH AND EXPANSION

  As of December 31, 1995, the Company had 96 employees and 47 independent contractors, as of December 31, 1996, the Company had 246 employees and 46 independent contractors, and as of April 30, 1998, the Company had 402 employees and 56 independent contractors. The growth and expansion of the Company's business and its service offerings have placed, and are expected to continue to place, a significant strain on the Company's management, operational and financial resources. The Company has recently expanded and upgraded its network to use an ATM backbone. The Company plans to continue to substantially expand its network in the future. There can be no assurance that the Company will be able to add services at the rate or according to the schedule presently planned by the Company. To manage its growth, the Company must, among other things, (i) continue to implement and improve its operational, financial and management information systems, including its billing, accounts receivable and payable tracking, fixed assets and other financial management systems; (ii) hire and train additional qualified personnel; and (iii) continue to expand and upgrade its network infrastructure. Demands on the Company's network infrastructure and technical support resources have grown rapidly with the Company's expanding customer base, and the Company may in the future experience difficulties meeting the demand for its access services and technical support. There can be no assurance that the Company's technical support or other resources will be sufficient to facilitate the Company's growth. As the Company strives to increase total network utilization and to optimize this utilization by targeting both business and consumer users to balance the network's usage throughout a 24-hour period, there will be additional demands on the Company's customer support, sales and marketing resources. Any failure of the Company to manage its growth effectively could have a material adverse effect on the Company's business, financial condition and results of operations.

RISKS ASSOCIATED WITH ACQUISITIONS

  The Company completed the InterNex acquisition in February 1998 and may seek to acquire additional assets or businesses complementary to its operations. The InterNex acquisition has been and any subsequent acquisitions would be accompanied by the risks commonly encountered in acquisitions of companies. Such risks include, among other things, the difficulty of assimilating the operations and personnel of InterNex or such other acquired companies, the additional financial resources that may need to be applied to fund the operations of InterNex or such other acquired companies, the potential disruption of the Company's business, the inability of the Company's management to maximize the financial and strategic position of the Company by the incorporation of acquired technology or business such as the InterNex network into the Company's service offerings, the difficulty of maintaining uniform standards, controls, procedures and policies, the potential loss of key employees of acquired companies, and the impairment of relationships with employees and customers as a result of changes in management. No assurance can be given that InterNex will be successfully integrated in the Company's Operations. Likewise, no assurance can be given that any other acquisitions by the Company will or will not occur, that if an acquisition does occur it will not materially and adversely affect the Company or that any such acquisition will be successful in enhancing the Company's business. If the Company proceeds with additional significant acquisitions in which the consideration consists of cash, a substantial portion of the Company's available cash could be used to consummate the acquisitions. If the Company were to consummate one or more acquisitions in which the consideration consisted of stock, stockholders of the Company could suffer significant dilution of their interests in the Company. In addition, the InterNex acquisition has been accounted for using the purchase method of accounting. Because the acquisitions of companies of the type that the Company is targeting, including InterNex, typically involve the purchase of significant amounts of intangible assets, acquisitions of such businesses also result in goodwill and possibly significant amortization charges for acquired technology. For example, as a result of the InterNex acquisition, the Company incurred charges relating to in-process technology of $5.2 million for the three months ended March 31, 1998 and has recorded an aggregate of $12.5 million in goodwill and other intangible assets, which will be amortized on a straight line basis over their useful lives ranging from two to five years (see Note 12 of Notes to Financial Statements). If the Company were to incur additional charges for acquired in-process technology and amortization of goodwill with respect to future acquisitions, the Company's business, operating results and financial condition could be materially and adversely affected. See "Business--The Concentric Network."

DEPENDENCE UPON NEW AND UNCERTAIN MARKETS

  The markets for tailored, value-added network services for businesses and consumers offered by the Company, including Internet access, are in the early stages of development. Since these markets are relatively new and because current and future competitors are likely to introduce competing services or products, it is difficult to predict the rate at which the market will grow, if at all, or whether new or increased competition will result in market saturation. Certain critical issues concerning commercial use of tailored value-added services and Internet services, including security, reliability, ease and cost of access and quality of service, remain unresolved and may impact the growth of such services. If the markets for the services offered by the Company, including Internet access, fail to grow, grow more slowly than anticipated, or become saturated with competitors, the Company's business, financial condition and results of operations would be materially adversely affected. See "--Competition," "--Dependence Upon New and Enhanced Services," and "--Risks of Technological Change and Evolving Industry Standards."

DEPENDENCE UPON NEW AND ENHANCED SERVICES

  The Company has recently introduced new enterprise service offerings, including the introduction of value-added, IP-based communication services to enterprises and a new line of DSL services in limited areas. The failure of these services to gain market acceptance in a timely manner or at all, or the failure of the DSL service in particular, to achieve significant market coverage could have a material adverse effect on the business, financial condition and results of operations of the Company. Introduction by the Company of new or enhanced services with reliability, quality or compatibility problems could significantly delay or hinder market acceptance of such services, which could adversely affect the Company's ability to attract new customers and subscribers. The Company's services may contain undetected errors or defects when first introduced or as enhancements are introduced. There can be no assurance that, despite testing by the Company or its customers, errors will not be found in new services after commencement of commercial deployment, resulting in additional development costs, loss of, or delays in, market acceptance, diversion of technical and other resources from the Company's other development efforts and the loss of credibility with the Company's customers and subscribers. Any such event could have a material adverse effect on the Company's business, financial condition and results of operations. Additionally, if the Company is unable to achieve balanced network utilization over a 24-hour period, the Concentric network could become overburdened at certain periods during the day, which could adversely affect the quality of service provided by the Company. Conversely, due to the high fixed cost nature of Concentric's infrastructure, under-utilization of the Concentric network during certain periods of the day could adversely affect the Company's ability to provide cost-efficient services at other times. The failure of the Company to achieve balanced network utilization, because of either over- or under-utilization could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business--Services."

DEPENDENCE UPON SUPPLIERS; SOLE AND LIMITED SOURCES OF SUPPLY

  The Company relies on other companies to supply certain key components of its network infrastructure, including telecommunications services and networking equipment, which, in the quantities and quality demanded by the Company, are available only from sole or limited sources. AT&T Corp. ("AT&T"), WorldCom, Inc. ("WorldCom"), MCI Telecommunications, Inc. ("MCI"), which is being acquired by WorldCom, and PacWest Telecomm, Inc. are the primary providers to the Company of data communications facilities and capacity. AT&T is currently the sole provider of the frame relay backbone of the Concentric network, and MCI is currently the sole provider of the ATM backbone of the Concentric network. The Company is also dependent upon local exchange carriers ("LECs") to provide telecommunications services to the Company and its customers. The Company from time to time has experienced delays in receiving telecommunications services, and there can be no assurance that the Company will be able to obtain such services on the scale and within the time frames required by the Company at an affordable cost, or at all. Any failure to obtain such services on a timely basis at an affordable cost would have a material adverse effect on the Company's business, financial condition and results of operations.

  The routers, switches and modems the Company uses are supplied by Bay Networks, Inc. through Racal. In addition, Racal acts as a systems integrator. The servers primarily used in the Company's network infrastructure are supplied solely by Sun Microsystems, Inc. The Company purchases these components pursuant to purchase orders placed from time to time, does not carry significant inventories of these components and has no guaranteed supply arrangements for such components. The Company's suppliers also sell products to the Company's competitors and may in the future themselves become competitors of the Company. There can be no assurance that the Company's suppliers will not enter into exclusive arrangements with the Company's competitors or stop selling their products or components to the Company at commercially reasonable prices or at all.

  Expansion of network infrastructures by the Company and others is placing, and will continue to place, a significant demand on the Company's suppliers, some of which have limited resources and production capacity. In addition, certain of the Company's suppliers, in turn, rely on sole or limited sources of supply of components included in their products. Failure of the Company's suppliers to adjust to meet such increasing demand may prevent them from continuing to supply components and products in the quantities and quality and at the times required by the Company, or at all. The Company's inability to obtain sufficient quantities of sole- or limited-source components or to develop alternative sources if required could result in delays and increased costs in expanding, and overburdening of, the Company's network infrastructure, which would have a material adverse effect on the Company's business, financial condition and results of operations.

  The Company also is dependent on its suppliers' ability to provide necessary products and components that comply with various Internet and telecommunications standards and that interoperate with products and components from other vendors. Any failure of the Company's sole- or limited-source suppliers to provide products or components that comply with Internet standards or that interoperate with other products or components used by the Company in its network infrastructure could have a material adverse effect on the Company's business, financial condition and results of operations.

  Certain of the Company's suppliers, including the regional Bell operating companies ("RBOCs") and other LECs, currently are subject to tariff controls and other price constraints that in the future may be changed. In addition, regulatory proposals are pending that may affect the prices charged by the RBOCs and other LECs to the Company. Any such regulatory changes could result in increased prices of products and services, which could have a material adverse effect on the Company's business, financial condition and results of operations. See "--Dependence Upon New and Enhanced Services" and "--Risks of Technological Change and Evolving Industry Standards."

DEPENDENCE UPON NETWORK INFRASTRUCTURE

  The Company's success will depend upon the capacity, reliability and security of its network infrastructure. The Company currently derives a significant portion of its revenue from customer subscriptions. The Company expects that a substantial portion of its future revenues will be derived from the provision of tailored value-added network services to its customers. The Company must continue to expand and adapt its network infrastructure as the number of users and the amount of information they wish to transfer increase, and as customer requirements change. The Company's current projections of utilization of the Concentric network require rapid expansion of the capacity of the network to avoid capacity constraints that would adversely affect the performance of the system. The expansion and adaptation of the Company's network infrastructure will require substantial financial, operational and management resources. There can be no assurance that the Company will be able to expand or adapt its network infrastructure to meet additional demand of its customers' changing requirements on a timely basis, at a commercially reasonable cost, or at all. In addition, if demand for usage of the Concentric network were to increase faster than projected or were to exceed the Company's current forecasts, the network could experience capacity constraints, which would adversely affect the performance of the system. Any failure of the Company to expand its network infrastructure on a timely basis or adapt it to either changing customer requirements or evolving industry standards, or capacity constraints experienced by the Concentric network for any reason, could have a material adverse effect on the Company's business, financial condition and results of operations. Currently, the Company has a transit agreement with network MCI, Inc. to support the exchange of traffic between the Concentric network and the Internet. With the acquisition of InterNex, the Company is expanding its Internet connectivity to include not only private transit with MCI, Sprint and UUNet, but also private peering with other network providers as well as public peering with multiple smaller internet service providers. The Company is still in the process of integrating the InterNex network resources, including the Sprint and UUNet private transit and public peering arrangements, and has yet to determine if it can successfully execute its private/public Internet connection strategy. The failure of the networks with which Concentric has public peering, private peering or private transit, or the failure of any of the Company's data centers, or any other link in the delivery chain, or the inability of the Company to successfully integrate the InterNex network resources into the Company's existing infrastructure, and resulting interruption in the Company's operations would have a material adverse effect on the Company's business, financial condition and results of operations. See "--Risks Associated with Acquisition," "--Risks Associated with Acquisitions," "--Risk of System Failure" and "Business--The Concentric Network."

FUTURE CAPITAL NEEDS; UNCERTAINTY OF ADDITIONAL FINANCING

  The Company currently anticipates that its available cash resources, combined with the net proceeds from the issuance of the Preferred Stock and financing available under a network equipment lease agreement (that currently has no maximum borrowing limit) will be sufficient to meet its anticipated working capital and capital expenditure requirements through 1999. However, there can be no assurance that such resources will be sufficient for its anticipated working capital and capital expenditure requirements. The Company may need to raise additional funds through public or private debt or equity financings in order to take advantage of unanticipated opportunities, including more rapid international expansion or acquisitions of complementary businesses or technologies, or to develop new products or otherwise respond to unanticipated competitive pressures. The Company may also raise additional funds through public or private debt or equity financings if such financings become available on favorable terms. If additional funds are raised, there can be no assurance that additional financing will be available on terms favorable to the Company, or at all. If adequate funds are not available or are not available on acceptable terms, the Company may not be able to take advantage of unanticipated opportunities, develop new products or otherwise respond to unanticipated competitive pressures. Such inability could have a material adverse effect on the Company's business, results of operations and financial condition. The Company's forecast of the period of time through which its financial resources will be adequate to support its operations is a forward looking statement that involves risks and uncertainties, and actual results could vary materially as a result of a number of factors, including those set forth above in this paragraph. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

COMPETITION

  The market for tailored value-added network services is extremely competitive. There are no substantial barriers to entry, and the Company expects that competition will intensify in the future. The Company believes that its ability to compete successfully depends upon a number of factors, including market presence; the capacity, reliability, low latency and security of its network infrastructure; technical expertise and functionality, performance and quality of services; customization; ease of access to and navigation of the Internet; the pricing policies of its competitors and suppliers; the variety of services; the timing of introductions of new services by the Company and its competitors; customer support; the Company's ability to support industry standards; and industry and general economic trends.

  The Company's current and prospective competitors generally may be divided into the following five groups: (i) telecommunications companies, such as AT&T, MCI, Sprint, Inc. ("Sprint"), WorldCom, the RBOCs and other LEC's and various cable companies; (ii) online services providers, such as America Online, Inc. ("America Online"), CompuServe Incorporated ("CompuServe"), the Microsoft Network ("MSN") of Microsoft, and Prodigy Services Company ("Prodigy"); (iii) Internet service providers ("ISPs"), such as BBN Corporation ("BBN"), a subsidiary of GTE, NETCOM On-Line Communications Services, Inc. ("NETCOM"), a subsidiary of ICG Communications, Inc., PSINet, Inc. ("PSI"), and other national and regional providers; (iv) nonprofit or educational Internet connectivity providers; and (v) Web server farms such as Internet Direct and Exodus. Many of these competitors have greater market presence, engineering and marketing capabilities, and financial, technological and personnel resources than those available to the Company. As a result, they may be able to develop and expand their communications and network infrastructures more quickly, adapt more swiftly to new or emerging technologies and changes in customer requirements, take advantage of acquisition and other opportunities more readily, and devote greater resources to the marketing and sale of their products and services than can the Company. In addition to the companies named above, various organizations have entered into or are forming joint ventures or consortiums to provide services similar to those of the Company.

  The Company believes that new competitors, including large computer hardware, software, media and other technology and telecommunications companies, will enter the tailored value-added network services market, resulting in even greater competition for the Company. Certain of such telecommunications companies and online services providers are currently offering or have announced plans to offer Internet or online services or to expand their network services. Certain companies, including America Online, BBN and PSI, have also obtained or expanded their Internet access products and services as a result of acquisitions. Such acquisitions may permit the Company's competitors to devote greater resources to the development and marketing of new competitive products and services and the marketing of existing competitive products and services. In addition, the ability of some of the Company's competitors to bundle other services and products with virtual private network services or Internet access services could place the Company at a competitive disadvantage. Certain companies are also exploring the possibility of providing or are currently providing high-speed data services using alternative delivery methods such as over the cable television infrastructure, through direct broadcast satellites and over wireless cable.

  As a result of increased competition and vertical and horizontal integration in the industry, the Company could encounter significant pricing pressure, which in turn could result in significant reductions in the average selling price of the Company's services. For example, certain of the Company's competitors that are telecommunications companies may be able to provide customers with reduced communications costs in connection with their Internet access services or private network services, reducing the overall cost of their solutions and significantly increasing price pressures on the Company. There can be no assurance that the Company will be able to offset the effects of any such price reductions with an increase in the number of its customers, higher revenue from enhanced services, cost reductions or otherwise. In addition, the Company believes that the Internet access and online services businesses are likely to encounter consolidation in the near future, which could result in increased price and other competition in these industries and, potentially, the virtual private networks industry. Increased price or other competition could result in erosion of the Company's market share and could have a material adverse effect on the Company's business, financial condition and results of operations. There can be no assurance that the Company will have the financial resources, technical expertise or marketing and support capabilities to continue to compete successfully. See "--Management of Potential Growth and Expansion" and "Business--Competition."

DEPENDENCE UPON THIRD-PARTY MARKETING, DISTRIBUTION AND ENGINEERING
RELATIONSHIPS

  An important element of the Company's strategy is to develop relationships with leading companies to enhance Concentric's engineering, marketing and distribution efforts. The Company has OEM agreements with Netscape and Microsoft pursuant to which the Company is entitled to distribute and modify these companies' browsers. The customization of browsers by the Company is an integral part of its current tailored VPN offerings. The Netscape agreement expires in December 1998 and the Microsoft agreement expires in March 1999. The Company has an agreement with Intuit for the development, operation and maintenance of a VPN that is the integrated access, dial-up network and infrastructure used by purchasers of Quicken, Turbo Tax and other Intuit software products to access the Quicken Financial Network Website and upgrade to full Internet access. The Intuit contract may be terminated at the election of Intuit upon six months prior notice of an election to terminate. The Company relies on these relationships for acquisition of consumer customers. The termination of or failure to renew any of these agreements or the inability of the Company to enter into similar relationships with others could have a material adverse effect on the Company's business, financial condition and results of operation. The Company has an outsourcing agreement with Critical Technologies Incorporated ("CTI"), a subsidiary of Williams Communications Group, Inc., that enables the Company to use CTI employees for the operational support of the Concentric network. The Company's use of CTI employees and CTI engineering expertise were integral to its development of the Concentric network and continue to be integral to ongoing operation of the Company's network operations center. Pursuant to the agreement with CTI, all of the CTI employees currently working for Concentric will become employees of Concentric at the termination of the agreement in December 2000. Termination of any of these agreements or the failure of the Company to renew any of the agreements upon termination on terms acceptable to the Company could result in a material adverse affect on the Company's business, financial condition and results of operations. See "Business--Key Business Alliances."

RISKS OF TECHNOLOGICAL CHANGE AND EVOLVING INDUSTRY STANDARDS

  The markets for the Company's services are characterized by rapidly changing technology, evolving industry standards, changes in customer needs, emerging competition and frequent new product and service introductions. The Company's future success will depend, in part, on its ability to effectively use leading technologies; to continue to develop its technical expertise; to enhance its current networking services; to develop new services that meet changing customer needs; to advertise and market its services; and to influence and respond to emerging industry standards and other technological changes in a timely and cost-effective basis. There can be no assurance that the Company will be successful in effectively using new technologies, developing new services or enhancing its existing services on a timely basis, or that such new technologies or enhancements will achieve market acceptance. The Company's pursuit of necessary technological advances may require substantial time and expense, and there can be no assurance that the Company will succeed in adapting its network service business to alternate access devices and conduits. An integral part of the Company's strategy is to design its network in order to meet the requirements of emerging standards such as 56.6 Kbps modems and applications such as IP-based interactive video and voice conferencing communications. Failure of the Company, for technological or other reasons, to develop and introduce new or enhanced services that are compatible with industry standards and that satisfy customer requirements would have a material adverse effect on the Company's business, financial condition and results of operations. See "Business--The Concentric Network."

  The Company believes that its ability to compete successfully is also dependent upon the continued compatibility and interoperability of its services with products and architectures offered by various vendors. Although the Company intends to support emerging standards in the market for Internet access, there can be no assurance that industry standards will be established or, if they become established, that the Company will be able to conform to these new standards in a timely fashion and maintain a competitive position in the market. Specifically, the Company's services rely on the continued widespread commercial use of TCP/IP. Alternative open protocol and proprietary protocol standards have been or are being developed. If any of these alternative protocols become widely adopted, there may be a reduction in the use of TCP/IP, which could render the Company's services obsolete and unmarketable. Additionally, two of the leading modem manufacturers, Rockwell and US Robotics, a subsidiary of 3Com Incorporated, have proposed different, incompatible standards for 56.6 Kbps modems and cable modems. The Company currently plans to accommodate both standards to the extent it can do so cost effectively. The failure of the Company to anticipate the prevailing standard, or the failure of a common standard to emerge could have a material adverse effect on the Company's business and results of operations. In addition, there can be no assurance that services or technologies developed by others will not render the Company's services or technology uncompetitive or obsolete.

  The Company faces the risk of fundamental changes in the way Internet access is delivered. Currently, Internet services are accessed primarily by computers connected by telephone lines. Recently, several companies announced the development and planned sale of cable television modems, wireless modems and satellite modems to provide access to the Internet. Cable television, satellite and wireless modems have the ability to transmit data at substantially faster speeds than the modems the Company and its subscribers currently use. In addition, wireless modems have the potential to reduce the cost of network services. As the Internet becomes accessible through these cable television, wireless and satellite modems and by screen-based telephones, television or other consumer electronic devices, or subscriber requirements change the way Internet access is provided, the Company will have to develop new technology or modify its existing technology to accommodate these developments. The Company's pursuit of these technological advances may require substantial time and expense, and there can be no assurance that the Company will succeed in adapting its Internet access business to alternate access devices and conduits.

RISK OF SYSTEM FAILURE

  As the Company expands its network and usage grows, increased stress will be placed upon network hardware and traffic management systems. While the Company's network has been designed with redundant backbone circuits to allow traffic re-routing, there can be no assurance that the Company will not experience failures relating to individual network points of presence ("POPs") or even catastrophic failure of the entire network. Moreover, the Company's operations are dependent upon its ability to protect its network infrastructure against damage from fire, earthquakes, floods, mudslides, power loss, telecommunications failures and similar events. A significant portion of the Company's computer equipment, including critical equipment dedicated to its Internet access services, is located at its facilities in Bay City, Michigan, and Cupertino, California. In addition, the Company's modems and routers that serve large areas of the United States are located in such cities. The Company's network operations center, which manages the entire network, is in St. Louis, Missouri. Despite precautions taken by the Company, the occurrence of a natural disaster or other unanticipated problems at the Company's network operations center, at its hubs (sites at which the Company has located routers, switches and other computer equipment that make up the backbone of the Company's network infrastructure) or at a number of the Company's POPs has from time to time in the past caused, and in the future could cause, interruptions in the services provided by the Company. In addition, failure of the Company's telecommunications providers to provide the data communications capacity in the time frame required by the Company as a result of a natural disaster or operational disruption or for any other reason could cause interruptions in the services provided by the Company. Any damage or failure that causes interruptions in the Company's operations could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business--The Concentric Network."

SYSTEM SECURITY RISKS

  Despite the implementation of network security measures, the core of the Company's network infrastructure is vulnerable to computer viruses, break-ins and similar disruptive problems caused by its customers or Internet users. Computer viruses, break-ins or other problems caused by third parties could lead to interruptions, delays or cessation in service to the Company's customers and subscribers. Furthermore, such inappropriate use of the network by third parties could also potentially jeopardize the security of confidential information stored in the computer systems of the Company and its customers, which may result in liability to the Company and also may deter potential subscribers. Although the Company intends to continue to implement industry-standard security measures, such measures occasionally have been circumvented in the past, and there can be no assurance that measures implemented by the Company will not be circumvented in the future. The costs and resources required to eliminate computer viruses and alleviate other security problems may result in interruptions, delays or cessation of service to the Company's customers that could have a material adverse effect on the Company's business, financial condition and results of operations. See "-- Management of Potential Growth and Expansion," "--Dependence upon New and Enhanced Services," "--Risks of Technological Change and Evolving Industry Standards," "Use of Proceeds" and "Business--Services."

DEPENDENCE UPON KEY PERSONNEL; ABILITY TO HIRE ADDITIONAL QUALIFIED PERSONNEL

  The Company's success depends to a significant degree upon the continued contributions of its executive management team, including Henry R. Nothhaft, the Company's Chairman, President and Chief Executive Officer, and John K. Peters, the Company's Executive Vice President and General Manager, Network Services Division. The loss of the services of Messrs. Nothhaft or Peters could have a material adverse effect on the Company. The Company does not have employment agreements with any of its senior officers, including Messrs. Nothhaft or Peters. Nor does the Company carry key man life insurance on the life of any such persons. The Company's success will also depend upon the continued service of the other members of its senior management team and technical, marketing and sales personnel. The Company's employees may voluntarily terminate their employment with the Company at any time, and competition for qualified employees is intense. The Company's success also depends upon its ability to attract and retain additional highly qualified management, technical, sales and marketing and customer support personnel. The process of locating such personnel with the combination of skills and attributes required to carry out the Company's strategy is often lengthy. The loss of the services of key personnel, or the inability to attract additional qualified personnel, could have a material adverse effect upon the Company's results of operations, development efforts and ability to complete the expansion of its network infrastructure. Any such event could have a material adverse effect on the Company's business, financial condition and results of operations. See "--Management of Potential Growth and Expansion" and "Management."

RISKS ASSOCIATED WITH INTERNATIONAL EXPANSION

  A key component of the Company's strategy is its planned expansion into international markets. In particular, the Company has entered into an agreement with TMI, to establish an international network based on Concentric's network technology and expertise and TMI's existing telecommunications infrastructure to deliver a range of compatible network services worldwide. If the companies are not able to successfully deploy Concentric's technology over TMI's infrastructure, or if Concentric is unsuccessful in transferring its knowledge to TMI employees, the Company's international strategy may be delayed and the Company's business, results of operation or financial condition could be materially adversely affected. To date, the Company has only limited experience in working with TMI to develop versions of its products and marketing and distributing its products internationally. Additionally, the Company entered into a roaming services agreement in June 1997 with NTT PC. The roaming services agreement allows Concentric customers to use the NTT PC network to access their internet accounts in Japan and allows members of the NTT PC network to access their internet accounts in the United States and Canada. Additionally, the Company acquired Web hosting facilities in Stockholm, Sweden, Tokyo, Japan and Hong Kong in February 1998. There can be no assurance that the Company will be able to successfully market, sell and deliver its products in these markets. In addition to the uncertainty as to the Company's ability to expand its international presence, there are certain risks inherent in doing business on an international level, such as unexpected changes in regulatory requirements, export restrictions, export controls relating to encryption technology, tariffs and other trade barriers, difficulties in staffing and managing foreign operations, longer payment cycles, problems in collecting accounts receivable, political instability, fluctuations in currency exchange rates, seasonal reductions in business activity during the summer months in Europe and certain other parts of the world and potentially adverse tax consequences that could adversely impact the success of the Company's international operations. There can be no assurance that one or more of such factors will not have a material adverse effect on the Company's future international operations and, consequently, on the Company's business, financial condition and results of operations.

GOVERNMENT REGULATION

  The FCC currently does not regulate value-added network software or computer equipment related services that transport data or voice messages over telecommunication facilities. The Company provides value-added IP-based network services, in part, through data transmissions over public telephone lines. These transmissions are governed by regulatory policies establishing charges and terms for wireline communications. Operators of these types of value-added networks that provide access to regulated transmission facilities only as part of a data services package currently are excluded from regulations that applies to "telecommunications carrier" and as such the Company is not currently subject to direct regulation by the FCC or any other governmental agency, other than regulations applicable to businesses generally. However, in the future the Company could become subject to regulation by the FCC or another regulatory agency as a provider of basic telecommunications services.

  Currently, the FCC is reviewing its regulatory positions and could seek to impose common carrier regulation on the network transport and communications facilities aspects of an enhanced or information service package. Further, the FCC could conclude that the Company's protocol conversions, computer processing, and interaction with customer-supplied information are insufficient to afford the Company the benefits of the enhanced or information service classification, and thereby may seek to regulate some segments of the Company's activities as basic telecommunications services. While state public utility commissions generally have declined to regulate enhanced or information services, some states have continued to regulate particular aspects of enhanced services in limited circumstances, such as where they are provided by LECs. Moreover, the public service commissions of certain states continue to review potential regulation of such services. There can be no assurance that regulatory authorities of states within which Concentric makes its Internet access, Intranet and VPN services available will not seek to regulate aspects of these activities as telecommunications services. Changes in the regulatory environment relating to the Internet connectivity market, including regulatory changes that directly or indirectly affect telecommunications costs or increase the likelihood or scope of competition from the RBOCs or other telecommunications companies, could affect the prices at which the Company may sell its services. The Company cannot predict the impact, if any, that future regulation or regulatory changes may have on its business and there can be no assurance that such future regulation or regulatory changes will not have a material adverse effect on the Company's business, results of operations and financial condition.

DEPENDENCE ON TECHNOLOGY; PROPRIETARY RIGHTS

  The Company's success and ability to compete is dependent in part upon its technology, although the Company believes that its success is more dependent upon its technical expertise than its proprietary rights. The Company principally relies upon a combination of copyright, trademark and trade secret laws and contractual restrictions to protect its proprietary technology. It may be possible for a third party to copy or otherwise obtain and use the Company's products or technology without authorization or to develop similar technology independently, and there can be no assurance that such measures have been, or will be, adequate to protect the

Company's proprietary technology or that the Company's competitors will not independently develop technologies that are substantially equivalent or superior to the Company's technology. The Company operates a material portion of its business over the Internet, which is subject to a variety of risks. Such risks include but are not limited to the substantial uncertainties that exist regarding the system for assigning domain names and the status of private rules for resolution of disputes regarding rights to domain names. There can be no assurance that the Company will continue to be able to employ its current domain names in the future or that the loss of rights to one or more domain names will not have a material adverse effect on the Company's business and results of operations.

  Although the Company does not believe that it infringes the proprietary rights of any third parties, there can be no assurance that third parties will not assert such claims against the Company in the future or that such claims will not be successful. The Company could incur substantial costs and diversion of management resources with respect to the defense of any claims relating to proprietary rights, which could have a material adverse effect on the Company's business, financial condition and results of operations. Furthermore, parties making such claims could secure a judgment awarding substantial damages, as well as injunctive or other equitable relief that could effectively block the Company's ability to license its products in the United States or abroad. Such a judgment would have a material adverse effect on the Company's business, financial condition and results of operations. In addition, the Company is obligated under certain agreements to indemnify the other party in connection with infringement by the Company of the proprietary rights of third parties. In the event the Company is required to indemnify parties under these agreements, it could have a material adverse effect on the business, financial condition and results of operations of the Company. In the event a claim relating to proprietary technology or information is asserted against the Company, the Company may seek licenses to such intellectual property. There can be no assurance, however, that licenses could be obtained on commercially reasonable terms, if at all, or that the terms of any offered licenses would be acceptable to the Company. The failure to obtain the necessary licenses or other rights could have a material adverse effect on the Company's business, financial condition and results of operations.

POTENTIAL LIABILITY FOR INFORMATION DISSEMINATED THROUGH NETWORK

  The law relating to the liability of online service providers, private network operators and Internet service providers for information carried on or disseminated through the facilities of their networks is currently unsettled. Several lawsuits seeking a judgment of such liability are pending. In one case brought against an Internet service provider, Religious Technology Center v. Netcom On-Line Communication Services, Inc., the United States District Court for the Northern District of California ruled in a preliminary phase that under certain circumstances Internet service providers could be held liable for copyright infringement. The case has not reached final judgment. Such claims have been asserted against the Company in the past, and there can be no assurance that such claims will not be asserted in the future, or if asserted, will not be successful. The Telecommunications Act of 1996 prohibits and imposes criminal penalties and civil liability for using an interactive computer service for transmitting certain types of information and content, such as obscene communications. Numerous states have adopted or are currently considering similar types of legislation. The imposition upon the Company, Internet service providers or Web server hosts of potential liability for materials carried on or disseminated through their systems could require the Company to implement measures to reduce its exposure to such liability, which may require the expenditure of substantial resources or the discontinuation of certain product or service offerings. Further, the costs incurred in defending against any such claims and potential adverse outcomes of such claims could have a material adverse effect on the Company's financial condition and results of operations. The Company believes that it is currently unsettled whether the Telecommunications Act of 1996 prohibits and imposes liability for any services provided by the Company should the content of information transmitted be subject to the statute.

LEGAL PROCEEDINGS

  In late April and early May, 1997, three putative securities class action complaints were filed in the United States District Court, Central District by certain stockholders of Diana, the parent corporation of Sattel, alleging securities fraud related to plaintiffs' purchase of shares of Diana Common Stock in reliance upon allegedly misleading statements made by defendants, Diana, Sattel and certain of their respective affiliates, officers and directors. Concentric was named as a defendant in the complaint in connection with certain statements made by Diana and officers of Diana related to Concentric's purchase of network switching equipment from Diana's Sattel subsidiary. The plaintiffs seek unspecified compensatory damages. A motion by the Company to dismiss the complaint was denied, and the court has allowed the action to proceed against the Company. A trial date has not yet been determined.

  While the ultimate outcome of such litigation is uncertain, the Company believes it has meritorious defenses to the claims and intends to conduct a vigorous defense. An unfavorable outcome in this matter could have a material adverse effect on the Company's financial condition. In addition, even if the ultimate outcome is resolved in favor of the Company, the defense of such litigation could entail considerable cost and the diversion of efforts of management, either of which could have a material adverse effect on the Company's results of operations. See "Business--Legal Proceedings" and Note 11 of Notes to Financial Statements.

DISCRETIONARY AUTHORITY OVER USE OF NET PROCEEDS

  As of the date of this Offering Memorandum, the Company has no specific allocations for the net proceeds of this Offering. Consequently, management will retain a significant amount of discretion over the application of the Offering. Because of the number and variability of factors that determine the Company's use of the net proceeds of the Offering, there can be no assurance that such applications will not vary substantially from the Company's current intentions. Pending such uses, the Company intends to invest the net proceeds of the Offering in short-term U.S. investment grade and government securities. See "Use of Proceeds."

ABSENCE OF PUBLIC MARKET FOR THE PREFERRED STOCK

  The Preferred Stock has not been registered under the Securities Act or any state securities laws, and, unless so registered, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any applicable state securities laws. However, the Company is required to commence a registered exchange offer for the Preferred Stock or register resales of the Preferred Stock under the Act. See "Notice to Investors."

  The Preferred Stock is a new security for which there is currently no market. Although the Initial Purchasers have informed the Company that they currently intend to make a market in the Preferred Stock, they are not obligated to do so and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Preferred Stock. The Preferred Stock is expected to be eligible for trading in The Portal Market. The Company does not intend to apply for listing of the Preferred Stock on any securities exchange or for quotation through the Nasdaq National Market. If a market for the Preferred Stock were to develop, the Preferred Stock could trade at prices that may be higher or lower than its initial offering price depending upon many factors, including prevailing interest rates, the Company's operating results, and the market for similar securities. Historically, the market for high-yield securities, such as the Preferred Stock, has been subject to disruptions that have caused substantial volatility in the prices of such securities. There can be no assurance that, if a market for the Preferred Stock were to develop, such market will not be subject to similar disruptions.

CONSEQUENCES OF FAILURE TO EXCHANGE

  Any Series A Preferred tendered and exchanged in the Exchange Offer will reduce the aggregate principal amount of Series A Preferred outstanding. Following the consummation of the Exchange Offer, Existing Holders who did not tender their Series A Preferred generally will not have any further registration rights under the Registration Rights Agreement, and such Series A Preferred will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Series A Preferred could be adversely affected. The Series A Preferred are currently eligible for sale pursuant to Rule 144A through The Portal Market. Because the Company anticipates that most Existing Holders will elect to exchange such Series A Preferred for Series B

Preferred due to the absence of restrictions on the resale of Series B Preferred (except for applicable restrictions on any New Holder who is an affiliate of the Company or is a broker-dealer which acquired the Series A Preferred directly from the Company) under the Securities Act, the Company anticipates that the liquidity of the market for any Series A Preferred remaining after the consummation of the Exchange Offer may be substantially limited.

  As a result of the making of this Exchange Offer, the Company will have fulfilled certain of its obligations under the Registration Rights Agreement, and Existing Holders who do not tender their Series A Preferred, except for certain instances involving the Initial Purchasers or Existing Holders who are not eligible to participate in the Exchange Offer, will not have any further registration rights under the Registration Rights Agreement or otherwise or rights to receive Liquidated Damages (as defined) for failure to register. Accordingly, any Existing Holder that does not exchange that Holder's Series A Preferred for Series B Preferred will continue to hold the untendered Series A Preferred and will be entitled to all the rights and subject to all the limitations applicable thereto under the Certificate of Designation, except to the extent that such rights or limitations, by their terms, terminate or cease to have further effectiveness as a result of the Exchange Offer.

  The Series A Preferred that are not exchanged for Series B Preferred pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Series A Preferred may be resold only (i) to the Company or any of its subsidiaries, (ii) inside the United States to a QIB in a transaction complying with Rule 144A, (iii) inside the United States to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) an "Accredited Investor" that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Securities (the form of which letter can be obtained from such Trustee), (iv) outside the United States in compliance with Rule 904 under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (vi) pursuant to an effective registration statement under the Securities Act. Each Accredited Investor that is not a QIB and that is an original purchaser of any of the Securities from the Initial Purchasers will be required to sign a letter confirming that such person is an Accredited Investor under the Securities Act and that such person acknowledges the transfer restrictions summarized herein.

IMPACT OF THE YEAR 2000 ISSUE

  Many installed computer systems and software products are coded to accept only two digit entries in the date code field. Beginning in the year 2000, these code fields will need to accept four digit entries to distinguish 21st century dates from 20th century or earlier dates. As a result, in less than two years, computer systems and/or software products used by many companies may need to be upgraded to comply with such year 2000 requirements. The Company is currently expending sufficient resources to review its products and services, as well as its internal management information systems in order to identify and modify those products, services and systems that are not year 2000 compliant. The Company expects such modifications will be made on a timely basis and does not believe that the cost of such modifications will have a material effect on the Company's operating results. There can be no assurance, however, that the Company will be able to modify timely and successfully such products, services and systems to comply with year 2000 requirements, which could have a material adverse effect on the Company's operating results. Based on the Company's assessment to date, most newly introduced products and services of the Company are year 2000 compliant, however some of the Company's customers are running product versions that are not year 2000 compliant. The Company has been encouraging such customers to migrate to current product versions. In addition, the Company faces risks to the extent that suppliers of products, services and systems purchased by the Company and others with whom the Company transacts business on a worldwide basis do not have business systems or products that comply with the year 2000 requirements. In the event any such third parties cannot timely provide the Company with products, services or systems that meet the year 2000 requirements, the Company's operating results could be materially adversely affected. Furthermore, there can be no assurance that these or other factors relating to the year 2000 compliance issues, including litigation, will not have a material adverse effect on the Company's business, operating results or financial condition.

                                USE OF PROCEEDS

SERIES A PREFERRED OFFERING

  The net proceeds from the Offering, after deducting the Initial Purchasers' discount and estimated offering expenses, was approximately $144.3 million. The Company currently plans to use the net proceeds from the Offering to fund operating losses and for working capital requirements or for other general corporate purposes. Proceeds from the Offering also may be used to acquire assets, technologies, or businesses complementary to the Company's value-added enterprise network service strategy. Pending such uses, the proceeds will be invested in short-term U.S. investment grade and government securities.

EXCHANGE OFFER

  The Company will not receive any cash proceeds from the Exchange Offer. In consideration for issuing the Series B Preferred in exchange for Series A Preferred as described in this Prospectus, the Company will receive Series A Preferred in like principal amount. The Series A Preferred surrendered in exchange for the Series B Preferred will be retired and canceled.

                                DIVIDEND POLICY

  The Company has not paid and does not anticipate paying any cash dividends on the Common Stock in the foreseeable future. The Company intends to retain its earnings, if any, for use in the Company's growth and ongoing operations. In addition, the terms of the Certificate of Designation will restrict the ability of the Company to pay dividends on the Common Stock. See "Description of Preferred Stock--Certain Covenants; Restricted Payments."

  Dividends on the Preferred Stock will accumulate at a rate of 13 1/2% per annum of the Liquidation Preference thereof and will be payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year (each a "Dividend Payment Date") commencing September 1, 1998. Dividends will be payable in cash, except that on each Dividend Payment Date occurring on or prior to June 1, 2003, dividends may be paid, at the Company's option, by the issuance of additional shares of Preferred Stock (including fractional shares) having an aggregate Liquidation Preference equal to the amount of such dividends.

                              THE EXCHANGE OFFER

  The following discussion summarizes the material terms of the Exchange Offer, including those set forth in the Letter of Transmittal distributed with this Prospectus. This summary is qualified in its entirety by reference to the full text of the documents underlying the Exchange Offer (including the Registration Rights Agreement), which are exhibits to the Exchange Offer Registration Statement.

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

  The Series A Preferred were sold by the Company to the Initial Purchasers on June 8, 1998, and were subsequently resold to qualified institutional buyers pursuant to Rule 144A under the Securities Act. In connection with the Series A Preferred Offering, the Company entered into the Registration Rights Agreement, which requires, among other things, that within 30 days following June 8, 1998 (the "Issue Date") (i.e. on or before July 8, 1998) the Company
(i) file with the Commission a registration statement under the Securities Act with respect to an issue of Series B Preferred of the Company identical in all material respects (other than transfer restrictions, registration rights and the requirement, under certain circumstances, to pay Liquidated Damages) to the Series A Preferred (which obligation has been satisfied by the filing of the Exchange Offer Registration Statement), (ii) use their best efforts to cause such registration statement to become effective under the Securities Act by the date which is 120 days after the Issue Date (the "Target Effectiveness Date") and (iii) to consummate the Exchange Offer within 30 days after the Target Effectiveness Date, and offer to the Existing Holders the opportunity to exchange their Series A Preferred for a like principal amount of Series B Preferred, which would be issued without a restrictive legend and may generally be reoffered and resold by the New Holder without restrictions or limitations under the Securities Act, subject to the terms and conditions of the Exxon Capital, Morgan Stanley and Shearman & Sterling No-Action Letters. See Outside Front Cover, "Prospectus Summary--The Exchange Offer", and "-- Resale of Series B Preferred."

  Any Series A Preferred tendered and exchanged in the Exchange Offer will reduce the number of shares of Series A Preferred outstanding. Following the consummation of the Exchange Offer, Existing Holders who did not tender their Series A Preferred generally will not have any further registration rights under the Registration Rights Agreement, and such Series A Preferred will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Series A Preferred could be adversely affected. The Series A Preferred are currently eligible for sale pursuant to Rule 144A through The Portal Market. Because the Company anticipates that most Existing Holders will elect to exchange such Series A Preferred for Series B Preferred due to the absence of restrictions on the resale of Series B Preferred under the Securities Act, the Company anticipates that the liquidity of the market for any Series A Preferred remaining after the consummation of the Exchange Offer may be substantially limited.

  As a result of the making of this Exchange Offer, the Company will have fulfilled certain of its obligations under the Registration Rights Agreement, and Existing Holders who do not tender such Series A Preferred, except for certain instances involving the Initial Purchasers or Existing Holders who are not eligible to participate in the Exchange Offer, will not have any further registration rights under the Registration Rights Agreement or otherwise or rights to receive Liquidated Damages for failure to register. Accordingly, any Existing Holder that does not exchange that Holder's Series A Preferred for Series B Preferred will continue to hold the untendered Series A Preferred and will be entitled to all the rights and subject to all the limitations applicable thereto under the Certificate of Designation, except to the extent that such rights or limitations, by their terms, terminate or cease to have further effectiveness as a result of the Exchange Offer.

  The Series A Preferred that are not exchanged for Series B Preferred pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Series A Preferred may be resold only (i) to the Company or any of its subsidiaries, (ii) inside the United States to a QIB in a transaction complying with Rule 144A, (iii) inside the United States to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) an "Accredited Investor" that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Securities (the form of which letter can be obtained from such Trustee), (iv) outside the United States in compliance with Rule 904 under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or
(vi) pursuant to an effective registration statement under the Securities Act. Each Accredited Investor that is not a QIB and that is an original purchaser of any of the Securities from the Initial Purchasers will be required to sign a letter confirming that such person is an Accredited Investor under the Securities Act and that such person acknowledges the transfer restrictions summarized herein.

TERMS OF THE EXCHANGE OFFER

  Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all shares of Series A Preferred validly tendered and not withdrawn prior to 5:00 p.m., New York City time on the Expiration Date. The Company will issue one share of Series B Preferred in exchange for each share of issued and outstanding Series A Preferred accepted in the Exchange Offer. Existing Holders may tender some or all of their shares of Series A Preferred pursuant to the Exchange Offer. The rights, preference and privileges of the Series B Preferred are the same as the rights, preferences and privileges of the Series A Preferred except that (i) the Series B Preferred have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof and (ii) New Holders generally will not be entitled to certain rights under the Registration Rights Agreement or Liquidated Damages, which rights generally will terminate upon consummation of the Exchange Offer.

  Existing Holders do not have any appraisal or dissenters' rights under the Delaware General Corporation Law in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder, including Rule 14e-1.

  The Company shall be deemed to have accepted validly tendered Series A Preferred when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Existing Holders for the purpose of receiving the Series B Preferred from the Company.

  If any tendered Series A Preferred are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted Series A Preferred will be returned, without expense, to the tendering Existing Holder thereof as promptly as practicable after the Expiration Date.

  Existing Holders who tender Series A Preferred in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Series A Preferred pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the Exchange Offer. See "--Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

  The term "Expiration Date" shall mean 5:00 p.m., New York City time, on    ,
1998 unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

  To extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice, followed by a public announcement thereof no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. In no event will the Expiration Date be extended to a date more than 30 business days after effectiveness of the Exchange Offer Registration Statement.

  The Company reserves the right, in its reasonable judgment, (i) to delay accepting any Series A Preferred, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under

"--Conditions" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by a public announcement thereof.

ACCUMULATED DIVIDENDS ON SERIES B PREFERRED

  Each share of Series B Preferred will be entitled to dividends from the most recent date to which dividends have been paid or duly provided for on the Series A surrendered in exchange for such Series A Preferred or, if no such dividends have been paid or duly provided for on such Series A Preferred, from June 8, 1998. Holders of the Series A Preferred whose Series A Preferred are accepted for exchange will not receive accumulated dividends on such Series A Preferred for any period from and after the last Dividend Payment Date to which interest has been paid or duly provided for on such Series A Preferred prior to the original issue date of the Series B Preferred or, if no such interest has been paid or duly provided for, will not receive any accumulated dividends on such Series A Preferred, and will be deemed to have waived the right to receive any interest on such Series A Preferred which have accumulated from and after such Dividend Payment Date or, if no such dividends have been paid or duly provided for, from and after June 3, 1998. Dividends on the Preferred Stock will be payable quarterly in arrears on March 1, June 1, September 1 and December 1 commencing on September 1, 1998.

PROCEDURES FOR TENDERING

  Only Existing Holders may tender such Series A Preferred in the Exchange Offer. To tender in the Exchange Offer, an Existing Holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Series A Preferred and any other required documents, to the Exchange Agent so as to be received by the Exchange Agent at the address set forth below prior to 5:00 p.m., New York City time, on the Expiration Date. Delivery of the Series A Preferred may be made by book-entry transfer in accordance with the procedures described below. Confirmation of such book-entry transfer must be received by the Exchange Agent prior to the Expiration Date.

  By executing the Letter of Transmittal, each Existing Holder will make to the Company the representation set forth below in the second paragraph under the heading "--Resale of Series B Preferred."

  The tender by an Existing Holder and the acceptance thereof by the Company will constitute an agreement between such Existing Holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

  THE METHOD OF DELIVERY OF SERIES A PREFERRED AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR SHARES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

  Any beneficial owner whose Series A Preferred are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered Existing Holder promptly and instruct such registered Existing Holder to tender on such beneficial owner's behalf.

  Signatures on the Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Series A Preferred tendered pursuant thereto (i) are signed by the registered Existing Holder, unless such Existing Holder has completed the box entitled "Special Exchange Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) are tendered for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution").

  If the Letter of Transmittal is signed by a person other than the registered Existing Holder of any Series A Preferred listed therein, such Series A Preferred must be endorsed or accompanied by a properly completed bond power, signed by such registered Existing Holder as such registered Existing Holder's name appears on such Series A Preferred, with the signature thereon guaranteed by an Eligible Institution.

  If the Letter of Transmittal or any Series A Preferred or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

  All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Series A Preferred and withdrawal of tendered Series A Preferred will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Series A Preferred not properly tendered or any Series A Preferred the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Series A Preferred. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Series A Preferred must be cured within such time as the Company shall determine. Although the Company intends to notify Existing Holders of defects or irregularities with respect to tenders of Series A Preferred, none of the Company, the Exchange Agent or any other person shall incur any liability for failure to give such notification. Tenders of Series A Preferred will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Series A Preferred received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Existing Holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

TENDER OF SERIES A PREFERRED HELD THROUGH DTC

  The Exchange Agent and DTC have confirmed that the Exchange Offer is eligible for ATOP, the DTC Automated Tender Offer Program. Accordingly, DTC participants may, in lieu of physically completing and signing the applicable Letter of Transmittal and delivering it to the Exchange Agent, electronically transmit their acceptance of the Exchange Offer by causing DTC to transfer Series A Preferred to the Exchange Agent in accordance with DTC's ATOP procedures for transfer. DTC will then send an Agent's Message to the Exchange Agent.

  The term "Agent's Message" means a message transmitted by DTC, received by the Exchange Agent and forming part of the Book-Entry Confirmation, which states that DTC has received an expressed acknowledgment from a participant in DTC that is tendering Series A Preferred which are the subject of such Book-Entry Confirmation, that such participant has received and agrees to be bound by the terms of the applicable Letter of Transmittal (or, in the case of an Agent's Message relating to guaranteed delivery, that such participant has received and agrees to be bound by the applicable Notice of Guaranteed Delivery), and that the Company may enforce such agreement against such participant.

BOOK-ENTRY DELIVERY PROCEDURES

  Within two business days after the date hereof, the Exchange Agent will establish accounts with respect to the Series A Preferred at DTC (the "Book-Entry Transfer Facility") for purposes of the Exchange Offer. Any financial institution that is a participant in the Book-Entry Transfer Facility systems may make book-entry delivery of the Series A Preferred by causing DTC to transfer such Series A Preferred into the Exchange Agent's account at such Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for such transfer. Timely book-entry delivery of Series A Preferred pursuant to the Exchange Offer, however, requires receipt of a Book-Entry Confirmation prior to the Expiration Date. In addition, although delivery of Series A Preferred may be effected through book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility, the Letter of Transmittal (or a manually signed facsimile thereof), together with any required signature guarantees and any other required documents, or an Agent's Message in connection with a book-entry transfer, must, in any case, be delivered or transmitted to and received by the Exchange Agent at its address set forth on the back cover page of this Prospectus prior to the Expiration Date to receive Series B Preferred for tendered Series A Preferred, or the guaranteed delivery procedure described below must be complied with. Tender will not be deemed made until such documents are received by the Exchange Agent. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

GUARANTEED DELIVERY PROCEDURES

  Existing Holders who wish to tender their Series A Preferred and (i) whose Series A Preferred are not immediately available, (ii) who cannot deliver their Series A Preferred, the Letter of Transmittal or any other required documents to the Exchange Agent or (iii) who cannot complete the procedures for book-entry transfer, prior to the Expiration Date, may effect a tender if:

    (a) the tender is made through an Eligible Institution;

    (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Existing Holder, the certificate number(s) of such Series A Preferred and the principal amount of Series A Preferred tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof), together with the certificate(s) representing the Series A Preferred (or a confirmation of book-entry transfer of such Series A Preferred into the Exchange Agent's account at DTC) and any other documents required by the Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent; and

    (c) such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Series A Preferred in proper form for transfer (or a confirmation of book-entry transfer of such Series A Preferred into the Exchange Agent's account at DTC) and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date.

  Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to Existing Holders who wish to tender their Series A Preferred according to the guaranteed delivery procedures set forth above.

WITHDRAWALS OF TENDERS

  Except as otherwise provided herein, tenders of Series A Preferred may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

  To withdraw a tender of Series A Preferred in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at the address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Series A Preferred to be withdrawn (the "Depositor"), (ii) identify the Series A Preferred to be withdrawn (including the certificate number(s) and principal amount of such Series A Preferred, or, in the case of Series A Preferred transferred by book-entry transfer, the name and number of the account at DTC to be credited), (iii) be signed by the Existing Holder in the same manner as the original signature on the Letter of Transmittal by which such Series A Preferred were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee register the transfer of such Series A Preferred into the name of the person withdrawing the tender and (iv) specify the name in which any such Series A Preferred are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time or receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Series A Preferred so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Series B Preferred will be issued with respect thereto unless the Series A Preferred so withdrawn are validly retendered. Any Series A Preferred which have been tendered but which are not accepted for exchange will be returned to such Existing Holder without cost to such Existing Holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Series A Preferred may be retendered by following one of the procedures described above under "--Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

  Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange Series A Preferred for any Series B Preferred, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Series A Preferred, if:

    (a) in the opinion of counsel to the Company, the Exchange Offer or any part thereof contemplated herein violates any applicable law or interpretation of the Staff;

    (b) any action or proceeding shall have been instituted or threatened in any court or by any governmental agency which might materially impair the ability of the Company to proceed with the Exchange Offer or any material adverse development shall have occurred in any existing action or proceeding with respect to the Company;

    (c) any governmental approval has not been obtained, which approval the Company shall deem necessary for the consummation of the Exchange Offer as contemplated hereby;

    (d) any cessation of trading on the Nasdaq Stock Market or any exchange, or any banking moratorium, shall have occurred, as a result of which the Company is unable to proceed with the Exchange Offer; or

    (e) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Exchange Offer Registration Statement or proceedings shall have been initiated or, to the knowledge of the Company, threatened for that purpose.

  If the Company determines in its reasonable judgment that any of the foregoing conditions are not satisfied, the Company may (i) refuse to accept any Series A Preferred and return all tendered Series A Preferred to the tendering Existing Holders, (ii) extend the Exchange Offer and retain all Series A Preferred tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of Existing Holders to withdraw such Series A Preferred (see "--Withdrawals of Tenders") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Series A Preferred which have not been withdrawn.

EXCHANGE AGENT

  ChaseMellon Shareholder Services, LLC will act as Exchange Agent for the Exchange Offer with respect to the Series A Preferred.

  Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal for the Series A Preferred and requests for copies of the Notice of Guaranteed Delivery should be directed to the Exchange Agent, addressed as follows:

 By Hand, Overnight Courier
 or Mail:                   275 Montgomery Street, 23rd Floor
                            San Francisco, California 94104
                            Attention: Duane Kenetson
 By Facsimile:              (415) 489-5241
 Confirm by Telephone:      (415) 743-1426

FEES AND EXPENSES

  The expenses of soliciting Series A Preferred for exchange will be borne by the Company. The principal solicitation is being made by mail by the Exchange Agent. However, additional solicitation may be made by telephone, facsimile or in person by officers and regular employees of the Company and its affiliates and by persons so engaged by the Exchange Agent.

  The Company will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith and pay other registration expenses, including fees and expenses of the Trustee (as defined), filing fees, blue sky fees and printing and distribution expenses.

  The Company will pay all transfer taxes, if any, applicable to the exchange of the Series A Preferred pursuant to the Exchange Offer. If, however, certificates representing the Series B Preferred or the Series A Preferred for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered Holder of the Series A Preferred tendered, or if tendered Series A Preferred are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of the Series A Preferred pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered Existing Holder or any other person) will be payable by the tendering Existing Holder.

ACCOUNTING TREATMENT

  The Series B Preferred will be recorded at the same carrying value as the Series A Preferred. Accordingly, no gain or loss for accounting purposes will be recognized in connection with the Exchange Offer. The expenses of the Exchange Offer will be amortized over the term of the Series B Preferred.

RESALE OF SERIES B PREFERRED

  The Company is making the Exchange Offer in reliance on the position of the staff of the Staff of the Commission as set forth in the Staff's Exxon Capital No-Action Letter, Morgan Stanley & Co. Incorporated No-Action Letter, Shearman & Sterling No-Action Letter, and other interpretive letters addressed to third parties in other transactions. However, the Company has not sought its own interpretive letter addressing such matters and there can be no assurance that the Staff would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the Staff, and subject to the two immediately following sentences, the Company believes that Series B Preferred issued pursuant to this Exchange Offer in exchange for Series A Preferred may be offered for resale, resold and otherwise transferred by a such New Holder (other than a New Holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Series B Preferred are acquired in the ordinary course of such New Holder's business and that such New Holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Series B Preferred. However, any Existing Holder who (i) is an "affiliate" of the

Company (within the meaning of Rule 405 under the Securities Act), (ii) does not acquire such Series B Preferred in the ordinary course of its business,
(iii) intends to participate in the Exchange Offer for the purpose of distributing Series B Preferred, or (iv) is a broker-dealer who purchased such Series A Preferred directly from the Company, (a) will not be able to rely on the interpretations of the Staff set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Series A Preferred in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Series A Preferred unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Series A Preferred acquired for its own account a Participating Broker-Dealer, then such Participating Broker-Dealer may be deemed a statutory "underwriter" within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Series B Preferred.

  Each Existing Holder who wishes to exchange Series A Preferred for Series B Preferred in the Exchange Offer will be required to represent that (i) it is not an affiliate of the Company, (ii) any Series B Preferred to be received by it are being acquired in the ordinary course of its business, and (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Series B Preferred. Each broker-dealer that receives Series B Preferred for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Series A Preferred for its own account as a result of market-making activities or other trading activities (and not directly from the Company) and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Series B Preferred. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, such a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the Staff in the interpretive letters referred to above, the Company believes that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the Series B Preferred received upon exchange of such Series A Preferred with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Series B Preferred. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of Series B Preferred received in exchange for Series A Preferred where such Series A Preferred were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Company shall use its best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended to the extent necessary to ensure that it is available for sales of Series B Preferred by Participating Broker-Dealers, and to ensure that the Exchange Offer Registration Statement conforms with the requirements of the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period expiring approximately 180 days from the date on which the Exchange Offer Registration Statement is declared effective. See "Plan of Distribution." Any Participating Broker-Dealer who is an affiliate of the Company may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer--Resales of Series B Preferred."

  In that regard, each Participating Broker-Dealer who surrenders Series A Preferred pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Company of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of Series B Preferred pursuant to this Prospectus until the Company has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented

Prospectus to such Participating Broker-Dealer or the Company has given notice that the sale of the Series B Preferred may be resumed, as the case may be.

CONSEQUENCES OF FAILURE TO EXCHANGE

  Any Series A Preferred tendered and exchanged in the Exchange Offer will reduce the aggregate principal amount of Series A Preferred outstanding. Following the consummation of the Exchange Offer, Existing Holders who did not tender their Series A Preferred generally will not have any further registration rights under the Registration Rights Agreement, and such Series A Preferred will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Series A Preferred could be adversely affected. The Series A Preferred are currently eligible for sale pursuant to Rule 144A through The Portal Market. Because the Company anticipates that most Existing Holders will elect to exchange such Series A Preferred for Series B Preferred due to the absence of restrictions on the resale of Series B Preferred (except for applicable restrictions on any New Holder who is an affiliate of the Company or is a broker-dealer which acquired the Series A Preferred directly from the Company) under the Securities Act, the Company anticipates that the liquidity of the market for any Series A Preferred remaining after the consummation of the Exchange Offer may be substantially limited.

  As a result of the making of this Exchange Offer, the Company will have fulfilled certain of its obligations under the Registration Rights Agreement, and Existing Holders who do not tender their Series A Preferred, except for certain instances involving the Initial Purchasers or Existing Holders who are not eligible to participate in the Exchange Offer, will not have any further registration rights under the Registration Rights Agreement or otherwise or rights to receive Liquidated Damages (as defined) for failure to register. Accordingly, any Existing Holder that does not exchange that Holder's Series A Preferred for Series B Preferred will continue to hold the untendered Series A Preferred and will be entitled to all the rights and subject to all the limitations applicable thereto under the Certificate of Designation, except to the extent that such rights or limitations, by their terms, terminate or cease to have further effectiveness as a result of the Exchange Offer.

  The Series A Preferred that are not exchanged for Series B Preferred pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Series A Preferred may be resold only (i) to the Company or any of its subsidiaries, (ii) inside the United States to a QIB in a transaction complying with Rule 144A, (iii) inside the United States to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) an "Accredited Investor" that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Securities (the form of which letter can be obtained from such Trustee), (iv) outside the United States in compliance with Rule 904 under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (vi) pursuant to an effective registration statement under the Securities Act. Each Accredited Investor that is not a QIB and that is an original purchaser of any of the Securities from the Initial Purchasers will be required to sign a letter confirming that such person is an Accredited Investor under the Securities Act and that such person acknowledges the transfer restrictions summarized herein.

OTHER

  Participation in the Exchange Offer is voluntary and Existing Holders should carefully consider whether to accept. Existing Holders are urged to consult their financial and tax advisors in making their own decision on what action to take.

  The Company may in the future seek to acquire untendered Series A Preferred in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The Company has no present plans to acquire any Series A Preferred that are not tendered in the Exchange Offer or to file a registration statement to permit resales of any untendered Series A Preferred.

                                CAPITALIZATION

  The following table sets forth (i) the actual cash and cash equivalents and capitalization of the Company derived from its financial statements as of March 31, 1998, and (ii) such amounts as adjusted to reflect the sale by the Company of an aggregate of 150,000 shares of the Series A Preferred Stock having net proceeds to the Company of $144.3 million after deducting the estimated discount and offering expenses. The capitalization information set forth in the table below is qualified by the more detailed Financial Statements and Notes thereto included elsewhere in this Offering Memorandum and should be read in conjunction with such Financial Statements and Notes.

                                                          MARCH 31, 1998
                                                      -------------------------
                                                                       AS
                                                        ACTUAL      ADJUSTED
                                                      -----------  ------------
                                                      (DOLLARS IN THOUSANDS)
Cash and cash equivalents(1)......................... $    63,707  $   207,957
                                                      ===========  ===========
Long-term debt:
  Capital lease obligations, net of current por-
   tion(2)........................................... $     8,879  $     8,879
  12 3/4% Senior Notes due 2007(3)...................     145,688      145,688
                                                      -----------  -----------
    Total long-term debt, net of current portion.....     154,567      154,567
13 1/2% Senior Redeemable Exchangeable Preferred
 Stock due 2010......................................         --       144,250
Stockholders' equity:
  Common Stock, $0.001 par value; 100,000,000 shares
   authorized;
   14,176,633 shares outstanding(4)..................     183,083      183,083
  Accumulated deficit................................    (169,761)    (169,761)
  Deferred compensation..............................      (1,176)      (1,176)
                                                      -----------  -----------
    Total stockholders' equity.......................      12,146       12,146
                                                      -----------  -----------
    Total capitalization............................. $   166,713  $   310,963
                                                      ===========  ===========

--------
(1) Excludes restricted cash of $53.3 million held in an escrow account in connection with the Company's Existing Senior Notes. See "Description of Certain Indebtedness" and Note 4 of Notes to Financial Statements.
(2) See Note 3 of Notes to Financial Statements.
(3) Includes the unamortized discount of $4.3 million relating to the Warrants which were issued in connection with the Existing Senior Notes. See Note 4 of Notes to Financial Statements.
(4) Excludes options and warrants to purchase approximately 5.1 million shares of Common Stock of the Company outstanding at March 31, 1998.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

  The following selected financial data should be read in conjunction with the Consolidated Financial Statements and Notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere herein. The statement of operations data for each of the three years ended December 31, 1997 and balance sheet data as of December 31, 1996 and 1997 are derived from financial statements of the Company which have been audited by Ernst & Young LLP, independent auditors, and are included elsewhere herein. The statement of operations for the three month periods ended March 31, 1997 and March 31, 1998 and balance sheet data as of March 31, 1998 are derived from unaudited financial statements included elsewhere herein. The pro forma statement of operations data for the year ended December 31, 1997 has been derived from selected unaudited pro forma condensed combined financial information which is included elsewhere in this Offering Memorandum. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which the Company considers necessary for a fair presentation of the financial position and results of operations for these periods. The operating results for the three months ended March 31, 1998 are not necessarily indicative of the results to be expected for any future period. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                                                          THREE MONTHS
                                                                           PRO FORMA          ENDED
                                    YEAR ENDED DECEMBER 31                 YEAR ENDED       MARCH 31,
                          ----------------------------------------------  DECEMBER 31, --------------------
                           1993     1994      1995      1996      1997     1997(1)(2)    1997    1998(2)(3)
                          -------  -------  --------  --------  --------  ------------ --------  ----------
                                                    (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS
 DATA:
Revenue.................  $    23  $   442  $  2,483  $ 15,648  $ 45,457    $ 55,411   $  9,154   $ 16,484
Cost of revenue.........      130    2,891    16,168    47,945    61,439      70,635     15,744     17,724
Network equipment write-
 off(4).................      --       --        --      8,321       --          --         --         --
Development.............      349      534       837     2,449     4,850       5,665      1,025      1,507
Marketing and sales.....      131      639     3,899    16,609    24,622      28,613      4,936      8,494
General and
 administrative.........      634      611     2,866     3,445     4,790       7,653      1,060      1,852
Amortization of goodwill
 and other intangible
 assets.................      --       --        --        --        --        3,239        --         506
Write-off of in-process
 technology.............      --       --        --        --        --          --         --       5,200
                          -------  -------  --------  --------  --------    --------   --------   --------
Total costs and
 operating expenses.....    1,244    4,675    23,770    78,769    95,701     115,805     22,765     35,283
                          -------  -------  --------  --------  --------    --------   --------   --------
Loss from operations....   (1,221)  (4,233)  (21,287)  (63,121)  (50,244)    (60,394)   (13,611)   (18,799)
Other income, net.......      --       --        --        --      1,233       1,278        --         --
Net interest expense....      (24)     (57)     (721)   (3,260)   (6,571)    (24,962)    (1,070)    (4,470)
                          -------  -------  --------  --------  --------    --------   --------   --------
Loss before
 extraordinary item.....   (1,245)  (4,290)  (22,008)  (66,381)  (55,582)    (84,078)   (14,681)   (23,269)
Extraordinary gain on
 early retirement of
 debt...................      --       --        --        --        --          --         --       3,042
                          -------  -------  --------  --------  --------    --------   --------   --------
Net loss................  $(1,245) $(4,290) $(22,008) $(66,381) $(55,582)   $(84,078)  $(14,681)  $(20,227)
                          =======  =======  ========  ========  ========    ========   ========   ========
OTHER FINANCIAL DATA:
Depreciation and
 amortization...........  $    46  $   169  $  2,196  $  9,470  $ 19,230    $ 24,348   $  3,840   $  6,763
EBITDA(5)...............   (1,175)  (4,064)  (19,091)  (53,651)  (31,014)    (36,046)    (9,771)    (6,836)
Capital
 expenditures(6)........      817      718    17,176    39,093    22,798      25,938      8,930      2,847
Ratio of earnings to
 fixed charges(7).......      N/A      N/A       N/A       N/A       N/A         N/A        N/A        N/A
Deficiency of earnings
 available to cover
 fixed charges(2)(7)....  $(1,245) $(4,290) $(22,008) $(66,381) $(55,582)   $(84,078)  $(14,681)  $(23,269)

                                    AS OF DECEMBER 31,                AS OF
                         ------------------------------------------ MARCH 31,
                          1993     1994     1995    1996     1997     1998
                         -------  -------  ------- ------- -------- ---------
                                           (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equiva-
 lents.................. $    55  $    63  $19,054 $17,657 $119,959 $ 63,707
Restricted cash(8)......     --       --       --      --    52,525   53,273
Property and equipment,
 net....................     675    1,303   16,289  47,927   53,710   53,916
Total assets............     783    1,798   37,235  70,722  244,489  202,870
Long-term debt and
 capital lease
 obligations, net of
 current portion........   1,251    1,648   11,047  30,551  179,172  154,567
Total stockholders' eq-
 uity (deficit).........  (1,172)  (4,202)   9,763   2,925   31,918   12,146

                                           (Footnotes appear on the next page.)

--------
(1) The pro forma statement of operations data gives effect to the InterNex acquisition which occurred effective on February 5, 1998 as if it occurred on January 1, 1997. In addition, the pro forma statement of operations data includes pro forma adjustments reflecting the interest that would have been incurred had the Existing Senior Notes been outstanding as of January 1, 1997. See Selected Unaudited Pro Forma Condensed Combined Financial Information.
(2) Statement of operations data does not reflect the Offering. Preferred Stock dividends and accretion on a pro forma basis, assuming the Offering occurred on January 1, 1997, would have been $21.8 million for the year ended December 31, 1997. Assuming the Offering occurred on January 1, 1998, dividends and accretion on a pro forma basis for the three months ended March 31, 1998 would have been $5.2 million.
(3) Includes the results of InterNex's operations from February 5, 1998 (the date of acquisition) through the end of the period. See Note 12 of Notes to Financial Statements.
(4) See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 2 of Notes to Financial Statements.
(5) EBITDA is loss from operations before interest, taxes, depreciation and amortization and, for the three months ended March 31, 1998, also excludes the write-off of in-process technology. EBITDA is included herein because management believes that certain investors find it to be a useful tool for measuring a company's ability to service its debt; however, EBITDA does not represent cash flow from operations, as defined by generally accepted accounting principles, should not be considered as a substitute for net loss as an indicator of the Company's operating performance or cash flow as a measure of liquidity, and should be examined in conjunction with the Financial Statements and Notes thereto of the Company included elsewhere in this Offering Memorandum.
(6) Capital expenditures includes assets acquired through capital lease financing and other debt.
(7) For purposes of this computation, the ratio of earnings to fixed charges has been calculated by dividing fixed charges into loss before income taxes, fixed charges, other income and extraordinary items. Fixed charges consist of interest expense and a portion of lease rental charges considered to represent interest cost.
(8) Restricted cash of $53.3 million consists of funds held in escrow to pay interest relating to the Company's Existing Senior Notes. See "Description of Certain Indebtedness" and Note 4 of Notes to Financial Statements.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  The following discussion should be read in conjunction with financial statements and related notes included elsewhere in this Prospectus. The results shown herein are not necessarily indicative of the results to be expected in any future periods. This discussion contains forward-looking statements based on current expectations which involve risks and uncertainties. Actual results and the timing of certain events may differ significantly from those projected in such forward-looking statements due to a number of factors, including those set forth in the section entitled "Risk Factors" and elsewhere in this Prospectus.

OVERVIEW

  The Company was founded in 1991. From 1991 to mid-1993, the Company conducted development and network services planning activities and realized no revenues. Initially, the Company was focused on providing consumers with direct dial-up connectivity to bulletin board services. On-line gaming and entertainment services for consumers were commenced in July 1993 through the utilization of a third party network infrastructure. The Company commenced operation of its own network in late 1994. In May 1995, new management led by Henry R. Nothhaft redefined and broadened the Company's strategy to provide a range of Internet and tailored, value-added Internet Protocol-based network services to consumers and businesses.

  The Company's revenue prior to 1996 has been primarily generated from providing Internet access to consumers. The Company's current focus is on developing and deploying Virtual Private Networks and providing dedicated network access and Web hosting services for enterprise customers. Contracts with enterprise customers typically have a term ranging from one to three years. The Company expects enterprise-related revenue to represent an increasing portion of total revenue in future periods. The foregoing expectation is a forward-looking statement that involves risks and uncertainties, and actual results could vary as a result of a number of factors including the Company's operating results, the results and timing of the Company's launch of new products and services, governmental or regulatory changes, the ability of the Company to meet product and project demands, the success of the Company's marketing efforts, competition and acquisitions of complementary businesses, technologies or products.

  In February 1998, the Company acquired InterNex pursuant to a Share Acquisition Agreement between the Company, InterNex and the sole shareholder of InterNex. This acquisition was accounted for using the purchase method of accounting. Accordingly, the Company's historical financial statements do not include results of operations, financial position or cash flows of InterNex prior to its acquisition in February 1998. In addition, as a result of the acquisition, the Company has incurred charges relating to the cost of acquired in-process technology of $5.2 million and recorded an aggregate of $12.5 million of goodwill and other intangible assets, which will be amortized on a straight-line basis over their useful lives ranging from two to five years. See Note 12 of Notes to Financial Statements. If the Company were to incur additional charges for acquired in-process technology and amortization of goodwill with respect to any future acquisitions, the Company's business, operating results and financial condition could be materially and adversely affected. See "Liquidity and Capital Resources" and "Risk Factors--Risks Associated with Acquisitions."

  The Company has incurred net losses and experienced negative cash flow from operations since inception and expects to continue to operate at a net loss and experience negative cash flow at least through the remainder of 1998. The Company's ability to achieve profitability and positive cash flow from operations is dependent upon the Company's ability to substantially grow its revenue base and achieve other operating efficiencies. The Company experienced net losses of approximately $22.0 million, $66.4 million and $55.6 million for the years ended December 31, 1995, 1996 and 1997, respectively and $20.2 million for the three months ended March 31, 1998. There can be no assurance that the Company will be able to achieve or sustain revenue growth, profitability or positive cash flow on either a quarterly or an annual basis. At December 31, 1997, the Company had approximately $60.0 million of gross deferred tax assets comprised primarily of net operating loss carryforwards.

The Company believes that, based on a number of factors, the available objective evidence creates sufficient uncertainty regarding the realizability of the deferred tax assets such that a full valuation allowance has been recorded. These factors include the Company's history of net losses since its inception and the fact that the market in which the Company competes is intensely competitive and characterized by rapidly changing technology. The Company believes that, based on the current available evidence, it is more likely than not that the Company will not generate taxable income through 1999, and possibly beyond, and accordingly will not realize the Company's deferred tax assets through 1999, and possibly beyond. The Company will continue to assess the realizability of the deferred tax assets based on actual and forecasted operating results. In addition, the utilization of net operating losses may be subject to a substantial annual limitation due to the "change in ownership" provisions of the Internal Revenue Code of 1986 and similar state provisions. The annual limitation may result in the expiration of net operating losses before utilization. See Note 9 of Notes to Financial Statements.

  The Company expects to focus in the near term on building and increasing its revenue base, which will require it to significantly increase its expenses for personnel, marketing, network infrastructure and the development of new services, and may adversely impact short term operating results. As a result, the Company believes that it will incur losses in the near term and there can be no assurance that the Company will be profitable on a quarterly basis in the future.

RESULTS OF OPERATIONS

 Three Months Ended March 31, 1998 Compared to Three Months Ended March 31,
1997.

  Revenue. Revenue totaled approximately $16.5 million for the three months ended March 31, 1998, a $7.3 million increase over revenue of approximately $9.2 million for the three months ended March 31, 1997. This increased revenue reflects growth in revenue from the Company's broadened product offerings to its enterprise customers and through the Company's leveraged marketing arrangements with its strategic partners, continued growth in revenue derived from Internet access customers and two months of revenue generated from InterNex which was acquired in February 1998. For the three months ended March 31, 1998, revenue from WebTV Networks, Inc. ("WNI") declined to 30.8% of the Company's net revenue from 32.7% for the three months ended March 31, 1997. The Company expects revenue from WNI to decrease as a percentage of revenue. The foregoing expectation is a forward looking statement that involves risks and uncertainties and the actual results could vary materially as a result of a number of factors including those set forth below under the caption "Risk Factors--Customer Concentration."

  Cost of Revenue. Cost of revenue consists primarily of personnel costs to maintain and operate the Company's network, access charges from local exchange carriers, backbone and Internet access costs, depreciation of network equipment and amortization of related assets. Cost of revenue for the three month period ended March 31, 1998 was approximately $17.7 million, an increase of $2.0 million from cost of revenue of $15.7 million in the first quarter of 1997. This increase is attributable to the overall growth in the size of the network. As a percentage of revenue, such costs declined to 107.5% of revenue in the three months ended March 31, 1998, down from 172.0% of revenue in the year earlier period, due to increased network utilization associated with the Company's revenue growth and lower per port costs of the Company's network architecture. The Company expects its cost of revenue to continue to increase in dollar amount, while declining as a percentage of revenue as the Company expands its customer base. The foregoing expectation is a forward looking statement that involves risks and uncertainties and the actual results could vary materially as a result of a number of factors, including those set forth below under the caption "Risk Factors--Limited Operating History; Continuing Operating Losses," "--Management of Potential Growth and Expansion" and "-- Dependence Upon New and Uncertain Markets."

  Development. Development expense consists primarily of personnel and equipment related expenses associated with the development of products and services of the Company. Development expense was approximately $1.5 million and $1.0 million for the three months ended March 31, 1998 and 1997, respectively.

This higher level of development expense reflects an overall increase in personnel to develop new product offerings and to manage the overall growth in the network. Development expense as a percentage of revenue declined to 9.1% for the three months ended March 31, 1998 from 11.2% in the year earlier period as a result of the Company's increased revenue. The Company expects its development spending to continue to increase in dollar amount, but to decline as a percentage of revenue. The foregoing expectation is a forward looking statement that involves risks and uncertainties and the actual results could vary materially as a result of a number of factors, including those set forth below under the caption "Risk Factors--Limited Operating History; Continuing Operating Losses" and "--Dependence Upon New and Enhanced Services."

  Marketing and Sales. Marketing and sales expense consists primarily of personnel expenses, including salary and commissions, costs of marketing programs and the cost of 800 number circuits utilized by the Company for customer support functions. Marketing and sales expense was approximately $8.5 million and $4.9 million for the three months ended March 31, 1998 and 1997, respectively. The $3.6 million increase in 1998 reflects a substantial investment in the customer support, marketing and sales organizations necessary to support the Company's expanded customer base. This increase also reflects a growth in subscriber acquisition costs, related to both increased direct marketing efforts as well as commissions paid to distribution partners. Additionally, the increase reflects marketing efforts related to the introduction and expansion of enterprise products and services. Marketing and sales expense as a percentage of revenue declined to 51.5% for the three months ended March 31, 1998 from 53.9% in the year earlier period as a result of the Company's increased revenue. The Company expects marketing and sales expenditures to continue to increase in dollar amount, but to decline as a percentage of revenue. The foregoing expectation is a forward looking statement that involves risks and uncertainties and the actual results could vary materially as a result of a number of factors including those set forth under "Risk Factors--Dependence on New and Uncertain Markets," "--Management of Potential Growth and Expansion."

  General and Administrative. General and administrative expense consists primarily of personnel expense and professional fees. General and administrative expense was approximately $1.9 million and $1.1 million for the three months ended March 31, 1998 and 1997, respectively. This higher level of expense reflects an increase in personnel and professional fees necessary to manage the financial, legal and administrative aspects of the business. General and administrative expense as a percentage of revenue declined to 11.2% for the three months ended March 31, 1998 from 11.6% in the year earlier period as a result of the Company's increased revenue. The Company expects general and administrative expense to increase in dollar amount, reflecting its growth in operations and costs associated with being a publicly held entity, but to decline as a percentage of revenue. The foregoing expectation is a forward looking statement that involves risks and uncertainties and the actual results could vary materially as a result of a number of factors including those set forth under "Risk Factors--Dependence on New and Uncertain Markets" and "--Management of Potential Growth and Expansion."

  Amortization of Goodwill and Other Intangible Assets. During the three months ended March 31, 1998 the Company recorded amortization of goodwill and other intangible assets of $506,000 resulting from the acquisition of InterNex in February 1998 (see Note 12 of Notes to Financial Statements).

  Write-off of In-Process Technology. In the quarter ended March 31, 1998 the Company wrote-off $5.2 million in-process technology related to the InterNex acquisition (see Note 12 of Notes to Financial Statements).

  Net Interest Expense. Net interest expense was approximately $4.5 million and $1.1 million for the quarters ending March 31, 1998 and 1997, respectively. The increase is primarily due to interest related to $150.0 million principal amount of Existing Senior Notes.

  Extraordinary Gain. During the three months ended March 31, 1998 the Company realized an extraordinary gain of $3.0 million related to the early retirement of debt in the form of capital lease obligations (see Note 12 of Notes to Financial Statements).

  Net Loss. The Company's net loss increased to approximately $20.2 million for the quarter ended March 31, 1998 as compared to approximately $14.7 million for the same quarter of 1997. The loss in 1998 included a one-time charge for $5.2 million for the write-off of in process technology and an extraordinary gain of $3.0 million for the early retirement of debt (see Note 12 of Notes to Financial Statements).

 Year Ended December 31, 1997 Compared to Year Ended December 31, 1996.

  Revenue. Revenue for the year ended December 31, 1997 totaled approximately $45.5 million, an increase of $29.9 million over revenue of $15.6 million for the year ended December 31, 1996. This increased revenue reflects growth in revenue from the Company's broadened product offerings to its enterprise customers and through the Company's leveraged marketing arrangements with its strategic partners, as well as continued growth in revenue derived from Internet access customers. WebTV accounted for approximately 33.4% of total revenue for the year ended December 31, 1997.

  Cost of Revenue. Cost of revenue for the year ended December 31, 1997 totaled approximately $61.4 million compared with $47.9 million for the year ended December 31, 1996. This increase is attributable to the overall growth in the size of the network. As a percentage of revenue, costs declined to 135.2% of revenue in the year ended December 31, 1997 from 306.4% of revenue in the year earlier period due to increased network utilization associated with the Company's revenue growth and lower per port costs of the Company's SuperPOP network architecture deployed in the second half of 1996.

  Development. Development expense for the year ended December 31, 1997 and 1996 was approximately $4.9 million and $2.4 million, respectively. This higher level of development expense reflects an overall increase in personnel to develop new product offerings and to manage the overall growth in the network. As a percent of revenue, development expense declined to 10.7% for the year ended December 31, 1997 from 15.7% for the year ended December 31, 1996, as a result of the Company's increased revenue.

  Marketing and Sales. For the year ended December 31, 1997 and 1996, marketing and sales expense was approximately $24.6 million and $16.6 million, respectively. The $8.0 million increase in 1997 reflects a substantial investment in the customer support, marketing and sales organizations necessary to support the Company's expanded customer base. This increase also reflects a growth in subscriber acquisition costs, related to both increased direct marketing efforts as well as commissions paid to distribution partners. Additionally, the increase reflects the ramp-up of marketing efforts related to the introduction of enterprise products and services. Marketing and sales expense as a percentage of revenue declined to 54.2% for the year ended December 31, 1997 from 106.1% in the year earlier period as a result of the Company's increased revenue.

  General and Administrative. For the year ended December 31, 1997 and 1996, general and administrative expenses were approximately $4.8 million and $3.4 million, respectively. This higher level of expense reflects an increase in personnel and professional fees necessary to manage the financial, legal and administrative aspects of the business. For the year ended December 31, 1997, general and administrative expense declined to 10.5% from 22.0% for the year ended December 31, 1996 as a result of the Company's increased revenue.

  Net Interest Expense. Net interest expense was approximately $6.6 million and $3.3 million for the years ended December 31, 1997 and 1996, respectively. The increase for the year ended December 31, 1997 was primarily due to a cost of financing charge of $930,000 associated with the value of warrants issued in connection with $5.0 million of bridge loans received in June 1997 and $744,000 associated with the issuance of the Existing Senior Notes. Additionally, the principal amount of capitalized lease obligations increased $7.0 million from December 31, 1996 to December 31, 1997. The year ended December 31, 1996 included approximately $330,000 associated with the value of warrants issued in connection with bridge loan financing.

  Other (Income) Expense. During the year ended December 31, 1997, upon settlement of the Sattel litigation, the Company recorded $970,000 of other income related to the reversal of previously established reserves. Additionally, the Company recorded $425,000 of other income related to the re-negotiation of a third party services agreement.

  Net Loss. For the year ended December 31, 1997 the net loss totaled $55.6 million as compared to $66.4 million for the year ended December 31, 1996.

 Year Ended December 31, 1996 Compared to Year Ended December 31, 1995

  Revenue. Revenue totaled approximately $15.6 million for the year ended December 31, 1996, an increase of $13.1 million over 1995 revenue of approximately $2.5 million. This increase reflects continued growth in revenue derived from Internet access customers, as well as revenue from the Company's broadened enterprise product offerings and through the Company's leveraged marketing arrangements with its strategic partners. The average selling prices of the Company's offerings for consumer Internet access services decreased by approximately 33% beginning in April 1996 due to industry-wide adoption of flat monthly rates for unlimited Internet access.

  Cost of Revenue. Cost of revenue for the year ended December 31, 1996 was approximately $47.9 million, an increase of $31.7 million from 1995 cost of revenue of approximately $16.2 million. The largest component of this increase was the cost of providing virtual local access ("VLA") service over 800 circuits. VLA service was an interim solution for providing nationwide coverage, while the Company's SuperPOP network architecture was being deployed. This deployment was substantially completed in December 1996. Costs associated with VLA service are expected to be immaterial in amount in 1997. The remainder of the increase in 1996 cost of revenue is primarily attributable to the overall growth in the size of the network.

  Network Equipment Write-off. In 1996, the Company took a charge of approximately $8.3 million related to the cost of certain network equipment. The Company decided not to deploy the equipment in the network because of concerns that the equipment would not provide the functionality and reliability required by the Company and concerns that the equipment provider would be unable to provide timely maintenance and support. See Note 2 of Notes to Financial Statements.

  Development. Development expense for the year ended December 31, 1996 was approximately $2.4 million, an increase of $1.6 million over 1995 expenditures of approximately $837,000. This higher level of development expense in 1996 primarily reflects an overall increase in personnel to develop new product offerings and to manage the overall growth in the network.

  Marketing and Sales. Marketing and sales expense for 1996 was approximately $16.6 million, an increase of $12.7 million over 1995 expenditures of approximately $3.9 million. This increase in marketing and sales expense reflects a substantial investment in the customer support, marketing and sales organizations required to support the Company's expanded customer base. This increase also reflects a growth in subscriber acquisition costs, related to both increased direct marketing efforts as well as commissions paid to distribution partners. Additionally, the increase reflects the ramp-up of marketing efforts related to the introduction of enterprise products and services.

  General and Administrative. General and administrative expense for 1996 was approximately $3.4 million, an increase of $500,000 over 1995 expenditures of approximately $2.9 million. This increase reflects an increase in personnel and professional fees necessary to manage the financial, legal and administrative aspects of the business.

  Net Interest Expense. Net interest expense for 1996 was approximately $3.3 million as compared to approximately $721,000 for 1995. The increase of $2.6 million is primarily due to an increase of $27.6 million in principal amount of the capitalized lease obligations from December 31, 1995 to December 31, 1996. This increase in interest expense was partially offset by greater interest income from higher average cash balances resulting from equity financings completed in late 1995 and in August 1996. See Notes 3 and 6 of Notes to Financial Statements.

  Net Loss. The Company's net loss increased to approximately $66.4 million in 1996 from approximately $22.0 million in 1995.

 Year Ended December 31, 1995 Compared to Year Ended December 31, 1994

  Revenue. Revenue totaled approximately $2.5 million for 1995, an increase of $2.1 million, over 1994 revenue of approximately $400,000. The Company's revenue in 1995 reflects its first full year of providing network services. The Company's revenue in both of these years was derived entirely from the sale of Internet access services to consumers.

  Cost of Revenue. Cost of revenue for 1995 was approximately $16.2 million, an increase of $13.3 million over 1994 cost of revenue of approximately $2.9 million. The increase in cost of revenue from 1994 to 1995 reflected overall higher costs associated with deploying and managing the Company's own network infrastructure. Prior to late 1994, the Company had leased third party network facilities and thus had not incurred significant network deployment and maintenance expenses.

  Development. Development expense for 1995 was approximately $837,000, an increase of $303,000 over 1994 expenditures of approximately $534,000. This higher level of development expense primarily reflected an overall increase in personnel required to develop new products and support network growth.

  Marketing and Sales. Marketing and sales expense for 1995 was approximately $3.9 million, an increase of $3.3 million over 1994 expenditures of approximately $639,000. This higher level of spending in 1995 reflected the Company's new market focus on providing IP-based network services. In connection with this new focus, the Company incurred increased expenses related to direct subscriber acquisition, formation of a telesales group, development of strategic relationships and marketing communications. With the growth in subscribers, the Company added personnel to its customer support organization.

  General and Administrative. General and administrative expense for 1995 was $2.9 million, an increase of $2.3 million over 1994 expenditures of approximately $600,000. This increase generally reflects an increase in personnel and professional fees necessary to manage the financial, legal and administrative aspects of the business.

  Net Interest Expense. Net interest expense for 1995 was approximately $721,000 as compared with approximately $57,000 for 1994. This increase in net interest expense resulted from the Company's deployment of network equipment for its own network infrastructure beginning in late 1994 which equipment purchases were primarily financed under capital leases. Capital lease obligations at December 31, 1995 were $14.2 million, compared with no such obligations at December 31, 1994.

  Net Loss. The Company's net loss increased to approximately $22.0 million in 1995 from a net loss of $4.3 million in 1994.

QUARTERLY RESULTS OF OPERATIONS

  The Company's quarterly operating results can fluctuate from period-to-period depending upon factors such as the success of the Company's efforts to expand its subscriber and third party partnership base, changes in, and the timing of, expenses relating to development and sales and marketing and changes in pricing policies by the Company or its competitors. Management believes that period-to-period comparisons of its financial results should not be relied upon as an indication of future performance. The Company may experience significant period-to-period fluctuations in operating results.

  The following tables set forth the statement of operations data for each of the five quarters through March 31, 1998, as well as the percentage of the Company's revenue. This information has been derived from the Company's unaudited financial statements. In the opinion of management, the unaudited information set forth below has been prepared on the same basis as the audited financial statements contained herein and includes all adjustments, consisting only of normal recurring adjustments necessary to present fairly the information set forth herein. The operating results for any quarter are not necessarily indicative of results for any future period.

                                             THREE MONTHS ENDED
                               --------------------------------------------------
                               MARCH 31,  JUNE 30,  SEP. 30,  DEC. 31,  MARCH 31,
                                 1997       1997      1997      1997      1998
                               ---------  --------  --------  --------  ---------
                                           (DOLLARS IN THOUSANDS)
Revenue......................  $  9,154   $ 10,814  $ 11,824  $ 13,665  $ 16,484
Costs and operating expenses:
 Cost of revenue.............    15,744     14,913    14,838    15,944    17,724
 Development.................     1,025      1,200     1,313     1,312     1,507
 Marketing and sales.........     4,936      6,094     6,459     7,133     8,494
 General and administrative..     1,060      1,127     1,182     1,421     1,852
 Amortization and goodwill
  and other tangible assets..       --         --        --        --        506
 Write-off of in-process
  technology.................       --         --        --        --      5,200
                               --------   --------  --------  --------  --------
  Total costs and operating
   expenses..................    22,765     23,334    23,792    25,810    35,283
                               --------   --------  --------  --------  --------
Loss from operations.........   (13,611)   (12,520)  (11,968)  (12,145)  (18,799)
Other income (expense), net..       --       1,395      (162)      --        --
Net interest expense.........    (1,070)    (1,779)   (2,088)   (1,634)   (4,470)
                               --------   --------  --------  --------  --------
Loss before extraordinary
 item........................   (14,681)   (12,904)  (14,218)  (13,779)  (23,269)
Extraordinary gain on early
 retirement of debt..........       --         --        --        --      3,042
                               --------   --------  --------  --------  --------
Net loss.....................  $(14,681)  $(12,904) $(14,218) $(13,779) $(20,227)
                               ========   ========  ========  ========  ========

                                             THREE MONTHS ENDED
                               --------------------------------------------------
                               MARCH 31,  JUNE 30,  SEP. 30,  DEC. 31,  MARCH 31,
                                 1997       1997      1997      1997      1998
                               ---------  --------  --------  --------  ---------
Revenue......................    100.0%     100.0%    100.0%    100.0%    100.0%
Costs and operating expenses:
 Cost of revenue.............    172.0      137.9     125.5     116.7     107.5
 Development.................     11.2       11.1      11.1       9.6       9.1
 Marketing and sales.........     53.9       56.4      54.6      52.2      51.5
 General and administrative..     11.6       10.4      10.0      10.4      11.2
 Amortization of goodwill and
  other intangible assets....      --         --        --        --        3.1
 Write off of in-process
  technology.................      --         --        --        --       31.6
                                ------     ------    ------    ------    ------
  Total operating costs and
   expenses..................    248.7      215.8     201.2     188.9     214.0
                                ------     ------    ------    ------    ------
Loss from operations.........   (148.7)    (115.8)   (101.2)    (88.9)   (114.0)
Other income (expense), net..      --        12.9      (1.4)      --        --
Net interest expense.........    (11.7)     (16.4)    (17.7)    (11.9)    (27.1)
                                ------     ------    ------    ------    ------
Loss before extraordinary
 item........................   (160.4)    (119.3)   (120.3)   (100.8)   (141.1)
Extraordinary gain on early
 retirement of debt..........      --         --        --        --       18.4
                                ------     ------    ------    ------    ------
Net loss.....................   (160.4)%   (119.3)%  (120.3)%  (100.8)%  (122.7)%
                                ======     ======    ======    ======    ======

  The Company's operating results have fluctuated in the past and may in the future fluctuate significantly, depending upon a variety of factors, including the timely deployment and expansion of the Concentric network and new network architectures, the incurrence of related capital costs, the receipt of new value-added network services and consumer services subscriptions and the introduction of new services by the Company and its competitors. Additional factors that may contribute to variability of operating results include: the pricing and mix of services offered by the Company; customer retention rate; market acceptance of new and enhanced versions of the Company's services; changes in pricing policies by the Company's competitors; the Company's ability to obtain sufficient supplies of sole- or limited-source components; user demand for network and Internet access services; balancing of network usage over a 24-hour period; general access services; the ability to identify, acquire and integrate successfully suitable acquisition candidates; and charges related to acquisitions. In response to competitive pressures, the Company may take certain pricing or marketing actions that could have a material adverse effect on the Company's business. As a result, variations in the timing and amounts of revenues could have a material adverse effect on the Company's quarterly operating results. Due to the foregoing factors, the Company believes that period-to-period comparisons of its operating results are not necessarily meaningful and that such comparisons cannot be relied upon as indicators of future performance. In the event that the Company's operating results in any future period fall below the expectations of securities analysts and investors, the trading price of the Company's securities would likely be materially and adversely affected.

  In view of the significant growth of the Company's operations, the Company believes that period-to-period comparisons of its financial results should not be relied upon as an indication of future performance and that the Company may experience in the future significant period-to-period fluctuations in operating results. The Company expects to focus in the near term on building and increasing its revenue base, which will require it to significantly increase its expenses for personnel, marketing, network infrastructure and the development of new services, and may adversely impact short term operating results. As a result, there can be no assurance that the Company will be profitable on a quarterly basis in the future and the Company believes that it will incur losses in the near term.

LIQUIDITY AND CAPITAL RESOURCES

  To date, the Company has satisfied its cash requirements primarily through capitalized lease financings, the sale of capital stock and debt financings. The Company's principal uses of cash are to fund working capital requirements and capital expenditures, to service its capital lease financing obligations, to finance and fund the InterNex acquisition and to provide for the early retirement of debt. Net cash used in operating activities for the years ended December 31, 1997 and 1996 was approximately $45.9 million and $42.1 million, respectively. Included in the amount for the year ended December 31, 1997 is $4.4 million of cash paid in settlement of a dispute with Sattel. Cash used in operating activities in both periods was primarily affected by the net losses, caused by increased costs relating to the expansion of the Company's network and organizational infrastructure. Net cash used in operating activities for the three months ended March 31, 1998 and 1997 was approximately $8.4 million and $11.1 million, respectively. Cash used in operating activities in both periods was primarily affected by the net losses, caused by increased costs relating to the expansion of the Company's network and organizational infrastructure.

  Net cash used in investing activities for the years ended December 31, 1997 and 1996 was approximately $6.5 million and $7.3 million, respectively. Investing activities consisted primarily of purchases of capital equipment to support the growing infrastructure. Net cash used in investing activities for the three months ended March 31, 1998 and 1997 was approximately $17.7 million and $2.5 million, respectively. Investing activities primarily consisted of a cash payment of $15.5 million for the InterNex acquisition in the first quarter of 1998 and purchases of capital equipment in both periods.

  For the year ended December 31, 1997 net cash of approximately $154.7 million was generated from financing activities, of which $74.0 million, net of issuance costs, was derived from the issuance of stocks and warrants and $145.0 million, net of issuance costs, was derived from the issuances of the Existing Senior Notes, net of $52.5 million investment in U.S. Government treasury strips held as restricted cash in accordance with the terms of the Existing Senior Notes. The Company also received $5.0 million in debt financing in June 1997, of which $2.0 million was repaid and $3.0 million was converted into Common Stock, respectively, upon closing of the Company's IPO. Concurrent with the closing of the IPO, the Company repurchased $2.2 million of Common Stock from certain stockholders. The remainder of financing activities for the year ended December 31, 1997 is comprised of $11.6 million used for repayment of capital lease obligations. For the year ended December 31, 1996, cash of approximately $48.1 million was generated from financing activities, which reflects receipt of $48.5 million, net of issuance costs, for Series D Convertible Preferred Stock. Also reflected is a $5.0 million bridge loan which was later converted into Series D Convertible Preferred Stock. Repayment of capital lease obligations for the year ended December 31, 1996 was approximately $5.4 million. For the three months ended March 31, 1998 net cash of approximately $30.1 million was used in financing activities, of which $24.8 million was used for the early retirement of capital lease obligations. For the three months ended March 31, 1997, net cash used in financing activities was $1.2 million relating to principal payments on lease obligations.

  The net cash increase for the year ended December 31, 1997 was $102.3 million as compared to a net cash decrease for the year ended December 31, 1996 of $1.4 million. At December 31, 1997, the Company had cash and cash equivalents of approximately $120.0 million, restricted cash of $52.5 million and working capital of $115.4 million. The net cash decrease for the three month period ended March 31, 1998 was $56.3 million. This included a cash payment of approximately $15.5 million associated with the acquisition of InterNex and the related payment of $3.5 million for certain assumed liabilities and $24.8 million used for the early retirement of debt. The net cash decrease for the three months ended March 31, 1997 was $14.8 million. At March 31, 1998 the Company had cash and cash equivalents of approximately $63.7 million and working capital of $61.6 million.

  The Company expects to incur additional operating losses and will rely primarily on its available cash resources, the net proceeds from the issuance of the Preferred Stock and financing available under a network equipment lease agreement (that currently has no maximum borrowing limit) to meet its anticipated cash needs for working capital and for the acquisition of capital equipment through at least the end of 1999. However, there can be no assurance that the Company will not require additional financing within this time frame. The Company's forecast of the period of time through which its financial resources will be adequate to support its operations is a forward-looking statement that involves risks and uncertainties, and actual results could vary materially as a result of a number of factors, including those set forth below under the caption "Risk Factors--Future Capital Needs; Uncertainty of Additional Financing." The Company may be required to raise additional funds through public or private financing, strategic relationships or other arrangements. There can be no assurance that such additional funding, if needed, will be available on terms attractive to the Company, or at all.

IMPACT OF ADOPTION OF NEW ACCOUNTING STANDARDS

  In 1997, the Financial Accounting Standards Board issued Statement No. 128, "Earnings Per Share" (FAS 128). FAS 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All earnings per share amounts for all periods have been presented, and where appropriate, restated to conform to the FAS 128 requirements and the SEC's SAB 98 related thereto.

  In June 1997, the Financial Accounting Standards Board issued Statement No. 130, "Reporting Comprehensive Income" (FAS 130), and Statement No. 131, "Disclosures about Segments of an Enterprise and Related Information" (FAS
131). The Company is required to adopt these Statements in fiscal 1998. FAS 130 establishes new standards for reporting and displaying comprehensive income and its components. FAS 131 requires disclosure of certain information regarding operating segments, products and services, geographic areas of operation and major customers. Adoption of these Statements is expected to have no impact on the Company's financial position, results of operations or cash flows.

                                   BUSINESS

  Concentric provides tailored, value-added IP-based network services for businesses and consumers. To provide these services, the Company utilizes its low/fixed latency, high-throughput network, employing its advanced network architecture and the Internet. Concentric's service offerings for enterprises include VPNs, DAFs, remote access services and Web hosting services. These services enable enterprises to take advantage of standard Internet tools such as browsers and high-performance servers for customized data communications within an enterprise and between an enterprise and its suppliers, partners and customers. These services combine the cost advantages, nationwide access and standard protocols of public networks with the customization, high performance, reliability and security of private networks. Among the current enterprise customers are Acer, Intuit, Netscape, Microsoft and WebTV. Concentric's service offerings for consumers and small office/home office customers include local Internet dial-up access and applications hosting services.

INDUSTRY BACKGROUND

 Development of Private Networks

  Historically, the data communications services offered by public carriers had limited security features, were expensive and did not adequately ensure accurate and reliable transmission. As a result, many corporations established and maintained their own private wide-area networks ("WANs") to provide network-based services, such as transaction processing, to their customers and to coordinate operations between employees, suppliers and business partners. Such private WANs were frequently customized to specific applications, business practices and user communities. As a result, these private WANs had the capability of providing organizations and users with tailored performance and features, security, reliability and private-label branding.

  The demand for WANs has grown as a result of today's competitive business environment. Factors stimulating the higher demand include the need to provide broader and more responsive customer service, to operate faster and more effectively between operating units, suppliers and other business partners, and the need to take advantage of new business opportunities for network-based offerings in a timely fashion. In addition, as businesses become more global in nature, the ability to access business information across the enterprise has become a competitive necessity.

  Despite the attractive capabilities of private networks, limitations of many private WANs have impeded or reduced the effectiveness of their use. These networks, which traditionally have required the use of leased telephone lines with bandwidth dedicated solely to this purpose and the purchase of vendor-specific networking equipment, are inherently expensive to set up, operate and maintain. Private WANs often require the development and maintenance of proprietary software and lack cost-effective access. These aspects of developing, deploying and maintaining such private WANs have conflicted with the increased focus of many businesses on their core competencies, which has prompted the outsourcing of many noncore functions. The Company believes that many businesses have viewed as unacceptable the costs of maintaining a private WAN infrastructure and the risks of investing in new technologies in the absence of a single technological standard.

 Emergence of the Internet

  The emergence of the Internet and the widespread adoption of IP as a data transmission standard in the 1990s, combined with deregulation of the telecommunications industry and advances in telecommunications technology have significantly increased the attractiveness of providing data communication applications and services over public networks. At the same time, growth in client/server computing, multimedia personal computers and online computing services and the proliferation of networking technologies have resulted in a large and growing group of people who are accustomed to using networked computers for a variety of purposes, including e-mail, electronic file transfers, online computing and electronic financial transactions. These trends have led businesses increasingly to explore opportunities to provide IP-based applications and services within their organization, and to customers and business partners outside the enterprise.

 Need for IP-Based Private Networks

  The ubiquitous nature and relatively low cost of the Internet have resulted in its widespread usage for certain applications, most notably Web access and e-mail. However, usage of the Internet for mission-critical business applications has been impeded by the limited security and unreliable performance inherent in the structure and management of the Internet. Additionally, emerging applications such as IP-based voice and video applications, multiplayer gaming and certain multimedia applications require a network that has high performance characteristics, including low and/or fixed latency (response time) and high throughput, as well as the ability to customize features for specific user requirements. On the Internet, latency is frequently relatively high and variable, making it suboptimal for these emerging applications. Although private networks are capable of offering lower and more stable latency levels, providers of these emerging applications also desire a network that will offer their customers full access to the Internet. As a result, these businesses and applications providers require a network that combines the best features of the Internet, such as openness, ease of access and low cost made possible by the IP standard, with the advantages of a private network, such as high security, low/fixed latency and customized features.

  Industry analysts expect the market size for both value-added IP data networking services and Internet access to grow rapidly as businesses and consumers increase their use of the Internet, intranets and privately managed IP networks. According to industry analyst Forrester Research, Inc., the total market for these services is projected to grow from $6.2 billion in 1997 to approximately $49.7 billion in the year 2002, with approximately $27.9 billion in the enterprise market segment and $21.8 billion in the consumer market segment.

THE CONCENTRIC SOLUTION

  Concentric provides tailored, value-added IP-based network services for businesses and consumers. To provide these services, the Company employs a low/fixed latency, high-throughput network based on its advanced, geographically dispersed ATM and frame relay backbone and the Internet. Concentric allows enterprises to create virtual private networks providing tailored network access, content and services to enterprise-defined end users with higher reliability and more security than is available over the Internet. Concentric's VPN solutions also provide the ease of access and flexibility of public networks at a lower cost than private WANs without sacrificing reliability or security.

  The Concentric network employs an advanced, geographically dispersed ATM and frame relay backbone, SuperPOPs in 16 major metropolitan areas and 138 secondary and tertiary POPs in other cities, allowing dial-up network access in the U.S. and Canada. In addition, the Company can provide analog dial-up, frame relay, fractional T-1, T-1 and DS3 access to the network. The Concentric network is engineered and managed to provide superior quality of service, balancing several key performance criteria. The Company provides guaranteed levels of service for dedicated access facilities to enterprise customers, and targets performance benchmarks for connection success rates, latency levels and throughput for all of its service offerings.

  In addition to strong network performance capabilities, the Company believes that several factors distinguish its ability to provide value-added network services. These factors include: (i) excellent service quality; (ii) rapid development time and flexibility in meeting custom applications requirements;
(iii) responsive customer support and effective account management, available 24 hours per day, seven days per week through the Company's 170 customer service personnel; and (iv) the Company's technical expertise in devising cost-effective network solutions for customers.

BUSINESS STRATEGY

  The Company's objective is to become the leading supplier of value-added, IP-based network services worldwide. In order to achieve this goal, the Company is implementing a business strategy focused on the following key principles:

  Rapidly Provide Cost-Effective, Tailored Network Solutions. The Company intends to capitalize on its expertise in developing tailored VPNs to establish a leadership position in rapidly developing, deploying and maintaining a range of value-added network services to meet the specific needs of its customers. The Company utilizes a set of software and hardware technology modules as "building blocks" to offer a variety of tailored network services on an IP-based network architecture with minimal additional investment in engineering and rapid time to market for businesses and consumers. These building blocks include modules for client and system software, dedicated and remote network connectivity, tracking and billing, Web hosting, customer support and security.

  Optimize Network Utilization. Given the fixed cost nature of Concentric's network infrastructure, the Company strives to increase total network utilization and to optimize this utilization by targeting both daytime business and evening-intensive consumer users to balance the network's usage throughout a 24-hour period. Accordingly, while the Company's current strategic focus is on providing value-added IP-based communications services to enterprises, the Company intends to continue partnering with multichannel distributors to acquire and maintain a base of consumer subscribers who access the Concentric network predominantly during non-business hours.

  Acquire Complementary Assets or Businesses. The Company is actively seeking to identify and acquire assets, technologies or businesses complementary to the Company's value-added enterprise network service strategy. Such acquisition efforts are targeted at businesses that offer the potential to expand the Company's revenue base, increase the scalability of the Company's network infrastructure and value-added service offerings, as well as optimize the utilization of the Company's network. As part of this strategy, in February 1998 the Company acquired InterNex, a provider of network services, colocation services and Web-hosting facilities to enterprise customers.

  Employ Leveraged Marketing Through Strategic Partners. The Company actively seeks to form alliances with certain software developers and telecommunications service and equipment suppliers that have substantially greater marketing, distribution and sales resources than does the Company and that have a large installed customer base. These alliances facilitate the cost-effective acquisition of consumer and business customers and increase Concentric's network utilization. These marketing relationships are developed and enhanced through the bundling of Concentric's IP-based network services with the products and services offered by the strategic partners. These relationships may involve customized browsers, registration services and specialized pricing, commissions and billing programs. To date, Concentric has established such strategic relationships with a number of companies, including Acer, Bay Networks, Inc., Intuit, Microsoft, Netscape, PictureTel, Racal, TMI and WebTV. See "Sales and Marketing."

  Offer Next Generation Network Services. In addition to its core VPN service offerings, the Company is continuing to expand the value-added network services that it makes available to its customers. Towards this end, the Company has recently introduced video conferencing and is in early stage trials of IP-based telephony services that require the low/fixed latency characteristics afforded by the Concentric network.

  Deploy Network Services Internationally. The Company believes that its enterprise customers increasingly will require their network solutions providers to offer network services on a global basis. Pursuant to an agreement with TMI, entered into in August 1996, the Company is working to establish an international network based on Concentric's network technology and expertise and TMIs existing telecommunications infrastructure to deliver a range of compatible network services worldwide. TMI currently has a telecommunications network deployed in over 40 countries worldwide. In April 1998, the Company and TMI launched Mondonet, the first international IP network designed and built expressly to support VPN services with coverage in more than 30 cities in 24 countries. Additionally, the Company entered into a roaming services agreement in June 1997 with NTT PC, a leading provider of IP services in Japan. The roaming services agreement allows Concentric customers to use the NTT PC network to access their internet accounts in Japan and allows members of the NTT PC network to access their internet accounts in the United States and Canada. Additionally, the Company acquired Web- hosting facilities in Stockholm, Sweden, Tokyo, Japan and Hong Kong in February 1998. While the Company does not expect to generate significant revenue from deployment of international network services until at least 1999, the Company believes that the ability to deliver network solutions globally will be a key competitive factor in its industry. The foregoing expectation is a forward-looking statement that involves risks and uncertainties and the actual results could vary materially as a result of a number of factors including those set forth in "Risk Factors--Risks Associated with International Expansion."

SERVICES

  Concentric provides tailored, value-added IP-based network services for businesses and consumers. To provide these services, the Company employs a low/fixed latency high-throughput network based on an advanced, geographically dispersed ATM and frame relay backbone and the Internet.

 Enterprise Solutions

  For businesses, the Company has developed a set of enterprise services including VPNs, dedicated access facilities ("DAF"), digital subscriber line ("DSL") services and Web hosting services.

  Virtual Private Network Services. Concentric's custom VPN solutions enable its customers to deploy tailored, IP-based mission-critical business applications for internal enterprise, business-to-business and business-to-customer data communications on the Concentric network while also affording high-speed access to the Internet. Concentric offers its customers a secure network on which to communicate and access information between an organization's geographically dispersed locations; collaborate with external groups or individuals, including customers, suppliers, and other business partners and use the Web to access information on the Internet and communicate with other Web users.

  The Company's VPN solutions allow the enterprise customer to tailor the type of access, services and information that various users of the VPN are afforded according to the specific needs of the enterprise. Key benefits include rapid implementation time, lower operating and maintenance costs, minimal capital investment, higher quality of service overall and 24-hour network and customer support. For example, starting in October 1995 the Company created and now maintains the VPN used by Intuit customers using a customized version of the Netscape Navigator browser bundled with Quicken for Windows, Quickbooks, ProTax and TurboTax. The bundled software allows a Quicken customer to click on an icon that launches Netscape, and takes the user directly to Quicken Financial Network Website. On the Web page Quicken customers will find useful financial advice, information from Intuit's bank and financial institution partners, answers to commonly asked technical questions and tips on how to tap the full potential of Intuit's financial products. See "--Key Customer Applications."

  In addition to the custom VPNs that Concentric has developed and delivered, the following three distinct VPN products are now offered by the Company:

    Concentric CustomLink. Concentric CustomLink provides a complete, private-labeled dial-up VPN service for customers. In addition, CustomLink permits the customer to segment its users, and apply various levels of services, such as Web access, e-mail, and file transfer protocol ("FTP") to each customer group. CustomLink includes dial-up network access, customized and customer-branded client software, and private labeled help desk services. The dial-up network access offerings include local access, toll-free 800 number access, and a unique connection service, PremierConnect, which provides important customers with connectivity to the VPN, even if local access numbers are busy.

    Enterprise VPN. The Company's Enterprise VPN service includes security hardware and software, high speed network access, network connectivity, customer premise routing equipment and customer support services. The Enterprise VPN service is targeted at customers seeking to create a secure, outsourced WAN for intranet and extranet applications. Installation support for the customer premise located routing and security equipment is also provided. Concentric can also optionally provide management services for firewall and packet encryption equipment if desired by the customer.

    Concentric RemoteLink. The Company's remote access service, marketed as Concentric RemoteLink, is targeted at businesses that have employees in remote locations. RemoteLink offers customers the potential to significantly reduce the high costs of telecommunications charges and user support associated with building, deploying, and maintaining an internal remote access infrastructure. RemoteLink enables an enterprise's salespeople and other mobile employees, telecommuters and business partners to dial into an enterprise's corporate network resources and use them as if they were connected locally, thus increasing potential productivity and allowing for information to be available on a real- time basis across the enterprise. Concentric's RemoteLink is designed to be highly customizable and provides the ability to interface with existing company network infrastructure.

  Concentric also performs around-the-clock monitoring of network performance and enables its customers to monitor their network as well through the Company's proprietary ConcentricView software. ConcentricView is a Web-based network management tool which allows a customer to monitor usage on a call-by-call basis and performance of that portion of the Concentric network bandwidth supporting the customer's applications.

  Dedicated Access Facilities. In January 1997, the Company began offering DAFs as a stand-alone product targeted at businesses that desire single or multipoint high-speed, dial-up and/or dedicated connections to distributed locations such as regional offices, warehouses, manufacturing facilities and/or to the Internet. DAF products are primarily targeted at providing intranet connectivity amongst distributed enterprise locations with the additional benefit of Internet access if desired by the customer. The Company provides a full range of connectivity options, allowing the customer to order the appropriate amount of bandwidth to meet its networking requirements. In addition, Concentric offers its DAF customers a guarantee on the quality of service and performance of these facilities. Furthermore, Concentric believes it is the only network service provider to bill customers based on average usage levels rather than peak usage levels.

  Concentric has six offerings in its dedicated access product line:
FullChannel T-1, FullChannel T-1 Protected, FlexChannel and LECFrame Relay, as well as FullChannel and FlexChannel offerings at DS3 (T-3) bandwidth options which support up to 45 Mbps.

  FullChannel T-1 and DS3 (T-3) pricing is based on a one time set-up fee and average utilization pricing. The customer's usage is measured at five-minute intervals throughout the month, and the average of all of those measurements is used to determine the customer's bill at the end of the month. The one time set-up fee for FullChannel T-1 service is $3,000 and the monthly fee ranges from $1,095 to $2,695 depending on usage. The one time set-up fee for FullChannel T-3 service is $5,000 and the monthly fee ranges from $6,000 to $40,500 depending on usage. FullChannel T-1 and T-3 pricing is the appropriate choice for those customers who have fluctuating and/or uncertain bandwidth consumption patterns.

  FullChannel T-1 Protected gives a customer a fixed price for a full 1.5 megabits of bandwidth. The one time set-up fee is $3,000 and the and the monthly fee is set at $2,095. This is an economical choice for those customers who recognize in advance that their bandwidth throughput requirements will equal T-1 levels.

  FlexChannel gives a customer the opportunity to purchase a fractional portion of a T-1 or T-3 for a fixed monthly fee. The set up fee is the same as for FullChannel pricing but the monthly fee ranges from $895 to $1,895 for FlexChannel T-1 service and from $6,000 to 25,500 for FlexChannel T-3 pricing. FlexChannel T-1 and T-3 pricing is the appropriate choice for the customers who know that their bandwidth requirements are going to be consistently less than a full T-1 or T-3.

  LECFrame Relay is based on various LECs' Frame Relay facilities. Although Concentric does not offer service level guarantees over LECFrame Relay, Concentric does guarantee the committed information rate. This offering gives a lower cost, lower performance network service for those customers for whom performance is less imperative. Concentric charges a one time set-up fee of $2,000 LECFrame Relay services and monthly fees ranging from $395 to $1,095 depending on usage.

  Digital Subscriber Lines. In December 1997, Concentric began offering Internet and intranet connectivity using DSL technology. DSL and its variants are a new dedicated access technology being deployed by telephone companies that allows high speed digital service over regular telephone lines. The Company has formed relationships with a number of Competitive Local Exchange Carriers ("CLECs"), including Covad Communications Company and Northpoint Communications, to expand its DSL service area. Concentric's DSL service offerings are currently available in Northern California through such CLEC relationships. The Company's DSL service offerings include a wide range of dedicated access speeds, from 144Kbps to 1.1Mbps symmetric DSL, as well as 1.5Mbps/38Kbps asymmetric DSL.

  Concentric DSL services are targeted at the consumer, telecommuter, and small-to-medium sized business markets. The "dedicated access feature" of DSL services combined with its high speed and low flat rate pricing are designed to appeal to the large installed base of ISDN users. Pricing for the service is low relative to traditional dedicated access services, making it attractive to medium sized businesses, while at the same time broadening the market to reach small businesses who previously could not justify the expense of dedicated Internet service.

  Pricing is based on the bandwidth of the DSL circuit, and is a flat rate monthly fee ranging from $149 to $399 depending on the service speed. Concentric provides complete installation services including all the customer premise equipment necessary to provide the DSL service at fees ranging from $325 to $725.

  Web Hosting Services. The Company's Web hosting services were introduced in March 1997, and are targeted at businesses that are implementing high-performance intranet, streaming video, Web, e-mail, gaming, chat or other types of services. Concentric offers a wide range of hosting solutions structured to meet the needs of small businesses to very large enterprises. The Company's high-end hosting capabilities were enhanced by the acquisition of five domestic data centers and three international hosting facilities. By outsourcing its Web hosting requirements to Concentric, an enterprise can reduce costs while increasing reliability and performance of its servers.

  Web hosting consists of providing and/or managing the necessary equipment to allow companies to operate Web sites. The components of Web hosting are the server; a workstation or PC that runs the Website; the facility to host the server; high speed Internet access for hosted servers; server and power backup to ensure 24 hour functionality; and maintenance to ensure ongoing operation of the server. Concentric also bundles Web hosting software and network services to provide businesses with complete Internet presence solutions.

  In February 1998 Concentric announced the availability of ConcentricHost Server Solutions, a line of Web hosting services designed for companies who require outsourced maintenance, management, bandwidth and housing for their internet or extranet Web servers. Unlike colocation services that simply supply rack space and bandwidth, ConcentricHost Server Solutions provide high-performance Internet access from state-of-the-art data centers, skilled technicians and maintenance programs that monitor servers 24 hours a day, seven days a week, and scalability to address the growing networking needs of businesses of all sizes.

  For reliable, high-performance flow of traffic between customer's Web servers and worldwide networks, Concentric has combined public peering and private peering arrangements to provide improved performance to users. Concentric Network currently operates data centers in Santa Clara, Cupertino, San Francisco and Los Angeles, California, Chicago, Illinois and Washington, D.C., along with hosting facilities in Stockholm, Hong Kong and Tokyo. Each Concentric Network data center is connected via multiple DS3 (45Mbps) or OC3 (155Mbps) high-speed links to geographically dispersed points in its private ATM backbone. This network architecture provides diversity and redundancy to user's network systems while minimizing user cost. See""--The Concentric Network."

  In addition to state-of-the-art hosting facilities, Concentric provides industry-leading server management tools. ConcentricHost Server Solutions offer a suite of advanced server support and management services, called Remote Hands, to monitor performance of user's business-critical applications. Remote Hands features include: power cycling equipment; running diagnostic equipment; providing diagnostic displays; upgrading equipment; file system back-up; and upgrading drive capacity.

  ConcentricHost Server Solutions range in price from $550 to $4,400 a month, depending on required bandwidth and rack space. Remote Hands options range in price from basic services included at no cost with colocation service to more advanced services ranging in price from $195 to $250 an hour. A range of Remote Hands fixed-fee service packages, based on specific customer needs, are also available with pricing options starting at $1,250 a month.

  In February 1998, Concentric announced an extension of its ConcentricHost line of hosting products, adding four new service packages that offer small and mid-sized businesses flexible, tailored solutions to meet their Web hosting needs. ConcentricHost Internet Suite(TM) is a complete, easy-to-use service designed to cost effectively provide for all of the Internet needs of a business in one account. Packages range from $59.95 to $199.95 a month depending on the range of e-mail accounts, disk space and bandwidth provided to the customer. These packages also offer the user shared security and full domain names and are managed from a user-friendly Web interface. Other features include 24 hours a day, seven days a week customer support and built-in self-administration tools that allow the user to change options and analyze activity on-line in near real time. For instance, users can increase bandwidth allotments, create and delete e-mail accounts, and add Web space on-line. The administration system also notifies users via e-mail of potential resource consumption problems, such as being low on disk space or near the monthly allocation of Internet bandwidth, allowing modifications to be made on-demand.

  ConcentricHost at Netscape. Effective April 1998, the Company modified its strategic relationship with Netscape to market the ConcentricHost shared server product within the Small Business Source area of Netscape's Website. Through this relationship, Netscape exclusively markets ConcentricHost as the preferred Small Business Source hosting service on the Netscape site. The Netscape Small Business Source is an online service launched in April 1998 that brings a wide variety of small business products, services and information into one location on the Internet, the Netscape site. The current agreement between Netscape and Concentric supersedes the June 1997 agreements which were entered into to market an online virtual office product. The new agreement is intended to leverage Concentric's focus on public and private web hosting services through its ConcentricHost line of hosting products.

  ConcentricHost at Netscape is a co-branded suite of Internet services which combines Internet access, multiple e-mail accounts and public/private web hosting. ConcentricHost at Netscape broadens the distribution opportunity for Concentric's web hosting services and provides flexible and scalable Internet services for the small business market segment.

  Concentric IP Video Services. Concentric offers enterprise-quality IP-based video-conferencing services. Created in partnership with PictureTel, Concentric Video IP services offer high quality video transport and value-added services along with the flexibility and cost-effectiveness expected of IP networks. Concentric's network offers the performance and security required to run H.323-native desktop and room system video-conferencing over a WAN.

  Concentric IP Voice Services. Concentric offers IP-based international long-distance telephone services to businesses and consumers through the Interline consortium. The Interline consortium is creating a global network of service providers who will offer international long-distance phone services over IP-based private networks and the Internet using regular telephones.

 Consumer Services

  Concentric provides its individual and small office/home office ("SOHO") customers with a broad range of Internet access options and Web hosting e-mail, chat, File Transfer Protocol ("FTP"), Gopher and online shareware services. Users can choose from local and long distance direct dial 800-number and telnet services. Concentric offers the Microsoft Internet Explorer or browser to its users when they sign up for dial-up or 800-number service.

                            INTERNET ACCESS PRICING

     PLAN                  MONTHLY FEE               ADDITIONAL TIME
     ----                  -----------               ---------------
  Starter Plan............   $ 7.95    $1.95/hour after 5 hours
  Standard Plan...........   $19.95    No charges for additional time. Unlimited
                                       active access for one monthly fee.
  800-number Plan.........   $10.00    $5/hour after 2 hours
  Inbound Internet Plan...   $10.00    No charges for additional time. Unlimited
                                       active access for one monthly fee.


  The Company also offers consumers value-added services, including a collection of premium products targeted to vertical segments such as the family and SOHO market. This includes the upselling of discounted products and services in such areas as retail products, software, hardware, telephony services with such partners as Amazon.com, Inc., QuadraCom, LLC, TuneUp.com, Connected OnLine Backup and Classifieds 2000. Such arrangements not only provide an additional monthly revenue stream but also increase customer satisfaction and retention. Additional value-added products and services being reviewed by the Company for potential introduction include premium service, customer support, education research, virus protection, and faxing services.

CUSTOMERS

  The following is a representative list of the Company's customers during the last 12 months.

  Acer America Corporation                Netscape Communications Corporation
  Ameritech Services, Inc.                Network Associates, Inc.
  AT&T Corporation                        NTT PC Communications, Inc.
  Bascom Global Internet                  OnCommand Corporation
  Services, Inc.                          Oracle Corporation
  Bay Networks, Inc.                      OzeMail Interline Pty, Ltd.
  Bloomberg, L.P.                         Peapod L.P.
  Connected Corporation                   Philips Mobile Computing
  Corel Corporation                       PictureTel Corporation
  Electronic Data Systems                 PointCast, Inc.
  Corporation                             Rosemount Inc.
  Excite, Inc.                            SCP Communications
  Fiberlane Communications,               SMC Communications LLC
  Inc.                                    Scopus Technology, Inc.
  First Data Corporation                  Sega of America, Incorporated
  Fishking Processors, Inc.               Tachyon Technology Corporation
  Graybar Electric Company,               3Com, Inc.
  Inc.                                    Toshiba America Information Systems
  Hewlett-Packard Company                 USWeb Corporation
  Imagesoft Technologies, Inc.            WebTV Networks, Inc.
  Infogear Technology                     WorldCom, Inc.
  Corporation                             You Bet! On-Line Entertainment
  Intuit, Inc.                            Ziff-Davis Publishing Co.
  Investools, Inc.
  Iomega Corporation
  Kleiner, Perkins Caufield, &
  Byers
  Lycos, Inc.
  McAfee Associates Inc.
  Microsoft Corporation

  During the year ended December 31, 1996 and 1997, revenue from WebTV accounted for 10.1% and 33.4%, respectively, of the Company's revenue and approximately 32.7% and 30.8% of revenue for the three months ended March 31, 1997 and 1998, respectively. See "Risk Factors--Customer Concentration."

  The Company aggressively pursues business alliances with a variety of companies. Through these partners, the Company seeks to expand its enterprise and consumer customer base and increase the 24 hour utilization of the Concentric network. The following is a summary of selected strategic relationships:

  Intuit. Intuit, a financial software and Web-based services company, is a market leader in personal and small business financial software. Intuit views its Websites as a key channel for communicating with its customers, and as a vehicle to provide personal finance, investment and tax related financial information. Concentric and Intuit partnered in October 1995 to launch integrated Internet access to the Quicken Financial Network and the Internet. The Internet access capability included both a virtual private network service designed to provide Intuit customers subsidized access to select Intuit Web sites and the ability to upgrade to full access to the Internet. Intuit has bundled tailored versions of the Netscape Navigator browser in its fiscal year 1996 and 1997 releases and the Microsoft Explorer browser in its 1998 releases of Quicken, TurboTax, ProTax and Quickbooks. Concentric designed and implemented tailored registration and network access software to provide Intuit customers with seamless, subsidized access to select Intuit Web sites. Concentric provides an easy, Web- based upgrade process for customers desiring full Internet access and e-mail services. Customers are billed for network time through Concentric's billing systems. In addition, Concentric provides private-labeled customer service to Intuit customers with full network access on a twenty-four hour a day, seven day a week basis. Most recently, Intuit provided subsidized full access Internet accounts in the 1998 releases of Quicken, Quickbooks, TurboTax and ProTax, along with the option for customers to upgrade to other full Internet access plans. Intuit uses Concentric's high performance network to enable customers to send electronic tax filings and software product registration.

  WebTV Networks Inc. WebTV provides the world's first high-quality Internet solution for television. In the fall of 1996, WebTV's licensees, Sony Electronics, Inc. and Philips Electronics introduced a plug-and-play set-top box that enables Internet browsing from a television. As part of the WebTV service, Concentric and WebTV jointly designed and implemented a national virtual private dial-up network solution to connect WebTV Network(TM) users to the Internet, utilizing Concentric's network. The WebTV Internet terminal, combined with the virtual private network, allows anyone to browse the Internet from the comfort of their living room.

  PictureTel Corporation. PictureTel, a leading provider of video conferencing products, and Concentric have signed a joint development agreement which specifies both parties' intent to jointly develop products and services to enable PictureTel desktop and room video conferencing systems to communicate over the Concentric network. Both Concentric and PictureTel currently have trial systems installed and operating over the Concentric network. Preliminary results demonstrate that the low/fixed latency and high throughput of the Concentric network deliver superior quality for both desktop and room video conferencing over IP-routed networks.

  OnCommand Corp. OnCommand provides in-room TV services to guests at hotels worldwide. OnCommand replaced its low-speed private-line network with a Concentric Enterprise Virtual Private Network ("EVPN") that links its 12 regional offices with the San Jose, California headquarters. The EVPN allows OnCommand to provide faster service to hotels, enabling agents to have instant access to technical data, database information, contracts and customer inquiries.

THE CONCENTRIC NETWORK

  The Concentric network employs an advanced, geographically dispersed ATM and frame relay backbone, 16 SuperPOPs in many major metropolitan areas plus a total of 138 secondary and tertiary POPs in other cities, allowing local dial-up access to the network to users in the U.S. and Canada. In addition, the Company can provide analog dial-up, frame relay, fractional T-1, T-1 and DS3 access to the network. The Concentric network supports 28.8 Kbps (V.34) modems and Concentric currently plans to complete development of 56.6 Kbps modem access in 1998. This planned deployment is a forward looking statement and is subject to a number of risks and uncertainties and the actual results could differ materially as a result of a number of factors including those set forth under the caption "Factors Affecting Operating Results--Dependence on New an Enhanced Services" and "--Dependence on Network Infrastructure."

  The Concentric network is managed via a centralized network control center in St. Louis, Missouri. Two data centers (located in Bay City, Michigan and Cupertino, California) house the servers that support log on/authentication, billing, e-mail, Internet access, Web services and other network services. In February 1998, the Company acquired InterNex, a provider of network services, colocation services and Web-hosting facilities to enterprise customers. With the acquisition of InterNex, the Company has expanded its Internet connectivity strategy to include not only private transit with MCI, Sprint and UUNet, but also private peering with other network providers as well as public peering with multiple smaller internet service providers. The Company's new hybrid private/public Internet connectivity strategy is designed to allow Concentric to offer superior Internet connectivity performance by avoiding congestion (packet loss) when connecting to certain network providers at many public peering points. In connection with the InterNex transaction, the Company acquired new data centers in Santa Clara, California, San Francisco, California, Los Angeles, California, Chicago, Illinois and Washington, D.C., and new hosting facilities in Stockholm, Sweden, Tokyo, Japan and Hong Kong. See "Factors Affecting Operating Results--Risks Associated With Acquisitions" and "--Dependence on Network Infrastructure."

  The Concentric SuperPOPs are designed to support both dial-up and dedicated access services within a broad geographic region. Typically, a SuperPOP will utilize one or more CLECs and LECs to aggregate dial traffic within a 50-200 mile radius of the SuperPOP and terminate it at the SuperPOP. This strategy allows Concentric to offer users local call coverage within the SuperPOP region without having to deploy individual POPs in each local calling area. All the calls are terminated at the modem equipment at the regional SuperPOP. This results in broader call coverage, lower costs due to the typically lower rates from CLECs and economies of scale from larger modem installations, lower maintenance costs, and easier capacity upgrades since equipment is located in a single location within a region.

  DAFs and DSLs from customer locations in a region are terminated in the SuperPOP as well. Typically, Fractional T-1, T-1, and T-3 circuits are terminated directly into SuperPOP router equipment (via CSU/DSUs) or via a channelized DS3 connected to a competitive access provider. Frame access is terminated via aggregated LEC Frame Access circuit(s). DSL is terminated via a multiplexed DS-3 connection to a LEC/CLEC metropolitan area DSL network. Both dial-up and dedicated traffic is then aggregated by the routers/switches in the SuperPOP and directed to the Concentric ATM backbone via one or more T-3 ATM links.

  Some applications, such as Web browsing and file transfer require high throughput, but can tolerate moderate and variable latency, while others, such as mission-critical business applications and voice and video conferencing, require low/fixed latency. Still others, such as transaction processing may require high levels of security and are indifferent to latency levels. Traditional static network access technologies and backbone architectures cannot cost-effectively manage these varied requirements in a single network. The Concentric network has been designed to solve this problem by incorporating software intelligence in both its access and backbone technologies to adapt the network's connection setup, security and data transfer properties to the nature of the user's application requirements on a call-by-call or service-by-service basis.

  The Concentric network also offers its customers the security, reliability and management features that companies require in their own private networks. Varying layers of security and encryption are supported and tailored to specific customer requirements. The network design includes a standard security layer and is compatible with most types of custom security applications. Further, security is provided at both the edge of the network and internally based on embedded firewall and encryption techniques. The Concentric network features colocation of network access and switching equipment in "hardened" facilities, direct connections to carrier facilities, a resilient ATM/frame relay backbone, dual data processing centers, and redundancy within data centers to substantially enhance its uptime performance.

  Network managers, customer service, and technical support staff require near real-time access to information about the performance and quality of their networks. In traditional private networks, this information is provided by network management, trouble reporting/tracking, and management information systems. Customers usually sacrifice a great deal of control and have access to less information when using a public network instead of a private network. It has been difficult for public network providers to provide their major customers with information regarding network performance that relates to that customer's usage without either compromising other customers' proprietary information or compromising the integrity of the network itself. Concentric has developed a set of non-intrusive software tools and reporting mechanisms, distributed to enterprise customers to allow a customer's network manager to monitor network performance and quality and to adequately support inquiries for help from their users. Web browsers and file transfer tools are used to provide access to much of this information. In some cases, custom integration of Concentric's network management and trouble tracking/reporting systems will be provided to customers.

RELATIONSHIP WITH WILLIAMS COMMUNICATIONS, INC.

  Concurrent with the closing of the Company's initial public offering of common stock in August 1997 (the "IPO"), the Company entered into a strategic relationship with Williams Communications Group, Inc., a subsidiary of the Williams Companies, Inc. (together, "Williams"). Williams provides a full range of enterprise network solutions, communications services and advanced applications to businesses, including equipment and services for data, voice and video; international satellite and fiber-optic transmission services; telemarketing services; and, multipoint video- and audio-conferencing. The relationship with Williams includes an equity investment in the Company by Williams of approximately $15.0 million which closed in August 1997, and the execution of a number of strategic business agreements. In exchange for the approximately $15.0 million investment by Williams, the Company issued and sold 1,249,236 shares of common stock to Williams at the initial per share price of $12.00 in the Company's IPO.

  As part of the strategic business relationship, Williams has made available, and the Company has agreed to purchase from Williams, a total of $21.2 million in telecommunications equipment and services through the five year period ending in 2002. At the election of Williams, $2.0 million of the minimum purchase commitment may be paid by the issuance of Common Stock by the Company at the then-current fair market value. Additionally, Williams and the Company have entered into a reseller agreement and an agency agreement through which Williams is able to sell the Company's products and services for an initial term of two years. The agreements with Williams provide that, in the event of a change of control of the Company, Williams will have a right to purchase a nonexclusive, perpetual license to use, distribute and modify all of the intellectual property of the Company, including any copyright, patent, license, trademark or trade secret which the Company has or obtains the right to transfer. Finally, the parties also agreed to amend and restate the Employee Services and Staffing Agreement between the Company and CTI, a wholly-owned subsidiary of Williams, and to amend the Co-location Services Agreement between the Company and CTI, to among other things, extend the terms of such agreements to December 31, 2000 and to forego a $1.1 million acquisition fee to be paid by CTI to the Company as a result of the acquisition of CTI by Williams in 1996. In exchange for the waiver of the acquisition fee, Williams agreed to issue $1.1 million in telecommunications services credits to the Company.

SALES AND MARKETING

  The Company focuses on marketing its services to two distinct market segments: enterprise and consumer. By attracting enterprise customers who use the network primarily during the daytime, and consumer customers who use the network primarily at night, the Company is able to more fully utilize its network infrastructure by having some customers online during the day and the others, using the same modem pools, online during the night. The Company has developed a multi-tiered sales strategy consisting of leveraged third party distribution channels, inbound and outbound telesales, value-added resellers and direct sales. As of April 30, 1998, the Company employed 106 persons in sales and marketing.

  Leveraged Third Party Distribution. The Company has positioned itself as a key network services provider for companies that bundle network access in their products or services. For example, the Company's network service is bundled with Intuit's Quicken, TurboTax and Quickbooks products, Microsoft Office 97 and with WebTV and Sega Saturn Internet access devices. Additionally, the Company is one of the Internet services providers listed on the Netscape Navigator and Microsoft Internet Explorer browser registration servers.

  Telesales. The Company uses an inbound telesales group to answer calls from potential consumers/ subscribers and to sign up customers. Inbound telesales representatives also proactively upsell premium products and services. The Company also uses an outbound telesales group to sell DAFs and high-end hosting products to small and medium-sized businesses. Both the inbound and outbound telesales groups forward leads to the direct sales force when appropriate.

  Value-Added Resellers. The Company has also begun to establish sales channels through value-added resellers. These resellers are companies that sell equipment or other components for full-service network solutions to medium and large businesses. Value-added resellers such as Racal, which employs more than 500 direct sales, sales-support and network services people, are compensated for selling Concentric's enterprise service offerings in conjunction with their other products. These relationships enable the VARs to provide more comprehensive solutions to their customers while affording the Company the benefit of the VAR's large sales force without incurring the costs of maintaining a large sales force of its own.

  Direct Sales Force. For large and complex enterprise solutions and to acquire, support and retain distribution channel partners, the Company employs 20 direct sales people located in Cupertino and Orange County, California, Dallas, Texas, Washington, D.C., the New York metropolitan area, Atlanta, Georgia, Chicago, Illinois and Boston, Massachusetts to provide national direct sales coverage. The Company's direct sales force is supported by inside sales/account managers and systems engineers.

  Concentric markets its enterprise services to information service ("IS") professionals. In addition, the Company uses print advertising in targeted industry publications to build awareness and acquire leads for its VARs and its direct sales team.

  In the consumer market, the Company focuses on direct mail to targeted audiences; establishment of customer referral programs; and co-marketing such as packaging literature with MasterCard mailers and Intuit software. In addition, the Company has implemented on-line programs, such as a Website "home" where they can learn how to use the service, how to use the Internet, and how to find information quickly, designed to increase customer retention. The Company is also implementing programs to sell additional products and services to its consumer customers. Additionally, the Company is generating advertising revenue on its growing Website traffic in direct ad banner placements as well as in shared revenue relationships with content partners such as Excite, Inc., Lycos, Inc., and Classifieds 2000, Inc.

  The Company employs public relations personnel in-house and works with an outside public relations agency to provide broad coverage in network computer and vertical industry publications. The Company participates in industry trade shows based on the size and vertical makeup of the trade show audience. Shows attended in 1997 include E3 and NetWorld + InterOp. The Company also participates in trade shows with its strategic marketing partners to promote the sale of Concentric products and services.

CUSTOMER SUPPORT

  Concentric believes that a high level of customer support is critical to attracting and retaining its enterprise and consumer customers. The Company maintains a customer support call center at its Saginaw, Michigan facility. Concentric offers several levels of customer support all of which are available 24 hours per day, seven days per week. The basic level of customer support includes support for customers on installing and using their software, customer communications and customer training. Premier level service programs guarantee an exceptional performance standard, offer supplemental support training, and provide monthly reports on operations. Private label support gives businesses a premier level of support provided by their own customer service team who answer calls with that customer's company name. Customer support is provided by e-mail, telephone, Website and online chat. As of April 30, 1998, the Company employed 170 persons in customer support.

COMPETITION

  The market for tailored value-added network services is extremely competitive. There are no substantial barriers to entry, and the Company expects that competition will intensify in the future. The Company believes that its ability to compete successfully depends upon a number of factors, including market presence; the capacity, reliability, low latency and security of network infrastructure; technical expertise and functionality, performance and quality of services; customization; ease of access to and navigation of the Internet; the pricing policies of its competitors; the variety of services; the timing of introductions of new services by the Company and its competitors; customer support; the Company's ability to support industry standards; and industry and general economic trends.

  The Company's current and prospective competitors generally may be divided into the following five groups: (i) telecommunications companies, such as AT&T, Sprint, WorldCom, MCI, RBOCs and various cable companies; (ii) online services providers, such as America Online, CompuServe, Microsoft's MSN, and Prodigy; (iii) ISPs, such as BBN, which has been acquired by GTE, NETCOM, PSI Net, and other national and regional providers; (iv) nonprofit or education Internet connectivity providers; and (v) Web server farms such as Internet Direct and Exodus. Many of these competitors have greater market presence, engineering and marketing capabilities, and financial, technological and personnel resources than those available to the Company. As a result, they may be able to develop and expand their communications and network infrastructures more quickly, adapt more swiftly to new or emerging technologies and changes in customer requirements, take advantage of acquisition and other opportunities more readily, and devote greater resources to the marketing and sale of their products than can the Company. In addition, various organizations, including certain of those identified above, have entered into or are forming joint ventures or consortiums to provide services similar to those of the Company.

  The Company believes that new competitors, including large computer hardware, software, media and other technology and telecommunications companies will enter the value added network services markets, resulting in even greater competition for the Company. Certain of such telecommunications companies and online services providers are currently offering or have announced plans to offer Internet or online services or to expand their Internet access services. Certain companies, including America Online, BBN and PSI, have also obtained or expanded their Internet access products and services as a result of acquisitions. Such acquisitions may permit the Company's competitors to devote greater resources to the development and marketing of new competitive products and services and the marketing of existing competitive products and services. In addition, the ability of some of the Company's competitors to bundle other services and products with VPN and consumer network services could place the Company at a competitive disadvantage. Certain companies are also exploring the possibility of providing high-speed data services using alternative delivery methods such as over the cable television infrastructure, through direct broadcast satellite technology and by wireless cable.

  As a result of increased competition in the industry and vertical and horizontal integration in the industry, the Company could encounter significant pricing pressure, which in turn could result in significant reductions in the average selling price of the Company's services. For example, certain of the Company's competitors that are telecommunications companies may be able to provide customers with reduced communications costs in connection with their Internet access services or private network services, reducing the overall cost of their solutions and significantly increasing price pressures on the Company. There can be no assurance that the Company will be able to offset the effects of any such price reductions with an increase in the number of its customers, higher revenue from enhanced services, cost reductions or otherwise. In addition, the Company believes that the Internet access and online services businesses are likely to encounter consolidation in the near future, which could result in increased price and other competition in these industries and, potentially, the virtual private networks industry. Increased price or other competition could result in erosion of the Company's market share and could have a material adverse effect on the Company's business, financial condition and results of operations. There can be no assurance that the Company will have the financial resources, technical expertise or marketing and support capabilities to continue to compete successfully. See "Risk Factors--Competition,"

"--Risks of Growth and Expansion," "--Future Capital Needs; Uncertainty of Additional Financing" and""--Competition."

GOVERNMENT REGULATION

  The Federal Communications Commission ("FCC") currently does not regulate value-added network software or computer equipment related services that transport data or voice messages over telecommunication facilities. The Company provides value-added IP-based network services, in part, through data transmissions over public telephone lines. These transmissions are governed by regulatory policies establishing charges and terms for wireline communications. Operators of these types of value-added networks that provide access to regulated transmission facilities only as part of a data services package are currently excluded from regulations that apply to "telecommunications carrier" and as such the Company is not currently subject to direct regulation by the FCC or any other governmental agency, other than regulations applicable to businesses generally. However, in the future the Company could become subject to regulation by the FCC or another regulatory agency as a provider of basic telecommunications services.

  Currently, the FCC is reviewing its regulatory positions and could seek to impose common carrier regulation on the network transport and communications facilities aspects of an enhanced or information service package. Further, the FCC could conclude that the Company's protocol conversions, computer processing, and interaction with customer-supplied information are insufficient to afford the Company the benefits of the enhanced or information service classification, and thereby may seek to regulate some segments of the Company's activities as basic telecommunications services. While state public utility commissions generally have declined to regulate enhanced or information services, some states have continued to regulate particular aspects of enhanced services in limited circumstances, such as where they are provided by LECs. Moreover, the public service commissions of certain states continue to review potential regulation of such services. There can be no assurance that regulatory authorities of states within which Concentric makes its Internet access, Intranet and VPN services available will not seek to regulate aspects of these activities as telecommunications services. Changes in the regulatory environment relating to the Internet connectivity market, including regulatory changes that directly or indirectly affect telecommunications costs or increase the likelihood or scope of competition from the RBOCs or other telecommunications companies, could affect the prices at which the Company may sell its services. The Company cannot predict the impact, if any, that future regulation or regulatory changes may have on its business and there can be no assurance that such future regulation or regulatory changes will not have a material adverse effect on the Company's business, results of operations and financial condition.

PROPRIETARY RIGHTS

  The Company's success and ability to compete is dependent in part upon its technology, although the Company believes that its success is more dependent upon its technical expertise than its proprietary rights. The Company principally relies upon a combination of copyright, trademark and trade secret laws and contractual restrictions to protect its proprietary technology. It may be possible for a third party to copy or otherwise obtain and use the Company's products or technology without authorization or to develop similar technology independently, and there can be no assurance that such measures have been, or will be, adequate to protect the Company's proprietary technology or that the Company's competitors will not independently develop technologies that are substantially equivalent or superior to the Company's technology. The Company operates a material portion of its business over the Internet, which is subject to a variety of risks. Such risks include but are not limited to the substantial uncertainties that exist regarding the system for assigning domain names and the status of private rules for resolution of disputes regarding rights to domain names. There can be no assurance that the Company will continue to be able to employ its current domain names in the future or that the loss of rights to one or more domain names will not have a material adverse effect on the Company's business and results of operations.

  Although the Company does not believe that it infringes the proprietary rights of any third parties, there can be no assurance that third parties will not assert such claims against the Company in the future or that such claims will not be successful. In addition, participants in the Company's industry also rely upon trade secret law. The Company could incur substantial costs and diversion of management resources with respect to the defense of any claims relating to proprietary rights which could have a material adverse effect on the Company's business, financial condition and results of operations. Furthermore, parties making such claims could secure a judgment awarding substantial damages, as well as injunctive or other equitable relief which could effectively block the Company's ability to license its products in the United States or abroad. Such a judgment would have a material adverse effect on the Company's business, financial condition and results of operations. In addition, the Company is obligated under certain agreements to indemnify the other party in connection with infringement by the Company of the proprietary rights of third parties. In the event a claim relating to proprietary technology or information is asserted against the Company, the Company may seek licenses to such intellectual property. There can be no assurance, however, that licenses could be obtained on commercially reasonable terms, if at all, or that the terms of any offered licenses will be acceptable to the Company. The failure to obtain the necessary licenses or other rights could have a material adverse effect on the Company's business, financial condition and results of operations.

EMPLOYEES

  As of April 30, 1998, Concentric had 402 employees and 56 independent contractors, including 106 persons in sales and marketing, 142 persons in network operations and development, 170 in customer support and 40 in finance and administrative functions. The Company believes that its future success will depend in part on its continued ability to attract, hire and retain qualified personnel. Competition for such personnel is intense, and there can be no assurance that the Company will be able to identify, attract, and retain such personnel in the future. None of the Company's employees is represented by a labor union, and management believes its employee relations are good.

LEGAL PROCEEDINGS

  In late April and early May, 1997, three putative securities class action complaints were filed in the United States District Court, Central District by certain stockholders of Diana, the parent corporation of Sattel, alleging securities fraud related to plaintiffs' purchase of shares of Diana Common Stock in reliance upon allegedly misleading statements made by defendants, Diana, Sattel and certain of their respective affiliates, officers and directors. Concentric was named as a defendant in the complaint in connection with certain statements made by Diana and officers of Diana related to Concentric's purchase of network switching equipment from Diana's Sattel subsidiary. The plaintiffs seek unspecified compensatory damages. A motion by the Company to dismiss the complaint was denied, and the court has allowed the action to proceed against the Company. A trial date has not yet been determined.

  While the ultimate outcome of such litigation is uncertain, the Company believes it has meritorious defenses to the claims and intends to conduct a vigorous defense. An unfavorable outcome in this matter could have a material adverse effect on the Company's financial condition. In addition, even if the ultimate outcome is resolved in favor of the Company, the defense of such litigation could entail considerable cost and the diversion of efforts of management, either of which could have a material adverse effect on the Company's results of operations. See "Risk Factors--Legal Proceedings" and
Note 11 of Notes to Financial Statements.

                                  MANAGEMENT

EXECUTIVE OFFICERS, DIRECTORS AND SENIOR MANAGEMENT

  The following table sets forth certain information as of March 31, 1998, with respect to the executive officers and directors of the Company, as well as certain members of its senior management.

            NAME           AGE                       POSITION
            ----           ---                       --------
   Henry R. Nothhaft.....   54 Chairman, President, Chief Executive Officer and
                               Director
   John K. Peters........   50 Executive Vice President and General Manager,
                               Network Services Division
   Michael F. Anthofer...   46 Senior Vice President and Chief Financial Officer
   Mark W. Fisher........   38 Vice President of Corporate Marketing
   William C. Etheredge..   51 Senior Vice President of Sales
   Eileen A. Curtis......   49 Vice President of Customer Relations
   George D. Carr........   53 Vice President of Field Sales
   James L. Isaacs.......   37 Vice President of Business Development
   Warren A. Smith.......   47 Vice President of Software Engineering
   Scott G. Eagle........   39 Vice President of Consumer Marketing
   Donald C. Schutt......   53 Vice President of International Services
   Vinod Khosla(2).......   43 Director
   Gordon Martin(1)......   38 Director
   Franco Regis(1).......   42 Director
   Gary E. Rieschel(2)...   42 Director

--------
(1) Member of the Audit Committee.
(2) Member of the Compensation Committee.

  Henry R. Nothhaft joined the Company as President and Chief Executive Officer in May 1995 and was appointed a Director of the Company in August 1995 and Chairman of the Board in January 1998. From 1989 to August 1994, Mr. Nothhaft was President, Chief Executive Officer and a Director of David Systems, Inc. ("David Systems"), a networking company. From 1983 to 1989, Mr. Nothhaft held various positions with DSC Communications Corporation ("DSC"), including President of the Business Network Systems Group, President of the Digital Switch Corporation subsidiary, Senior Vice President of Marketing and a Corporate Director of DSC. From 1979 to 1983, Mr. Nothhaft was Vice President of Domestic Marketing and Vice President of Sales for GTE Telenet Communications Corporation (now Sprint). Mr. Nothhaft has an M.B.A. in Information Systems Technology from George Washington University and a B.S. from the U.S. Naval Academy, and is a former officer in the U.S. Marine Corps.

  John K. Peters was named Executive Vice President and General Manager, Network Services Division in June 1995. From 1993 to August 1995, Mr. Peters served as President of Venture Development Consulting, a consulting firm specializing in new communications and information services. From 1988 to 1993, Mr. Peters was Vice President and Chief Operating Officer of Pacific Bell Information Services, Inc. Prior to that, Mr. Peters spent three years as Vice President of Application Services for Telestream Corporation. In 1981, Mr. Peters co-founded Integrated Office Systems, Inc., a communications and information systems company. From 1976 to 1980, Mr. Peters was Vice President of Advanced Network Services for GTE Telenet Communications

Corporation. Mr. Peters has an M.B.A. from Stanford Graduate School of Business and a B.S. in Statistics from Stanford University.

  Michael F. Anthofer joined the Company in January 1996 as Vice President and Chief Financial Officer and became a Senior Vice President in November 1996. From January 1991 to December 1995, Mr. Anthofer served as an Executive Vice President and Chief Financial Officer, as well as a member of the Board of Directors, of Shared Resource Exchange, Inc., a privately held digital switching platform and PBX supplier. Prior to 1991, Mr. Anthofer held various executive positions at DSC including Vice President, Corporate Business Planning, Vice President, Business Network Group and Vice President, Network Products Group. Mr. Anthofer has an M.B.A. and a B.S. from the University of California, Berkeley.

  Mark W. Fisher joined the Company in June 1997 as Vice President of Corporate Marketing. From July 1996 to June 1997, Mr. Fisher was General Manager and Vice President, Marketing of Pacific Bell Internet Services, a wholly owned subsidiary of Pacific Bell. From June 1995 to August 1996, Mr. Fisher was Vice President, Marketing of Pacific Bell Internet Services. From 1989 to May 1995, Mr. Fisher held various data product marketing and data center operations positions at Pacific Bell. Mr. Fisher has an M.B.A. from the University of California, Berkeley and a B.S. in mechanical engineering from the U.S. Naval Academy.

  William C. Etheredge joined the Company in March 1997 as the Senior Vice President of Sales. From May 1991 to March 1997, Mr. Etheredge served first as Vice President of Sales and Marketing and then as Vice President of Sales for Meridian Data, Inc., a provider of networked CD-ROM database creation and retrieval software and network servers. From July 1990 to May 1991, he served as Vice President of Strategic Accounts for Maxtor Corporation. From June 1985 to June 1990, he served first as Vice President US Sales and Marketing and then Vice President Western Region for Memorex-Telex Corporation. Mr. Etheredge has an M.B.A. from Bowling Green University and a B.A. from Westminster College.

  Eileen A. Curtis became Customer Relations Manager in January 1995, Director of Customer Relations in September 1995 and Vice President, Customer Relations in November 1996. From August 1987 to July 1993, Ms. Curtis was employed by Cox Communications Saginaw, Inc. and served in various positions including Marketing and Public Relations Manager, Administrative Manager and Customer Service Manager. Ms. Curtis has an MBA and a B.S. from Central Michigan University.

  George D. Carr became Vice President of Sales in September 1995. From June 1993 to June 1995, Mr. Carr was Vice President of Sales and Marketing of David Systems/ChipCom. From June 1989 to June 1993, Mr. Carr was VP of Operations and International Sales of David Systems. From December 1983 to June 1989,
Mr. Carr was VP of Operations and Service of David Systems. Mr. Carr has a B.A. from Loyola Marymount.

  James L. Isaacs joined the Company in October 1995 as the Director of Product Management. In March 1997, he became Vice President of Product Management and in November 1997 he was appointed Vice President of Business Development. From July 1988 to October 1995, Mr. Isaacs held various positions at Apple Computer, including Group Manager Product Marketing, Apple On Line Services Division and Business Development Manager of Apple On Line Services Division. Mr. Isaacs has an M.B.A. from the University of California, Berkeley and an A.B. from Stanford University.

  Warren A. Smith joined the Company in April 1996 as Vice President, Software Engineering. From October 1992 to April 1996, Mr. Smith was the Director of Engineering at NetManage, Inc., a software company. From July 1987 to July 1992, Mr. Smith was the Director of Distributed Computing Technology for Sun Microsystems, Inc. From March 1983 to July 1987, Mr. Smith was the Western Regional Manager of SEI Information Technology an engineering consulting firm. Mr. Smith has a B.S. from California State University, Sacramento.

  Scott G. Eagle joined the Company in March 1996 as Vice President of Consumer Marketing. From November 1993 to February 1996, Mr. Eagle was the Vice President, Strategic Marketing Development for MFS

Intelenet, Inc., a start-up division of MFS Communications Company, Inc. From February 1989 to November 1993, Mr. Eagle was the Vice President of Marketing for the Woodbridge Group, a marketer of consumer package goods. Prior to February 1989, Mr. Eagle served in various marketing management positions with The Procter & Gamble Company. Mr. Eagle has a B.S. from the University of Pennsylvania, Wharton School of Business.

  Donald C. Schutt joined the Company in February 1994 as Vice President of Sales and Marketing and was appointed Chief Operations Officer later that year. Mr. Schutt was named Vice President and General Manager, Bay City Operations in August 1995. His title was changed to Vice President of Michigan Operations in March 1996 and to Vice President of International Services in November 1997. From 1964 to 1985, Mr. Schutt held various management positions with General Motors, after which Mr. Schutt served until 1989 as Vice President for Sales and Marketing for Gentex Corporation. From 1989 to 1993, Mr. Schutt was President and Chief Executive Officer of AMPM, Inc., a full-service advertising agency, and retains a 54 percent interest in such entity. Mr. Schutt has a B.S. in Marketing from Ferris University.

  Vinod Khosla has been a Director of the Company since April 1995. Mr. Khosla has been a General Partner with the venture capital firm of Kleiner Perkins Caufield & Byers from February 1986 to the present. Mr. Khosla was a co-founder of Daisy Systems and the founding Chief Executive Officer of Sun Microsystems, Inc. Mr. Khosla also serves on the boards of Excite, Inc., PictureTel, The 3DO Company, and Spectrum Holobyte. He has a B.S.E. from the Indian Institute of Technology in New Delhi, an M.S.E. from Carnegie Mellon University, and an M.B.A. from the Stanford Graduate School of Business.

  Gordon Martin has been a director of the Company since October 1997. Mr. Martin is vice president of strategic marketing for Williams Communications Group, Inc. Williams, a subsidiary of the Williams Companies, Inc. Mr. Martin joined Williams Communications Group, Inc. in October 1987 as manager of interexchange carrier sales for the network division. He was promoted to director of product marketing in January 1993. From February 1995 to May 1995, he served as General Manager of Digital Frontiers LLC, a division of Williams. In June 1995, he returned to Williams as Vice President, Marketing until he was promoted to his current position in January 1997. Mr. Martin has a bachelor's degree in accounting and an M.B.A. from Oral Roberts University.

  Franco Regis has been a Director of the Company since October 1996. Since 1994, Mr. Regis has been a Director of Business Development and Strategic Planning at Telecom Italia, SpA, the telephone operating company of Italy. From 1992 to 1994, Mr. Regis was a Director of Budget and Control for the business division of Telecom Italia. Mr. Regis has an engineering degree from the Rome State University.

  Gary E. Rieschel has been a Director of the Company since October 1996. Mr. Rieschel is a Senior Vice President at SOFTBANK Holdings, having joined that company in January 1996. Mr. Rieschel was Vice President for N-Cube Corporation from August 1994 through December 1995. He was Sales Director at Cisco Systems, Inc. from July 1993 through October 1994. Prior to this, Mr. Rieschel was a General Manager and Sales Director at Sequent Computer for over nine years. Mr. Rieschel has an M.B.A. from Harvard Graduate School of Business and a B.A. in biology from Reed College.

 Classified Board of Directors

  The Company's Certificate of Incorporation provides that, so long as the Board of Directors consists of more than two directors, the Board of Directors will be divided into three classes of directors serving staggered three-year terms. As a result, one-third of the Company's Board of Directors will be elected each year.

 Director Compensation

  Directors are reimbursed for certain reasonable expenses incurred in attending Board or committee meetings. Officers of the Company are elected annually by the Board of Directors and serve at its discretion.

The Company has entered into indemnification agreements with each member of the Board of Directors and certain of its officers providing for the indemnification of such person to the fullest extent authorized, permitted or allowed by law.

 Compensation Committee

  The Company's Board of Directors currently has a Compensation Committee that reviews and approves the compensation and benefits to be provided to the officers, directors, employees, and consultants of the Company, administers the Company's 1993 Incentive Stock Option Plan, 1995 Stock Incentive Plan for Employees and Consultants, and Amended and Restated 1996 Stock Plan, and will administer the 1997 Stock Plan and 1997 Employee Stock Purchase Plan. The Compensation Committee currently consists of Messrs. Khosla and Rieschel.

 Audit Committee

  The Company's Board of Directors currently has an Audit Committee that monitors the corporate financial reporting and the external audits of the Company, reviews and approves material accounting policy changes, monitors internal accounting controls, recommends engagement of independent auditors, reviews related-party transactions and performs other duties as prescribed by the Board of Directors. The Audit Committee currently consists of Messrs. Martin and Regis.

                            PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information with respect to the beneficial ownership of the Common Stock as of March 31, 1998, by: (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock; (ii) each director of the Company, the Chief Executive Officer and the four most highly compensated officers in 1997; and (iii) all directors and executive officers of the Company as a group. Except as otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

                                                        SHARES      PERCENT
                                                     BENEFICIALLY BENEFICIALLY
NAMES AND ADDRESSES                                     OWNED       OWNED(1)
-------------------                                  ------------ ------------
Williams Communications, Inc.(2)....................  1,604,254       11.0%
 One Williams Center
 Tulsa, OK 74172
TMI Telemedia International, Ltd.(3)................  1,580,966       10.9
 Viale del Campo, Boario, 56D
 00153 Rome, Italy
The Goldman Sachs Group, L.P.(4)....................  1,089,642        7.7
 85 Broad Street
 New York, NY 10004
SOFTBANK Ventures, Inc. ............................  1,026,179        7.2
 c/o SOFTBANK Holdings Inc.
 10 Langley Road, Suite 403
 Newton Center, MA 02159
Racal-Datacom, Inc.(5)..............................  1,025,347        7.2
 1601 North Harrison Parkway
 Sunrise, FL 333233-2899
Kleiner Perkins Caufield & Byers Entities(6)........  1,006,873        7.0
 2750 Sand Hill Road
 Menlo Park, CA 94025
Denver Investment Advisors LLC......................    909,500        6.4
 1225 17th Street, 26th Floor
 Denver, CO 80202
Henry R. Nothhaft(7)................................    155,533        1.1
John K. Peters(8)...................................    129,186          *
Michael F. Anthofer(9)..............................     39,898          *
Warren A. Smith(10).................................     27,274          *
George D. Carr(11)..................................     15,763          *
Vinod Khosla(12)....................................  1,006,873        7.1
Gordon Martin(13)...................................        --         --
Franco Regis(14)....................................  1,580,966       10.9
Gary E. Rieschel(15)................................        --         --
All current executive officers and directors as a
 group (16 persons)(16).............................  3,091,321       20.4

--------
  *Less than 1%.
 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, based on factors including voting and investment power with respect to shares, subject to the applicable community property laws. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable by October 31, 1997, are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person.
 (2) Includes warrants to purchase 355,018 shares of Common Stock.
 (3) Includes warrants to purchase 341,001 shares of Common Stock.
 (4) Consists of securities held of record by GS Capital Partners, L.P., an investment partnership, of which affiliates of The Goldman Sachs Group, L.P. ("GS Group") are the general partner or investment manager. GS Group disclaims beneficial ownership of the shares owned by GS Capital Partners, L.P. to the extent attributable to partnership interests therein held by persons other than GS Group and its affiliates. GS Capital Partners, L.P. shares voting and investment power with certain of its affiliates. Includes warrants to purchase 58,523 shares of Common Stock.
 (5) Includes warrants to purchase 512,259 shares of Common Stock.
 (6) Includes shares held by Kleiner Perkins Caufield & Byers VII and KPCB Information Sciences Zaibatsu Fund II (collectively, the "KPCB Entities"). Also includes warrants to purchase 141,854 shares of Common Stock held by the KPCB Entities.
 (7) Includes 155,533 shares of Common Stock issuable upon exercise of outstanding stock options and warrants.
 (8) Includes 128,011 shares of Common Stock issuable upon exercise of outstanding stock options and warrants.
 (9) Includes 39,236 shares of Common Stock issuable upon exercise of outstanding stock options.
(10) Includes 26,389 shares of Common Stock issuable upon exercise of outstanding stock options.
(11) Includes 15,763 shares of Common Stock issuable upon exercise of outstanding stock options.
(12) Represents shares beneficially owned by the KPCB Entities. Mr. Khosla is an affiliate of such entities. See note (5). Mr. Khosla disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.
(13) Excludes 1,604,254 shares held by Williams Communications, Inc. Mr. Martin, a Director of the Company, is a vice president of Williams Communications Group, Inc., an affiliate of Williams Communications, Inc. Mr. Martin disclaims beneficial ownership of such shares.
(14) Includes 1,580,966 shares and exercisable warrants held by TMI Telemedia International, Ltd. Mr. Regis is the Director of Business Development and Strategic Planning of Telecom Italia, S.p.A., the parent of TMI Telemedia International, Ltd. See note (3). Mr. Regis disclaims beneficial ownership of such shares.
(15) Excludes 1,026,179 shares held by SOFTBANK Ventures Inc. Mr. Rieschel, a director of the Company, is a Senior Vice President at SOFTBANK Holdings Inc., an affiliate of SOFTBANK Ventures Inc. Mr. Rieschel disclaims beneficial ownership of such shares.
(16) Includes shares of Common Stock issuable upon exercise of outstanding options and warrants, and shares beneficially owned by entities associated with Messrs. Regis and Khosla, as to which they disclaim beneficial ownership. See Notes (6)-(14).

                      DESCRIPTION OF THE PREFERRED STOCK

GENERAL

  The following is a summary of certain terms of the Series B Preferred offered hereby. The Series B Preferred, like the Series A Preferred, will be issued pursuant to the Certificate of Designation of Voting Power, Designation Preferences and Relative, Participating, Optional or Other Special Rights and Qualifications, Limitations and Restrictions (the "Certificate of Designation"). The terms of the Series B Preferred are substantially identical in all material respects to those of the Series A Preferred except that the Series B Preferred (i) will have been registered under the Securities Act, and therefore will not be subject to certain restrictions on transfer applicable to the Series A Preferred and (ii) will not be entitled to registration or other rights under the Registration Rights Agreement including the provision in the Registration Rights Agreement for payment of Liquidated Damages upon failure by the Company to consummate the Exchange Offer or the occurrence of certain other events. The following summary of the Preferred Stock, the Certificate of Designation and the Registration Rights Agreement is not intended to be complete and is subject to, and qualified in its entirety by reference to, the Company's Certificate of Incorporation, the Certificate of Designation and the Registration Rights Agreement, including the definitions therein of certain terms used below. Copies of the proposed form of Certificate of Designation and Registration Rights Agreement are available as set forth under "Description of Exchange Debentures--Additional Information." The definitions of certain terms used in the following summary are set forth below under "--Certain Definitions." As used in this Description of Preferred Stock, the term "Company" refers to Concentric Network Corporation, excluding its Subsidiaries and references to the Preferred Stock shall be deemed to include the Series B Preferred.

  Pursuant to the Certificate of Designation, 295,000 shares of Series B Preferred with a liquidation preference of $1,000 per share (the "Liquidation Preference") will be authorized for issuance in the Exchange Offer. The Series B Preferred will, when issued and paid for in accordance with the terms of the Exchange Offer, be fully paid and nonassessable, and holders thereof will have no preemptive rights in connection therewith.

  The transfer agent for the Preferred Stock is ChaseMellon Shareholder Services LLC unless and until a successor is selected by the Company (the "Transfer Agent").

RANKING

  The Preferred Stock, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company, ranks (i) senior to all classes of common stock of the Company and to each other class of capital stock or series of preferred stock established after the date of this Prospectus by the Board of Directors, the terms of which do not expressly provide that it ranks senior to or on a parity with the Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to with the common stock of the Company as "Junior Securities"); (ii) on a parity with any additional Preferred Stock issued by the Company in the future and any other class of capital stock or series of preferred stock issued by the Company in the future and any other class of capital stock or series of preferred stock issued by the Company established after the date of this Prospectus by the Board of Directors, the terms of which expressly provide that such class or series will rank on a parity with the Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to as "Parity Securities"); and (iii) junior to each class of capital stock or series of preferred stock issued by the Company established after the date of this Prospectus by the Board of Directors, the terms of which expressly provide that such class or series will rank senior to the Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up and dissolution of the Company (collectively referred to as "Senior Securities").

  All claims of the holders of the Preferred Stock, including without limitation, claims with respect to dividend payments, redemption payments, mandatory repurchase payments or rights upon liquidation, winding-up or dissolution, shall rank junior to the claims of the holders of any debt of the Company and all other creditors of the Company. As of March 31, 1998, the Preferred Stock would have been junior in right of payment to approximately $195.0 million of total indebtedness of the Company. In addition, following the Offering, the Company will have the ability to issue additional shares of Preferred Stock to the holders of Preferred Stock in lieu of paying dividends. The Certificate of Designation provides that the Company may not, without the consent of the holders of at least a majority of the then outstanding shares of Preferred Stock, authorize, create (by way of reclassification or otherwise) or issue any Senior Securities (as defined) or any Obligation or security convertible or exchangeable into or evidencing a right to purchase, shares of any class or series of Senior Securities. See "-- Voting Rights."

  In addition, certain of the Company's operations are conducted through its Subsidiaries and, therefore, the Company may be dependent upon the cash flow of its Subsidiaries to meet its obligations, including its obligations under the Preferred Stock. Any right of the Company to receive assets of any of its Subsidiaries will be effectively subordinated to all indebtedness and other liabilities and commitments (including trade payables and lease obligations) of the Company's Subsidiaries. As of March 31, 1998, the aggregate amount of Indebtedness and other obligations of the Company and its Subsidiaries that would effectively rank senior in right of payment to the obligations of the Company under the Preferred Stock would have been approximately $195.0 million. See "Risk Factors--Substantial Indebtedness; Ability to Service Debt."

DIVIDENDS

  The holders of the Preferred Stock are entitled to receive, when, as and if dividends are declared by the Board of Directors out of funds of the Company legally available therefor, cumulative preferential dividends from the Issue Date accumulating at the rate per share of 13 1/2% of the Liquidation Preference per share per annum, payable quarterly in arrears on each March 1, June 1, September 1, and December 1 of each year or, if any such date is not a business day, on the next succeeding business day (each, a "Dividend Payment Date"), to the holders of record as of the next preceding February 15, May 15, August 15 and November 15 (each, a "Record Date"). Dividends may be paid, at the Company's option, by the issuance of additional shares of Preferred Stock (including fractional shares provided, that the Company may, at its option, pay cash in lieu of issuing fractional shares) having an aggregate Liquidation Preference equal to the amount of such dividends; provided that after June 1, 2003, to the extent and so long as the Company is not precluded from paying dividends on the Preferred Stock by the terms of any agreement or instruments governing and of its then outstanding, the Company shall pay dividends in cash. The issuance of such additional shares of Preferred Stock constitutes "payment" of the related dividend for all purposes of the Certificate of Designation. The first dividend payment on the Preferred Stock will be payable on September 1, 1998. Dividends payable on the Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months and are deemed to accumulate on a daily basis on the Liquidation Preference of the Preferred Stock. For a discussion of certain federal income tax considerations relevant to the payment of dividends on the Preferred Stock, see "Certain Federal Income Tax Considerations--Preferred Stock Distributions on the Preferred Stock."

  Dividends on the Preferred Stock will accrue whether or not the Company has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. Dividends accumulate to the extent they are not paid on the Dividend Payment Date for the period to which they relate. The Certificate of Designation provides that the Company will take all actions required or permitted under the Delaware General Corporation Law (the "DGCL") to permit the payment of dividends on the Preferred Stock, including, without limitation, through the revaluation of its assets in accordance with the DGCL, to make or keep funds legally available for the payment of dividends.

  No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid, or declared and a sufficient sum set apart for the payment of such dividend, upon all outstanding shares of Preferred Stock. Unless full cumulative dividends on all outstanding shares of Preferred Stock for all past dividend periods shall have been declared and paid, or declared and a sufficient sum for the payment thereof set apart, then: (i) no dividend (other than a dividend payable solely in shares of any Junior Securities) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any shares of Junior Securities; (ii) no other distribution shall be declared or made upon, or any sum set apart for the payment of any distribution upon, any shares of Junior Securities, other than a distribution consisting solely of Junior Securities; (iii) no shares of Junior Securities shall be purchased, redeemed or otherwise acquired or retired for value (excluding an exchange for shares of other Junior Securities) by the Company or any of its Subsidiaries; and (iv) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition or retirement for value of any shares of Junior Securities by the Company or any of its Subsidiaries. Holders of the Preferred Stock are not entitled to any dividends, whether payable in cash, property or stock, in excess of the full cumulative dividends as herein described.

  The Existing Senior Notes Indenture contains, any future credit agreements or other agreements relating to Indebtedness to which the Company becomes a party may contain, restrictions on the ability of the Company to pay dividends on the Preferred Stock.

VOTING RIGHTS

  Holders of record of the Preferred Stock will have no voting rights, except as required by law and as provided in the Certificate of Designation. The Certificate of Designation will provide that upon (a) the accumulation of dividends remaining unpaid either in cash or by the issuance of additional shares of Preferred Stock on the outstanding Preferred Stock in an amount equal to six quarterly dividends (whether or not consecutive); (b) the failure of the Company to satisfy any mandatory redemption or repurchase obligation (including, without limitation, pursuant to any required Change of Control Offer) with respect to the Preferred Stock; (c) the Company fails to comply with the Change of Control covenant contained in the Certificate of Designation; (d) the failure of the Company to comply with any of the other covenants or agreements set forth in the Certificate of Designation and the continuance of such failure for 60 consecutive days or more after notice from the holders of at least 25% of the Preferred Stock; or (e) any (i) default by the Company or any Subsidiary in the payment of the principal, premium, if any, or interest has occurred with respect to amounts in excess of $5.0 million under any agreement, indenture or instrument evidencing Indebtedness when the same shall become due and payable in full and such default shall have continued after any applicable grace period and shall not have been cured or waived and, if not already matured at its final maturity in accordance with its terms, the holder of such Indebtedness shall have the right to accelerate such Indebtedness or (ii) event of default as defined in any agreement, indenture or instrument of the Company evidencing Indebtedness in excess of $5.0 million shall have occurred and the Indebtedness thereunder, if not already matured at its final maturity in accordance with its terms, shall have been accelerated (each of the events described in clauses (a), (b), (c), (d) and (e) being referred to herein as a "Voting Rights Triggering Event"), then the holders of a majority of the outstanding Preferred Stock, voting as a separate single class, are entitled to elect two members to the Board of Directors of the Company and the number of members of the Company's Board of Directors will be immediately and automatically increased by two. Voting rights arising as a result of a Voting Rights Triggering Event will continue until such time as all dividends in arrears on the Preferred Stock are paid in full and all other Voting Rights Triggering Events have been cured or waived, at which time the term of office of any such members of the Board of Directors so elected shall terminate and such directors shall be deemed to have resigned. The voting rights provided for in the Certificate of Designation will be the holder's exclusive remedy at law or in equity.

  In addition, the Certificate of Designation provides that the Company will not authorize any class of Senior Securities or any Obligation or security convertible or exchangeable into or evidencing a right to purchase shares of any class or series of Senior Securities, without the approval of holders of at least a majority of the shares of the Preferred Stock then outstanding, voting or consenting, as the case may be, as one class. The Certificate of Designation also provides that the Company may not amend the Certificate of Designation so as to affect adversely the specified rights, preferences, privileges or voting rights of holders of shares of Preferred Stock without the approval of the holders of at least a majority of the then outstanding shares of Preferred Stock, voting or consenting, as the case may be, as one class; provided, however, that the Company may not amend the Change of Control provisions of the Certificate of Designation (including the related definitions) without the approval of all of the holders of the then outstanding shares of Preferred Stock, voting or consenting, as the case may be, as one class. The Certificate of Designation also provides that, except as set forth above, the creation, authorization or issuance of, or the increase or decrease in the authorized amount of, capital stock of any class, including any preferred stock, shall not require the consent of the holders of Preferred Stock and shall not be deemed to affect adversely the rights, preferences, privileges, special rights or voting rights of holders of Preferred Stock.

AMENDMENT

  The Certificate of Designation shall not be amended, either directly or indirectly, or through merger or consolidation with another entity, in any manner that would alter or change the powers, preferences or special rights of the Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding Preferred Stock, voting separately as a class.

EXCHANGE

  The Company may, at its option, on any Dividend Payment Date, exchange, in whole, but not in part, the then outstanding shares of Preferred Stock for Exchange Debentures with a principal amount equal to the aggregate Liquidation Preference of the Preferred Stock; provided that on the date of such exchange
(i) there are no accumulated and unpaid dividends and Liquidated Damages (as defined), if any, on the Preferred Stock (including the dividends payable on such date) or any contractual impediments to such exchange; (ii) there shall be legally available funds sufficient therefor; (iii) immediately after giving effect to such exchange, no Default or Event of Default (each as defined in the Indenture) would exist under the Indenture or would be caused thereby;
(iv) the Indenture has been qualified under the Trust Indenture Act if such qualification is required at the time of exchange; and (v) the Company shall have delivered a written opinion to the Trustee (as defined herein) to the effect that all conditions to be satisfied prior to such exchange have been satisfied.

  Upon any exchange pursuant to the preceding paragraph, holders of outstanding Preferred Stock will be entitled to receive, subject to the second succeeding sentence of this paragraph, $1.00 principal amount of Exchange Debentures for each $1.00 of the aggregate Liquidation Preference of Preferred Stock held by them. The Exchange Debentures will be issued in registered form, without coupons. The Exchange Debentures will be issued in principal amounts of $1,000 and integral multiples thereof to the extent possible, and will also be issuable in principal amounts less than $1,000 so that each holder of Preferred Stock will receive certificates representing the entire amount of Exchange Debentures to which such holder's shares of Preferred Stock entitle such holder. Notice of the intention to exchange will be sent by or on behalf of the Company not more than 60 days nor less than 30 days prior to the date of exchange ("Exchange Date"), by first class mail, postage prepaid, to each holder of record of Preferred Stock at its registered address. In addition to any information required by law or by the applicable rules of any exchange upon which Preferred Stock may be listed or admitted to trading, such notice will state: (i) the Exchange Date; (ii) the place or places where certificates for such shares are to be surrendered for exchange, including any procedures applicable to exchanges to be accomplished through book-entry transfers; and
(iii) that dividends on the shares of Preferred Stock to be exchanged will cease to accumulate on the Exchange Date. If notice of any exchange has been properly given, and if on or before the Exchange Date the Exchange Debentures have been duly executed and authenticated and deposited with the Transfer Agent, then on and after the close of business on the Exchange Date, the shares of Preferred Stock to be exchanged will no longer be deemed to be outstanding and may thereafter be issued in the same manner as the other authorized but unissued preferred stock, but not as Preferred Stock, and all rights of the holders thereof as stockholders of the Company will cease, except the right of the holders to receive upon surrender of their certificates the Exchange Debentures and all accrued interest, if any, thereon.

REDEMPTION

 Mandatory Redemption

  On June 1, 2010 (the "Mandatory Redemption Date"), the Company will be required to redeem (subject to the legal availability of funds therefor) all outstanding shares of Preferred Stock at a price in cash equal to the

Liquidation Preference thereof, plus accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for any partial dividend period) and Liquidated Damages, if any, to the date of redemption. The Company will not be required to make sinking fund payments with respect to the Preferred Stock. The Certificate of Designation will provide that the Company will take all actions required or permitted under Delaware law to permit such redemption.

 Optional Redemption

  Except as set forth below, the Preferred Stock may not be redeemed at the option of the Company prior to June 1, 2003. The Preferred Stock will be subject to redemption at any time on or after June 1, 2003, at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days' prior notice in amounts of $1,000 or an integral multiple thereof at the following redemption prices (expressed as percentages of the Liquidation Preference thereof), if redeemed during the 12-month period beginning June 1 of the years indicated below:

                                                                      REDEMPTION
      YEAR                                                              PRICE
      ----                                                            ----------
      2003...........................................................   106.75%
      2004...........................................................   105.40%
      2005...........................................................   104.05%
      2006...........................................................   102.70%
      2007...........................................................   101.35%

and thereafter at 100% of the principal amount, in each case, together with accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for any partial dividend) and Liquidated Damages, if any, to the date of redemption.

  In addition, at any time prior to June 1, 2001, the Company may, at its option, use the net proceeds of one or more Public Equity Offerings or the sale of Common Stock (other than Disqualified Stock) of the Company to a Strategic Investor in a single transaction or a series of related transactions, to redeem up to an aggregate of 35% of the shares of Preferred Stock then outstanding (whether initially issued or issued in lieu of cash dividends) at a redemption price equal to 113 1/2% of the Liquidation Preference per share, plus accumulated and unpaid dividends thereon and Liquidated Damages, if any, to the redemption date; provided that at least 65% of the shares of Preferred Stock initially issued remains outstanding immediately after the occurrence of such redemption. In order to effect the foregoing redemption, the Company must mail a notice of redemption no later than 45 days after the related Public Equity Offering and must consummate such redemption within 60 days of the closing of the Public Equity Offering.

LIQUIDATION RIGHTS

  Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company or reduction or decrease in its capital stock resulting in a distribution of assets to the holders of any class or series of the Company's capital stock, each holder of shares of the Preferred Stock will be entitled to payment out of the assets of the Company available for distribution of an amount equal to the Liquidation Preference per share of Preferred Stock held by such holder, plus accumulated and unpaid dividends and Liquidated Damages, if any, to the date fixed for liquidation, dissolution, winding-up or reduction or decrease in capital stock, before any distribution is made on any Junior Securities, including, without limitation, common stock of the Company. After payment in full of the Liquidation Preference and all accrued dividends and Liquidated Damages, if any, to which holders of Preferred Stock are entitled, such holders will not be entitled to any further participation in any distribution of assets of the Company. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the amounts payable with respect to the Preferred Stock and all other Parity Securities are not paid in full, the holders of the Preferred Stock and the Parity Securities will share equally and ratably in any distribution of assets of the Company in proportion to the full liquidation preference and accumulated and unpaid dividends and Liquidated Damages to which each is entitled. However, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more corporations will be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Company or reduction or decrease in capital stock, unless such sale, conveyance, exchange or transfer shall be in connection with a liquidation, dissolution or winding-up of the business of the Company or reduction or decrease in capital stock.

  The Certificate of Designation will not contain any provision requiring funds to be set aside to protect the Liquidation Preference of the Preferred Stock, although such Liquidation Preference will be substantially in excess of the par value of the shares of the Preferred Stock, and there can be no assurance that, upon any such voluntary or involuntary liquidation, dissolution or winding-up of the Company that there will be funds available in amount sufficient to pay such Liquidation Preference in full, in part or at all.

CHANGE OF CONTROL

  If a Change of Control shall occur at any time, then each holder of Preferred Stock shall have the right to require that the Company purchase such holder's Preferred Stock in whole or in part in integral multiples of $1,000, at a purchase price (the "Change of Control Purchase Price") in cash, in an amount equal to 101% of the principal amount of such Preferred Stock or portion thereof, plus accumulated and unpaid dividends and Liquidated Damages, if any, to the date of purchase (the "Change of Control Purchase Date"), pursuant to the offer described below (the "Change of Control Offer").

  Within 30 days of any Change of Control, the Company shall give written notice of such Change of Control to each holder of Preferred Stock, by first-class mail, postage prepaid, at his address appearing in the security register, stating: that a Change of Control has occurred and the date of such event, the circumstances and relevant facts regarding such Change of Control; that the purchase price and the purchase date which shall be fixed by the Company on a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act; that any Preferred Stock not tendered will continue to accrue dividends; that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accrue dividends after the Change of Control Purchase Date; and that certain other procedures that a holder of Preferred Stock must follow to accept a Change of Control Offer or to withdraw such acceptance.

  The Company will not be required to make a Change of Control Offer to the holders of Preferred Stock upon a Change of Control if either (a) a third party makes the Change of Control Offer described above in the manner, at the times and otherwise in compliance with the requirements set forth in the Certificate of Designation, and purchases all shares of Preferred Stock validly tendered and not withdrawn under such Change of Control Offer or (b) the date on which such Change of Control Offer would otherwise be required to be made is on or prior to the Existing Senior Notes Maturity Date.

  If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control Purchase Price for all of the Preferred Stock that might be delivered by holders of the Preferred Stock seeking to accept the Change of Control Offer. See "Risk Factors--Change of Control." The failure of the Company to make or consummate the Change of Control Offer or pay the Change of Control Purchase Price when due will give the holders of the Preferred Stock the rights described under "--Voting Rights; Amendment."

  If the date on which a Change of Control Offer otherwise would be required to be made is on or prior to the Existing Senior Notes Maturity Date, then, in lieu of any such Change of Control Offer, holders of two-thirds of the Preferred Stock will be entitled to designate an Independent Financial Advisor (as defined below) to determine, within 20 days of such designation, in the opinion of such firm, the appropriate dividend rate that the Preferred Stock should bear so that, after such reset, the Preferred Stock would have a market value of 101% of the Liquidation Preference. If, for any reason and within 15 days of the designation of an Independent Financial Advisor by the holders, such Independent Financial Advisor is unacceptable to the Company, the Company may designate a second Independent Financial Advisor to determine, within 15 days of such designation, in its opinion, such an appropriate reset dividend rate for the Preferred Stock. In the event that the two Independent Financial Advisors cannot agree, within 25 days of the designation of an Independent Financial Advisor by the holders of two-thirds of the Preferred Stock, on the appropriate reset dividend rate, the two Independent Financial Advisors shall, within 10 days of such 25th day, designate a third Independent Financial Advisor, which, within 15 days of designation, will determine, in its opinion, such an appropriate reset rate which is between the two rates selected by the first two Independent Financial Advisors; provided, however, that the reset rate shall in no event be less than 13 1/2% per annum nor greater than 15 1/2% per annum. The reasonable fees and expenses, including reasonable fees and expenses of legal counsel, if any, and customary indemnification, of each of the three above-referenced Independent Financial Advisors shall be borne by the Company. Upon the determination of the reset rate, the Preferred Stock shall accrue and cumulate dividends at the reset rate as of the date of occurrence of the Change of Control. "Independent Financial Advisor" means a United States investment banking firm of national standing in the United States which does not, and whose directors, officers and employees or affiliates do not, have a direct or indirect financial interest in the Company.

  The Change of Control provisions described above will be applicable whether or not any other provisions of the Certificate of Designation are applicable. Except as described above with respect to a Change of Control, the Certificate of Designation does not contain provisions that permit the holders of the Preferred Stock to require that the Company repurchase or redeem the Preferred Stock in the event of a takeover, recapitalization or similar transaction.

  The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Preferred Stock to require the Company to repurchase such Preferred Stock as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company to another Person may be uncertain.

  The existence of a holder's right to require the Company to repurchase such holder's Preferred Stock upon a Change of Control may deter a third party from acquiring the Company in a transaction which constitutes a Change of Control.

  The Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer.

CERTAIN COVENANTS

  The sole remedy to holders of Preferred Stock in the event of a breach of any of the covenants described below and the continuation of such failure for 60 days following receipt of written notice thereof from the holders of 25% of the Preferred Stock outstanding will be the voting rights arising from a Voting Rights Triggering Event, and such breach by the Company will not cause any action taken by the Company to be invalid or unauthorized under its charter documents. The Certificate of Designation will contain, among others, the following covenants:

 Limitation on Indebtedness.

  (a) The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness (other than the Preferred Stock); provided, however, that the Company may Incur Indebtedness, and the Company or any Restricted Subsidiary may Incur Acquired Indebtedness, if, at the time of such Incurrence, the Debt to Annualized Operating Cash Flow Ratio would be less than or equal to 5.5 to 1.0 prior to December 15, 2000, or less than or equal to 5.0 to 1.0 after December 15, 2000.

  (b) The foregoing limitations of paragraph (a) of this covenant will not apply to Incurrence of Indebtedness permitted under any of the following ("Permitted Indebtedness"), each of which shall be given independent effect:

    (i) the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness (other than Acquired Indebtedness) consisting of Capital Lease Obligations, Purchase Money Obligations, mortgage financings or other obligations incurred for the purpose of financing all or any part of the purchase price, cost of construction or improvement of property, plant or equipment used in connection with the Telecommunications Business or a credit facility or a master lease arrangement entered into for the purpose of providing such financing, provided that such Indebtedness does not exceed the lesser of the Fair Market Value (determined at the time of the consummation of the purchase, construction or improvement of such property, plant or equipment), or the purchase price of such property, plant or equipment;

    (ii) Indebtedness of the Company or any of its Restricted Subsidiaries, and any renewals, extensions, substitutions, refinancings or replacements of such Indebtedness, so long as the aggregate principal amount of such Indebtedness shall not exceed $50.0 million outstanding at any one time in the aggregate;

    (iii) the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness (other than secured Acquired Indebtedness) in an aggregate principal amount not to exceed, at any one time outstanding, 2.0 times the Net Cash Proceeds received by the Company from the issuance and sale of any class or series of its Capital Stock (other than Disqualified Stock) on and after the Issue Date plus the Fair Market Value of any of its Capital Stock (other than Disqualified Stock) issued on and after the Issue Date in connection with the acquisition of an equity interest in a Telecommunications Business or assets used in a Telecommunications Business; provided that such Indebtedness does not mature prior to the Mandatory Redemption Date or have an Average Life to Stated Maturity that is shorter than the period then remaining prior to the Mandatory Redemption Date;

    (iv) Indebtedness of the Company or any Restricted Subsidiary entered into in the ordinary course of business (a) pursuant to Interest Rate Agreements designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates in respect of Indebtedness of the Company or any Restricted Subsidiary as long as the notional principal amount of such Interest Rate Agreements do not exceed the aggregate principal amount of such Indebtedness then outstanding, (b) under any Currency Hedging Arrangements designed to protect the Company or any Restricted Subsidiary against fluctuations in the value of any currency or
  (c) under any Commodity Price Protection Agreements designed to protect the Company or any Restricted Subsidiary against fluctuations in the price of any commodity;

    (v) the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of bid, performance or advance payment bonds and appeal or surety bonds;

    (vi) Indebtedness existing on the Issue Date;

    (vii) the Incurrence of (a) Indebtedness of any Restricted Subsidiary owed to and held by the Company or another Restricted Subsidiary and (b) Indebtedness of the Company owed to and held by any Restricted Subsidiary; and

    (viii) any renewals, extensions, substitutions, refundings, refinancings or replacements (collectively, a "refinancing") of any Indebtedness described in clauses (i), (ii), (iii), (vi) and (vii) of this paragraph (b) of this covenant including any successive refinancings so long as the borrower under such refinancing is the Company or, if not the Company, the same as the borrower of the Indebtedness being refinanced and the aggregate principal amount of Indebtedness represented thereby is not increased by such refinancing plus the lesser of (I) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (II) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing.

  (c) For purposes of determining any particular amount of Indebtedness under this covenant, guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included.

  (d) For purposes of determining compliance with this covenant, in the event that an item of Indebtedness may be Incurred through the first paragraph of this covenant or by meeting the criteria of one or more of the types of Indebtedness described in the second paragraph of this covenant (or the definitions of the terms used therein), the Company, in its sole discretion,
(i) may classify such item of Indebtedness under and comply with either of such paragraphs (or any of such definitions), as applicable, (ii) may classify and divide such item of Indebtedness into more than one of such paragraphs (or definitions), as applicable, and (iii) may elect to comply with such paragraphs (or definitions), as applicable, in any order.

 Limitation on Restricted Payments.

  (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

    (i) declare or pay any dividend on, or make any distribution on any shares of the Company's Capital Stock that are Junior Securities (other than dividends or distributions payable solely in shares of its Qualified Capital Stock that are Junior Securities or in options, warrants or other rights to acquire shares of such Qualified Capital Stock that are Junior Securities);

    (ii) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, the Company's Capital Stock or any Capital Stock of any Affiliate of the Company (other than Capital Stock of any Wholly Owned Subsidiary of the Company) or options, warrants or other rights to acquire such Capital Stock that are Junior Securities;

    (iii) declare or pay any dividend or distribution on any Capital Stock of any Restricted Subsidiary to any Person (other than (a) to the Company or any of its Wholly Owned Subsidiaries or (b) to all holders of Capital Stock of such Restricted Subsidiary on a pro rata basis); or

    (iv) make any Investment in any Person (other than any Permitted
  Investments)

(any of the foregoing actions described in clauses (i) through (v), other than any such action that is a Permitted Payment (as defined below), collectively, "Restricted Payments") (the amount of any such Restricted Payment, if other than cash, as determined by the board of directors of the Company, whose determination shall be conclusive and evidenced by a board resolution), unless
(1) immediately before and immediately after giving effect to such proposed Restricted Payment on a pro forma basis, no Voting Rights Triggering Event shall have occurred and be continuing; (2) immediately before and immediately after giving effect to such Restricted Payment on a pro forma basis, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions described under "--Limitation on Indebtedness;" and (3) after giving effect to the proposed Restricted Payment, the aggregate amount of all such Restricted Payments declared or made after the Issue Date, does not exceed the sum of the following (the "Basket"):

    (A) (i) the Cumulative Operating Cash Flow determined at the time of such Restricted Payment less (ii) 150% of cumulative Consolidated Interest Expense determined for the period (treated as one accounting period) commencing on the Issue Date and ending on the last day of the most recent fiscal quarter immediately preceding the date of such Restricted Payment for which consolidated financial information of the Company is required to be available;

    (B) the sum of (i) (x) capital contributions to the Company after the Issue Date or (y) the aggregate Net Cash Proceeds received after the Issue Date by the Company from the issuance or sale (other than to any of its Restricted Subsidiaries) of Qualified Capital Stock of the Company or any options, warrants or rights to purchase such Qualified Capital Stock of the Company (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Indebtedness as set forth below in clause (ii) or (iii) of paragraph (b) below);

    (C) the aggregate Net Cash Proceeds received after the Issue Date by the Company (other than from any of its Restricted Subsidiaries) upon the exercise of any options, warrants or rights to purchase Qualified Capital Stock of the Company;

    (D) the aggregate Net Cash Proceeds received after the Issue Date by the Company from the conversion or exchange, if any, of debt securities or Disqualified Stock of the Company or its Restricted

  Subsidiaries into or for Qualified Capital Stock of the Company plus, to the extent such debt securities or Disqualified Stock were issued after the Issue Date, the aggregate of Net Cash Proceeds from their original issuance; and

    (E) in the case of the disposition or repayment of any Investment constituting a Restricted Payment, an amount equal to the return of capital with respect to such Investment and the initial amount of such Investment.

  (b) Notwithstanding the foregoing, and in the case of clauses (ii) and (iii) below, so long as there is no Voting Rights Triggering Event continuing, the foregoing provisions shall not prohibit the following actions (each of clauses
(i) through (iii) being referred to as a "Permitted Payment"):

    (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment was permitted by the provisions of paragraph (a) of this Section and such payment shall have been deemed to have been paid on such date of declaration and shall not have been deemed a Permitted Payment for purposes of the calculation required by paragraph (a) of this Section;

    (ii) the repurchase, redemption, or other acquisition or retirement for value of any shares of any class of Capital Stock of the Company that are Junior Securities in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of a substantially concurrent issuance and sale for cash (other than to a Restricted Subsidiary) of, other shares of Qualified Capital Stock of the Company that are Junior Securities; provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (3)(B) of paragraph (a) of this Section;

    (iii) the repurchase of shares of, or options to purchase shares of, common stock of the Company or any of its Restricted Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Restricted Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such common stock; provided, however, that the aggregate amount of such repurchases in any calendar year shall not exceed $1.0 million and $5.0 million in the aggregate.

 Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries.

  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distribution on its Capital Stock, (ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (iii) make any Investment in the Company or any other Restricted Subsidiary or (iv) transfer any of its properties or assets to the Company or any other Restricted Subsidiary, except for: (a) any encumbrance or restriction, with respect to a Restricted Subsidiary that is not a Restricted Subsidiary of the Company on the Issue Date, in existence at the time such Person becomes a Restricted Subsidiary of the Company and not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary; (b) encumbrances or restrictions (I) by reason of applicable law, or (II) under the Certificate of Designation; (c) customary non-assignment provisions of any contract or lease of any Restricted Subsidiary entered into in the ordinary course of business; (d) encumbrances or restrictions imposed pursuant to contracts entered into in connection with Permitted Liens; (e) any encumbrance or restriction imposed pursuant to contracts for the sale of assets with respect to the assets to be sold pursuant to such contract; and (f) any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (a) through (e), or in this clause (f), provided that the terms and conditions of any such encumbrances or restrictions are no more restrictive in any material respect than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced.

 Consolidation, Merger, Sale of Assets.

  The Company will not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of affiliated Persons, or permit any of its Restricted Subsidiaries to enter into any such transaction or series of related transactions if such transaction or series of related transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis to any other Person or group of affiliated Persons, unless at the time and after giving effect thereto (i) either (a) the Company will be the continuing corporation in the case of a consolidation or merger involving the Company or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis (the "Surviving Entity") will be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person expressly assumes all the obligations of the Company under the Preferred Stock and New Preferred Stock; (ii) immediately before and immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness not previously an obligation of the Company or any of its Restricted Subsidiaries which becomes the obligation of the Company or any of its Restricted Subsidiaries as a result of such transaction as having been incurred at the time of such transaction), no Voting Rights Triggering Event will have occurred and be continuing; and (iii) immediately before and immediately after giving effect to such transaction on a pro forma basis, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions of "--Certain Covenants--Limitation on Indebtedness." Notwithstanding the foregoing, the Company (i) may merge or consolidate with any of its Restricted Subsidiaries, and (ii) the Company may merge or consolidate into any Person in a transaction designed solely for the purpose of effecting a change in the jurisdiction of incorporation of the Company within the United States of America.

  In the event of any transaction (other than a lease) described in and complying with the conditions listed in the immediately preceding paragraph in which the Company is not the Surviving Entity, such Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company, and the Company shall be discharged from all obligations and covenants under the Preferred Stock and New Preferred Stock.

 Limitation on Transactions with Affiliates.

  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with or for the benefit of any Affiliate of the Company (other than the Company or a Wholly Owned Subsidiary) unless such transaction or series of related transactions is entered into in good faith and in writing and (a) such transaction or series of related transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that would be reasonably expected to be available in a comparable transaction in arm's-length dealings with an unrelated third party, (b) with respect to any transaction or series of related transactions involving aggregate value in excess of $5.0 million, the Company delivers an officers' certificate to the Transfer Agent certifying that such transaction or series of related transactions complies with clause
(a) above, and (c) with respect to any transaction or series of related transactions involving aggregate value in excess of $10.0 million, either (A) such transaction or series of related transactions has been approved by a majority of the Disinterested Directors of the Company, or in the event there is only one Disinterested Director, by such Disinterested Director, or (B) the Company delivers to the Transfer Agent a written opinion of an investment banking firm of national standing or other recognized independent expert with experience appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required stating that the transactions or series of related transactions is fair to the Company or such Restricted Subsidiary from a financial point of view; provided, however, that this provision shall not apply to: (a) compensation and employee benefit arrangements with any officer, director or

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employee of the Company, including under any stock option or stock incentive plans, in the ordinary course of business; (b) any transaction solely between or among the Company and/or any Restricted Subsidiaries, if such transaction is otherwise in compliance with the Certificate of Designation and is on fair and reasonable terms; (c) any transaction otherwise permitted by the terms of the section of the Certificate of Designation described under "Certain Covenants--Limitations on Restricted Payments;" (d) the execution and delivery of or payments made under any tax sharing agreement between or among any of the Company and any Restricted Subsidiary; (e) licensing or sublicensing of use of any intellectual property by the Company or any Restricted Subsidiary to any Restricted Subsidiary of the Company; provided that the licensor shall continue to have access to such intellectual property to the extent necessary for the conduct of its respective business; (f) arrangements between the Company and any Restricted Subsidiary of the Company for the purpose of providing services or employees to such Restricted Subsidiary; (g) any transaction entered into for the purpose of granting or altering registration rights with respect to the Capital Stock of the Company; and (h) any transaction or series of related transactions entered into prior to the Issue Date.

 Provision of Financial Statements.

  Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, the Company will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) if the Company were so subject, such documents to be filed with the Commission on or prior to the date (the "Required Filing Date") by which the Company would have been required so to file such documents if the Company were so subject. The Company will also in any event (x) within 15 days of each Required Filing Date transmit by mail to all holders, as their names and addresses appear in the security register, without cost to such holders copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if the Company were subject to either of such Sections and (y) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder at the Company's cost. The Certificate of Designation also provides that, so long as any of the Preferred Stock remain outstanding, the Company will make available to any prospective purchaser of Preferred Stock or beneficial owner of Preferred Stock in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act, until such time as the Company has either exchanged the Preferred Stock for securities identical in all material respects which have been registered under the Securities Act or until such time as the holders thereof have disposed of such Preferred Stock pursuant to an effective registration statement under the Securities Act.

CERTAIN DEFINITIONS

  Set forth below are certain defined terms used in the Certificate of Designation. Reference is made to the Certificate of Designation for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

  "Acquired Indebtedness" means Indebtedness of a Person (i) existing at the time such Person becomes a Restricted Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, as the case may be, provided that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such asset acquisition shall not constitute Acquired Indebtedness.

  "Acquired Person" means, with respect to any specified Person, any other Person which merges with or into or becomes a Subsidiary of such specified Person.

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

  "Acquisition" means (i) any capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by the Company or any Restricted Subsidiary to any other Person, or any acquisition or purchase of Capital Stock of any other Person by the Company or any Restricted Subsidiary, in either case pursuant to which such Person shall become a Subsidiary or shall be consolidated, merged with or into the Company or any Restricted Subsidiary or (ii) any acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute substantially all of an operating unit or line of business of such Person or which is otherwise outside of the ordinary course of business of the Company or such Restricted Subsidiary.

  "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

  "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, of: (i) any Capital Stock of any Restricted Subsidiary; (ii) all or substantially all of the properties and assets of any division or line of business of the Company or its Restricted Subsidiaries; or (iii) any other properties or assets of the Company or any Restricted Subsidiary other than in the ordinary course of business.

  "Average Life to Stated Maturity" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment; by
(ii) the sum of all such principal payments.

  "Capital Lease Obligation" of any Person means any obligation of such Person and its subsidiaries on a Consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capital lease obligation.

  "Capital Stock" means (i) with respect to any Person that is a corporation, and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and preferred stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

  "Cash Equivalents" means (i) any evidence of Indebtedness, maturing not more than one year after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof, and guaranteed fully as to principal, premium, if any, and interest by the United States of America, (ii) any certificate of deposit, maturing not more than one year after the date of acquisition, issued by, or time deposit of, a commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500 million, whose short term debt has a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's Investors Service, Inc. ("Moody's") or any successor rating agency or "A-1" (or higher) according to Standard & Poor's Corporation ("S&P") or any successor rating agency, (iii) commercial paper, maturing not more than 270 days after the date of acquisition, issued by a corporation (other than an Affiliate or Restricted Subsidiary of the Company) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P and (iv) any money market deposit accounts issued or offered by a domestic commercial bank having capital and surplus in excess of $500 million; provided that the short term debt of such commercial bank has a rating, at the time of Investment, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P.

  "Change of Control" means the occurrence of any of the following events: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner"

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

(as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the Company; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election to such board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of such board of directors then in office; (iii) the Company consolidates with or merges with or into any Person or conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates with or merges into or with the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where the outstanding Voting Stock of the Company is not changed or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company or where no "person" or "group" owns, immediately after such transaction, directly or indirectly, more than 50% of the total outstanding Voting Stock of the surviving corporation); or (iv) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under "-- Consolidation, Merger, Sale of Assets."

  "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the Issue Date such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act then the body performing such duties at such time.

  "Commodity Price Protection Agreement" means any forward contract, commodity swap, commodity option or other similar financial agreement or arrangement relating to, or the value which is dependent upon, fluctuations in commodity prices.

  "Consolidated" means, consolidated in accordance with GAAP.

  "Consolidated Income Tax Expense" of any Person means, for any period, the provision for federal, state, local and foreign income taxes of such Person and its Consolidated subsidiaries for such period as determined in accordance with GAAP.

  "Consolidated Interest Expense" of any Person means, without duplication, for any period, the sum of (a) the interest expense of such Person and its subsidiaries for such period, on a Consolidated basis, including, without limitation, (i) amortization of debt discount, (ii) the net costs associated with Interest Rate Agreements, Currency Hedging Agreements and Commodity Price Protection Agreements (including amortization of discounts), (iii) the interest portion of any deferred payment obligation and (iv) accrued interest, plus (b) (i) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its subsidiaries during such period and (ii) all capitalized interest of such Person and its subsidiaries plus (c) the interest expense actually paid by such Person under any Guaranteed Debt of such Person and any Subsidiary to the extent not included under clause (a)(iv) above, plus (d) the aggregate amount for such period of cash or non-cash dividends on any Disqualified Stock or preferred stock of the Company and its Restricted Subsidiaries, in each case as determined on a Consolidated basis in accordance with GAAP.

  "Consolidated Net Income" means, with respect to any period, the net income of the Company and any Restricted Subsidiary for such period determined on a consolidated basis in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication: (a) other than for purposes of calculating the Basket, all extraordinary gains or losses for such period; (b) other than for purposes of calculating the Basket, all gains or losses from the sales or other dispositions of assets out of the ordinary course of business (net of taxes, fees and expenses relating to the transaction giving rise thereto) for such period; (c) that portion of such net income derived from or in respect of investments in Persons other than Restricted Subsidiaries, except to the extent actually received in cash by the Company or any Restricted Subsidiary (subject, in the case of any Restricted Subsidiary, to the provisions of clause (f) of this definition); (d) the portion of such net income (or loss) allocable to minority interests in any Person (other than a Restricted Subsidiary) for such period, except to the extent the Company's allocation portion of such Person's net income for such period is actually received in cash by the Company or any Restricted Subsidiary (subject, in the case of any Restricted Subsidiary, to the provisions of clause (f) of this definition); (e) the net income (or loss) or any other Person combined with the Company or any Restricted Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination; and (f) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time (regardless of any waiver) permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its Capital Stock holders.

  "Consolidated Operating Cash Flow" means, with respect to any period, Consolidated Net Income for such period increased (without duplication), to the extent deducted in calculating such Consolidated Net Income, by (a) Consolidated Income Tax Expense for such period; (b) Consolidated Interest Expense for such period; and (c) depreciation, amortization and any other non-cash items for such period (other than any non-cash item which requires the accrual of, or a reserve for, cash charges for any future period) of the Company and any Restricted Subsidiary, including, without limitation, amortization of capitalized debt issuance costs for such period, all of the foregoing determined on a consolidated basis in accordance with GAAP minus non-cash items to the extent they increase Consolidated Net Income (including the partial or entire reversal of reserves taken in prior periods) for such period.

  "Cumulative Operating Cash Flow" means, as at any date of determination, the positive cumulative Consolidated Operating Cash Flow realized during the period commencing on Issue Date and ending on the last day of the most recent fiscal quarter immediately preceding the date of determination for which consolidated financial information of the Company is available or, if such cumulative Consolidated Operating Cash Flow for such period is negative, the negative amount by which cumulative Consolidated Operating Cash Flow is less than zero.

  "Currency Hedging Arrangements" means one or more of the following agreements which shall be entered into by one or more financial institutions: foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

  "Debt to Annualized Operating Cash Flow Ratio" means the ratio of (a) the Total Consolidated Indebtedness as of the date of calculation (the "Determination Date") to (b) two times the Consolidated Operating Cash Flow for the latest two fiscal quarters for which financial information is available immediately preceding such Determination Date (the "Measurement Period"). For purposes of calculating Consolidated Operating Cash Flow for the Measurement Period immediately prior to the relevant Determination Date, (i) any Person that is a Restricted Subsidiary on the Determination Date (or would become a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of such Consolidated Operating Cash Flow) will be deemed to have been a Restricted Subsidiary at all times during such Measurement Period, (ii) any Person that is not a Restricted Subsidiary on such Determination Date (or would cease to be a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of such Consolidated Operating Cash Flow) will be deemed not to have been a Restricted Subsidiary at any time during such Measurement Period, and (iii) if the Company or any Restricted Subsidiary shall have in any manner (x) acquired (through an Acquisition or the commencement of activities constituting such operating business) or (y) disposed of (by of an Asset Sale or the termination or discontinuance of activities constituting such operating business) any operating business during such Measurement Period or after the end of such period and on or prior to such Determination Date, such calculation will be made on a pro forma basis in accordance with GAAP as if, in the case of an Acquisition or the commencement of activities constituting such operating business, all such transactions had been consummated prior to the first day of such Measurement Period (it being understood that in calculating Consolidated Operating Cash Flow the exclusions set forth in clauses

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

(a) through (f) of the definition of Consolidated Net Income shall apply to an Acquired Person as if it were a Restricted Subsidiary).

  "Disinterested Director" means, with respect to any transaction or series of related transactions, a member of the board of directors of the Company who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions.

  "Disqualified Stock" means, with respect to any person, any Capital Stock (excluding the Preferred Stock) which, by its terms (or by the terms of any security into which it is convertible at the option of the holder thereof or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or becomes mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or becomes exchangeable for Indebtedness at the option of the holder thereof, or becomes redeemable at the option of the holder thereof, in whole or in part, on or prior to the earlier of the Mandatory Redemption Date or the date the Preferred Stock is no longer outstanding; provided such Capital Stock shall only constitute Disqualified Stock to the extent it so matures or becomes so redeemable or exchangeable on or prior to the earlier of the Mandatory Redemption Date or the date the Preferred Stock is no longer outstanding; provided, further, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the earlier of the Mandatory Redemption Date or the date the Preferred Stock is no longer outstanding shall not constitute Disqualified Stock so long as, in the case of any "change of control" provisions applicable to such Capital Stock, such provisions are no more favorable to the holders of such Capital Stock than the provisions contained in "Change of Control" described above and such Capital Stock specifically provides that such person will not repurchase or redeem any such stock pursuant to such provision prior to the Issuer's repurchase of such shares of Preferred Stock as is required to be repurchased pursuant to the "Change of Control" provision described above.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute.

  "Existing Senior Notes" means the Company's 12 3/4% Senior Notes due 2007.

  "Existing Senior Notes Indenture" means the Indenture governing the Company's 12 3/4% Senior Notes due 2007, as may be amended from time to time.

  "Existing Senior Notes Maturity Date" means the earlier of: (i) the "Stated Maturity" of the principal of the Existing Senior Notes as such term is used for the purpose of determining whether "Capital Stock" constitutes "Indebtedness" (as such terms are defined in the Existing Senior Notes Indenture) under the Existing Senior Notes Indenture or (ii) December 15, 2007.

  "Fair Market Value" means, with respect to any asset or property, the sale value that would be reasonably expected to be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined by the board of directors of the Company acting in good faith and shall be evidenced by a resolution of the board of directors.

  "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, consistently applied, which are in effect on the Issue Date.

  "Guaranteed Debt" of any Person means, without duplication, all Indebtedness of any other Person guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or (v) otherwise to assure a creditor against loss; provided that the term "guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

  "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred" and "Incurring" shall have meanings correlative to the foregoing). Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or is merged or consolidated with or into the Company or any Restricted Subsidiary shall be deemed to be Incurred at such time.

  "Indebtedness" means, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (unless the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business, (iv) all obligations under Interest Rate Agreements, Currency Hedging Agreements or Commodity Price Protection Agreements of such Person, (v) all Capital Lease Obligations of such Person,
(vi) all Indebtedness referred to in clauses (i) through (v) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (vii) all Disqualified Stock issued by such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accumulated and unpaid dividends, and (viii) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (i) through (vii) above. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Certificate of Designation, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Stock, such Fair Market Value to be determined in good faith by the board of directors of the issuer of such Disqualified Stock. In no event shall "Indebtedness" include any trade payable or other current liabilities arising in the ordinary course of business. The amount of any item of Indebtedness shall be the amount of such Indebtedness properly classified as a liability on a balance sheet prepared in accordance with GAAP.

  "Interest Rate Agreements" means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

  "Investment" means, with respect to any Person, directly or indirectly, any advance, loan (including guarantees), or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued or owned by any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP.

  "Issue Date" means the date on which shares of Preferred Stock are first issued.

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

  "Lien" means any mortgage or deed of trust, pledge, lien (statutory or otherwise), security interest, easement, hypothecation, or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired. A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement, other than any lease properly classified as an operating lease under GAAP and intellectual property licensing arrangements.

  "Net Cash Proceeds" means with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock as referred to under "--Certain Covenants--Limitation on Restricted Payments," the proceeds of such issuance or sale in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of attorney's fees, accountant's fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale (or conversion in the case of debt securities or Capital Stock that have been converted) and net of taxes paid or payable as a result thereof.

  "New Preferred Stock" means the Preferred Stock authorized by the Certificate of Designation that may be issued in exchange for Preferred Stock pursuant to the Exchange Offer pursuant to the Registration Rights Agreement.

  "Obligation" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

  "Permitted Investment" means: (i) Investments in any Wholly Owned Subsidiary or any Person which, as a result of such Investment, (a) becomes a Wholly Owned Subsidiary or (b) is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or any Wholly Owned Subsidiary; (ii) Indebtedness of the Company or a Restricted Subsidiary described under clauses (iv) and (vii) of paragraph
(b) under "--Certain Covenants--Limitation on Indebtedness"; (iii) Investments in any of the Preferred Stock; (iv) Investments in Cash Equivalents; (v) Investments acquired by the Company or any Restricted Subsidiary in connection with an Asset Sale to the extent such Investments are non-cash proceeds; (vi) Investments in existence on the Issue Date; (vii) guarantees of Indebtedness of a Wholly Owned Subsidiary given by the Company or another Wholly Owned Subsidiary and guarantees of Indebtedness of the Company given by any Restricted Subsidiary, in each case, in accordance with the terms of the Certificate of Designation; (viii) advances to employees or officers of the Company in the ordinary course of business so long as the aggregate amount of such advances shall not exceed $1 million outstanding at any one time; (ix) any Investment in the Company by any Restricted Subsidiary of the Company; (x) accounts receivable created or acquired in the ordinary course of business of the Company or any Restricted Subsidiary and Investments arising from transactions by the Company or any Restricted Subsidiary with trade creditors or customers in the ordinary course of business (including any such Investment received pursuant to any plan of reorganization or similar arrangement pursuant to the bankruptcy or insolvency of such trade creditors or customers or otherwise in settlement of a claim); (xi) loans in the ordinary course of business to employees of the Company or a Restricted Subsidiary to purchase Capital Stock of the Company pursuant to the terms of employee stock benefit plans; (xii) Investments the consideration of which is Capital Stock of the Company; (xiii) stock obligations or securities received in satisfaction of judgments; (xiv) Investments in prepaid expenses, negotiable instruments held for collection, and lease, utility and workers' compensation, performance and other similar deposits; and (xv) any other Investments in an aggregate amount not to exceed $20 million at any one time outstanding. In connection with any assets or property contributed or transferred to any Person as an Investment, such property and assets shall be equal to the Fair Market Value (as determined by the Company's Board of Directors) at the time of such Investment.

  "Permitted Lien" means:

    (a) any Lien existing as of the Issue Date;

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

    (b) any Lien arising by reason of (1) any judgment, decree or order of any court, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (2) taxes not yet delinquent or which are being contested in good faith; (3) security for payment of workers' compensation or other insurance or arising under worker's compensation laws or similar legislation; (4) good faith deposits in connection with bids, tenders, leases, contracts (other than contracts evidencing Indebtedness); (5) zoning restrictions, easements, licenses, reservations, title defects, rights of others for rights of way, utilities, sewers, electric lines, telephone or telegraph lines, and other similar purposes, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of the Company or any Restricted Subsidiary or the value of such property for the purpose of such business; (6) deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds; or
  (7) operation of law in favor of landlords, carriers, warehousemen, bankers, mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;

    (c) any Lien to secure the performance bids, trade contracts, leases (including, without limitation, statutory and common law landlord's liens), statutory obligations, surety and appeal bonds, letters of credit and other obligations of a like nature and incurred in the ordinary course of business of the Company or any Restricted Subsidiary;

    (d) any Lien securing Indebtedness permitted under that section of the Certificate of Designation described in clause (i) of paragraph (b) of "-- Limitation of Indebtedness" on the cash proceeds of such Indebtedness or on the property, plant or equipment that is purchased, constructed or improved with the direct or indirect proceeds of such Indebtedness (including any attachments, accessions, additions to, or replacements or proceeds of such property, plant or equipment); provided that the aggregate principal amount of such Indebtedness does not exceed the sum of (i) the cost of purchasing, constructing or improving such property, plant or equipment and (ii) the remaining proceeds of such Indebtedness;

    (e) any Lien arising from judgments, decrees or attachments in circumstances not constituting a Voting Rights Triggering Event;

    (f) any Lien securing obligations in connection with Indebtedness permitted under that section of the Certificate of Designation described in clause (ii) or (iii) of paragraph (b) of "--Limitation on Indebtedness;"

    (g) any Lien in favor of the Company or any Restricted Subsidiary;

    (h) any Lien securing obligations in connection with Acquired
  Indebtedness; provided that any such Lien does not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries other than the property or assets of the Acquired Person covered thereby or the property assets so acquired;

    (i) any Lien encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any Restricted Subsidiary if and to the extent arising in the ordinary course of business, including rights of offset and set-off;

    (j) any Lien in favor of customs or revenue authorities to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

    (k) leases or subleases granted to third Persons not interfering with the ordinary course of business of the Company or its Restricted Subsidiaries; and

    (l) any Lien securing any extension, renewal, refinancing or replacement, in whole or in part, of any obligation or Indebtedness described in the foregoing clauses (a) through (d) and (f) through (h) so long as no additional collateral is granted as security thereby.

  "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

  "preferred stock" means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person.

  "Public Equity Offering" means an underwritten offering of common stock of the Company with gross proceeds to the Company of at least $25 million pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company).

  "Purchase Money Obligation" means any Indebtedness secured by a Lien on assets related to the business of the Company and any additions and accessions thereto, which are purchased at any time after the Issue Date; provided that
(i) the security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively, a "Purchase Money Security Agreement") shall be entered into within 180 days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom,
(ii) at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of additions and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness and (iii) (A) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Purchase Money Security Agreement is entered into exceed 100% of the purchase price to the Company of the assets subject thereto or (B) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom.

  "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Disqualified Stock.

  "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

  "Securities Act" means the Securities Act of 1933, as amended, or any successor statute.

  "Stated Maturity" means, when used with respect to any Indebtedness or any installment of interest thereon, the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest, as the case may be, is due and payable.

  "Strategic Investor" means any Person which is (or a controlled Affiliate of any Person which is or a controlled Affiliate of which is) engaged principally in the Telecommunications Business and which has a Total Market Capitalization of at least $1.0 billion.

  "Subsidiary" means, with respect to any Person, an corporation, association or other business entity (i) of which outstanding Capital Stock having at least the majority of the votes entitled to be cast in the election of directors is owned, directly or indirectly, by such Person and/or any one or more subsidiaries of such Person, or (ii) of which at least a majority of voting interest is owned, directly or indirectly, by such Person and/or one or more subsidiaries of such Person.

  "Telecommunications Business" means, when used in reference to any Person, that such Person is engaged primarily in (i) the business of transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased transmission facilities, (ii) the business of creating, developing or marketing communications related network equipment, software and other devices for use in a Telecommunications Business or (iii) businesses reasonably related or incidental thereto.

  "Total Consolidated Indebtedness" means, as at any date of determination, an amount equal to the aggregate amount of all Indebtedness of the Company and any Restricted Subsidiary, on a Consolidated basis, outstanding as of such date of determination, after giving effect to any Incurrence of Indebtedness and the application of the proceeds therefrom giving rise to such determination.

  "Total Market Capitalization" of any Person means, as of any day of determination, the sum of (a) the consolidated Indebtedness of such Person and any Subsidiaries on such day, plus (b) the product of (i) the aggregate number of outstanding shares of common stock of such Person on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of Common Stock of such Person) and (ii) the average closing price of such common stock over the 10 consecutive Trading Days ending not earlier than 10 Trading Days immediately prior to such date of determination, plus (c) the liquidation value of any outstanding shares of preferred stock of such Person on such day. If no such closing price exists with respect to shares of any such class, the value of such shares for purposes of clause (b) of the preceding sentence shall be determined by the Board in good faith and evidenced by a resolution of the Board to be made available to the holders of Preferred Stock through the Transfer Agent. Notwithstanding the foregoing, unless the Person's Common Stock is listed on any national securities exchange or on the Nasdaq National Market, the "Total Market Capitalization" of the Person shall mean, as of any day of determination, the enterprise value (without duplication) of the Person and any subsidiaries (including the fair market value of their debt and equity), as determined by an independent banking firm of national standing with experience in such valuations and evidenced by a written opinion in customary form to be made available to the holders of Preferred Stock through the Transfer Agent; provided that for purposes of any such determination, the enterprise value of the Person shall be calculated as if the Person were a publicly held corporation without a controlling stockholder. For purposes of any such determination, such banking firm's written opinion may state that such fair market value is no less than a specified amount and such opinion may be as of a date no earlier than 90 days prior to the date of such determination.

  "Trading Day" with respect to a securities exchange or automated quotation system means a day on which such exchange or system is open for a full day of trading.

  "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, or any successor statute.

  "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below) and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary if all of the following conditions apply: (a) neither the Company nor any of its Restricted Subsidiaries provides credit support for Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness), (b) such Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness,
(c) such Unrestricted Subsidiary is not party to any agreement, contract, arrangement or understanding at such time with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; and (v) such Unrestricted Subsidiary does not own any Capital Stock in any Restricted Subsidiary of the Company which is not simultaneously being designated an Unrestricted Subsidiary. Any such designation by the Board of Directors of the Company shall be made available to the holders of Preferred Stock through the Transfer Agent a board resolution giving effect to such designation and an officers' certificate certifying that such designation complies with the foregoing conditions and shall be deemed a Restricted Payment on the date of designation in an amount equal to the greater of (1) the net book value of such Investment or (2) the fair market value of such Investment as determined in good faith by the Company's Board of Directors. The Board of Directors of the Company may designate any Unrestricted

Subsidiary as a Restricted Subsidiary; provided that (i) immediately after giving effect to such designation, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the restrictions under "--Certain Covenants--Limitation on Indebtedness" and (ii) all Indebtedness of such Subsidiary shall be deemed to be incurred on the date such Subsidiary becomes a Restricted Subsidiary.

  "Unrestricted Subsidiary Indebtedness" of any Unrestricted Subsidiary means Indebtedness of such Unrestricted Subsidiary (i) as to which neither the Company nor any Restricted Subsidiary is directly or indirectly liable (by virtue of the Company or any such Restricted Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness), except Guaranteed Debt of the Company or any Restricted Subsidiary to any Affiliate, in which case (unless the incurrence of such Guaranteed Debt resulted in a Restricted Payment at the time of incurrence) the Company shall be deemed to have made a Restricted Payment equal to the principal amount of any such Indebtedness to the extent guaranteed at the time such Affiliate is designated an Unrestricted Subsidiary and (ii) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of the Company or any Restricted Subsidiary to declare, a default on such Indebtedness of the Company or any Restricted Subsidiary or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

  "Voting Stock" means Capital Stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

  "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which is owned by the Company or another Wholly Owned Subsidiary. For the purposes of this definition, any director qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Restricted Subsidiary.

BOOK-ENTRY, DELIVERY AND FORM

  Except as set forth in the next paragraph, the Preferred Stock to be resold as set forth herein will initially be issued in the form of one Global Security (the "Global Security"). The Global Security will be deposited on the date of the closing of the sale of the Preferred Stock offered hereby (the "Closing Date") with or on behalf of The Depositary Trust Company (the "Depositary") and registered in the name of Cede & Co., as nominee of the Depositary (such nominee being referred to herein as the "Global Security Holder").

  Shares of Preferred Stock that are issued as described below under "-- Certificated Securities" will be issued in the form of registered definitive certificates (the "Certificated Securities"). Upon the transfer of Certificated Securities, such Certificated Securities may, unless the Global Security has previously been exchanged for Certificated Securities, be exchanged for an interest in the Global Security representing the shares of Preferred Stock being transferred.

  The Depositary is a limited-purpose trust company that was created to hold securities for its participating organizations (collectively, the "Participants" or the "Depositary's Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. The Depositary's Participants include securities brokers and dealers (including the Initial Purchasers), banks and trust companies, clearing corporations and certain other organizations. Access to the Depositary's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants" or the "Depositary's Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of the Depositary only through the Depositary's Participants or the Depositary's Indirect Participants.

  The Company expects that pursuant to procedures established by the Depositary (i) upon deposit of the Global Security, the Depositary will credit the accounts of Participants designated by the Initial Purchasers with the appropriate number of shares of the Global Security and (ii) ownership of the Preferred Stock evidenced by the Global Security will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depositary (with respect to the interests of the Depositary's Participants), the Depositary's Participants and the Depositary's Indirect Participants. Prospective purchasers are advised that the laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer Preferred Stock evidenced by the Global Security will be limited to such extent. For certain other restrictions on the transferability of the Preferred Stock see "Notice to Investors."

  So long as the Global Security holder is the registered owner of any Preferred Stock the Global Security Holder will be considered the sole holder under the Certificate of Designation of any Preferred Stock evidenced by the Global Security. Beneficial owners of Preferred Stock evidenced by the Global Security will not be considered the owners or holders thereof under the Certificate of Designation for any purpose. Neither the Company nor the Transfer Agent will have any responsibility or liability for any aspect of the records of the Depositary or for maintaining, supervising or reviewing any records of the Depositary relating to the Preferred Stock.

  Payments in respect of dividends and redemption payments and Liquidated Damages, if any, on any Preferred Stock registered in the name of the Global Security holder on the applicable record date will be payable by the Company to or at the direction of the Global Security holder in its capacity as the registered holder under the Certificate of Designation. Under the terms of the Certificate of Designation, the Company and the Transfer Agent may treat the persons in whose names Preferred Stock, including the Global Security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither the Company nor the Transfer Agent has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Preferred Stock. The Company believes, however, that it is currently the policy of the Depositary to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant security as shown on the records of the Depositary. Payments by the Depositary's Participants and the Depositary's Indirect Participants to the beneficial owners of Preferred Stock will be governed by standing instructions and customary practice and will be the responsibility of the Depositary's Participants or the Depositary's Indirect Participants.

CERTIFICATED SECURITIES

  Subject to certain conditions, any person having a beneficial interest in the Global Security may, upon request to the Transfer Agent, exchange such beneficial interest for Preferred Stock in the form of Certificated Securities. Upon any such issuance, the Transfer Agent is required to register such Certificated Securities in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). All such certificated Preferred Stock would be subject to the legend requirements described herein under "Notice to Investors." In addition, if (i) the Company notifies the Transfer Agent in writing that the Depositary is no longer willing or able to act as a depositary and the Company is unable to locate a qualified successor within 90 days or (ii) the Company, at its option, notifies the Transfer Agent in writing that it elects to cause the issuance of Preferred Stock in the form of Certificated Securities under the Certificate of Designation, then, upon surrender by the Global Security Holder of its Global Security, Preferred Stock in such form will be issued to each person that the Global Security Holder and the Depositary identify as being the beneficial owner of the related Preferred Stock.

  Neither the Company nor the Transfer Agent will be liable for any delay by the Global Security Holder or the Depositary in identifying the beneficial owners of Preferred Stock and the Company and the Transfer Agent may conclusively rely on, and will be protected in relying on, instructions from the Global Security Holder or the Depositary for all purposes.

                    DESCRIPTION OF THE EXCHANGE DEBENTURES

GENERAL

  The 13 1/2% Subordinated Debentures due 2010 (the "Exchange Debentures") will be issued pursuant to an Indenture (the "Indenture") between the Company and a trustee to be selected by the Company (the "Trustee"). The terms of the Exchange Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Exchange Debentures are subject to all such terms, and holders of Exchange Debentures are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of certain provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. The definitions of certain terms used in the following summary are set forth below under "--Certain Definitions." However, under certain circumstances, the Company will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants set forth in the Indenture. As used in this Description of the Exchange Debentures, the term "Company" refers to Concentric Network Corporation, excluding its Subsidiaries.

RANKING

  The Exchange Debentures will be general unsecured obligations of the Company and will be subordinated in right of payment to all current and future Senior Debt. As of March 31, 1998, on a pro forma basis giving effect to issuance of the Series A Preferred, the Company would have had Senior Debt of approximately $195.0 million. The Indenture will permit the incurrence of additional Senior Debt in the future.

  Certain of the Company's operations are conducted through its Subsidiaries and, therefore, the Company is dependent upon the cash flow of its Subsidiaries to meet its obligations, including its obligations under the Exchange Debentures. The Exchange Debentures will be effectively subordinated to all indebtedness and other liabilities and commitments (including trade payables and lease obligations) of the Company's Subsidiaries. Any right of the Company to receive assets of any of its Subsidiaries upon the latter's liquidation or reorganization (and the consequent right of the holders of the Exchange Debentures to participate in those assets) will be effectively subordinated to the claims of that Subsidiary's creditors, except to the extent that the Company is itself recognized as a creditor of such Subsidiary, in which case the claims of the Company would still be subordinate to any security in the assets of such Subsidiary and any indebtedness of such Subsidiary senior to that held by the Company.

SUBORDINATION

  The payment of principal of, premium, if any, and interest on the Exchange Debentures will be subordinated in right of payment, as set forth in the Indenture, to the prior payment in full of all Senior Debt, whether outstanding on the date of the Indenture or thereafter incurred.

  Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities, the holders of Senior Debt will be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before the holders of Exchange Debentures will be entitled to receive any payment with respect to the Exchange Debentures and until all Obligations with respect to Senior Debt are paid in full, any distribution to which the holders of Exchange Debentures would be entitled shall be made to the holders of Senior Debt.

  The Company also may not make any payment upon or in respect of the Exchange Debentures if (i) a default in the payment of the principal of, premium, if any, or interest on Designated Senior Debt occurs and is continuing beyond any applicable period of grace or (ii) any other default occurs and is continuing with respect to Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or the holders of any Designated Senior Debt. Payments on the Exchange Debentures may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated. No new period of payment blockage may be commenced unless and until (i) 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal, premium, if any, and interest on the Exchange Debentures that have come due have been paid in full in cash. No more than one Payment Blockage Notice to the Trustee may be given in any 360 day period. No nonpayment default with respect to Designated Senior Debt that existed or was continuing on the date of the commencement of any period of any payment blockage with respect to the Designated Senior Debt initiating such period of payment blockage will be, or can be, made the basis of the commencement of a second period of payment blockage, unless such default has been cured for a period of not less than 30 consecutive days.

  The Indenture will further require that the Company promptly notify holders of Designated Senior Debt if payment of the Exchange Debentures is accelerated because of an Event of Default.

  As a result of the subordination provisions described above, in the event of a liquidation or insolvency, holders of Exchange Debentures may recover less ratably than creditors of the Company who are holders of Senior Debt. On a pro forma basis, after giving effect to the Offering and the application of the proceeds therefrom, the principal amount of Senior Debt outstanding at March 31, 1998, would have been approximately $195.0 million. The Indenture will limit, subject to certain financial tests, the amount of additional Indebtedness, including Senior Debt, that the Company and its Restricted Subsidiaries can incur. See "--Certain Covenants--Limitation on Indebtedness."

PRINCIPAL, MATURITY AND INTEREST

  The Exchange Debentures will be issued with an aggregate principal amount limited to the aggregate liquidation preference of the Series A Preferred or Series B Preferred, as the case may be, plus accumulated and unpaid dividends on the date of exchange of the Series A Preferred Stock or Series B Preferred, as the case may be, into Exchange Debentures (plus any additional Exchange Debentures issued in lieu of cash interest as described herein) and will mature on June 1, 2010. Interest will accrue at a rate of 13 1/2% per annum and will be payable semi-annually on June 1 and December 1 of each year, commencing on the first such date after the issuance date of the Exchange Debentures, to holders of record on the immediately preceding May 15 and November 15. Interest payable on or prior to June 1, 2003 may be paid in the form of additional Exchange Debentures valued at the principal amount thereof. Interest on the Exchange Debentures will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance of the Exchange Debentures. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Exchange Debentures will be payable both as to principal, premium, if any, interest and Liquidated Damages (as defined), if any, at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the holders of the Exchange Debentures at their respective addresses set forth in the register of holders of the Exchange Debentures. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purpose. The Exchange Debentures will be issued in registered form, without coupons, and in denominations of $1,000 and integral multiples thereof.

OPTIONAL REDEMPTION

  Except as set forth below, the Exchange Debentures may not be redeemed at the option of the Company prior to June 1, 2003. The Exchange Debentures will be subject to redemption at any time on or after June 1, 2003, at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days' prior notice in amounts of $1,000 or an integral multiple thereof at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning of the years indicated below:

                                                                      REDEMPTION
      YEAR                                                              PRICE
      ----                                                            ----------
      2003...........................................................   106.75%
      2004...........................................................   105.40%
      2005...........................................................   104.05%
      2006...........................................................   102.70%
      2007...........................................................   101.35%

and thereafter at 100% of the principal amount, in each case, together with accrued and unpaid interest, if any, to the redemption date (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date).

  In addition, at any time prior to June 1, 2001, the Company may, at its option, use the net proceeds of one or more Public Equity Offerings or the sale of Common Stock (other than Disqualified Stock) of the Company to a Strategic Investor in a single transaction or a series of related transactions, to redeem up to an aggregate of 35% of the aggregate principal amount of Exchange Debentures originally issued under the Indenture at a redemption price equal to 113 1/2% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date; provided that at least 65% of the initial aggregate principal amount of Exchange Debentures remains outstanding immediately after the occurrence of such redemption. In order to effect the foregoing redemption, the Company must mail a notice of redemption no later than 45 days after the related Public Equity Offering and must consummate such redemption within 60 days of the closing of the Public Equity Offering.

MANDATORY REDEMPTION

  The Company will not be required to make mandatory redemption or sinking fund payments with respect to the Exchange Debentures.

CHANGE OF CONTROL

  If a Change of Control shall occur at any time, then each holder of Exchange Debentures shall have the right to require that the Company purchase such holder's Exchange Debentures in whole or in part in integral multiples of $1,000, at a purchase price (the "Change of Control Purchase Price") in cash, in an amount equal to 101% of the principal amount of such Exchange Debentures or portion thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase (the "Change of Control Purchase Date"), pursuant to the offer described below (the "Change of Control Offer") and in accordance with the other procedures set forth in the Indenture.

  Within 30 days of any Change of Control, the Company shall give written notice of such Change of Control to each holder of Exchange Debentures, by first-class mail, postage prepaid, at his address appearing in the security register, stating that a Change of Control has occurred and the date of such event, the circumstances and relevant facts regarding such Change of Control; the purchase price and the purchase date which shall be fixed by the Company on a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act; that any Exchange Debentures not tendered will continue to accrue interest; that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Exchange Debentures accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and certain other procedures that a holder of Exchange Debentures must follow to accept a Change of Control Offer or to withdraw such acceptance.

  The Company will not be required to make a Change of Control Offer to the holders of Exchange Debentures upon a Change of Control if either (a) a third party makes the Change of Control Offer described above in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture, and purchases all Exchange Debentures validly tendered and not withdrawn under such Change of Control Offer or (b) the date on which such Change of Control Offer would otherwise be required to be made is on or prior to the Existing Senior Notes Maturity Date.

  If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control Purchase Price for all of the Exchange Debentures that might be delivered by holders of the Exchange Debentures seeking to accept the Change of Control Offer. See "Risk Factors--Change of Control." The failure of the Company to make or consummate the Change of Control Offer or pay the Change of Control Purchase Price when due will give the Trustee and the holders of the Exchange Debentures the rights described under "Events of Default."

  If the date on which a Change of Control Offer otherwise would be required to be made is on or prior to the Existing Senior Notes Maturity Date, then, in lieu of any such Change of Control Offer, holders of two-thirds of the Exchange Debentures will be entitled to designate an Independent Financial Advisor (as defined below) to determine, within 20 days of such designation, in the opinion of such firm, the appropriate interest rate that the Exchange Debentures should bear so that, after such reset, the Exchange Debentures would have a market value of 101% of the aggregate principal amount thereof. If, for any reason and within 15 days of the designation of an Independent Financial Advisor by the holder, such Independent Financial Advisor is unacceptable to the Company, the Company shall designate a second Independent Financial Advisor to determine, within 15 days of such designation, in its opinion, such an appropriate reset interest rate for the Exchange Debentures. In the event that the two Independent Financial Advisors cannot agree, within 25 days of the designation of an Independent Financial Advisor by the holders of two-thirds of the Exchange Debentures, on the appropriate reset interest rate, the two Independent Financial Advisors shall, within 10 days of such 25th day, designate a third Independent Financial Advisor, which, within 15 days of designation, will determine, in its opinion, such an appropriate reset rate which is between the two rates selected by the first two Independent Financial Advisors; provided, however, that the reset rate shall in no event be less than 13 1/2% per annum nor greater than 15 1/2% per annum. The reasonable fees and expenses, including reasonable fees and expenses of legal counsel, if any, and customary indemnification, of each of the three above-referenced Independent Financial Advisors shall be borne by the Company. Upon the determination of the reset rate, the Exchange Debentures shall accrue and cumulate interest at the reset rate as of the date of occurrence of the Change of Control. "Independent Financial Advisor" means a United States investment banking firm of national standing in the United States which does not, and whose directors, officers and employees or affiliates do not, have a direct or indirect financial interest in the Company.

  Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of the Exchange Debentures to require that the Company repurchase or redeem the Exchange Debentures in the event of a takeover, recapitalization or similar transaction.

  The term "all or substantially all" as used in the definition of "Change of Control" has not been interpreted under New York law (which is the governing law of the Indenture) to represent a specific quantitative test. As a consequence, in the event the holders of the Exchange Debentures elected to exercise their rights under the Indenture and the Company elected to contest such election, there could be no assurance as to how a court interpreting New York law would interpret the phrase.

  The existence of a holder's right to require the Company to repurchase such holder's Exchange Debentures upon a Change of Control may deter a third party from acquiring the Company in a transaction which constitutes a Change of Control.

  The Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer.

SELECTION OF EXCHANGE DEBENTURES FOR REDEMPTION OR OFFERS TO PURCHASE

  If less than all of the Exchange Debentures are to be redeemed or to be purchased pursuant to any purchase offer required under the Indenture at any time, selection of Exchange Debentures for redemption or purchase will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Exchange Debentures are listed, or, if the Exchange Debentures are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate, provided that no Exchange Debentures with a principal amount of $1,000 or less shall be redeemed or purchased in part. A new Exchange Debenture in principal amount equal to the unredeemed or unpurchased portion will be issued in the name of the holder thereof upon cancellation of the original Exchange Debenture. On and after the redemption or purchase date, interest will cease to accrue on the Exchange Debentures or portions of them called for redemption or purchase.

NOTICE OF REDEMPTION

  Notice of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of Exchange Debentures to be redeemed at its registered address. If any Exchange Debenture is to be redeemed in part only, the notice of redemption that relates to such Exchange Debenture shall state the portion of the principal amount to be redeemed.

CERTAIN COVENANTS

  The Indenture contains, among others, the following covenants:

 Limitation on Indebtedness.

  (a) The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness (other than the Exchange Debentures); provided, however, that the Company may Incur Indebtedness, and the Company or any Restricted Subsidiary may Incur Acquired Indebtedness, if, at the time of such Incurrence, the Debt to Annualized Operating Cash Flow Ratio would be less than or equal to 5.5 to 1.0 prior to December 15, 2000, or less than or equal to 5.0 to 1.0 after December 15, 2000.

  (b) The foregoing limitations of paragraph (a) of this covenant will not apply to Incurrence of Indebtedness permitted under any of the following ("Permitted Indebtedness"), each of which shall be given independent effect:

    (i) the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness (other than Acquired Indebtedness) consisting of Capital Lease Obligations, Purchase Money Obligations, mortgage financings or other obligations incurred for the purpose of financing all or any part of the purchase price, cost of construction or improvement of property, plant or equipment used in connection with the Telecommunications Business or a credit facility or a master lease arrangement entered into for the purpose of providing such financing, provided that such Indebtedness does not exceed the lesser of the Fair Market Value (determined at the time of the consummation of the purchase, construction or improvement of such property, plant or equipment) or the purchase price of such property, plant or equipment;

    (ii) Indebtedness of the Company or any of its Restricted Subsidiaries, and any renewals, extensions, substitutions, refinancings or replacements of such Indebtedness, so long as the aggregate principal amount of such Indebtedness shall not exceed $50.0 million outstanding at any one time in the aggregate;

    (iii) the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness (other than secured Acquired Indebtedness) in an aggregate principal amount not to exceed, at any one time outstanding, 2.0 times the Net Cash Proceeds received by the Company from the issuance and sale of any class or series of its Capital Stock (other than Disqualified Stock) on and after the Exchange Preferred Stock Issue Date plus the Fair Market Value of any of its Capital Stock (other than Disqualified Stock) issued on and after the Exchange Preferred Stock Issue Date in connection with the acquisition of an equity interest in a Telecommunications Business or assets used in a Telecommunications Business; provided that such Indebtedness does not mature prior to the Stated Maturity of the Exchange Debentures or have an Average Life to Stated Maturity that is shorter than the period then remaining prior to the Stated Maturity of the Exchange Debentures;

    (iv) Indebtedness of the Company or any Restricted Subsidiary entered into in the ordinary course of business (a) pursuant to Interest Rate Agreements designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates in respect of Indebtedness of the Company or any Restricted Subsidiary as long as the notional principal amount of such Interest Rate Agreements do not exceed the aggregate principal amount of such Indebtedness then outstanding, (b) under any Currency Hedging Arrangements designed to protect the Company or any Restricted Subsidiary against fluctuations in the value of any currency or
  (c) under any Commodity Price Protection Agreements designed to protect the Company or any Restricted Subsidiary against fluctuations in the price of any commodity;

    (v) the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of bid, performance or advance payment bonds and appeal or surety bonds;

    (vi) Indebtedness existing on the Exchange Preferred Stock Issue Date;

    (vii) the Incurrence of (a) Indebtedness of any Restricted Subsidiary owed to and held by the Company or another Restricted Subsidiary and (b) Indebtedness of the Company owed to and held by any Restricted Subsidiary; and

    (viii) any renewals, extensions, substitutions, refundings, refinancings or replacements (collectively, a "refinancing") of any Indebtedness described in clauses (i), (ii), (iii), (vi) and (vii) of this paragraph (b) of this covenant including any successive refinancings so long as the borrower under such refinancing is the Company or, if not the Company, the same as the borrower of the Indebtedness being refinanced and the aggregate principal amount of Indebtedness represented thereby is not increased by such refinancing plus the lesser of (I) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (II) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing and, in the case of any refinancing of Indebtedness that is Subordinated Indebtedness, such new Indebtedness is made subordinated to the Exchange Debentures at least to the same extent as the Indebtedness being refinanced and such refinancing does not reduce the Average Life to Stated Maturity or the Stated Maturity of such Subordinated Indebtedness.

  (c) For purposes of determining any particular amount of Indebtedness under this covenant, guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included; provided, however, that the foregoing shall not in any way be deemed to limit the provisions of "--Limitations on Issuances of Guarantees of Indebtedness."

  (d) For purposes of determining compliance with this covenant, in the event that an item of Indebtedness may be Incurred through the first paragraph of this covenant or by meeting the criteria of one or more of the types of Indebtedness described in the second paragraph of this covenant (or the definitions of the terms used therein), the Company, in its sole discretion,
(i) may classify such item of Indebtedness under and comply with either of such paragraphs (or any of such definitions), as applicable, (ii) may classify and divide such item of Indebtedness into more than one of such paragraphs (or definitions), as applicable, and (iii) may elect to comply with such paragraphs (or definitions), as applicable, in any order. (Section 1008)

 Limitation on Restricted Payments.

  (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

    (i) declare or pay any dividend on, or make any distribution on any shares of the Company's Capital Stock (other than dividends or distributions payable solely in shares of its Qualified Capital Stock or in options, warrants or other rights to acquire shares of such Qualified Capital Stock);

    (ii) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, the Company's Capital Stock or any Capital Stock of any Affiliate of the Company (other than Capital Stock of any Wholly Owned Subsidiary of the Company) or options, warrants or other rights to acquire such Capital Stock;

    (iii) make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Indebtedness;

    (iv) declare or pay any dividend or distribution on any Capital Stock of any Restricted Subsidiary to any Person (other than (a) to the Company or any of its Wholly Owned Subsidiaries or (b) to all holders of Capital Stock of such Restricted Subsidiary on a pro rata basis); or

    (v) make any Investment in any Person (other than any Permitted
  Investments)

(any of the foregoing actions described in clauses (i) through (v), other than any such action that is a Permitted Payment (as defined below), collectively, "Restricted Payments") (the amount of any such Restricted Payment, if other than cash, as determined by the board of directors of the Company, whose determination shall be conclusive and evidenced by a board resolution), unless
(1) immediately before and immediately after giving effect to such proposed Restricted Payment on a pro forma basis, no Default or Event of Default shall have occurred and be continuing; (2) immediately before and immediately after giving effect to such Restricted Payment on a pro forma basis, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions described under "--Limitation on Indebtedness"; and (3) after giving effect to the proposed Restricted Payment, the aggregate amount of all such Restricted Payments declared or made after the date of the Indenture, does not exceed the sum of the following (the "Basket"):

    (A) (i) the Cumulative Operating Cash Flow determined at the time of such Restricted Payment less (ii) 150% of cumulative Consolidated Interest Expense determined for the period (treated as one accounting period) commencing on the date of the original issue of the Exchange Debentures and ending on the last day of the most recent fiscal quarter immediately preceding the date of such Restricted Payment for which consolidated financial information of the Company is required to be available;

    (B) the sum of (i)(x) capital contributions to the Company after the date of the Indenture or (y) the aggregate Net Cash Proceeds received after the date of the Indenture by the Company from the issuance or sale (other than to any of its Restricted Subsidiaries) of Qualified Capital Stock of the Company or any options, warrants or rights to purchase such Qualified Capital Stock of the Company (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Indebtedness as set forth below in clause (ii) or (iii) of paragraph (b) below);

    (C) the aggregate Net Cash Proceeds received after the date of the Indenture by the Company (other than from any of its Restricted
  Subsidiaries) upon the exercise of any options, warrants or rights to purchase Qualified Capital Stock of the Company;

    (D) the aggregate Net Cash Proceeds received after the date of the Indenture by the Company from the conversion or exchange, if any, of debt securities or Disqualified Stock of the Company or its Restricted Subsidiaries into or for Qualified Capital Stock of the Company plus, to the extent such debt securities or Disqualified Stock were issued after the date of the Indenture, the aggregate of Net Cash Proceeds from their original issuance; and

    (E) in the case of the disposition or repayment of any Investment constituting a Restricted Payment, an amount equal to the return of capital with respect to such Investment and the initial amount of such Investment.

  (b) Notwithstanding the foregoing, and in the case of clauses (ii) through
(vi) below, so long as there is no Default or Event of Default continuing, the foregoing provisions shall not prohibit the following actions (each of clauses
(i) through (vi) being referred to as a "Permitted Payment"):

    (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment was permitted by the provisions of paragraph (a) of this Section and such payment shall have been deemed to have been paid on such date of declaration and shall not have been deemed a Permitted Payment for purposes of the calculation required by paragraph (a) of this Section;

    (ii) the repurchase, redemption, or other acquisition or retirement for value of any shares of any class of Capital Stock of the Company in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of a substantially concurrent issuance and sale for cash (other than to a Restricted Subsidiary) of, other shares of Qualified Capital Stock of the Company; provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (3)(B) of paragraph (a) of this Section;

    (iii) the repurchase, redemption, defeasance, retirement or acquisition for value or payment of principal of any Subordinated Indebtedness or Disqualified Stock in exchange for, or in an amount not in excess of the Net Cash Proceeds of, a substantially concurrent issuance and sale for cash (other than to any Restricted Subsidiary of the Company) of any Qualified Capital Stock of the Company, provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause
  (3)(B) of paragraph (a) of this Section;

    (iv) the repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or payment of principal of any Subordinated Indebtedness (other than Disqualified Stock) (a "refinancing") through the substantially concurrent issuance of new Subordinated Indebtedness of the Company, provided that any such new Subordinated Indebtedness (1) shall be in a principal amount that does not exceed the principal amount so refinanced (or, if such Subordinated Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, then such lesser amount as of the date of determination), plus the lesser of (I) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (II) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing; (2) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Exchange Debentures; (3) has a Stated Maturity later than the Stated Maturity of the Exchange Debentures; and (4) is expressly subordinated in right of payment to the Exchange Debentures at least to the same extent as the Subordinated Indebtedness to be refinanced;

    (v) the repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or payment of any Disqualified Stock through the substantially concurrent issuance of new Disqualified Stock of the Company, provided that any such new Disqualified Stock (1) shall have an aggregate liquidation preference that does not exceed the aggregate liquidation preference of the amount so refinanced; (2) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Exchange Debentures; and (3) has a Stated Maturity later than the Stated Maturity of the Exchange Debentures; and

    (vi) the repurchase of shares of, or options to purchase shares of, common stock of the Company or any of its Restricted Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Restricted Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such common stock; provided, however, that the aggregate amount of such repurchases in any calendar year shall not exceed $1.0 million and $5.0 million in the aggregate. (Section 1009)

  Limitation on Transactions with Affiliates. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with or for the benefit of any Affiliate of the Company (other than the Company or a Wholly Owned Subsidiary) unless such transaction or series of related transactions is entered into in good faith and in writing and (a) such transaction or series of related transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that would be reasonably expected to be available in a comparable transaction in arm's-length dealings with an unrelated third party,
(b) with respect to any transaction or series of related transactions involving aggregate value in excess of $3.0 million, the Company delivers an officers' certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (a) above, and (c) with respect to any transaction or series of related transactions involving aggregate value in excess of $7.0 million, either (A) such transaction or series of related transactions has been approved by a majority of the Disinterested Directors of the Company, or in the event there is only one Disinterested Director, by such Disinterested Director, or (B) the Company delivers to the Trustee a written opinion of an investment banking firm of national standing or other recognized independent expert with experience appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required stating that the transactions or series of related transactions is fair to the Company or such Restricted Subsidiary from a financial point of view; provided, however, that this provision shall not apply to: (a) compensation and employee benefit arrangements with any officer, director or employee of the Company, including under any stock option or stock incentive plans, in the ordinary course of business; (b) any transaction solely between or among the Company and/or any Restricted Subsidiaries, if such transaction is otherwise in compliance with the Indenture and is on fair and reasonable terms; (c) any transaction otherwise permitted by the terms of the section of the Indenture described under "Certain Covenants--Limitations on Restricted Payments;" (d) the execution and delivery of or payments made under any tax sharing agreement between or among any of the Company and any Restricted Subsidiary; (e) licensing or sublicensing of use of any intellectual property by the Company or any Restricted Subsidiary to any Restricted Subsidiary of the Company; provided that the licensor shall continue to have access to such intellectual property to the extent necessary for the conduct of its respective business;
(f) arrangements between the Company and any Restricted Subsidiary of the Company for the purpose of providing services or employees to such Restricted Subsidiary; (g) any transaction entered into for the purpose of granting or altering registration rights with respect to the Capital Stock of the Company; and (h) any transaction or series of related transactions entered into prior to the date of the Indenture. (Section 1010)

 Limitation on Liens.

  The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur or affirm any Lien of any kind upon any property or assets (including any intercompany notes) of the Company or any Restricted Subsidiary owned on the date of the Indenture or acquired after the date of the Indenture, or any income or profits therefrom, unless the Exchange Debentures are directly secured equally and ratably with (or, in the case of Subordinated Indebtedness, prior or senior thereto, with the same relative priority as the Exchange Debentures shall have with respect to such Subordinated Indebtedness) the obligation or liability secured by such Lien except for any Permitted Liens. (Section 1011)

 Limitation on Sale of Assets.

  (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless (i) at least 75% of the consideration from such Asset Sale is received in cash or other comparable consideration (as described below), and (ii) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets subject to such Asset Sale (as determined by the board of directors of the Company and evidenced in a board resolution). The following types of consideration shall be deemed "comparable consideration" for the purposes of this covenant: (A) Cash Equivalents, (B) liabilities (contingent or otherwise) of the Company or a Restricted Subsidiary assumed by the transferee (or its designee) such that the Company or such Restricted Subsidiary has no further liability therefor, and (C) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash.

  (b) The Company or a Restricted Subsidiary may, within 365 days of the Asset Sale invest the Net Cash Proceeds in properties and other assets that will be used in Telecommunications Businesses or to repay any Senior Indebtedness of the Company or any Restricted Subsidiary (including the repurchase of the Exchange

Debentures). The amount of such Net Cash Proceeds not used or invested within 365 days of the Asset Sale as set forth in this paragraph constitutes "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will be required to make an Excess Proceeds Offer in accordance with the terms set forth under "Offer to Purchase with Excess Asset Sale Proceeds." Notwithstanding the foregoing, the Company shall have no obligation to make an Excess Proceeds Offer until after the Existing Senior Notes Maturity Date.

  (c) When the aggregate amount of Excess Proceeds exceeds $10.0 million or more, the Company will apply the Excess Proceeds to the repayment of the Exchange Debentures and any other Pari Passu Indebtedness outstanding with similar provisions requiring the Company to make an offer to purchase such Indebtedness with the proceeds from any Asset Sale as follows: (A) the Company will make an offer to purchase (an "Offer") from all holders of the Exchange Debentures in accordance with the procedures set forth in the Indenture in the maximum principal amount (expressed as a multiple of $1,000) of Exchange Debentures that may be purchased out of an amount (the "Debenture Amount") equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Exchange Debentures, and the denominator of which is the sum of the outstanding principal amount of the Exchange Debentures and such Pari Passu Indebtedness (subject to proration in the event such amount is less than the aggregate Offered Price (as defined herein) of all Exchange Debentures tendered) and (B) to the extent required by such Pari Passu Indebtedness to permanently reduce the principal amount of such Pari Passu Indebtedness, the Company will make an offer to purchase or otherwise repurchase or redeem Pari Passu Indebtedness (a "Pari Passu Offer") in an amount (the "Pari Passu Debt Amount") equal to the excess of the Excess Proceeds over the Debenture Amount; provided that in no event will the Company be required to make a Pari Passu Offer in a Pari Passu Debt Amount exceeding the principal amount of such Pari Passu Indebtedness. The offer price for the Exchange Debentures will be payable in cash in an amount equal to 100% of the principal amount of the Exchange Debentures plus accrued and unpaid interest, if any, to the date (the "Offer Date") such Offer is consummated (the "Offered Price"), in accordance with the procedures set forth in the Indenture. To the extent that the aggregate Offered Price of the Exchange Debentures tendered pursuant to the Offer is less than the Debenture Amount relating thereto or the aggregate amount of Pari Passu Indebtedness that is purchased in a Pari Passu Offer is less than the Pari Passu Debt Amount, the Company will use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Exchange Debentures and Pari Passu Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Exchange Debentures to be purchased on a pro rata basis. Upon the completion of the purchase of all the Exchange Debentures tendered pursuant to an Offer and the completion of a Pari Passu Offer, the amount of Excess Proceeds, if any, shall be reset at zero. Notwithstanding the foregoing, if the date on which any Offer otherwise would be required to be made is on or prior to the Existing Senior Notes Maturity Date, the Company shall not be required to make an Offer until the first date after the Existing Senior Notes Maturity Date.

  (d) The Indenture will provide that, if the Company becomes obligated to make an Offer pursuant to clause (c) above, the Exchange Debentures and the Pari Passu Indebtedness shall be purchased by the Company, at the option of the holders thereof, in whole or in part, in integral multiples of $1,000, on a date that is not earlier than 30 days and not later than 60 days from the date the notice of the Offer is given to holders, or such later date as may be necessary for the Company to comply with the requirements under the Exchange Act.

  (e) The Indenture will provide that the Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with an Offer. (Section 1012)

 Limitation on Issuances of Guarantees of Indebtedness

  (a) The Company will not permit any Restricted Subsidiary, directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Pari Passu Indebtedness or Subordinated Indebtedness of the Company unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Guarantee of the Exchange Debentures on the same terms as the guarantee of such Indebtedness; provided, however, that (A) such guarantee need not be secured unless required pursuant to "--Limitation on Liens" and (B) if such Indebtedness is by its terms expressly subordinated to the Exchange Debentures, any such assumption, guarantee or other liability of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated to such Restricted Subsidiary's Guarantee of the Exchange Debentures at least to the same extent as such Indebtedness is subordinated to the Exchange Debentures; provided that this paragraph shall not apply to any guarantee or assumption of liability of Indebtedness permitted under Indenture described in clauses (i), (ii), (iv), (v), (vii) and (viii) of paragraph (b) of "Certain Covenants--Limitation on Indebtedness."

  (b) Notwithstanding the foregoing, any Guarantee by a Restricted Subsidiary of the Exchange Debentures shall provide by its terms that it (and all Liens securing the same) shall be automatically and unconditionally released and discharged upon any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary, which transaction is in compliance with the terms of the Indenture and such Restricted Subsidiary is released from its guarantees of other Indebtedness of the Company or any Restricted Subsidiaries. (Section 1013)

 Limitation on Sale and Leaseback Transactions.

  The Company will not, and will not permit any Restricted Subsidiary of the Company to, directly or indirectly, enter into any sale and leaseback transaction with respect to any property or assets (whether now owned or hereafter acquired) unless (i) the sale or transfer of such property or assets to be leased is treated as an Asset Sale and complies with the "--Limitation on Sale of Assets" covenant and (ii) the Company or such Restricted Subsidiary would be entitled under the "Limitation on Indebtedness" covenant to incur any Indebtedness (with the lease obligations being treated as Indebtedness for purposes of ascertaining compliance with this covenant unless such lease is properly classified as an operating lease under GAAP) in respect of such sale and leaseback transaction. (Section 1015)

  The foregoing restriction does not apply to any sale-leaseback transaction if: (i) the lease is for a period, including renewal rights, not in excess of three years; (ii) the transaction is solely between the Company and any Wholly Owned Subsidiary or any Wholly Owned Subsidiary and any other Wholly Owned Subsidiary; or (iii) the transaction is consummated within 180 days of the acquisition by the Company or its Restricted Subsidiary of the property or assets subject to such sale-leaseback or entered into within 180 days after the purchase or substantial completion of the construction of such property or assets.

 Limitation on Restricted Subsidiary Capital Stock.

  The Company will not permit (a) any Restricted Subsidiary of the Company to issue any Capital Stock, except for (i) Capital Stock issued or sold to, held by or transferred to the Company or a Wholly Owned Subsidiary, and (ii) Capital Stock issued by a Person prior to the time (A) such Person becomes a Restricted Subsidiary, (B) such Person merges with or into a Restricted Subsidiary or (C) a Restricted Subsidiary merges with or into such Person; provided that such Capital Stock was not issued or incurred by such Person in anticipation of the type of transaction contemplated by subclause (A), (B) or
(C) or (b) any Person (other than the Company or a Wholly Owned Subsidiary) to acquire Capital Stock of any Restricted Subsidiary from the Company or any Restricted Subsidiary, except, in the case of clause (a) or (b), (1) upon the acquisition of all the outstanding Capital Stock of such Restricted Subsidiary in accordance with the terms of the Indenture, (2) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary, and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under the provisions of the Indenture described in "Certain Covenants--Limitations on Restricted Payments" if made on the date of such issuance or sale, (3) issuances of director's qualifying shares, or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law, (4) issuances or sales of common stock of a Restricted Subsidiary, provided that the Company or such Restricted Subsidiary applies the Net Cash Proceeds, if any, in accordance with the provisions of the Indenture to the extent applicable, (5) issuances after which the Company maintains its direct or indirect percentage of beneficial and economic ownership of such Restricted Subsidiary, or (6) issuances in connection with Acquisitions for the primary purpose of minimizing tax liability to the Company, any of its Restricted Subsidiaries, the Acquired Person or any shareholders of the Acquired Person. (Section 1016)

 Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries.

  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distribution on its Capital Stock, (ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (iii) make any Investment in the Company or any other Restricted Subsidiary or (iv) transfer any of its properties or assets to the Company or any other Restricted Subsidiary, except for: (a) any encumbrance or restriction, with respect to a Restricted Subsidiary that is not a Restricted Subsidiary of the Company on the date of the Indenture, in existence at the time such Person becomes a Restricted Subsidiary of the Company and not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary; (b) encumbrances or restrictions (I) by reason of applicable law, or (II) under the Indenture; (c) customary non-assignment provisions of any contract or lease of any Restricted Subsidiary entered into in the ordinary course of business; (d) encumbrances or restrictions imposed pursuant to contracts entered into in connection with Permitted Liens, but solely to the extent such encumbrances or restrictions affect property or assets subject to such Permitted Lien; (e) any encumbrance or restriction imposed pursuant to contracts for the sale of assets with respect to the assets to be sold pursuant to such contract; and (f) any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (a) through (e), or in this clause (f), provided that the terms and conditions of any such encumbrances or restrictions are no more restrictive in any material respect than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced. (Section 1017)

 Limitations on Unrestricted Subsidiaries.

  The Company will not make, and will not permit its Restricted Subsidiaries to make, any Investment in Unrestricted Subsidiaries if, at the time thereof, the aggregate amount of such Investments would exceed the amount of Restricted Payments then permitted to be made pursuant to the "--Limitation on Restricted Payments" covenant. Any Investments in Unrestricted Subsidiaries permitted to be made pursuant to this covenant will be treated as a Restricted Payment in calculating the amount of Restricted Payments made by the Company. (Section
1018)

 Provision of Financial Statements.

  Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, the Company will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Sections 13(a) or 15(d) if the Company were so subject, such documents to be filed with the Commission on or prior to the date (the "Required Filing Date") by which the Company would have been required so to file such documents if the Company were so subject. The Company will also in any event (x) within 15 days of each Required Filing Date (i) transmit by mail to all holders, as their names and addresses appear in the security register, without cost to such holders and (ii) file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Sections 13(a) or 15(d) of the Exchange Act if the Company were subject to either of such Sections and (y) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder at the Company's cost. If any Guarantor's financial statements would be required to be included in the financial statements filed or delivered pursuant to the Indenture if the Company were subject to Section 13(a) or 15(d) of the Exchange Act, the Company shall include such Guarantor's financial statements in any filing or delivery pursuant to the Indenture. The Indenture also provides that, so long as any of the Exchange Debentures remain outstanding, the Company will make available to any prospective purchaser of Exchange Debentures or beneficial owner of Exchange Debentures in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act, until such time as the Company has either exchanged the Exchange Debentures for securities identical in all material respects which have been registered under the Securities Act or until such time as the holders thereof have disposed of such Exchange Debentures pursuant to an effective registration statement under the Securities Act. (Section 1019)

 Limitation on Business.

  The Company will not, and will not permit any of the Restricted Subsidiaries to, engage in a business which is not substantially a Telecommunications Business. (Section 1022)

 Additional Covenants.

  The Indenture also contains covenants with respect to the following matters:
(i) payment of principal, premium and interest; (ii) maintenance of an office or agency in The City of New York; (iii) arrangements regarding the handling of money held in trust; (iv) maintenance of corporate existence; (v) payment of taxes and other claims; (vi) maintenance of properties; and (vii) maintenance of insurance.

CONSOLIDATION, MERGER, SALE OF ASSETS

  The Company will not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of affiliated Persons, or permit any of its Restricted Subsidiaries to enter into any such transaction or series of related transactions if such transaction or series of related transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis to any other Person or group of affiliated Persons, unless at the time and after giving effect thereto (i) either (a) the Company will be the continuing corporation in the case of a consolidation or merger involving the Company or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis (the "Surviving Entity") will be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person expressly assumes, by a supplemental indenture, in a form reasonably satisfactory to the Trustee, all the obligations of the Company under the Exchange Debentures, the Indenture and the Registration Rights Agreement, as the case may be, and the Exchange Debentures, the Indenture and the Registration Rights Agreement will remain in full force and effect as so supplemented; (ii) immediately before and immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness not previously an obligation of the Company or any of its Restricted Subsidiaries which becomes the obligation of the Company or any of its Restricted Subsidiaries as a result of such transaction as having been incurred at the time of such transaction), no Default or Event of Default will have occurred and be continuing; (iii) immediately after giving effect to such transaction on a pro forma basis, the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions of "--Certain Covenants--Limitation on Indebtedness;" (iv) at the time of the transaction, each Guarantor, if any, unless it is the other party to the transactions described above, will have by supplemental indenture confirmed that its Guarantee shall apply to such Person's obligations under the Indenture and the Exchange Debentures; (v) at the time of the transaction if any of the property or assets of the Company or any of its Restricted Subsidiaries would thereupon become subject to any Lien, the provisions of "-- Certain Covenants--Limitation on Liens" are complied with; and (vi) at the time of the transaction the Company or the Surviving Entity will have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers' certificate and an opinion of counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, transfer, lease or other transaction and the supplemental indenture in respect thereof comply with the Indenture. Notwithstanding the foregoing, the Company (i) may merge or consolidate with any of its Restricted Subsidiaries, and (ii) the Company may merge or consolidate into any Person in a transaction designed solely for the purpose of effecting a change in the jurisdiction of incorporation of the Company within the United States of America. (Section 801)

  In the event of any transaction (other than a lease) described in and complying with the conditions listed in the immediately preceding paragraph in which the Company is not the Surviving Entity, such Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company, and the Company shall be discharged from all obligations and covenants under the Indenture, the Exchange Debentures and the Registration Rights Agreement. (Section 802)

EVENTS OF DEFAULT

  An Event of Default will occur under the Indenture if:

    (i) there shall be a default in the payment of any interest on any Exchange Debenture when it becomes due and payable, and such default shall continue for a period of 60 days;

    (ii) there shall be a default in the payment of the principal of (or premium, if any, on) any Exchange Debenture at its Maturity (upon acceleration, optional or mandatory redemption, required repurchase or otherwise);

    (iii) (a) there shall be a default in the performance, or breach, of any covenant or agreement of the Company or any Guarantor under the Indenture, the Registration Rights Agreement or any Guarantee (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clause (i), (ii) or in clause (b), (c) or (d) of this clause (iii)) and such default or breach shall continue for a period of 30 days after written notice has been given, by certified mail, (x) to the Company by the Trustee or (y) to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Exchange Debentures; (b) there shall be a default in the performance or breach of the provisions described in "--Consolidation, Merger, Sale of Assets;" (c) the Company shall have failed to make or consummate an Offer in accordance with the provision described in "--Certain Covenants-- Limitation on Sale of Assets;" or (d) the Company shall have failed to make or consummate a Change of Control Offer in accordance with the provisions of "--Change of Control;"

    (iv) (a) any default by the Company or any Restricted Subsidiary in the payment of the principal, premium, if any, or interest has occurred with respect to amounts in excess of $5.0 million under any agreement, indenture or instrument evidencing Indebtedness when the same shall become due and payable in full and such default shall have continued after any applicable grace period and shall not have been cured or waived and, if not already matured at its final maturity in accordance with its terms, the holder of such Indebtedness shall have the right to accelerate such Indebtedness or
  (b) any event of default as defined in any agreement, indenture or instrument of the Company evidencing Indebtedness in excess of $5.0 million shall have occurred and the Indebtedness thereunder, if not already matured at its final maturity in accordance with its terms, shall have been accelerated;

    (v) any Guarantee shall for any reason cease to be, or shall for any reason be asserted in writing by any Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by the Indenture and any such Guarantee;

    (vi) one or more judgments or orders for the payment of money in excess of $5.0 million, either individually or in the aggregate, shall be rendered against the Company not paid or covered by financially sound third-party insurers, or any Restricted Subsidiary or any of their respective properties and there shall not be discharged and there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

    (vii) any holder or holders of at least $5.0 million in aggregate principal amount of Indebtedness of the Company or any Restricted Subsidiary after a default under such Indebtedness shall notify the Trustee of its commencement of proceedings to foreclose on any assets of the Company or any Restricted Subsidiary that have been pledged to or for the benefit of such holder or holders to secure such Indebtedness or shall commence proceedings, or take any action (including by way of set-off), to retain in satisfaction of such Indebtedness or to collect on, seize, dispose of or apply in satisfaction of Indebtedness, assets of the Company or any Restricted Subsidiary (including funds on deposit or held pursuant to lock-box and other similar arrangements);

    (viii) there shall have been the entry by a court of competent jurisdiction of (a) a decree or order for relief in respect of the Company or any Restricted Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (b) a decree or order adjudging the Company or any Restricted Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Restricted Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Restricted Subsidiary or of any substantial part of their respective properties, or ordering the winding up or liquidation of their respective affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

    (ix) (a) the Company or any Restricted Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (b) the Company or any Restricted Subsidiary consents to the entry of a decree or order for relief in respect of the Company or such Restricted Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it,
  (c) the Company or any Restricted Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, (d) the Company or any Restricted Subsidiary (I) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or such Restricted Subsidiary or of any substantial part of the Company's Consolidated properties, (II) makes an assignment for the benefit of creditors or (III) admits in writing its inability to pay its debts generally as they become due or (e) the Company or any Restricted Subsidiary takes any corporate action in furtherance of any such actions in this paragraph (ix). (Section 501)

  If an Event of Default (other than as specified in clauses (viii) and (ix) of the prior paragraph) shall occur and be continuing with respect to the Indenture, the Trustee or the holders of not less than 25% in aggregate principal amount of the Exchange Debentures then outstanding may, and the Trustee at the request of such holders shall, declare all unpaid principal of, premium, if any, and accrued interest on all Exchange Debentures to be due and payable, by a notice in writing to the Company (and to the Trustee if given by the holders of the Exchange Debentures) and upon any such declaration, such principal, premium, if any, and interest shall become due and payable immediately. If an Event of Default specified in clause (viii) or (ix) of the prior paragraph occurs with respect to the Company and is continuing, then all the Exchange Debentures shall ipso facto become and be due and payable immediately in an amount equal to the principal amount of the Exchange Debentures, together with accrued and unpaid interest, if any, to the date the Exchange Debentures become due and payable, without any declaration or other act on the part of the Trustee or any holder. Thereupon, the Trustee may, at its discretion, proceed to protect and enforce the rights of the holders of Exchange Debentures by appropriate judicial proceedings. Notwithstanding the foregoing provisions of this paragraph, the obligations under Exchange Debentures shall not be accelerated or otherwise become due and payable under this paragraph prior to the Existing Senior Notes Maturity Date.

  If the date on which an Event of Default occurs is on or prior to the Existing Senior Notes Maturity Date, then the remedy for such Event of Default will be limited as set forth in this paragraph. Upon the acceleration of any Designated Senior Debt by the holders thereof while any such Event of Default is continuing, the interest rate payable with respect to the Exchange Debentures will be increased by one-half of one percent per annum for the 90-day period following such Event of Default, which rate will further increase by one-half of one percent per annum with respect to each subsequent 90-day period during which an Event of Default is continuing, up to a maximum aggregate increase in interest rate of two percent (2%) per annum. Any interest rate increase effected pursuant to the foregoing shall only be effective during such time that such Event of Default is continuing (or any other Event of Default is occurring while such initial Event of Default is continuing) and prior to the Existing Senior Note Maturity Date. If an Event of Default occurs prior to the Existing Senior Note Maturity Date but is continuing past such date, then, upon the Existing Senior Note Maturity Date, the interest rate will return to the stated rate and the Trustee and holders of the Exchange Debentures will have the remedies described in the preceding paragraph and as otherwise provided in the Indenture. In the event that an Event of Default occurs prior to the Existing Senior Note Maturity Date and the holders of Designated Senior Debt do not accelerate such Designated Senior Debt, no remedy will exist for the Event of Default (unless such Event of Default continues through the Existing Senior Note Maturity Date, in which case the Trustee and holders of the Exchange Debentures will have the remedies described in the preceding paragraph and as otherwise provided in the Indenture effective upon the Existing Senior Note Maturity Date).

  After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of Exchange Debentures outstanding by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest on all Exchange Debentures then outstanding, (iii) the principal of and premium, if any, on any Exchange Debentures then outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Exchange Debentures and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Exchange Debentures; and (b) all Events of Default, other than the non-payment of principal of the Exchange Debentures which have become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture. No such rescission shall affect any subsequent default or impair any right consequent thereon. (Section 502)

  The holders of not less than a majority in aggregate principal amount of the Exchange Debentures outstanding may on behalf of the holders of all outstanding Exchange Debentures waive any past default under the Indenture and its consequences, except a default in the payment of the principal of, premium, if any, or interest on any Exchange Debenture or in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each Exchange Debenture affected by such modification or amendment. (Section 513)

  The Company is also required to notify the Trustee within thirty business days of the occurrence of any Default unless such Default shall have been cured. (Section 602) The Company is required to deliver to the Trustee, on or before a date not more than 60 days after the end of each fiscal quarter and not more than 120 days after the end of each fiscal year, a written statement as to compliance with the Indenture, including whether or not any Default has occurred that is not cured. (Section 1020)

  The Trust Indenture Act contains limitations on the rights of the Trustee, should it become a creditor of the Company or any Guarantor, if any, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest it must eliminate such conflict upon the occurrence of an Event of Default or else resign.

DEFEASANCE OR COVENANT DEFEASANCE OF INDENTURE

  The Company may, at its option and at any time, elect to have the obligations of the Company, any Guarantor and any other obligor upon the Exchange Debentures discharged with respect to the outstanding Exchange Debentures ("defeasance"). Such defeasance means that the Company, any such Guarantor and any

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

other obligor under the Indenture shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Exchange Debentures, except for (i) the rights of holders of such outstanding Exchange Debentures to receive payments in respect of the principal of, premium, if any, and interest on such Exchange Debentures when such payments are due, (ii) the Company's obligations with respect to the Exchange Debentures concerning issuing temporary Exchange Debentures, registration of Exchange Debentures, mutilated, destroyed, lost or stolen Exchange Debentures, and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee and (iv) the defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and any Guarantor released with respect to certain covenants that are described in the Indenture ("covenant defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Exchange Debentures. In the event covenant defeasance occurs, certain events (not including non-payment, bankruptcy and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Exchange Debentures. (Sections 401, 402 and 403)

  In order to exercise either defeasance or covenant defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Exchange Debentures cash in United States dollars, U.S. Government Obligations (as defined in the Indenture), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm, to pay and discharge the principal of, premium, if any, and interest on the outstanding Exchange Debentures on the Stated Maturity thereof (or on any date after June 1, 2003 (such date being referred to as the "Defeasance Redemption Date"), if at or prior to electing either defeasance or covenant defeasance, the Company has delivered to the Trustee an irrevocable notice to redeem all of the outstanding Exchange Debentures on the Defeasance Redemption Date); (ii) in the case of defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of independent counsel in the United States shall confirm that, the holders of the outstanding Exchange Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; (iii) in the case of covenant defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States to the effect that the holders of the outstanding Exchange Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as clauses (viii) or (ix) under the first paragraph under-- "Events of Default" are concerned, at any time during the period ending on the 91st day after the date of deposit; (v) such defeasance or covenant defeasance shall not cause the Trustee for the Exchange Debentures to have a conflicting interest for purposes of the Trust Indenture Act with respect to any securities of the Company or any Guarantor; (vi) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, the Indenture or any other material agreement or instrument to which the Company, any Guarantor or any Restricted Subsidiary is a party or by which it is bound; (vii) such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder; (viii) the Company will have delivered to the Trustee an opinion of independent counsel in the United States to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (ix) the Company shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the Exchange Debentures or any Guarantee over the other creditors of the Company or any Guarantor with the intent of defeating, hindering, delaying or defrauding creditors of the Company, any Guarantor or others; (x) no event or

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

condition shall exist that would prevent the Company from making payments of the principal of, premium, if any, and interest on the Exchange Debentures on the date of such deposit or at any time ending on the 91st day after the date of such deposit; and (xi) the Company will have delivered to the Trustee an officers' certificate and an opinion of independent counsel, each stating that all conditions precedent provided for relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with. (Section
404)

SATISFACTION AND DISCHARGE

  The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Exchange Debentures as expressly provided for in the Indenture) as to all outstanding Exchange Debentures under the Indenture when (a) either (i) all such Exchange Debentures theretofore authenticated and delivered (except lost, stolen or destroyed Exchange Debentures which have been replaced or paid or Exchange Debentures whose payment has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided for in the Indenture) have been delivered to the Trustee for cancellation or (ii) all Exchange Debentures not theretofore delivered to the Trustee for cancellation (x) have become due and payable, (y) will become due and payable at their Stated Maturity within one year, or (z) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company; and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount in United States dollars sufficient to pay and discharge the entire indebtedness on the Exchange Debentures not theretofore delivered to the Trustee for cancellation, including principal of, premium, if any, and accrued interest at such Maturity, Stated Maturity or redemption date; (b) the Company or any Guarantor has paid or caused to be paid all other sums payable under the Indenture by the Company and any Guarantor; and (c) the Company has delivered to the Trustee an officers' certificate and an opinion of independent counsel each stating that (i) all conditions precedent under the Indenture relating to the satisfaction and discharge of such Indenture have been complied with and (ii) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Company, any Guarantor or any Restricted Subsidiary is a party or by which the Company, any Guarantor or any Restricted Subsidiary is bound. (Section 1301)

MODIFICATIONS AND AMENDMENTS

  Modifications and amendments of the Indenture may be made by the Company, each Guarantor, if any, and the Trustee with the consent of the holders of at least a majority in aggregate principal amount of the Exchange Debentures then outstanding; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Exchange Debenture affected thereby: (i) change the Stated Maturity of the principal of, or any installment of interest on, or change to an earlier date any redemption date of, or waive a default in the payment of the principal or interest on, any such Exchange Debenture or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any such Exchange Debenture or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date); (ii) amend, change or modify the obligation of the Company to make and consummate an Offer with respect to any Asset Sale or Asset Sales in accordance with "Certain Covenants--Limitation on Sale of Assets" or the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with "--Change of Control," including, in each case, amending, changing or modifying any definitions relating thereto; (iii) reduce the percentage in principal amount of such outstanding Exchange Debentures, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver or compliance with certain provisions of the Indenture; (iv) modify any of the provisions relating to supplemental indentures requiring the consent of holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of such outstanding Exchange Debentures required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each such Exchange Debenture affected thereby;
(v) except as otherwise

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

permitted under "Consolidation, Merger, Sale of Assets," consent to the assignment or transfer by the Company or any Guarantor of any of its rights and obligations under the Indenture; or (vi) amend or modify any of the provisions of the Indenture in any manner which subordinates the Exchange Debentures issued thereunder in right of payment to any other Indebtedness of the Company or which subordinates any Guarantee in right of payment to any other Indebtedness of the Guarantor issuing any such Guarantee. (Section 902)

  Notwithstanding the foregoing, without the consent of any holders of the Exchange Debentures, the Company, any Guarantor and the Trustee may modify or amend the Indenture: (a) to evidence the succession of another Person to the Company or a Guarantor, and the assumption by any such successor of the covenants of the Company or such Guarantor in the Indenture, the Exchange Debentures, the Registration Rights Agreement and in any Guarantee in accordance with "--Consolidation, Merger, Sale of Assets"; (b) to add to the covenants of the Company, any Guarantor or any other obligor upon the Exchange Debentures for the benefit of the holders of the Exchange Debentures or to surrender any right or power conferred upon the Company or any Guarantor or any other obligor upon the Exchange Debentures, as applicable, in the Indenture, in the Exchange Debentures or in any Guarantee; (c) to cure any ambiguity, or to correct or supplement any provision in the Indenture, the Exchange Debentures or any Guarantee which may be defective or inconsistent with any other provision in the Indenture, the Exchange Debentures or any Guarantee or make any other provisions with respect to matters or questions arising under the Indenture, the Exchange Debentures or any Guarantee; provided that, in each case, such provisions shall not adversely affect the interest of the holders of the Exchange Debentures; (d) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; (e) to add a Guarantor under the Indenture; (f) to evidence and provide the acceptance of the appointment of a successor Trustee under the Indenture; or (g) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the holders of the Exchange Debentures as additional security for the payment and performance of the Company's and any Guarantor's obligations under the Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee pursuant to the Indenture or otherwise. (Section 901)

  The holders of a majority in aggregate principal amount of the Exchange Debentures outstanding may waive compliance with certain restrictive covenants and provisions of the Indenture. (Section 1021)

GOVERNING LAW

  The Indenture, the Exchange Debentures and any Guarantee will be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

CONCERNING THE TRUSTEE

  The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee with such conflict or resign as Trustee. (Sections 608 and 610)

  The holders of a majority in principal amount of the then outstanding Exchange Debentures will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default occurs (which has not been cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the at the request of any holder of Exchange Debentures unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense. (Sections 601 and 603)


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

ADDITIONAL INFORMATION

  Anyone who receives this Prospectus may obtain a copy of the Certificate of Designation, the Indenture or the Registration Rights Agreement without charge by writing to Concentric Network Corporation, 10590 N. Tantau Road, Cupertino, California 95014, Attention: Peter Bergeron, Secretary.

BOOK-ENTRY, DELIVERY AND FORM

  Except as set forth in the next paragraph, the Exchange Debentures to be resold as set forth herein will initially be issued in the form of one Global Security (the "Global Security"). The Global Security and the Global Warrant Certificate are sometimes each referred to herein as a "Global Security." Each Global Security will be deposited on the date of the closing of the sale of the Exchange Debentures offered hereby (the "Closing Date") with, or on behalf of, The Depositary Trust Company ( the "Depositary") and registered in the name of Cede & Co., as nominee of the Depositary (such nominee being referred to herein as the "Global Security Holder").

  Exchange Debentures that were (i) transferred to institutional "accredited investors" who are not "qualified institutional buyers" (as such terms are defined under "Notice to Investors" elsewhere herein (the "Non-Global Purchasers")) or (ii) issued as described below under "Certificated Securities" will be issued in registered, definitive, certificated form (the "Certificated Securities"). Upon the transfer to a qualified institutional buyer of any Certificated Security initially issued to a Non-Global Purchaser, such Certificated Security may, unless a Global Security has previously been exchanged for Certificated Securities, be exchanged for an interest in a Global Security representing the principal amount of the Securities being transferred.

  The Depositary is a limited-purpose trust company that was created to hold securities for its participating organizations (collectively, the "Participants" or the "Depositary's Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. The Depositary's Participants include securities brokers and dealers (including the Initial Purchasers), banks and trust companies, clearing corporations and certain other organizations. Access to the Depositary's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants" or the "Depositary's Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of the Depositary only through the Depositary's Participants or the Depositary's Indirect Participants.

  The Company expects that pursuant to procedures established by the Depositary (i) upon deposit of any Global Security, the Depositary will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of any Global Security and (ii) ownership of the Exchange Debentures evidenced by each Global Security will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depositary (with respect to the interests of the Depositary's Participants), the Depositary's Participants and the Depositary's Indirect Participants. Prospective purchasers are advised that the laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to own, transfer or pledge Exchange Debentures evidenced by any Global Security will be limited to such extent. For certain other restrictions on the transferability of the Exchange Debentures, see "Notice to Investors."

  So long as the Global Security Holder is the registered owner of any Exchange Debentures, the Global Security Holder will be considered the sole holder under the Indenture of any Exchange Debentures evidenced by any Global Security. Beneficial owners of Exchange Debentures evidenced by any Global Security will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records of the Depositary or for maintaining, supervising or reviewing any records of the Depositary relating to the Exchange Debentures.


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

  Payments in respect of the principal of, premium, if any, interest and Additional Interest, if any, on any Exchange Debentures registered in the name of the Global Security Holder on the applicable record date will be payable by the Trustee to or at the direction of the Global Security Holder in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee may treat the person in whose names Exchange Debentures, including any Global Security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither the Company nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Exchange Debentures. The Company believes, however, that it is currently the policy of the Depositary to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant security as shown on the records of the Depositary. Payments by the Depositary's Participants and the Depositary's Indirect Participants to the beneficial owners of Exchange Debentures will be governed by standing instructions and customary practice and will be the responsibility of the Depositary's Participants or the Depositary's Indirect Participants.

CERTIFICATED SECURITIES

  Transferees of Exchange Debentures who are not "qualified institutional buyers" as defined in Rule 144A under the Securities Act may hold Exchange Debentures only in the form of Certificated Securities. All such Certificated Securities would be subject to the legend requirements described herein under "Notice to Investors." In addition, if (i) the Company notifies the Trustee in writing that the Depositary is no longer willing or able to act as a depositary and the Company is unable to locate a qualified successor within 90 days or (ii) the Company, at its option, notifies the Trustee in writing that it elects to change the issuance of Exchange Debentures in the form of Certificated Securities under the Indenture then, upon surrender by the Global Security Holder of any Global Security, Certificated Securities will be issued to each person that the Global Security Holder and the Depositary identify as being the beneficial owner of the related Exchange Debentures.

  Neither the Company nor the Trustee will be liable for any delay by the Global Security Holder or the Depositary in identifying the beneficial owners of Exchange Debentures and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Security Holder or the Depositary for all purposes.

SAME-DAY SETTLEMENT AND PAYMENT

  The Indenture will require that payments in respect of the Exchange Debentures represented by the Global Security (including principal, premium, if any, interest and Additional Interest, if any) be made by wire transfer of immediately available funds to the accounts specified by the Global Security Holder. With respect to Certificated Securities, the Company will make all payments of principal, premium, if any, interest and Additional Interest, if any, by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address. Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, the Exchange Debentures represented by the Global Security have been approved for trading in The Portal Market and to trade in the Depositary's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Exchange Debentures will, therefore, be required by the Depositary to be settled in immediately available funds. The Company expects that secondary trading in the Certificated Securities will also be settled in immediately available funds.

CERTAIN DEFINITIONS

  "Acquired Indebtedness" means Indebtedness of a Person (i) existing at the time such Person becomes a Restricted Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, as the case may be, provided that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such asset acquisition shall not constitute Acquired Indebtedness.

  "Acquired Person" means, with respect to any specified Person, any other Person which merges with or into or becomes a Subsidiary of such specified Person.

  "Acquisition" means (i) any capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by the Company or any Restricted Subsidiary to any other Person, or any acquisition or purchase of Capital Stock of any other Person by the Company or any Restricted Subsidiary, in either case pursuant to which such Person shall become a Subsidiary or shall be consolidated, merged with or into the Company or any Restricted Subsidiary or (ii) any acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute substantially all of an operating unit or line of business of such Person or which is otherwise outside of the ordinary course of business of the Company or such Restricted Subsidiary.

  "Additional Interest" has the meaning provided in Section 5 of the Registration Rights Agreement.

  "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

  "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, of: (i) any Capital Stock of any Restricted Subsidiary; (ii) all or substantially all of the properties and assets of any division or line of business of the Company or its Restricted Subsidiaries; or (iii) any other properties or assets of the Company or any Restricted Subsidiary other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include any transfer of properties and assets (A) that is governed by the provisions described under "Consolidation, Merger, Sale of Assets," (B) that is by the Company to any Restricted Subsidiary or by any Restricted Subsidiary to the Company or any other Restricted Subsidiary in accordance with the terms of the Indenture, (C) that is of obsolete equipment in the ordinary course of business, (D) the Fair Market Value of which in the aggregate does not exceed $200,000 in any transaction or series of related transactions, (E) that is made in accordance with the provisions described under "Certain Covenants-- Limitations on Restricted Payments," (F) which constitutes the granting of any Permitted Lien and (G) any transfer of assets that are transferred in exchange for one or more like-kind assets; provided that if the Fair Market Value of the assets to be transferred by the Company or such Restricted Subsidiary under this clause G, plus the Fair Market Value of any other consideration paid or credited by the Company or such Restricted Subsidiary exceeds $1 million, such transaction shall require approval of the Board of Directors of the Company.

  "Average Life to Stated Maturity" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment; by
(ii) the sum of all such principal payments.

  "Bankruptcy Law" means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

  "Capital Lease Obligation" of any Person means any obligation of such Person and its subsidiaries on a Consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capital lease obligation.

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

  "Capital Stock" means (i) with respect to any Person that is a corporation, and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and preferred stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

  "Cash Equivalents" means (i) any evidence of Indebtedness, maturing not more than one year after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof, and guaranteed fully as to principal, premium, if any, and interest by the United States of America, (ii) any certificate of deposit, maturing not more than one year after the date of acquisition, issued by, or time deposit of, a commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500 million, whose short term debt has a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's Investors Service, Inc. ("Moody's") or any successor rating agency or "A-1" (or higher) according to Standard & Poor's Corporation ("S&P") or any successor rating agency, (iii) commercial paper, maturing not more than 270 days after the date of acquisition, issued by a corporation (other than an Affiliate or Restricted Subsidiary of the Company) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P and (iv) any money market deposit accounts issued or offered by a domestic commercial bank having capital and surplus in excess of $500 million; provided that the short term debt of such commercial bank has a rating, at the time of Investment, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P.

  "Change of Control" means the occurrence of any of the following events: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the Company; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election to such board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of such board of directors then in office;
(iii) the Company consolidates with or merges with or into any Person or conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates with or merges into or with the Company in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where the outstanding Voting Stock of the Company is not changed or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company or where no "person" or "group" owns, immediately after such transaction, directly or indirectly, more than 50% of the total outstanding Voting Stock of the surviving corporation); or (iv) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under "-- Consolidation, Merger, Sale of Assets."

  "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the date of the Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act then the body performing such duties at such time.

  "Commodity Price Protection Agreement" means any forward contract, commodity swap, commodity option or other similar financial agreement or arrangement relating to, or the value which is dependent upon, fluctuations in commodity prices.

  "Company" means Concentric Network Corporation, a corporation incorporated under the laws of Delaware, until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter "Company" shall mean such successor Person.

  "Consolidated" means, consolidated in accordance with GAAP.

  "Consolidated Income Tax Expense" of any Person means, for any period, the provision for federal, state, local and foreign income taxes of such Person and its Consolidated subsidiaries for such period as determined in accordance with GAAP.

  "Consolidated Interest Expense" of any Person means, without duplication, for any period, the sum of (a) the interest expense of such Person and its subsidiaries for such period, on a Consolidated basis, including, without limitation, (i) amortization of debt discount, (ii) the net costs associated with Interest Rate Agreements, Currency Hedging Agreements and Commodity Price Protection Agreements (including amortization of discounts), (iii) the interest portion of any deferred payment obligation and (iv) accrued interest, plus (b) (i) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its subsidiaries during such period and (ii) all capitalized interest of such Person and its subsidiaries plus (c) the interest expense actually paid by such Person under any Guaranteed Debt of such Person and any Subsidiary to the extent not included under clause (a)(iv) above, plus (d) the aggregate amount for such period of cash or non-cash dividends on any Disqualified Stock or preferred stock of the Company and its Restricted Subsidiaries, in each case as determined on a Consolidated basis in accordance with GAAP.

  "Consolidated Net Income" means, with respect to any period, the net income of the Company and any Restricted Subsidiary for such period determined on a consolidated basis in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication, (a) other than for purposes of calculating the Basket, all extraordinary gains or losses for such period, (b) other than for purposes of calculating the Basket, all gains or losses from the sales or other dispositions of assets out of the ordinary course of business (net of taxes, fees and expenses relating to the transaction giving rise thereto) for such period: (c) that portion of such net income derived from or in respect of investments in Persons other than Restricted Subsidiaries, except to the extent actually received in cash by the Company or any Restricted Subsidiary (subject, in the case of any Restricted Subsidiary, to the provisions of clause (f) of this definition); (d) the portion of such net income (or loss) allocable to minority interests in any Person (other than a Restricted Subsidiary) for such period, except to the extent the Company's allocation portion of such Person's net income for such period is actually received in cash by the Company or any Restricted Subsidiary (subject, in the case of any Restricted Subsidiary, to the provisions of clause (f) of this definition); (e) the net income (or loss) or any other Person combined with the Company or any Restricted Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination; and (f) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time (regardless of any waiver) permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its Capital Stock holders.

  "Consolidated Operating Cash Flow" means, with respect to any period, Consolidated Net Income for such period increased (without duplication), to the extent deducted in calculating such Consolidated Net Income, by (a) Consolidated Income Tax Expense for such period; (b) Consolidated Interest Expense for such period; and (c) depreciation, amortization and any other non-cash items for such period (other than any non-cash item which requires the accrual of, or a reserve for, cash charges for any future period) of the Company and any Restricted Subsidiary, including, without limitation, amortization of capitalized debt issuance costs for such period, all of the foregoing determined on a consolidated basis in accordance with GAAP minus non-cash items to the extent they increase Consolidated Net Income (including the partial or entire reversal of reserves taken in prior periods) for such period.

  "Credit Agreement" means, with respect to any Person, any agreement entered into by and among such Person and one or more commercial banks or financial institutions, providing for senior term or revolving credit borrowings of a type similar to credit agreements typically entered into by commercial banks and financial institutions, including and related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreement and related agreements may be amended, extended, refinanced, renewed, restated, replaced or refunded from time to time.

  "Cumulative Operating Cash Flow" means, as at any date of determination, the positive cumulative Consolidated Operating Cash Flow realized during the period commencing on the original issue date of the Exchange Debentures and ending on the last day of the most recent fiscal quarter immediately preceding the date of determination for which consolidated financial information of the Company is available or, if such cumulative Consolidated Operating Cash Flow for such period is negative, the negative amount by which cumulative Consolidated Operating Cash Flow is less than zero.

  "Currency Hedging Arrangements" means one or more of the following agreements which shall be entered into by one or more financial institutions: foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

  "Debt to Annualized Operating Cash Flow Ratio" means the ratio of (a) the Total Consolidated Indebtedness as of the date of calculation (the "Determination Date") to (b) two times the Consolidated Operating Cash Flow for the latest two fiscal quarters for which financial information is available immediately preceding such Determination Date (the "Measurement Period"). For purposes of calculating Consolidated Operating Cash Flow for the Measurement Period immediately prior to the relevant Determination Date, (i) any Person that is a Restricted Subsidiary on the Determination Date (or would become a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of such Consolidated Operating Cash Flow) will be deemed to have been a Restricted Subsidiary at all times during such Measurement Period, (ii) any Person that is not a Restricted Subsidiary on such Determination Date (or would cease to be a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of such Consolidated Operating Cash Flow) will be deemed not to have been a Restricted Subsidiary at any time during such Measurement Period, and (iii) if the Company or any Restricted Subsidiary shall have in any manner (x) acquired (through an Acquisition or the commencement of activities constituting such operating business) or (y) disposed of (by of an Asset Sale or the termination or discontinuance of activities constituting such operating business) any operating business during such Measurement Period or after the end of such period and on or prior to such Determination Date, such calculation will be made on a pro forma basis in accordance with GAAP as if, in the case of an Acquisition or the commencement of activities constituting such operating business, all such transactions had been consummated prior to the first day of such Measurement Period (it being understood that in calculating Consolidated Operating Cash Flow the exclusions set forth in clauses (a) through (f) of the definition of Consolidated Net Income shall apply to an Acquired Person as if it were a Restricted Subsidiary).

  "Default" means any event which is, or after notice or passage of any time or both would be, an Event of Default.

  "Designated Senior Debt" means (i) a Credit Agreement, (ii) the Existing Senior Notes and (iii) any other Senior Debt permitted under the Indenture the principal amount of which is $20 million or more (when aggregated with all other Debt incurred with the same issuance or transaction) and that has been designated by the Company as "Designated Senior Debt."

  "Disinterested Director" means, with respect to any transaction or series of related transactions, a member of the board of directors of the Company who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions.

  "Disqualified Stock" means, with respect to any person, any Capital Stock (excluding the Exchange Preferred Stock) which, by its terms (or by the terms of any security into which it is convertible at the option of the holder thereof or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or becomes mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or becomes exchangeable for Indebtedness at the option of the holder thereof, or becomes redeemable at the option of the holder thereof, in whole or in part, on or prior to the earlier of the Stated Maturity of the Exchange Debentures or the date the Indenture is discharged pursuant to the terms of the Indenture; provided such Capital Stock shall only constitute Disqualified Stock to the extent it so matures or becomes so redeemable or exchangeable on or prior to the earlier of the Stated Maturity of the Exchange Debentures or the date the Indenture is discharged pursuant to the terms of the Indenture; provided, further, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the earlier of the Stated Maturity of the Exchange Debentures or the date the Indenture is discharged pursuant to the terms of the Indenture shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in "Limitation on Sale of Assets" and "Change of Control" described above and such Capital Stock specifically provides that such person will not repurchase or redeem any such stock pursuant to such provision prior to the Issuer's repurchase of such Exchange Debentures as are required to be repurchased pursuant to the "Limitation on Sale of Assets" and "Change of Control" provisions described above.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute.

  "Exchange Debentures" means the Initial Exchange Debentures and the New Exchange Debentures issued from time to time under the Indenture.

  "Exchange Preferred Stock" means the Company's 13 1/2% Senior Redeemable Exchangeable Preferred Stock due 2010.

  "Exchange Preferred Stock Issue Date" means the date on which shares of the Exchange Preferred Stock are first issued.

  "Existing Senior Notes" means the Company's 12 3/4% Senior Notes due 2007.

  "Existing Senior Notes Indenture" means the Indenture governing the Company's 12 3/4% Senior Notes due 2007, as may be amended from time to time.

  "Existing Senior Notes Maturity Date" means the earlier of (i) the "Stated Maturity" of the principal of the Existing Senior Notes as such term is used for the purpose of determining whether "Capital Stock" constitutes "Indebtedness" (as such terms are defined in the Existing Senior Notes Indenture) under the Existing Senior Notes Indenture or (ii) December 15, 2007.

  "Fair Market Value" means, with respect to any asset or property, the sale value that would be reasonably expected to be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined by the board of directors of the Company acting in good faith and shall be evidenced by a resolution of the board of directors.

  "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, consistently applied, which are in effect on the date of the Indenture.

  "Guarantee" means the guarantee by any Guarantor of the Company's Indenture Obligations.

  "Guaranteed Debt" of any Person means, without duplication, all Indebtedness of any other Person guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or (v) otherwise to assure a creditor against loss; provided that the term "guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

  "Guarantor" means any Restricted Subsidiary which is a guarantor of the Exchange Debentures, including any Person that is required after the date of the Indenture to execute a guarantee of the Exchange Debentures pursuant to the "Limitation on Issuance of Guarantees of Indebtedness" covenant until a successor replaces such party pursuant to the applicable provisions of the Indenture and, thereafter, shall mean such successor.

  "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred" and "Incurring" shall have meanings correlative to the foregoing). Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or is merged or consolidated with or into the Company or any Restricted Subsidiary shall be deemed to be Incurred at such time.

  "Indebtedness" means, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (unless the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business, (iv) all obligations under Interest Rate Agreements, Currency Hedging Agreements or Commodity Price Protection Agreements of such Person, (v) all Capital Lease Obligations of such Person,
(vi) all Indebtedness referred to in clauses (i) through (v) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (vii) all Disqualified Stock issued by such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accumulated and unpaid dividends, and (viii) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (i) through (vii) above. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Stock, such Fair Market Value to be determined in good faith by the board of directors of the issuer of such Disqualified Stock. In no event shall "Indebtedness" include any trade payable or other current liabilities arising in the ordinary course of business. The amount of any item of Indebtedness shall be the amount of such Indebtedness properly classified as a liability on a balance sheet prepared in accordance with GAAP.

  "Indenture Obligations" means the obligations of the Company and any other obligor under the Indenture or under the Exchange Debentures including any Guarantor, to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with the Indenture, the Exchange Debentures and the performance of all other obligations to the Trustee and the holders under the Indenture and the Exchange Debentures, according to the respective terms thereof.

  "Interest Rate Agreements" means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.


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

  "Initial Exchange Debentures" means Exchange Debentures issued in this
Offering.

  "Investment" means, with respect to any Person, directly or indirectly, any advance, loan (including guarantees), or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued or owned by any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP.

  "Lien" means any mortgage or deed of trust, pledge, lien (statutory or otherwise), security interest, easement, hypothecation, or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired. A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement, other than any lease properly classified as an operating lease under GAAP and intellectual property licensing arrangements.

  "Issue Date" means the date on which shares of Preferred Stock are first issued.

  "Maturity" means, when used with respect to the Exchange Debentures, the date on which the principal of the Exchange Debentures becomes due and payable as therein provided or as provided in the Indenture, whether at Stated Maturity, the Offer Date or the redemption date and whether by declaration of acceleration, Offer in respect of Excess Proceeds, Change of Control Offer in respect of a Change of Control, call for redemption or otherwise.

  "Net Cash Proceeds" means (a) with respect to any Asset Sale by any Person, the proceeds thereof (without duplication in respect of all Asset Sales) in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) net of (i) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale, (iv) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and (v) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officers' certificate delivered to the Trustee and (b) with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock as referred to under "--Certain Covenants--Limitation on Restricted Payments," the proceeds of such issuance or sale in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of attorney's fees, accountant's fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale (or conversion in the case of debt securities or Capital Stock that have been converted) and net of taxes paid or payable as a result thereof.

  "New Exchange Debentures" means New Exchange Debentures issued in exchange for Initial Exchange Debentures pursuant to Registration Rights Agreement.

  "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

  "Pari Passu Indebtedness" means (a) any Indebtedness of the Company that is pari passu in right of payment to the Exchange Debentures and (b) with respect to any Guarantee, Indebtedness which ranks pari passu in right of payment to such Guarantee.

  "Permitted Investment" means (i) Investments in any Wholly Owned Subsidiary or any Person which, as a result of such Investment, (a) becomes a Wholly Owned Subsidiary or (b) is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or any Wholly Owned Subsidiary; (ii) Indebtedness of the Company or a Restricted Subsidiary described under clauses (iv) and (vii) of paragraph
(b) under "--Certain Covenants--Limitation on Indebtedness;" (iii) Investments in any of the Exchange Debentures; (iv) Investments in Cash Equivalents; (v) Investments acquired by the Company or any Restricted Subsidiary in connection with an Asset Sale permitted under "--Certain Covenants--Limitation on Sale of Assets" to the extent such Investments are non-cash proceeds as permitted under such covenant; (vi) Investments in existence on the date of the Indenture; (vii) guarantees of Indebtedness of a Wholly Owned Subsidiary given by the Company or another Wholly Owned Subsidiary and guarantees of Indebtedness of the Company given by any Restricted Subsidiary, in each case, in accordance with the terms of the Indenture; (viii) advances to employees or officers of the Company in the ordinary course of business so long as the aggregate amount of such advances shall not exceed $1 million outstanding at any one time; (ix) any Investment in the Company by any Restricted Subsidiary of the Company; provided, that any such Investment in the form of Indebtedness shall be Subordinated Indebtedness; (x) accounts receivable created or acquired in the ordinary course of business of the Company or any Restricted Subsidiary and Investments arising from transactions by the Company or any Restricted Subsidiary with trade creditors or customers in the ordinary course of business (including any such Investment received pursuant to any plan of reorganization or similar arrangement pursuant to the bankruptcy or insolvency of such trade creditors or customers or otherwise in settlement of a claim);
(xi) loans in the ordinary course of business to employees of the Company or a Restricted Subsidiary to purchase Capital Stock of the Company pursuant to the terms of employee stock benefit plans; (xii) Investments the consideration of which is Capital Stock of the Company; (xiii) stock obligations or securities received in satisfaction of judgments; (xiv) Investments in prepaid expenses, negotiable instruments held for collection, and lease, utility and workers' compensation, performance and other similar deposits; and (xv) any other Investments in an aggregate amount not to exceed $20 million at any one time outstanding. In connection with any assets or property contributed or transferred to any Person as an Investment, such property and assets shall be equal to the Fair Market Value (as determined by the Company's Board of Directors) at the time of such Investment.

  "Permitted Lien" means:

    (a) any Lien existing as of the date of the Indenture;

    (b) any Lien arising by reason of (1) any judgment, decree or order of any court, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (2) taxes not yet delinquent or which are being contested in good faith; (3) security for payment of workers' compensation or other insurance or arising under worker's compensation laws or similar legislation; (4) good faith deposits in connection with bids, tenders, leases, contracts (other than contracts evidencing Indebtedness); (5) zoning restrictions, easements, licenses, reservations, title defects, rights of others for rights of way, utilities, sewers, electric lines, telephone or telegraph lines, and other similar purposes, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of the Company or any Restricted Subsidiary or the value of such property for the purpose of such business; (6) deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds; or (7) operation of law in favor of landlords, carriers, warehousemen, bankers, mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;

    (c) any Lien to secure the performance bids, trade contracts, leases (including, without limitation, statutory and common law landlord's liens), statutory obligations, surety and appeal bonds, letters of credit and other obligations of a like nature and incurred in the ordinary course of business of the Company or any Restricted Subsidiary;

    (d) any Lien securing Indebtedness permitted under that section of the Indenture described in clause (i) of paragraph (b) of "--Limitation on Indebtedness" on the cash proceeds of such Indebtedness or on the property, plant or equipment that is purchased, constructed or improved with the direct or indirect proceeds of such Indebtedness (including any attachments, accessions, additions to, or replacements or proceeds of such property, plant or equipment); provided that the aggregate principal amount of such Indebtedness does not exceed the sum of (i) the cost of purchasing, constructing or improving such property, plant or equipment and (ii) the remaining proceeds of such Indebtedness;

    (e) any Lien arising from judgments, decrees or attachments in circumstances not constituting an Event of Default;

    (f) any Lien securing obligations in connection with Indebtedness permitted under that section of the Indenture described in clauses (ii) or
  (iii) of paragraph (b) of "--Limitation on Indebtedness;"

    (g) any Lien in favor of the Company or any Restricted Subsidiary;

    (h) any Lien securing obligations in connection with Acquired
  Indebtedness; provided that any such Lien does not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries other than the property or assets of the Acquired Person covered thereby or the property assets so acquired;

    (i) any Lien in favor of the Trustee for the benefit of the Holders or the Trustee arising under the provisions in the Indenture;

    (j) any Lien encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any Restricted Subsidiary if and to the extent arising in the ordinary course of business, including rights of offset and set-off;

    (k) any Lien in favor of customs or revenue authorities to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

    (l) leases or subleases granted to third Persons not interfering with the ordinary course of business of the Company or its Restricted Subsidiaries; and

    (m) any Lien securing any extension, renewal, refinancing or replacement, in whole or in part, of any obligation or Indebtedness described in the foregoing clauses (a) through (d) and (f) through (h) so long as no additional collateral is granted as security thereby.

  "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

  "preferred stock" means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person.

  "Public Equity Offering" means an underwritten offering of common stock of the Company with gross proceeds to the Company of at least $25 million pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company).

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

  "Purchase Money Obligation" means any Indebtedness secured by a Lien on assets related to the business of the Company and any additions and accessions thereto, which are purchased at any time after the Issue Date; provided that
(i) the security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively, a "Purchase Money Security Agreement") shall be entered into within 180 days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom,
(ii) at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of additions and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness and (iii) (A) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Purchase Money Security Agreement is entered into exceed 100% of the purchase price to the Company of the assets subject thereto or (B) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom.

  "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Disqualified Stock.

  "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

  "Securities Act" means the Securities Act of 1933, as amended, or any successor statute.

  "Senior Debt" means any Indebtedness permitted to be incurred by the Company under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Exchange Debentures. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (i) any liability for federal, state, local or other taxes owed or owing by the Company, (ii) any Indebtedness of the company to any of its Restricted Subsidiaries or other Affiliates, (iii) any trade payables or (iv) any Indebtedness that is incurred in violation of the Indenture.

  "Stated Maturity" means, when used with respect to any Indebtedness or any installment of interest thereon, the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest, as the case may be, is due and payable.

  "Strategic Investor" means any Person which is (or a controlled Affiliate of any Person which is or a controlled Affiliate of which is) engaged principally in the Telecommunications Business and which has a Total Market Capitalization of at least $1.0 billion.

  "Subordinated Indebtedness" means Indebtedness of the Company or a Guarantor subordinated in right of payment to the Exchange Debentures or the Guarantee of such Guarantor, as the case may be.

  "Subsidiary" means, with respect to any Person, an corporation, association or other business entity (i) of which outstanding Capital Stock having at least the majority of the votes entitled to be cast in the election of directors is owned, directly or indirectly, by such Person and/or any one or more subsidiaries of such Person, or (ii) of which at least a majority of voting interest is owned, directly or indirectly, by such Person and/or one or more subsidiaries of such Person.

  "Telecommunications Business" means, when used in reference to any Person, that such Person is engaged primarily in (i) the business of transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased transmission facilities, (ii) the business of creating, developing or marketing communications related network equipment, software and other devices for use in a Telecommunications Business or (iii) businesses reasonably related or incidental thereto.

  "Total Consolidated Indebtedness" means, as at any date of determination, an amount equal to the aggregate amount of all Indebtedness of the Company and any Restricted Subsidiary, on a Consolidated basis,

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

outstanding as of such date of determination, after giving effect to any Incurrence of Indebtedness and the application of the proceeds therefrom giving rise to such determination.

  "Total Market Capitalization" of any Person means, as of any day of determination, the sum of (a) the consolidated Indebtedness of such Person and any Subsidiaries on such day, plus (b) the product of (i) the aggregate number of outstanding shares of common stock of such Person on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of Common Stock of such Person) and (ii) the average closing price of such common stock over the 10 consecutive Trading Days ending not earlier than 10 Trading Days immediately prior to such date of determination, plus (c) the liquidation value of any outstanding shares of preferred stock of such Person on such day. If no such closing price exists with respect to shares of any such class, the value of such shares for purposes of clause (b) of the preceding sentence shall be determined by the Board in good faith and evidenced by a resolution of the Board filed with the Trustee. Notwithstanding the foregoing, unless the Person's Common Stock is listed on any national securities exchange or on the Nasdaq National Market, the "Total Market Capitalization" of the Person shall mean, as of any day of determination, the enterprise value (without duplication) of the Person and any subsidiaries (including the fair market value of their debt and equity), as determined by an independent banking firm of national standing with experience in such valuations and evidenced by a written opinion in customary form filed with the Trustee; provided that for purposes of any such determination, the enterprise value of the Person shall be calculated as if the Person were a publicly held corporation without a controlling stockholder. For purposes of any such determination, such banking firm's written opinion may state that such fair market value is no less than a specified amount and such opinion may be as of a date no earlier than 90 days prior to the date of such determination.

  "Trading Day" with respect to a securities exchange or automated quotation system means a day on which such exchange or system is open for a full day of trading.

  "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, or any successor statute.

  "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below) and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary if all of the following conditions apply: (a) neither the Company nor any of its Restricted Subsidiaries provides credit support for Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness), (b) such Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness,
(c) any Investment in such Subsidiary made as a result of designating such Subsidiary an Unrestricted Subsidiary shall not violate the provisions of the "--Certain Covenants--Limitation on Unrestricted Subsidiaries" covenant and such Unrestricted Subsidiary is not party to any agreement, contract, arrangement or understanding at such time with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; and (v) such Unrestricted Subsidiary does not own any Capital Stock in any Restricted Subsidiary of the Company which is not simultaneously being designated an Unrestricted Subsidiary. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a board resolution giving effect to such designation and an officers' certificate certifying that such designation complies with the foregoing conditions and shall be deemed a Restricted Payment on the date of designation in an amount equal to the greater of (1) the net book value of such Investment or (2) the fair market value of such Investment as determined in good faith by the Company's Board of Directors. The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately after giving effect to such designation, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the restrictions under "--Certain Covenants-- Limitation on Indebtedness" and (ii) all Indebtedness of such Subsidiary shall be deemed to be incurred on the date such Subsidiary becomes a Restricted Subsidiary.

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

  "Unrestricted Subsidiary Indebtedness" of any Unrestricted Subsidiary means Indebtedness of such Unrestricted Subsidiary (i) as to which neither the Company nor any Restricted Subsidiary is directly or indirectly liable (by virtue of the Company or any such Restricted Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness), except Guaranteed Debt of the Company or any Restricted Subsidiary to any Affiliate, in which case (unless the incurrence of such Guaranteed Debt resulted in a Restricted Payment at the time of incurrence) the Company shall be deemed to have made a Restricted Payment equal to the principal amount of any such Indebtedness to the extent guaranteed at the time such Affiliate is designated an Unrestricted Subsidiary and (ii) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of the Company or any Restricted Subsidiary to declare, a default on such Indebtedness of the Company or any Restricted Subsidiary or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

  "U.S. Government Securities" means securities that are direct obligations of the United States of America, the payment of which its full faith and credit is pledged.

  "Voting Stock" means Capital Stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

  "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which is owned by the Company or another Wholly Owned Subsidiary. For the purposes of this definition, any director qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Restricted Subsidiary.

REGISTRATION RIGHTS

  The Company and the Initial Purchasers entered into the Registration Rights Agreement on the Closing Date. Pursuant to the Registration Rights Agreement, the Company agreed to file with the Commission the Exchange Offer Registration Statement on the appropriate form under the Securities Act with respect to the Series B Preferred, or if the Series A Preferred had been exchanged for Exchange Debentures, the New Exchange Debentures. Upon the effectiveness of the Exchange Offer Registration Statement, the Company will offer to the holders of Transfer Restricted Securities (as defined) pursuant to the Exchange Offer who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for Series B Preferred Stock or New Exchange Debentures, as the case may be. If (i) the Company is not required to file the Exchange Offer Registration Statement or permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or (ii) any holder of Transfer Restricted Securities notifies the Company prior to the 20th day following consummation of the Exchange Offer that (A) it is prohibited by law or Commission policy from participating in the Exchange Offer or (B) that it may not resell the New Preferred Stock or New Exchange Debentures acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or (C) that it is a broker-dealer and owns Preferred Stock or Exchange Debentures acquired directly from the Company or an affiliate of the Company, the Company will file with the Commission a shelf registration statement (the "Shelf Registration Statement") to cover resales of the Preferred Stock or Exchange Debentures by the holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. The Company will use its best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission. For purposes of the foregoing, "Transfer Restricted Securities" means each share of Series A Preferred or Exchange Debenture until (i) the date on which such Series A Preferred or Exchange Debenture has been exchanged by a person other than a broker-dealer for Series B Preferred or Exchange Debentures in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of Series A Preferred or Exchange Debentures for Series B Preferred or New Exchange Debentures, the date on which such Series B Preferred or New Exchange Debentures are sold to a purchaser who receives from such broker-dealer on or prior to the date of

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

such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Series A Preferred or Exchange Debenture has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which Series A Preferred or Exchange Debenture is distributed to the public pursuant to Rule 144 under the Securities Act.

  The Registration Rights Agreement provides that (i) the Company will file an Exchange Offer Registration Statement with the Commission on or prior to 30 days after the Closing Date, (ii) the Company will use its best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 120 days after the Closing Date, (iii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company will commence the Exchange Offer and use its best efforts to issue on or prior to 30 days after the date on which the Exchange Offer Registration Statement was declared effective by the Commission, shares of Series B Preferred or New Exchange Debentures, as the case may be, in exchange for all Series A Preferred or Exchange Debentures tendered prior thereto in the Exchange Offer and (iv) if obligated to file the Shelf Registration Statement, the Company will use its best efforts to file the Shelf Registration Statement with the Commission on or prior to 30 days after such filing obligation arises (and in any event within 150 days after the Closing Date) and to cause the Shelf Registration Statement to be declared effective by the Commission on or prior to 90 days after such obligation arises (and in any event within 240 days after the Closing Date). If (a) the Company fails to file any of the Registration Statements required by the Registration Rights Agreement on or before the date specified for such filing, (b) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Target Effectiveness Date"), or (c) the Company fails to consummate the Exchange Offer within 30 days of the Target Effectiveness Date with respect to the Exchange Offer Registration Statement, or (d) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above a "Registration Default"), the dividend rate of the Preferred Stock or the interest rate borne by the Exchange Debentures, as the case may be, shall be increased by one-half of one percent per annum for the 90-day period following such Registration Default, which rate will further increase by one-half of one percent per annum with respect to each subsequent 90-day period up to a maximum aggregate increase in rate of one and one-half percent (1.50%) per annum until cured ("Liquidated Damages"). Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease and the dividend rate or the interest rate, as the case may be, will revert to the original rate.

  Holders of Series A Preferred or Exchange Debentures will be required to make certain representations to the Company (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Series A Preferred or Exchange Debentures included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above.

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

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

SENIOR NOTES

  As of March 31, 1998, the Company had outstanding an aggregate principal amount of $150,000,000 of 12 3/4% Senior Notes due 2007 (the "Existing Senior Notes"). The Existing Senior Notes mature on December 15, 2007 and interest on the Existing Senior Notes is payable semi-annually in arrears on June 15 and December 15 of each year. The Existing Senior Notes may be redeemed at the Company's option at any time after December 15, 2000 upon payment of the redemption price plus accrued and unpaid interest, if any, to the date of redemption. The Existing Senior Notes are secured, in an amount sufficient to provide payment in full of the scheduled interest payments on such notes through December 15, 2001, by a pledge of United States government securities. In the event of a change of control of the Company, holders of the Existing Senior Notes have the right to require the Company to purchase their Existing Senior Notes, in whole or in part, at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase.

  The covenants set forth in the Existing Senior Notes Indenture are similar, but more restrictive in some instances, to those in the Indenture, including with respect to the covenant described below under the caption "Description of the Exchange Debentures--Certain Covenants--Limitations on Indebtedness." The Existing Senior Notes Indenture contains certain covenants, that, among other things, limit the ability of the Company and its subsidiaries to make certain restricted payments, incur additional indebtedness and issue preferred stock, pay dividends or make other distributions, repurchase equity interest or subordinated indebtedness, engage in sale and leaseback transactions, create certain liens, enter into certain transactions with affiliates, sell assets of the Company or its subsidiaries, conduct certain lines of business, issue or sell equity interests of the Company's subsidiaries or enter into certain mergers and consolidations. In addition, under certain circumstances, the Company is required to offer to purchase Existing Senior Notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase, with the proceeds of certain asset sales.

CAPITAL LEASE OBLIGATIONS

  As of March 31, 1998, the Company had outstanding approximately $15.8 million aggregate principal amount of capital lease obligations arising primarily from five master lease agreements for leases of network equipment used in the Company's data centers. The effective interest rates under these agreements range from 7.0% to 15.4% and expire from December 1998 to March 2003.

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

                         DESCRIPTION OF CAPITAL STOCK

  The following description of the Company's capital stock does not purport to be complete and is subject to and qualified in its entirety by the Company's Amended and Restated Certificate of Incorporation and Bylaws and by the provisions of applicable Delaware law. At March 31, 1998, there were 14,176,633 shares of Common Stock.

  The Amended and Restated Certificate of Incorporation and Bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors and which may have the effect of delaying, deferring, or preventing a future takeover or change in control of the Company unless such takeover or change in control is approved by the Board of Directors.

COMMON STOCK

  The Company has authorized a total of 100,000,000 shares of Common Stock. Holders of Common Stock do not have cumulative voting rights, and, therefore, holders of a majority of the shares voting for the election of directors can elect all of the directors. In such event, the holders of the remaining shares will not be able to elect any directors.

  Holders of the Common Stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors out of funds legally available therefor, subject to the terms of any existing or future agreements between the Company and its debtholders. See "Dividend Policy." The Company has never declared or paid cash dividends on its capital stock, expects to retain future earnings, if any, for use in the operation and expansion of its business, and does not anticipate paying any cash dividends in the foreseeable future. In the event of the liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets legally available for distribution after payment of all debts and other liabilities and subject to the prior rights of any holders of Preferred Stock then outstanding. The Common Stock has no preemptive, redemption or subscription rights.

PREFERRED STOCK

  The Board of Directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, without any further vote or action by the Stockholders. The issuance of preferred stock could adversely affect the voting power of holders of Common Stock and the likelihood that such holders will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control of the Company. The Company has no present plan to issue any shares of preferred stock other than the Preferred Stock. See "Description of the Preferred Stock."

WARRANTS

  As of March 31, 1998, the following warrants were outstanding:

    (i) Warrants to purchase 44,935 shares of Common Stock at an exercise price of $15.00 per share (subject to adjustment for stock splits, stock dividends and the like), which expire on September 1, 1998.

    (ii) Warrants to purchase 5,000 shares of Common Stock exercisable through February 15, 2000, at a nominal exercise price.

    (iii) Warrants to purchase 25,536 shares of Common Stock at an exercise price of $7.40 per share (subject to adjustment for stock splits, stock dividends and the like), which expire on July 20, 1998.

    (iv) Warrants to purchase 117,046 shares of Common Stock at an exercise price of $10.82 per share (subject to adjustment for stock splits, stock dividends and the like), which expire on December 11, 1998.

    (v) Warrants to purchase 130,273 shares of Common Stock at an exercise price of $26.87 per share (subject to adjustment for stock splits, stock dividends and the like), which expire on December 31, 2000.

    (vi) Warrants to purchase 38,482 shares of Common Stock at an exercise price of $19.49 per share (subject to adjustment for stock splits, stock dividends and the like), which expires on June 6, 1999. Warrants to purchase 35,915 shares of Common Stock at an exercise price of $19.49 per share (subject to adjustment for stock splits, stock dividends and the like), which expire on July 31, 1999. Warrant to purchase 156,072 shares of Common Stock at an exercise price of $19.49 per share (subject to adjustment for stock splits, stock dividends and the like), which expires on August 21, 1999. Warrants to purchase 462,324 shares of Common Stock at an exercise price of $19.49 per share (subject to adjustment for stock splits, stock dividends and the like), which expire on October 31, 1999. Warrant to purchase 184,930 shares of Common Stock at an exercise price of $19.49 per share (subject to adjustment for stock splits, stock dividends and the like), which expires on March 5, 2000.

    (vii) Warrants to purchase 63,351 shares of Common Stock at an exercise price per share equal to $6.00, which expire on June 19, 2002.

    (viii) Warrants to purchase 83,333 shares of Common Stock at an exercise price per share equal to $6.00, which expire on June 27, 2002.

    (ix) Warrants to purchase 291,667 shares of Common Stock at an exercise price per share equal to $6.00, which expire on August 6, 2002.

    (x) Warrants to purchase 951,108 shares of Common Stock at an exercise price per share equal to $10.8625, which expire on December 15, 2007.

REGISTRATION RIGHTS

  Common Stockholders. Pursuant to the agreement between the Company and holders of approximately 7,296,253 shares of Common Stock (the "Holders"), the Holders are entitled to certain rights with respect to the registration of such shares under the Securities Act. If the Company proposes to register any of its securities under the Securities Act, either for its own account or for the account of other security Holders exercising registration rights (including any Resale Registrations (as defined) filed on behalf of the holders of the Warrants), such Holders are entitled to notice of such registration and are entitled to include shares of such Common Stock therein. Additionally, Holders of the Registrable Securities are also entitled to certain demand registration rights pursuant to which they may require the Company to file a registration statement under the Securities Act at the Company's expense with respect to their shares of Common Stock, and the Company is required to use its best efforts to effect such registration. All of these registration rights are subject to certain conditions and limitations, among them the right of the underwriters of an offering to limit the number of shares included in such registration. Additionally, a majority of the Holders have agreed not to request registration of their registrable securities until the expiration of certain lock-up restrictions on the Holders in August 1998. Additionally, pursuant to an agreement with CTI, certain employees of CTI who have been granted options to purchase an aggregate of up to 60,000 shares of the Company's Common Stock are entitled to certain piggyback registration rights with respect to such shares. Such rights are subject to the right of the underwriters of an offering to limit the number of shares included in such registration.

  Warrant Holders. The holders of the Warrants and the shares of Common Stock underlying the Warrants (the "Warrant Shares") may require the Company, after the first anniversary of the date of issuance of the Warrants, on three occasions, to prepare and file a registration statement under the Securities Act that provides for the public resale by the holders of Warrants and/or Warrant Shares of all or any portion of their Warrant Shares in an underwritten public offering or otherwise (a "Resale Registration"). All shares of Common Stock included in such Resale Registration shall, under certain circumstances, be subject to pro rata cut-back provisions. Additionally, if, after the first anniversary of the date of issuance of the Warrants, the Company proposes to register any of its Common Stock under the Securities Act for its own account, the holders of the Warrants and the Warrant Shares will be entitled to notice of the registration and will be entitled to include all or any portion of their Warrant Shares therein, subject to pro rata cut-back provisions. The Company is entitled to delay the filing of a shelf registration statement under certain circumstances for up to 90 days.

DELAWARE ANTI-TAKEOVER LAW AND CERTAIN CHARTER PROVISIONS

 Limitation of Director and Officer Liability

  The Company's Certificate of Incorporation and Bylaws contain certain provisions relating to the limitation of liability and indemnification of directors and officers. The Company's Certificate of Incorporation provides that directors of the Company may not be held personally liable to the Company or its stockholders for monetary damages for a breach of fiduciary duty, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law,
(iii) under Section 174 of the Delaware General Corporation Law, relating to prohibited dividends, distributions and repurchases or redemptions of stock, or (iv) for any transaction from which the director derives an improper personal benefit. However, such limitation does not limit the availability of non-monetary relief in any action or proceeding against a director. In addition, the Company's Certificate of Incorporation and Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent authorized by Delaware law.

 Classified Board of Directors

  The Company's Certificate of Incorporation provides that, so long as the Board of Directors consists of more than two directors, the Board of Directors will be divided into three classes of directors serving staggered three-year terms. As a result, one-third of the Company's Board of Directors will be elected each year.

 No Stockholder Action by Written Consent

  The Company's Certificate of Incorporation provides that the stockholders can take action only at a duly called annual or special meeting of Stockholders. Stockholders of the Company are not able to take action by written consent in lieu of a meeting. These provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of the Company.

TRANSFER AGENT AND REGISTRAR

  ChaseMellon Shareholder Services LLC has been appointed as the transfer agent and registrar for the Company's Common Stock. Its telephone number for such purposes is (800) 851-9677.

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

                CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

  The following is a general discussion of the material U.S. Federal income tax considerations applicable to initial holders of the Preferred Stock. This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), regulations of the Treasury Department, administrative rulings and pronouncements of the Internal Revenue Service (the "IRS") and judicial decisions currently in effect, all of which are subject to change or differing interpretations, possibly with retroactive effect. The discussion does not address all aspects of U.S. Federal income taxation that may be relevant to particular investors in light of their personal circumstances (for example, persons subject to the alternative minimum tax), nor does it address U.S. Federal income tax considerations applicable to certain types of investors subject to special treatment under the U.S. Federal income tax laws (for example, insurance companies, tax-exempt organizations, financial institutions or broker-dealers and persons holding Preferred Stock or Exchange Debentures as part of a hedge, conversion, straddle, constructive sale or other risk reduction transaction). The tax consequences of acquiring, holding and disposing of the Preferred Stock is uncertain. The IRS is not precluded from successfully adopting a position different from that described herein. In addition, the discussion does not consider the effect of any foreign, state, local, gift, estate (except with respect to non-U.S. Holders) or other tax laws that may be applicable to a particular investor. Except as provided below under "Non-U.S. Holders," the discussion assumes that investors are U.S. Holders (as defined below) that will hold the Preferred Stock or Exchange Debentures as capital assets within the meaning of Section 1221 of the Code. The discussion also assumes the Preferred Stock constitutes "equity" for U.S. Federal income tax purposes and the Exchange Debentures constitute "indebtedness" for U.S. Federal income tax purposes. EACH POTENTIAL INVESTOR SHOULD CONSULT ITS TAX ADVISOR REGARDING THE PARTICULAR TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF PREFERRED STOCK AND EXCHANGE DEBENTURES, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND FOREIGN TAX LAWS.

EXCHANGE OFFER

  The exchange of Series A Preferred for Series B Preferred pursuant to the Exchange Offer should not constitute a taxable exchange for U.S. Federal income tax purposes. If the Company pays Liquidated Damages such amounts would likely be treated in the same manner as distributions described below under "Distributions with Respect to Preferred Stock in General." Nevertheless, the IRS may assert, among other things, that such payments are not eligible for the dividends-received deduction.

U.S. HOLDERS

  The following discussion is limited to the U.S. Federal income tax consequences relevant to a holder of Preferred Stock or Exchange Debentures that is (i) a citizen or resident (as defined in Section 7701(b)(1) of the Code) of the United States, (ii) a corporation or other entity taxable as a corporation created or organized under the laws of the United States or any State thereof (including the District of Columbia), (iii) an estate or trust described in Section 7701(a)(30) of the Code, or (iv) a person whose worldwide income or gain is otherwise subject to U.S. Federal income taxation on a net income basis (a "U.S. Holder").

 Distributions With Respect to Preferred Stock In General

  Distributions with respect to the Preferred Stock will be treated as dividends (taxable as ordinary income) to the extent of the current and accumulated earnings and profits of the Company. To the extent that the amount of a distribution with respect to the Preferred Stock exceeds the current and accumulated earnings and profits of the Company, it will be treated first as a tax-free return of capital to the extent of the U.S. Holder's basis in the Preferred Stock, and thereafter as capital gain from the sale or exchange of the Preferred Stock. The Company does not currently have any current or accumulated earnings and profits.

  A U.S. Holder that is a corporation otherwise entitled to the dividends-received deduction as provided in Section 243 of the Code will be entitled to that deduction (generally at a 70% rate) with respect to amounts treated as dividends on the Preferred Stock, but will not be entitled to that deduction with respect to amounts treated as a return of capital or capital gain. In addition, the benefit of a dividends-received deduction may be reduced by the corporate alternative minimum tax.

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  In determining entitlement to the dividends-received deduction, corporate
U.S. Holders should also consider the provisions of Sections 246(c), 246A and 1059 of the Code. Section 246(c) of the Code disallows the dividends-received deduction in its entirety if (i) the U.S. Holder does not hold the share of stock for a 46-day minimum holding period during the 90-day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend, or, in certain circumstances, for a 91-day minimum holding period during the 180-day period beginning on the date which is 90 days before the date on which such shares become ex-dividend with respect to such dividend or (ii) the U.S. Holder is under an obligation to make related payments with respect to positions in substantially similar or related property. Code Section 246(c)(4) provides that a U.S. Holder may not count toward the minimum holding period any period in which the U.S. Holder
(i) has, among other things, an option to sell, (ii) is under a contractual obligation to sell, or (iii) has made (and not closed) a short sale of substantially identical stock or securities. Section 246A of the Code contains the "debt-financed portfolio stock" rules, under which the dividends-received deduction could be reduced to the extent that a U.S. Holder incurs indebtedness directly attributable to its investment in the Preferred Stock. Under certain circumstances, where a corporate holder has not held Preferred Stock for more than two years, Section 1059 of the Code (i) reduces the tax basis of stock by a portion of any "extraordinary dividends" that are eligible for the dividends-received deduction and (ii), to the extent that the basis reduction would otherwise reduce the tax basis of the stock below zero, requires immediate recognition of gain, which is treated as gain from the sale or exchange of the stock. In the case of the Preferred Stock, an "extraordinary dividend" is a dividend that (i) equals or exceeds five percent of the U.S. Holder's adjusted tax basis in the stock (taking into account any prior reduction in basis under Section 1059 as a result of any prior dividend), treating all dividends having ex-dividend dates within an 85-day period as one dividend or (ii) exceeds 20 percent of the U.S. Holder's adjusted tax basis in the stock, treating all dividends having ex-dividend dates within a 365-day period as one dividend. An extraordinary dividend would also include any amount treated as a dividend with respect to a redemption that is not pro rata to all stockholders (or meets certain other requirements), without regard to either the relative amount of the dividend or the U.S. Holder's holding period for the Preferred Stock. CORPORATE PREFERRED STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE POSSIBLE APPLICATION OF SECTION 1059 TO THEIR OWNERSHIP AND DISPOSITION OF THE PREFERRED STOCK.

 Preferred Stock Distributions on the Preferred Stock

  If the Company pays a distribution on the Preferred Stock in the form of additional shares of Preferred Stock, such distribution will be taxable for U.S. Federal income tax purposes in the same manner as distributions described above under "Distributions With Respect to Preferred Stock in General." The amount of such distribution should equal the fair market value on the distribution date of the additional shares distributed to a U.S. Holder on that date. A U.S. Holder's tax basis in an additional share of Preferred Stock should equal the fair market value of such share on the distribution date, and such U.S. Holder's holding period for such share will begin on the day following the distribution date. It is possible, however, that the IRS will argue that the amount of the distribution (and thus the holder's basis in the additional shares) will equal the liquidation preference of the additional shares distributed.

 Redemption Premium

  Under Section 305 of the Code and the Treasury Regulations promulgated thereunder, if the redemption price of Preferred Stock exceeds its issue price (i.e., the amount paid by the original purchaser) by more than a de minimis amount, then under certain circumstances, such excess may be treated as a constructive distribution taxable in the same manner as distributions described above under "Distributions With Respect to Preferred Stock in General." A holder of such Preferred Stock is required to treat such excess as a constructive distribution received by the holder over the life of the Preferred Stock under a constant interest (economic yield) method that takes into account the compounding of yield.

  It is anticipated that the mandatory redemption price of the Preferred Stock (other than additional shares of Preferred Stock paid as distributions or Preferred Stock) will not exceed such stock's issue price by more than a de minimis amount.

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

  The issue price of an additional share of Preferred Stock will be the amount treated as a dividend and this will likely be the fair market value of such share on the date of distribution. If the liquidation preference of an additional share of Preferred Stock exceeds the issue price of such share by more than a de minimis amount, then a U.S. Holder thereof would be required to treat such excess as a constructive distribution over the term of the additional share (as described above), which distribution would be treated in the same manner as distributions described above under "Distributions With Respect to Preferred Stock In General." Because additional shares of Preferred Stock may be issued at different times prior to June 1, 2003 (and possibly thereafter), it is possible that a U.S. Holder would own additional shares of Preferred Stock with different issue prices. In such event, if the Company had current or accumulated earnings and profits, a U.S. Holder would be treated as having received constructive dividends on its additional shares in differing amounts depending on the issue price of each additional share, and those shares would not be fungible with each other or with Preferred Stock purchased pursuant to the Offering due to their differing U.S. Federal income tax characteristics. As a result, the Company might not be able to determine the proper amount of income to be accrued for any particular share of Preferred Stock. Moreover, purchasers of Preferred Stock in the secondary market might not be able to determine the proper amount of income to accrue with respect to their Preferred Stock.

 Accrued Dividends on the Preferred Stock

  Any unpaid dividends on the Preferred Stock will accrue and will be payable upon the optional or mandatory redemption of the Preferred Stock. The tax treatment of such accruing dividends ("Accrued Dividends") is not free from doubt. Under current law, it appears likely that Accrued Dividends would not be treated as having been received by U.S. Holders of the Preferred Stock until such Accrued Dividends were actually paid in cash or additional preferred shares (and, would then be taxable for U.S. Federal income tax purposes in the same manner as distributions described above under "Distributions With Respect to Preferred Stock in General"). The legislative history to the 1990 amendments to Section 305(c) of the Code, however, grants the IRS authority to issue regulations (possibly with retroactive effect) that would treat such Accrued Dividends as part of the redemption price of the stock. If Accrued Dividends were included in the redemption price of the Preferred Stock, a U.S. Holder would be required to take such Accrued Dividends into account in determining the amount that constitutes an excessive redemption price for purposes of Section 305(c) of the Code, as described above under "Redemption Premium." The effect of such treatment would be to treat such U.S. Holder as having received such Accrued Dividends as constructive distributions at the time they accrue, rather than at the time they are paid in cash. Until regulations requiring such treatment with respect to Accrued Dividends are issued, however, the Company intends to take the position that Accrued Dividends on Preferred Stock need not be treated as received by a U.S. Holder until such time as such Accrued Dividends are actually paid to such holder in cash or additional shares of Preferred Stock and intends to report to the IRS on that basis.

  PURCHASERS OF PREFERRED STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX TREATMENT OF DIVIDENDS ON THE PREFERRED STOCK.

 Sale, Redemption or other Taxable Disposition

  Upon a sale or other taxable disposition of Preferred Stock (including certain redemptions as described below), a U.S. Holder generally will recognize capital gain or loss for U.S. Federal income tax purposes (except to the extent of cash payments received on the disposition that are attributable to declared dividends, which will be treated in the same manner as distributions described above under "Distributions With Respect to Preferred Stock in General") in an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received upon such sale, redemption or other taxable disposition and (ii) the U.S. Holder's adjusted tax basis in the stock being disposed of. Such gain or loss will be long term capital gain or loss if the holding period of the Preferred Stock exceeds one year, and with respect to individual U.S. Holders, will be subject to a maximum tax rate of 20% if the holding period exceeds 18 months.

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

  A U.S. Holder's initial tax basis in the Preferred Stock (other than additional shares of Preferred Stock distributed on the Preferred Stock) will equal the purchase price of such stock. A U.S. Holder's initial tax basis in an additional share of Preferred Stock distributed on the Preferred Stock will equal the fair market value of such share on the distribution date. Thereafter, the initial tax basis of the Preferred Stock will be (i) increased by the amount (if any) of any constructive distributions the U.S. Holder is treated as having received pursuant to the rules described above under "Redemption Premium," and (ii) decreased by the portion of any distribution (actual or constructive) that is treated as a tax-free recovery of basis as described above under "Distributions With Respect to Preferred Stock In General."

  Under Section 302 of the Code, gain or loss recognized by a U.S. Holder on a redemption of the Preferred Stock (including, as discussed below, a redemption in which the U.S. Holder receives Exchange Debentures) would qualify for the treatment described above, if, taking into account stock that is actually or constructively owned under the constructive ownership rules of Code Section 318 by such U.S. Holder, either (i) the U.S. Holder's interest in the stock of the Company is completely terminated as a result of the redemption; (ii) such U.S. Holder's percentage ownership of the voting stock of the Company immediately after the redemption is less than 80% of such U.S. Holder's percentage ownership immediately before the redemption; or (iii) the redemption is "not essentially equivalent to a dividend" (the "Section 302 Tests"). Under Section 318 of the Code, a person generally will be treated as the owner of stock of the Company owned by certain related parties or certain entities in which the person owns an interest and stock that a U.S. Holder could acquire through exercise of an option. Whether a redemption is not essentially equivalent to a dividend depends on each U.S. Holder's facts and circumstances, but in any event, requires a "meaningful reduction" in such U.S. Holder's interest in the Company. A U.S. Holder of the Preferred Stock who sells some or all of the stock of the Company owned by it may be able to take such sales into account, if necessary, to satisfy one of the foregoing conditions, but such a U.S. Holder should consult its own tax advisor in this regard.

  If none of the above conditions is satisfied, the entire amount of the cash or the fair market value of the Exchange Debentures received on a redemption will be treated as a distribution (without offset by the U.S. Holder's tax basis in the redeemed shares), which will be treated in the same manner as distributions described above under "Distributions With Respect to Preferred Stock in General." Although not free from doubt, in such case, the U.S. Holder's basis in the redeemed Preferred Stock would be transferred to the U.S. Holder's remaining shares of the Company stock (if any) or, if the U.S. Holder does not retain any shares of the Company stock, such basis may be entirely lost. In addition, to the extent that any such distribution constitutes a dividend, it may constitute an extraordinary dividend to which the rules described above under "--Distributions With Respect to Preferred Stock in General" would apply.

  The tax consequences of a redemption, particularly an exchange of Preferred Stock for an Exchange Debenture, are uncertain. PROSPECTIVE PURCHASERS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX TREATMENT OF A REDEMPTION.

 Change of Control--Preferred Stock

  The Company intends to take the position that the Change of Control provisions on the Preferred Stock will have no effect prior to their becoming operative. In addition, the Company intends to take the position that upon any such change (including if the dividend rate on the Preferred Stock is reset following a Change of Control), a U.S. Holder of the Preferred Stock would not have a taxable exchange for U.S. Federal income tax purposes.

 Exchange of Preferred Stock for Exchange Debentures

  An exchange of Preferred Stock for an Exchange Debenture will also be subject to the rules of Section 302 of the Code described above. If none of the Section 302 Tests are met, the fair market value of the Exchange

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Debentures received upon the exchange will be treated in the same manner as distributions described above under "Distributions With Respect to Preferred Stock in General." In such event, the basis of the Exchange Debentures will be equal to their fair market value as of the date of the exchange. If the holder retains any Preferred Stock in the Company, the tax basis in the exchanged Preferred Stock should be transferred to such retained stock. If the holder retains no stock in the Company, it is unclear whether the tax basis in the exchanged Preferred Stock would be transferred to the Exchange Debentures or would be lost. For purposes of determining the recognition of gain under the extraordinary dividend basis reduction rules described above, only the basis of the shares of Preferred Stock exchanged for Exchange Debentures may be taken into account.

  In the event at least one of the Section 302 Tests is satisfied, a U.S. Holder will recognize gain or loss equal to the fair market value of Exchange Debentures received (except to the extent the Debentures are considered attributable to accrued dividends not previously included in income) less the U.S. Holder's tax basis in the Preferred Stock exchange therefor. Such gain or loss would be long-term capital gain or loss if the holding period exceeds one year, and will be taxable at a maximum rate of 20% if the holding period exceeds 18 months. It is possible that the IRS may contend that the holding period of Preferred Stock does not begin so long as the Company's redemption right is outstanding. The installment method will not be available for reporting such gain in the event that the Preferred Stock or the Debentures are traded or readily tradable on an established securities market.

 Original Issue Discount and Premium on Debentures

  The Exchange Debentures will be issued with original issue discount, and each U.S. Holder will be required to include in its gross income original issue discount as described below. The amount of original issue discount on an Exchange Debenture will equal the excess of the stated redemption price at maturity of such Exchange Debenture over the issue price. The stated redemption price at maturity of an Exchange Debenture will equal the total of all payments required to be made thereon, including payments of stated interest.

  Determination of the issue price of an Exchange Debenture depends upon whether the Preferred Stock or Exchange Debenture exchanged therefor is or will be traded on an established securities market, for purposes of the Treasury Regulations under Section 1273 of the Code, at any time during the 60-day period ending 30 days after the date of the exchange ("Traded").

  If the exchange of Preferred Stock for an Exchange Debenture satisfies at least one of the Section 302 Tests, (i) in the event the Exchange Debenture is Traded, the issue price of the Exchange Debenture will be its fair market value as determined as of the date of the exchange, (ii) in the event the Exchange Debenture is not Traded, but the Preferred Stock is so Traded, the issue price of the Exchange Debenture will be the fair market value of the Preferred Stock exchanged therefor as of the date of the exchange, and (iii) in the event that neither the Preferred Stock nor the Exchange Debentures are Traded, the issue price of the Exchange Debenture will be its initial stated principal amount, assuming that the Exchange Debenture bears "adequate stated interest" within the meaning of Section 1274 of the Code, and if the Exchange Debenture does not bear adequate stated interest, the issue price will be equal to its "imputed principal amount" as determined under Section 1274 of the Code.

  If the exchange of Preferred Stock for an Exchange Debenture does not satisfy the Section 302 Tests, (i) in the event the Exchange Debenture is Traded, the issue price of the Exchange Debenture will be its fair market value as determined as of the date of the exchange, and (ii) in the event the Exchange Debenture is not so Traded, the issue price will be its stated principal amount.

  Additional Exchange Debentures distributed to holders of Exchange Debentures should be aggregated with the Exchange Debentures, and should not be considered to be a payment on the Exchange Debentures. Such additional Exchange Debentures should be considered to be fungible with the Exchange Debentures, and thus, among other things, should have the same issue price, stated redemption price at maturity and yield to maturity as the Expense Debentures.


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

  For U.S. federal income tax purposes, a U.S. Holder of an Exchange Debenture will generally be required to include in gross income (irrespective of the holder's method of accounting) a portion of the original issue discount as it accrues, even though the cash to which such income is attributable would not be received until maturity or redemption of the Exchange Debenture. The amount of any original issue discount included in income for each year will be calculated under a constant yield to maturity formula that will result in the allocation of less original issue discount to the early years of the term of the Exchange Debenture and more original issue discount to later years. Original issue discount required to be included in income with respect to an Exchange Debenture may be reduced or eliminated to the extent the holder has amortizable bond premium or acquisition premium on such Exchange Debenture, as discussed below.

  If Preferred Stock is exchanged for an Exchange Debenture whose basis exceeds the amount payable at maturity (or earlier call date, if appropriate), such excess will be allowed as an offset or deduction (as described below) to the holder, as amortizable bond premium over the term of the Exchange Debenture (taking into account earlier call dates, as appropriate), under a yield to maturity formula, if an election by the taxpayer under Section 171 of the Code is in effect or is made. An election under Section 171 will apply to all obligations owned or subsequently acquired by the taxpayer during or after the taxable year in which the election is made. Amortizable bond premium will be treated as an offset to stated interest on an Exchange Debenture to the extent thereof and any excess will be allowable as a deduction subject to the following limitation. The amount of any amortized bond premium deduction will be limited to the excess of the holder's interest income inclusions on the Exchange Debenture in prior accrual periods over bond premium deductions allowed the holder in such prior periods, and any amount in excess of such limitation will be carried forward as additional bond premium in the next accrual period.

  If Preferred Stock is exchanged for an Exchange Debenture, the basis of which exceeds the issue price of the Exchange Debenture but not the stated redemption price at maturity of such Exchange Debenture, the U.S. Holder of such Exchange Debenture will be considered to have "acquisition premium" with respect to the Exchange Debenture, which may reduce the amount of original issue discount, if any, that the U.S. Holder is required to include in income.

  PROSPECTIVE PURCHASERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE TREATMENT OF DISTRIBUTIONS, AND THE ACCRUAL OF ORIGINAL ISSUE DISCOUNT, ON EXCHANGE DEBENTURES.

  There are several circumstances under which the Company could make a payment on an Exchange Debenture, which would affect the yield to maturity of an Exchange Debenture, including (as described in "Description of the Exchange Debentures") the payment of Liquidated Damages. According to Treasury Regulations, the possibility of a change in the yield will not be treated as affecting the amount of original issue discount required to be realized by a holder, or the timing of such recognition, if the likelihood of the change, as of the date the debt obligations are issued, is remote. The Company will likely report on the basis that the likelihood of any change in the yield on the Exchange Debentures is remote.

 Redemption or Sale of Exchange Debentures

  Generally, a redemption or sale of an Exchange Debenture will result in taxable gain or loss equal to the difference between the amount of cash and fair market value of other property received and the holder's tax basis in the Exchange Debenture. To the extent that the amount received is attributable to accrued interest, however, that amount will be taxed as ordinary income. The tax basis of an Exchange Debenture will generally be equal to its basis at the time of the Exchange plus any original issue discount included in the holder's income less any payments on the Exchange Debenture and any premium previously allowed as an offset to interest income on the Exchange Debenture. Gain or loss on the sale of redemption of an Exchange Debenture will be capital gain or loss and will be long-term gain or loss if the holding period exceeds one year.

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

  If the Exchange Debentures are issued with original issue discount and the Company were found to have had an intention at the time the Exchange Debentures were issued to call them before maturity, any gain realized on a sale, exchange or redemption of Exchange Debentures prior to maturity would be considered ordinary income to the extent of any unamortized original issue discount for the period remaining to the stated maturity of the Exchange Debentures. The Company cannot predict whether it would have an intention, when and if the Exchange Debentures are issued, to call the Exchange Debentures before their maturity.

 Change of Control--Exchange Debentures

  The Company intends to take the position that the Change of Control provisions on the Preferred Stock will have no effect prior to their becoming operative. In the event of a Change of Control and a reset of the interest rate on the Exchange Debentures, then solely for purposes of the accrual of original issue discount, the yield and maturity of the Exchange Debentures will be redetermined by treating the Exchange Debentures as retired and reissued for an amount equal to its adjusted issue price.

 Deemed Exchange Upon a Defeasance

  In the event of a defeasance of the Exchange Debentures by the Company, for U.S. Federal income tax purposes, the Exchange Debentures may be deemed to be exchanged for new debentures. Assuming such deemed exchange constitutes a recapitalization, (i) a U.S. Holder of an Exchange Debenture will recognize gain but not loss on the deemed exchange, (ii) a U.S. Holder will receive a tax basis in the new debenture equal to the U.S. Holder's adjusted tax basis in the Exchange Debenture deemed exchanged therefor, plus any gain recognized by the U.S. Holder in the exchange, and (iii) the U.S. Holder's holding period for the new debenture will include the period in which the U.S. Holder held the Exchange Debenture. The deemed exchange will not constitute a recapitalization if the Exchange Debenture does not constitute a "security" within the meaning of the provisions of the Code governing reorganizations. If the deemed exchange does not constitute a recapitalization, a U.S. Holder generally will recognize gain or loss on the exchange equal to the difference between the fair market value of the Exchange Debenture at the time of the exchange, and the U.S. Holder's adjusted tax basis in the Exchange Debenture. In addition, in the event of a deemed exchange, the Company will redetermine the amount of original issue discount accruing on the debentures. PROSPECTIVE PURCHASERS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX TREATMENT TO THEM OF A DEFEASANCE.

NON-U.S. HOLDERS

  For purposes of this discussion, a "Non-U.S. Holder" is any holder of Preferred Stock that is not a U.S. Holder.

 Dividends

  Dividends paid in either cash or additional shares of Preferred Stock to a Non-U.S. Holder of Preferred Stock generally will be subject to withholding of U.S. Federal income tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty) unless the dividend (i) is effectively connected with the conduct of a trade or business of the Non-U.S. Holder within the United States or (ii) if a tax treaty applies, is attributable to a United States permanent establishment of the Non-U.S. Holder, in which case the dividend will be taxed at ordinary U.S. Federal income tax rates. If the Non-U.S. Holder is a corporation, such effectively connected income may also be subject to an additional "branch profits tax." Although under current law a Non-U.S. Holder receiving dividends at an address in a foreign country is presumed to be a resident of that country, under the Final Regulations (defined below) this presumption is eliminated. Thus, for dividends paid after December 31, 1999, a Non-U.S. Holder will be required to satisfy certain certification requirements in order to claim treaty benefits or otherwise claim a reduction of, or exemption from, the withholding obligation pursuant to the above described rules. See "--Backup Withholding and Information Reporting Requirements."

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

  For purposes of the foregoing discussion, dividends will also include amounts received on the redemption of Preferred Stock (including an exchange of Preferred Stock for Exchange Debentures) that are characterized as distributions under the rules described above. See "--U.S. Holders--Sale, Redemption or other Taxable Disposition," and "--U.S. Holders--Exchange of Preferred Stock for Debentures." Thus any amounts so characterized would be subject to withholding tax under the rules described above.

 Interest and Original Issue Discount

  Payments of interest and original issue discount on an Exchange Debenture received by a Non-U.S. Holder will not be subject to United States federal withholding tax, under the "portfolio interest exemption," provided that (a) the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (b) the holder is not a controlled foreign corporation that is related to the Company through stock ownership, and (c) for payments on or prior to December 31, 1999, either (1) the beneficial owner of the Debenture, under penalties of perjury, provides the Company or its agent with its name and address and certifies that it is not a United States person or (2) a securities clearing organization, bank or other financial institution that holds customer's securities in the ordinary course of its trade or business (a "Financial Institution") certifies to the Company or its agent, under penalties of perjury, that such a statement has been received from the beneficial owner by it or another financial institution and furnishes to the Company or its agent a copy thereof. For payments made after December 31, 1999, different certification rules will apply. See "--Backup Withholding and Information Reporting Requirements."

 Sale or Other Disposition of Preferred Stock or Exchange Debentures

  A Non-U.S. Holder generally will not be subject to U.S. Federal income or withholding tax in respect of any gain recognized on the sale or other taxable disposition of a share of Preferred Stock (including upon the exchange of Preferred Stock for an Exchange Debenture, but only if such exchange satisfies one of the Section 302 tests described above) or an Exchange Debenture unless
(a) the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States; (b) in the case of a Non-U.S. Holder who is an individual and holds the Preferred Stock or Exchange Debenture as a capital asset, the holder is present in the United States for 183 or more days in the taxable year of the disposition and either (i) the individual has a "tax home" for U.S. Federal income tax purposes in the United States or (ii) the gain is attributable to an office or other fixed place of business maintained by the individual in the United States; (c) the Non-U.S. Holder is subject to tax pursuant to the provisions of U.S. Federal income tax law applicable to certain United States expatriates; or (d) with respect to the sale or disposition of Preferred Stock the Company is or has been during certain periods preceding the disposition a "U.S. real property holding corporation" for U.S. Federal income tax purposes (which the Company does not believe it is or is likely to become).

 Federal Estate Taxes

  Preferred Stock owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. Federal estate tax purposes) of the United States at the time of death will be included in such individual's gross estate for U.S. Federal estate tax purposes, unless an applicable estate tax treaty provides otherwise. An Exchange Debenture will not be included in an individual's gross estate provided the portfolio interest exemption applies with respect to interest on such Exchange Debenture.

BACKUP WITHHOLDING AND INFORMATION REPORTING REQUIREMENTS

  On October 6, 1997, the IRS issued final regulations relating to withholding, information reporting and backup withholding that unify current certification procedures and forms and clarify reliance standards (the "Final Regulations"). The Final Regulations generally will be effective with respect to payments made after December 31, 1999. Except as provided below, this section describes rules applicable to payments made on or before December 31, 1999.

  Information reporting and backup withholding may apply to certain noncorporate U.S. Holders with respect to payments of dividends on the Preferred Stock and interest including original issue discount on Exchange Debentures by the Company. Such payments will be subject to backup withholding at a rate of 31% unless the beneficial owner of the Preferred Stock or Exchange Debentures supplies the payor or its agent with a taxpayer identification number, certified under penalties of perjury, and certain other information, or otherwise establishes, in the manner prescribed by law, an exemption from backup withholding. Backup withholding generally will not apply to dividends paid on the Preferred Stock to a Non-U.S. Holder at an address outside the United States. The Company will be required to report annually to the IRS and to each Non-U.S. Holder the amount of dividends paid to and the amount of original issue discount accruing to, and the tax withheld with respect to, such holder, regardless of whether any tax was actually withheld. This information may also be made available to the tax authorities in the Non-U.S. Holder's country of residence.

  In addition, if a U.S. Holder sells Preferred Stock or Exchange Debentures to (or through) a "broker," the broker may be required to withhold 31% of the entire sales price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides, in the required manner, certain identifying information. Such a sale must also be reported by the broker to the IRS, unless the broker determines that the seller is an exempt recipient. The term "broker" includes all persons who, in the ordinary course of their business, stand ready to effect sales made by others.

  In the case of a Non-U.S. Holder that sells Preferred Stock to or through a United States office of a broker, the broker must withhold at a rate of 31% and report the sale to the IRS, unless the holder certifies its Non-U.S. status under penalties of perjury or otherwise establishes an exemption. In the case of a Non-U.S. Holder that sells Preferred Stock or an Exchange Debenture to or through the foreign office of a United States broker, or a foreign broker with certain types of relationships to the United States, the broker must report the sale to the IRS (but not withhold) unless the broker has documentary evidence in its files that the seller is a Non-U.S. Holder and/or certain other conditions are met, or the holder otherwise establishes an exemption.

  Any amount withheld under the backup withholding rules from a payment to a holder is allowable as a credit against the holder's U.S. Federal income tax, which may entitle the holder to a refund, provided that the holder furnishes the required information to the IRS. In addition, certain penalties may be imposed by the IRS on a holder who is required to supply information but does not do so in the proper manner.

  Prospective purchasers of the Preferred Stock are urged to consult their own tax advisors as to the effect, if any, of the Final Regulations on their purchase, ownership and disposition of the Preferred Stock and Exchange Debentures.

  THE FOREGOING SUMMARY IS INCLUDED HEREIN FOR GENERAL INFORMATION ONLY. ACCORDINGLY, EACH PURCHASER OF THE PREFERRED STOCK SHOULD CONSULT WITH ITS OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO SUCH PURCHASER OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PREFERRED STOCK AND EXCHANGE DEBENTURES, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND EXCHANGE DEBENTURES OTHER TAX LAWS.

                             PLAN OF DISTRIBUTION

  This Prospectus, as it may be amended or supplemented from time to time, may be used by Participating Broker-Dealers in connection with resales of Series B Preferred received in exchange for Series A Preferred where such Series A Preferred were acquired as a result of market-making activities or other trading activities. Each Participating Broker-Dealer that receives Series B Preferred for its own account pursuant to the Exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Series B Preferred. The Company has agreed that under certain circumstances, the Company shall use its best efforts to keep the Exchange Offer Registration Statement continuously effective supplemented and amended to the extent necessary to ensure that it is available for sales of Series B Preferred by Participating Broker-Dealers, and to ensure that the Exchange Offer Registration Statement conforms with the requirements of the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period expiring approximately 180 days from the date on which the Exchange Offer Registration Statement is declared effective.

  The Company will not receive any proceeds from any sale of Series B Preferred by broker-dealers. Series B Preferred received by broker-dealers for their own account pursuant to the Exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Series B Preferred or a combination of such methods or resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Series B Preferred. Any Participating Broker-dealer that acquired Existing notes as a result of market making activities or other trading activities and who resells Series B Preferred that were received by it pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Series B Preferred may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Series B Preferred and any commission or concession received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                 LEGAL MATTERS

  Certain legal matters relating to the issuance of the Series B Preferred will be passed upon for the Company by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California.

                                    EXPERTS

  The consolidated financial statements of the Company as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

  The financial statements of InterNex Information Services, Inc. as of June 30, 1997 and for the year then ended, included in this Prospectus and Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, dated January 26, 1998, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

                               GLOSSARY OF TERMS

56 Kbps......................  Equivalent to a single high-speed telephone service line; capable of transmitting one voice call or 56 Kbps of data. Currently in widespread use by medium and large businesses primarily for entry level high-speed data and very low-speed video applications.

ATM..........................  Asynchronous Transfer Mode. A low latency, fixed delay information transfer standard for routing traffic. The ATM format can be used by many different information systems, including LANs, to deliver traffic at varying rates, permitting a mix of data, voice and video.

Backbone.....................  A centralized high-speed network that interconnects smaller, independent networks.

Bandwidth....................  The number of bits of information that can move through a communications medium in given amount of time; the capacity of a telecommunications circuit/network to carry voice, data and video information. Typically measured in Kbps and Mbps. Bandwidth from public networks is typically available to business and residential end-users in increments from 56 Kbps to T-3.

CIR..........................  Committed Information Rate. The rate, usually expressed as a particular quantitative amount of Kbps of Mbps of bandwidth, at which data is guaranteed to be transmitted through a dedicated lease line network connection.

E-mail.......................  An application that allows a user to send or receive text messages to or from any other user with an Internet address, commonly termed an E-mail address.

Firewall.....................  A system placed between networks that filters data passing through it and removes
                               unauthorized traffic, thereby enhancing the security of the network.

Frame relay..................  A variable delay information transfer standard for relaying traffic. Frame relay can be an economical means to backhaul traffic to an ATM network.

FTP..........................  File Transfer Protocol. A protocol that allows file transfer between a host and a remote computer.

Internet.....................  A global collection of interconnected computer networks which use TCP/IP, a common
                               communications protocol.

ISDN.........................  Integrated Services Digital Network. An
                               information transfer standard for transmitting digital voice and data over telephone lines at speeds up to 128 Kbps.

Kbps.........................  Kilobits per second. A transmission rate. One kilobit equals 1,024 bits of information.

LAN..........................  Local Area Network. A data communications network designed to interconnect personal computers, workstations, minicomputers, file servers and other communications and computing devices within a localized environment.

Latency......................  The time that elapses between the moment when a command is sent to the time that a response is received. On a network, latency is due to delays in routers or switches, congestion delays on a crowded backbone, and the time required for electrons to travel a great distance between nodes on a network.

Leased line..................  Telecommunications line dedicated to a particular customer along a predetermined route.

LEC..........................  Local Exchange Carrier. A telecommunications company that provides telecommunications services in a geographic area in which calls generally are transmitted without toll charges.

Mbps.........................  Megabits per second.

Modem........................  A device for transmitting digital information over an analog telephone line.

NAP..........................  Network Access Point. A location at which ISPs exchange each other's traffic.

Online services..............  Commercial information services that offer a computer user access to a specified slate of information, entertainment and communications menus on what appears to be a single system.

Peering......................  The commercial practice under which nationwide
                               ISPs exchange each other's traffic without the payment of settlement charges.

POPs.........................  Points-of-presence. Geographic areas within which the Company provides local access. For purposes of this Memorandum, POPs include both physical points of presence as well as VLA.

Router.......................  A system placed between networks that relays data to those networks based upon a destination address contained in the data packets being routed.

Server.......................  Software that allows a computer to offer a service to another computer. Other computers contact the server program by means of matching client software. In addition, such term means the computer on which server software runs.

SuperPOP.....................  A SuperPOP is a Concentric POP that is directly connected to the Concentric ATM backbone.
                               SuperPOPs typically support dial access from the region surrounding the SuperPOP (typically within 200 miles of the SuperPOP) using the services of a CLEC. SuperPOPs also support dedicated access connections to customer locations using Local Exchange Carrier and/or Competitive Access Provider facilities to connect the customer to the Concentric SuperPOP.

TCP/IP.......................  Transmission Control Protocol/Internet
                               Protocol. A suite of network protocols that allow computers with different architectures and operating system software to communicate with other computers on the Internet.

T-1..........................  A data communications circuit capable of transmitting data at 1.5 Mbps.

T-3 or DS3...................  A data communications circuit capable of transmitting data at 45 Mbps.

UNIX.........................  A computer operating system frequently found on workstations and PCs and noted for its
                               portability and communications functionality.

VLA..........................  Virtual local access call numbers which allow a subscriber in a location outside the calling area of a physical POP to place a local call to a phone number without incurring long distance or message unit charges.

VPN..........................  Virtual Private Network. A network capable of providing the tailored services of a private network (i.e., low latency, high throughput, security and customization) while maintaining the benefits of a public network (i.e., ubiquity and economies of scale).

World Wide Web or Web........  A system that supports easy access to documents that have been linked across the Internet. The documents contain links to each other, hence the term "Web." Users do not have to know the locations of particular documents and work through a user friendly interface.

Webserver....................  A server connected to the Internet from which
                               Internet users can obtain information.

                         CONCENTRIC NETWORK CORPORATION

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                          PAGE
                                                                          ----
Concentric Network Corporation:
Report of Ernst & Young LLP, Independent Auditors........................  F-2
Consolidated Balance Sheets..............................................  F-3
Consolidated Statements of Operations....................................  F-4
Consolidated Statements of Common Stock Subject to Rescission and
 Stockholders' Equity (Deficit)..........................................  F-5
Consolidated Statements of Cash Flows....................................  F-7
Notes to Consolidated Financial Statements...............................  F-9
InterNex Information Services, Inc.:
Report of Arthur Andersen LLP, Independent Public Accountants............ F-25
Balance Sheets........................................................... F-26
Statements of Operations................................................. F-27
Statements of Shareholder's Equity....................................... F-28
Statements of Cash Flows................................................. F-29
Notes to Financial Statements............................................ F-30
Selected Unaudited Pro Forma Condensed Combined Financial Information:
Introduction............................................................. F-35
Statement of Operations.................................................. F-36
Notes to Selected Unaudited Pro Forma Condensed Combined Financial
 Information............................................................. F-37

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors Concentric Network Corporation.

  We have audited the accompanying balance sheets of Concentric Network Corporation as of December 31, 1996 and 1997, and the related statements of operations, common stock subject to rescission and stockholders' equity (deficit), and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Concentric Network Corporation at December 31, 1996 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

San Jose, California
January 27, 1998, except for Note
12 as to which the date is March
31, 1998

                         CONCENTRIC NETWORK CORPORATION

                          CONSOLIDATED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                              DECEMBER 31,         MARCH 31,
                                           -------------------  ---------------
                                             1996      1997        1998
                                           --------  ---------  -----------
                                                                (UNAUDITED)
                  ASSETS
Current assets:
 Cash and cash equivalents................ $ 17,657  $ 119,959   $  63,707
 Current portion of restricted cash.......      --      19,125      19,125
 Accounts receivable, net of allowances of
  $56 in 1996, $80 in 1997 and $369 at
  March 31, 1998 (unaudited)..............    1,849      4,549       6,542
 Goodwill and other intangible assets.....      --         --        3,240
 Prepaid expenses and other current
  assets..................................    1,722      5,139       5,185
                                           --------  ---------   ---------
  Total current assets....................   21,228    148,772      97,799
Property and equipment:
 Computer and telecommunications
  equipment...............................   55,091     71,942      75,451
 Software.................................      583      1,519       2,120
 Furniture and fixtures and leasehold
  improvements............................    2,130      2,984       4,257
                                           --------  ---------   ---------
                                             57,804     76,445      81,828
 Accumulated depreciation and
  amortization............................    9,877     22,735      27,912
                                           --------  ---------   ---------
                                             47,927     53,710      53,916
Restricted cash, net of current portion...      --      33,400      34,148
Goodwill and other intangible assets, net
 of current portion.......................      --         --        8,796
Other assets..............................    1,567      8,607       8,211
                                           --------  ---------   ---------
    Total assets.......................... $ 70,722  $ 244,489   $ 202,870
                                           ========  =========   =========
   LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable......................... $ 16,723  $  10,144   $  16,141
 Accrued compensation and other employee
  benefits................................      714      1,577       1,219
 Other current liabilities................    2,163      4,917       9,916
 Current portion of capital lease
  obligations, including $10,180 in 1996,
  $13,600 in 1997 and $4,696 at March 31,
  1998 (unaudited) to a related party.....   11,258     15,326       6,911
 Deferred revenue.........................    1,238      1,435       1,970
                                           --------  ---------   ---------
  Total current liabilities...............   32,096     33,399      36,157
Capital lease obligations, including
 $29,167 in 1996 and $32,373 in 1997 and
 $7,299 at March 31, 1998 (unaudited) to a
 related party, net of
 current portion..........................   30,551     33,595       8,879
Notes payable.............................      --     145,577     145,688
Commitments and contingencies
Class A common stock subject to
 rescission, $0.001 par value:
 Issued and outstanding shares--455 in
  1996 and none in 1997...................    5,150        --          --
Stockholders' equity:
 Preferred stock, $0.001 par value;
  issuable in series:
  Authorized shares--7,333 in 1996 and
   10,000 in 1997
  Issued and outstanding shares--4,901 in
   1996 and none in 1997..................   95,215        --          --
 Common stock, $0.001 par value; issuable
  in classes:
  Authorized shares--13,343 in 1996 and
   100,000 in 1997
  Issued and outstanding shares--1,393 in
   1996, 14,139 in 1997 and 14,177 at
   March 31, 1998 (unaudited).............    1,850    182,721     183,083
Accumulated deficit.......................  (93,952)  (149,534)   (169,761)
Deferred compensation.....................     (188)    (1,269)     (1,176)
                                           --------  ---------   ---------
  Total stockholders' equity..............    2,925     31,918      12,146
                                           --------  ---------   ---------
    Total liabilities and stockholders'
     equity............................... $ 70,722  $ 244,489   $ 202,870
                                           ========  =========   =========

                            See accompanying notes.

                         CONCENTRIC NETWORK CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                          THREE MONTHS ENDED
                             YEARS ENDED DECEMBER 31,          MARCH 31,
                            ----------------------------  --------------------
                              1995      1996      1997      1997       1998
                            --------  --------  --------  ---------  ---------
                                                              (UNAUDITED)
Revenue...................  $  2,483  $ 15,648  $ 45,457  $   9,154  $  16,484
Costs and expenses:
  Cost of revenue.........    16,168    47,945    61,439     15,744     17,724
  Network equipment write-
   off....................       --      8,321       --         --         --
  Development.............       837     2,449     4,850      1,025      1,507
  Marketing and sales,
   including $920, $2,448
   and $2,600 to a related
   party for the years
   ended December 31,
   1995, 1996 and 1997,
   respectively...........     3,899    16,609    24,622      4,936      8,494
  General and
   administrative.........     2,866     3,445     4,790      1,060      1,852
  Amortization of goodwill
   and other intangible
   assets.................       --        --        --         --         506
  Write-off of in-process
   technology.............       --        --        --         --       5,200
                            --------  --------  --------  ---------  ---------
    Total costs and
     expenses.............    23,770    78,769    95,701     22,765     35,283
                            --------  --------  --------  ---------  ---------
Loss from operations......   (21,287)  (63,121)  (50,244)   (13,611)   (18,799)
Other income..............       --        --      1,233        --         --
Interest income...........       137       614     1,217        128      2,023
Interest expense,
 including $797, $3,065
 and $6,197 to related
 parties for the years
 ended December 31, 1995,
 1996 and 1997,
 respectively.............      (858)   (3,874)   (7,788)    (1,198)    (6,493)
                            --------  --------  --------  ---------  ---------
Loss before extraordinary
 item.....................   (22,008)  (66,381)  (55,582)   (14,681)   (23,269)
Extraordinary gain on
 early retirement of
 debt.....................       --        --        --         --       3,042
                            --------  --------  --------  ---------  ---------
Net loss..................  $(22,008) $(66,381) $(55,582) $ (14,681) $ (20,227)
                            ========  ========  ========  =========  =========
Loss per share (historical
 1998 and 1995, pro-forma
 1997 and 1996)
  Loss before
   extraordinary item.....  $ (16.53) $ (13.46) $  (5.63) $   (2.17) $   (1.64)
  Extraordinary gain......       --        --        --         --        0.21
                            --------  --------  --------  ---------  ---------
  Net loss................  $ (16.53) $ (13.46) $  (5.63) $   (2.17) $   (1.43)
                            ========  ========  ========  =========  =========
Shares used in computing
 net loss per share
 (historical 1998 and
 1995, pro-forma 1997 and
 1996)....................     1,331     4,937     9,872      6,767     14,157
                            ========  ========  ========  =========  =========


                            See accompanying notes.

                         CONCENTRIC NETWORK CORPORATION

       CONSOLIDATED STATEMENTS OF COMMON STOCK SUBJECT TO RESCISSION AND
                         STOCKHOLDERS' EQUITY (DEFICIT)
                                 (IN THOUSANDS)

                         COMMON STOCK        STOCKHOLDERS' EQUITY (DEFICIT)
                          SUBJECT TO   ------------------------------------------                TOTAL
                          RESCISSION   PREFERRED STOCK   COMMON STOCK    ACCUMU-   DEFERRED  STOCKHOLDERS'
                         ------------- ---------------- ---------------   LATED    COMPEN-      EQUITY
                         SHARES AMOUNT SHARES   AMOUNT  SHARES  AMOUNT   DEFICIT    SATION     (DEFICIT)
                         ------ ------ ------- -------- ------ -------- ---------  --------  -------------
Balance at December 31,
 1994...................  248   $2,812    --   $    --  1,317  $  1,361 $  (5,563) $   --      $ (4,202)
 Issuance of Series A
  preferred stock and
  common stock (net of
  issuance costs).......  --       --     906    10,147    62       117       --       --        10,264
 Issuance of Series C
  preferred stock (net
  of issuance costs)....  --       --     805    20,691   --        --        --       --        20,691
 Conversion of note to
  Series B preferred
  stock.................  --       --     367     4,035   --        --        --       --         4,035
 Warrants issued to
  purchase Series B
  preferred stock.......  --       --     --        822   --        --        --       --           822
 Issuance of Class A
  common stock..........   23      690    --        --    --          1       --       --             1
 Issuance of Class A
  common stock for
  services..............  --       --     --        --      2        19       --       --            19
 Conversion of officer's
  note payable for Class
  B common stock........  --       --     --        --      7        80       --       --            80
 Warrants issued to
  purchase Class A
  common stock..........  --       --     --        --    --         61       --       --            61
 Conversion of
  debentures to Class A
  common stock..........  174    1,578    --        --    --        --        --       --           --
 Net loss...............  --       --     --        --    --        --    (22,008)     --       (22,008)
                          ---   ------ ------  -------- -----  -------- ---------  -------     --------
Balance at December 31,
 1995...................  445    5,080  2,078    35,695 1,388     1,639   (27,571)     --         9,763
 Issuance of Class A
  common stock..........  --       --     --        --    --          1       --       --             1
 Conversion of
  debentures to Class A
  common stock..........   10       70    --        --    --        --        --       --           --
 Exercise of options....  --       --     --        --      5        22       --       --            22
 Conversion of note to
  Series C preferred
  stock (net of issuance
  costs)................  --       --     123     2,960   --        --        --       --         2,960
 Issuance of Series D
  preferred stock (net
  of issuance costs)....  --       --   2,451    48,533   --        --        --       --        48,533
 Conversion of note to
  Series D preferred
  stock.................  --       --     249     5,072   --        --        --       --         5,072
 Warrants issued to
  purchase Series D
  preferred stock.......  --       --     --      2,955   --        --        --       --         2,955
 Deferred compensation
  resulting from grant
  of options............  --       --     --        --    --        188       --      (188)         --
 Net loss...............  --       --     --        --    --        --    (66,381)     --       (66,381)
                          ---   ------ ------  -------- -----  -------- ---------  -------     --------
Balance at December 31,
 1996...................  455   $5,150  4,901   $95,215 1,393  $  1,850 $ (93,952) $  (188)    $  2,925

                            See accompanying notes.

                         CONCENTRIC NETWORK CORPORATION

       CONSOLIDATED STATEMENTS OF COMMON STOCK SUBJECT TO RESCISSION AND
                  STOCKHOLDERS' EQUITY (DEFICIT)--(CONTINUED)
                                 (IN THOUSANDS)

                                                     COMMON STOCK        STOCKHOLDERS' EQUITY (DEFICIT)
                                                      SUBJECT TO    ---------------------------------------------
                                                      RESCISSION    PREFERRED STOCK    COMMON STOCK      ACCUMU-   DEFERRED
                                                    --------------  ----------------  ----------------    LATED    COMPEN-
                                                    SHARES AMOUNT   SHARES   AMOUNT   SHARES   AMOUNT    DEFICIT    SATION
                                                    ------ -------  ------  --------  ------  --------  ---------  --------
 Issuance of Class A common stock
  for services .....................                  --   $   --      --   $    --        5  $     17  $     --   $   --
 Conversion of Class B common to
  Series A preferred stock .........                  --       --        7       --       (7)      --         --       --
 Conversion of Series A, B, C and D
  preferred to Class A common
  stock.............................                  --       --   (5,693)  (99,604)  5,693    99,604        --       --
 Shares issued upon the initial
  public offering (net of issuance
  costs) ...........................                  --       --      --        --    4,945    52,757        --       --
 Shares issued in a private
  placement.........................                  --       --      --        --    1,246    14,950        --       --
 Conversion of note to Class A
  common stock .....................                  --       --      --        --      253     3,041        --       --
 Repurchase of Class A common stock
  in connection with the initial
  public offering ..................                  --       --      --        --     (185)   (2,217)       --       --
 Shares issued subject to dilution
  ratios............................                  --       --      484       --      --        --         --       --
 Exercise of options to purchase
  stock ............................                  --       --      --        --       65       243        --       --
 Exercise of warrants to purchase
  stock ............................                  --       --      301     3,281     309     1,201        --       --
 Warrants issued to purchase stock .                  --       --      --      1,108     --      5,370        --       --
 Deferred compensation resulting
  from grant of options ............                  --       --      --        --      --      1,303        --    (1,303)
 Amortization of deferred
  compensation .....................                  --       --      --        --      --        --         --       222
 Expiration of statutes of
  limitations on common stock
  subject to rescission.............                 (422)  (4,602)    --        --      422     4,602        --       --
 Repurchase of shares for
  cancellation in connection with
  Recission Offer...................                  (33)    (548)    --        --      --        --         --       --
 Net loss ..........................                  --       --      --        --      --        --     (55,582)     --
                                                     ----  -------  ------  --------  ------  --------  ---------  -------
Balance at December 31, 1997 .......                  --       --      --        --   14,139   182,721   (149,534)  (1,269)
 Amortization of deferred
  compensation (unaudited)..........                  --       --      --        --      --        --         --        93
 Common stock issued under stock
  purchase plan (unaudited).........                  --       --      --        --       33       337        --       --
 Exercise of options to purchase
  common stock (unaudited)..........                  --       --      --        --        5        25        --       --
 Net loss (unaudited)...............                  --       --      --        --      --        --     (20,227)     --
                                                     ----  -------  ------  --------  ------  --------  ---------  -------
Balance at March 31, 1998
 (unaudited)........................                  --   $   --      --   $    --   14,177  $183,083  $(169,761) $(1,176)
--------------------------------------------------
                                                     ====  =======  ======  ========  ======  ========  =========  =======
                                                        TOTAL
                                                    STOCKHOLDERS'
                                                       EQUITY
                                                      (DEFICIT)
                                                    -------------
 Issuance of Class A common stock
  for services .....................                  $     17
 Conversion of Class B common to
  Series A preferred stock .........                       --
 Conversion of Series A, B, C and D
  preferred to Class A common
  stock.............................                       --
 Shares issued upon the initial
  public offering (net of issuance
  costs) ...........................                    52,757
 Shares issued in a private
  placement.........................                    14,950
 Conversion of note to Class A
  common stock .....................                     3,041
 Repurchase of Class A common stock
  in connection with the initial
  public offering ..................                    (2,217)
 Shares issued subject to dilution
  ratios............................                       --
 Exercise of options to purchase
  stock ............................                       243
 Exercise of warrants to purchase
  stock ............................                     4,482
 Warrants issued to purchase stock .                     6,478
 Deferred compensation resulting
  from grant of options ............                       --
 Amortization of deferred
  compensation .....................                       222
 Expiration of statutes of
  limitations on common stock
  subject to rescission.............                     4,602
 Repurchase of shares for
  cancellation in connection with
  Recission Offer...................                       --
 Net loss ..........................                   (55,582)
                                                    -------------
Balance at December 31, 1997 .......                    31,918
 Amortization of deferred
  compensation (unaudited)..........                        93
 Common stock issued under stock
  purchase plan (unaudited).........                       337
 Exercise of options to purchase
  common stock (unaudited)..........                        25
 Net loss (unaudited)...............                   (20,227)
                                                    -------------
Balance at March 31, 1998
 (unaudited)........................                  $ 12,146
--------------------------------------------------
                                                    =============

                            See accompanying notes.

                         CONCENTRIC NETWORK CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                          THREE MONTHS ENDED
                             YEARS ENDED DECEMBER 31,          MARCH 31,
                            ----------------------------  --------------------
                              1995      1996      1997      1997       1998
                            --------  --------  --------  ---------  ---------
                                                              (UNAUDITED)
OPERATING ACTIVITIES
Net loss..................  $(22,008) $(66,381) $(55,582) $ (14,681) $ (20,227)
 Adjustments to reconcile
  net loss to net cash
  used in operating
  activities:
  Depreciation and
   amortization...........     2,196     7,528    16,852      3,629      5,282
  Amortization of deferred
   interest, cost of
   revenue and marketing
   and sales related to
   issuance of warrants...       --      1,942     1,720        193        304
  Amortization of goodwill
   and other intangible
   assets.................       --        --        --         --         506
  Amortization of deferred
   interest related to
   Senior Notes...........       --        --        --         --         127
  Amortization of other
   deferred assets........       --        --        --         --         451
  Amortization of deferred
   compensation and
   other..................       --        --        658         18         93
  Gain on retirement of
   debt...................       --        --        --         --      (3,042)
  Write-off of in-process
   technology.............       --        --        --         --       5,200
  Loss on disposal of
   equipment..............        29       --        162        --         --
  Network equipment write-
   off....................       --      8,321       --         --         --
  Compensation related to
   stock and option
   grants.................       883       --        --         --         --
  Changes in current
   assets and liabilities:
   Prepaid expenses and
    other current assets..      (818)      (57)   (3,581)        49        (97)
   Accounts receivable....       (14)   (1,734)   (2,700)      (474)      (475)
   Accounts payable.......     3,051     5,129    (7,287)       624         93
   Accrued compensation
    and other employee
    benefits..............       173       484       863       (143)      (559)
   Deferred revenue.......       141     1,097       197        (57)       (66)
   Other current
    liabilities...........       539     1,546     2,795       (282)     3,995
                            --------  --------  --------  ---------  ---------
Net cash used in operating
 activities...............   (15,828)  (42,125)  (45,903)   (11,124)    (8,415)
INVESTING ACTIVITIES
Additions of property and
 equipment................    (1,427)   (6,889)   (6,130)    (2,495)    (1,543)
Increase in refundable
 deposits.................       --       (442)      --         --         --
Decrease (increase) in
 note receivable..........       255       --       (370)       --         --
Increase in restricted
 cash.....................       --        --        --         --        (748)
Acquisition of Internex
 Information Services,
 Inc., net of cash
 acquired.................       --        --        --         --     (15,452)
                            --------  --------  --------  ---------  ---------
Net cash used in investing
 activities...............    (1,172)   (7,331)   (6,500)    (2,495)   (17,743)
FINANCING ACTIVITIES
Proceeds from notes
 payable..................     7,000     6,300   155,000        --         --
Increase in restricted
 cash.....................       --        --    (52,525)       --         --
Repayment of lease
 obligations to a related
 party....................    (1,609)   (4,561)  (10,039)    (1,972)    (3,079)
Repayment of lease
 obligations to a related
 party--early retirement
 of debt..................       --        --        --         --     (24,750)
Repayment of lease
 obligations..............       --       (886)   (1,517)      (344)      (504)
Repayment of notes
 payable..................      (218)   (1,300)   (2,000)       --      (1,960)
Repurchase of common
 stock....................       --        --     (2,765)       --         --
Deferred financing costs..       --        --     (5,006)       --        (163)
Proceeds from issuances of
 stock and warrants.......    30,818    48,506    73,557      1,119        362
                            --------  --------  --------  ---------  ---------
Net cash provided by (used
 in) financing
 activities...............    35,991    48,059   154,705     (1,197)   (30,094)
                            --------  --------  --------  ---------  ---------
Increase (decrease) in
 cash and cash
 equivalents..............    18,991    (1,397)  102,302    (14,816)   (56,252)
Cash and cash equivalents
 at beginning of period...        63    19,054    17,657     17,657    119,959
                            --------  --------  --------  ---------  ---------
Cash and cash equivalents
 at end of period.........  $ 19,054  $ 17,657  $119,959  $   2,841  $  63,707
                            ========  ========  ========  =========  =========

                            See accompanying notes.

                         CONCENTRIC NETWORK CORPORATION

                                 (IN THOUSANDS)

                                                                  THREE MONTHS
                                                                      ENDED
                                        YEARS ENDED DECEMBER 31,    MARCH 31,
                                       -------------------------- -------------
                                         1995     1996     1997    1997   1998
                                       -------- -------- -------- ------ ------
                                                                   (UNAUDITED)
SUPPLEMENTAL DISCLOSURES OF NONCASH
 INVESTING AND FINANCING ACTIVITIES
Stock exchanged for notes payable,
 including accrued interest..........  $  4,115 $  8,082 $  3,041 $  --  $  --
Capital lease obligations incurred
 with a related party................    14,578   30,945   16,668  6,435  1,285
Capital lease obligations incurred...     1,207    2,136      --     --      19
Reduction of accounts payable through
 capital lease obligations incurred..       --       --     2,000  1,726    --
Convertible debentures exchanged for
 stock...............................     1,578       70      --     --     --
Issuance of warrants.................       883    2,955    5,370    --     --
Purchase of property and equipment
 through accounts payable............       --     6,344      --     --     --
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION
Interest paid........................  $    850 $  2,807 $  5,728 $1,156 $1,397



                            See accompanying notes.

                        CONCENTRIC NETWORK CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  The Company

  Concentric Network Corporation (the Company or Concentric) was incorporated in the state of Florida in 1991 and reincorporated into Delaware in 1997. Concentric provides tailored, value-added Internet Protocol (IP) based network services for businesses and consumers. To provide these services, the Company utilizes its low/fixed latency, high-throughput network, employing its advanced network architecture and the Internet. Concentric's service offerings for enterprises include virtual private networks (VPNs), dedicated access facilities (DAFs), remote access services and Web hosting services. These services enable enterprises to take advantage of standard Internet tools such as browsers and high-performance servers for customized data communications within an enterprise and between an enterprise and its suppliers, partners and customers. These services combine the cost advantages, nationwide access and standard protocols of public networks with the customization, high performance, reliability and security of private networks.

  Interim Results

  The accompanying balance sheet as of March 31, 1998 and the statements of operations and cash flows for the three months ended March 31, 1997 and 1998 and the statement of common stock subject to rescission and stockholders' equity (deficit) for the three months ended March 31, 1998 are unaudited. In the opinion of management, the statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting of normal recurring adjustments, necessary for the fair statement of interim periods. The data disclosed in these notes to the financial statements for these periods is also unaudited.

  Cash and Cash Equivalents

  The Company considers all highly liquid investments with an original maturity (at date of purchase) of three months or less to be the equivalent of cash for the purpose of balance sheet and statement of cash flows presentation. Cash and cash equivalents consist primarily of money market funds and United States Government Obligations which are carried at cost which approximates market value. Cash and cash equivalents are held primarily with two banks.

  Property and Equipment

  Property and equipment are stated at cost. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the related assets as follows: computer and telecommunications equipment: three to five years; purchased software: three to five years; furniture and fixtures: eight to ten years; and leasehold improvements: the shorter of the remaining term of the related leases or the estimated economic useful lives of the improvements. Equipment under capital leases is amortized over the shorter of the expected useful life or the related lease term (see Note 3).

  Revenue and Customer Receivables

  Revenue is recognized over the period in which services are provided, generally monthly. Payments received in advance of services being provided are included in deferred revenues. Substantially all end-user subscribers pay for services with major credit cards for which the Company receives daily remittances from the credit card carriers.

  Commissions and other obligations to strategic partners through marketing and distribution arrangements are expensed as incurred, at the time the associated revenue is recognized.

                        CONCENTRIC NETWORK CORPORATION

       (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)

  Concentration of Credit Risk

  The Company typically offers its enterprise customers credit terms. The Company performs ongoing credit evaluations of its customers' financial condition and generally does not require collateral. Credit losses have historically been insignificant.

  Advertising Costs

  The Company expenses the costs of advertising as incurred except for direct-response advertising costs meeting certain specific criteria. To date, no direct-response advertising costs have been capitalized.

  Income Taxes

  The Company accounts for income taxes using the liability method in accordance with Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes" (FAS 109).

  Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Basic and Diluted Net Loss Per Share (Historical)

  In 1997, the Financial Accounting Standards Board issued Statement No. 128, "Earnings Per Share" (FAS 128). FAS 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All earnings per share amounts for all periods have been restated to conform to the FAS 128 requirements.

  Except as noted below, net loss per share is computed using the weighted average number of shares of common stock outstanding excluding common stock subject to rescission. Common stock equivalent shares from convertible preferred stock and from stock options and warrants are not included as the effect is antidilutive. Pursuant to the Securities and Exchange Commission Staff Accounting Bulletin No. 98 (SAB No. 98) which was issued in February 1998, common and common equivalent shares issued by the Company for nominal consideration during any of the periods for which a statement of operations was presented in the Company's initial public offering registration statement have been included in the calculation of basic and diluted net loss per share for all such periods in a manner similar to a stock split. The net loss per share calculations have been restated for all periods presented in accordance with SAB No. 98 which replaced SAB No. 83. The following table shows basic net loss per share:

                                                      YEAR ENDED DECEMBER
                                                              31,
                                                     ------------------------
                                                      1995     1996     1997
                                                     -------  -------  ------
   Basic Net Loss Per Share......................... $(16.53) $(47.72) $(8.34)
                                                     =======  =======  ======
   Shares Used in Computing Basic Net Loss Per
    Share...........................................   1,331    1,391   6,665
                                                     =======  =======  ======

                        CONCENTRIC NETWORK CORPORATION

       (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)

  Pro Forma Net Loss Per Share

  Pro forma net loss per share has been computed as described above and also gives effect, even if antidilutive, to common equivalent shares from convertible preferred shares that were automatically converted to common shares upon the closing of the Company's initial public offering (using the as-if-converted method).

  Stock-Based Compensation

  The Company accounts for employee stock option grants in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB Opinion No. 25), and has adopted the "disclosure only" alternative described in Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (FAS 123).

  Long-Lived Assets

  The Company adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," effective January 1, 1996. The Company continually reviews long-lived assets to assess recoverability based upon undiscounted cash flow analysis. Impairments, if any, are recognized in operating results in the period in which a permanent diminution in value is determined (see Note 2).

  Customer Concentrations

  The Company currently derives a substantial portion of its total revenue from a single customer. For the years ended December 31, 1996 and 1997 and for the three months ended March 31, 1997 and 1998, revenue from WebTV Networks, Inc. represented approximately 10.1% and 33.4% and 32.7% and 30.8%, respectively, of the Company's total revenue.

  Effect of New Accounting Standards

  In June 1997, the Financial Accounting Standards Board issued Statement No. 130, "Reporting Comprehensive Income" (FAS 130), and Statement No. 131, "Disclosures about Segments of an Enterprise and Related Information" (FAS
131). The Company is required to adopt these Statements in fiscal 1998. FAS 130 establishes new standards for reporting and displaying comprehensive income and its components. FAS 131 requires disclosure of certain information regarding operating segments, products and services, geographic areas of operation and major customers. Adoption of these Statements is expected to have no material impact on the Company's financial position, results of operations or cash flows.

2. NETWORK EQUIPMENT WRITE-OFF

  In December 1996, the Company wrote off approximately $8,321,000 representing the net book value and future commitments for certain network equipment purchased from Sattel Communications LLC (Sattel), a stockholder of the Company. The Company decided not to deploy the equipment in the network because of concerns that the equipment would not provide the functionality and reliability required by the Company and concerns that the equipment provider would be unable to provide timely maintenance and support. Included in accounts payable in the accompanying balance sheet at December 31, 1996 and 1997 was $7,517,000 and $0, respectively, related to this equipment (see Note
11).

                        CONCENTRIC NETWORK CORPORATION

       (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)


3. COMMITMENTS

  Operating Leases

  The Company has an agreement with a related party through which such related party makes available the premises at which the Company's POP sites throughout the United States are located. POP sites are locations where certain telecommunications switching and related equipment are installed. This agreement expires in December 2000, and the amount of the payments is based, among other things, on the number of POP sites maintained by the Company, subject to certain minimums. Expenses of approximately $1,155,000, $1,622,000 and $1,326,000 were incurred during the years ended December 31, 1995, 1996 and 1997, respectively, for these facilities. Additionally, the Company has agreements with three telecommunications companies to locate POP sites and certain of such equipment at their facilities. The expiration dates associated with these agreements range from December 1998 to January 2000.

  The Company leases its facilities and certain office equipment under non-cancelable operating leases which expires at various dates through December 2001. Total rent expense for all operating leases was approximately $1,291,000, $2,060,000 and $2,418,000 for the years ended December 31, 1995,
1996 and 1997, respectively.

  Future minimum lease commitments for all noncancelable operating leases at December 31, 1997 are as follows (in thousands):

   1998.................................................................. $1,710
   1999..................................................................    829
   2000..................................................................    226
   2001..................................................................    216
                                                                          ------
   Total................................................................. $2,981
                                                                          ======

  Capital Leases

  In August 1994, the Company entered into a master lease agreement under which a related party began installing networking equipment at the Company's POP sites and data center. This agreement became effective upon installation and acceptance by the Company on March 31, 1995. The lease provides for monthly payments for terms of 48 or 60 months, depending upon the type of equipment. The Company has continued to install equipment under the terms of this agreement, resulting in a monthly payment of approximately $896,000 and $1,443,000 at December 31, 1996 and 1997, respectively.

  In September 1995, the Company entered into a master lease agreement with a third party for an equipment lease line against which the Company has leased approximately $3,342,000 as of December 31, 1997. The term of the lease is 36 months and provides for monthly payments of approximately $114,000 as of December 31, 1997. The Company has granted to the third party a security interest in all equipment leased under this agreement.

  Assets capitalized under capital leases totaled approximately $48,856,000, and $61,927,000 at December 31, 1996 and 1997, respectively, and are included in computer and telecommunications equipment. Accumulated amortization for assets capitalized under capital leases totaled approximately $8,306,000 and $18,542,000 at December 31, 1996 and 1997, respectively. Amortization of leased assets is included in depreciation and

                        CONCENTRIC NETWORK CORPORATION

       (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)

amortization expense. Future minimum lease payments under capital lease obligations at December 31, 1997 are as follows (in thousands):

   1998................................................................ $20,516
   1999................................................................  16,077
   2000................................................................  12,498
   2001................................................................   8,444
   Thereafter..........................................................   1,586
                                                                        -------
   Total minimum lease payments........................................  59,121
   Less amount representing interest...................................  10,200
                                                                        -------
   Present value of net minimum lease payments.........................  48,921
   Less current portion of capital leases..............................  15,326
                                                                        -------
   Long-term portion of capital leases................................. $33,595
                                                                        =======

  Other

  The Company has a noncancelable service agreement with AT&T for the utilization of its frame relay telecommunications network. The agreement provides for minimum payments to AT&T of approximately $300,000 per month over its three-year term, expiring in June 1999.

  The Company has a noncancelable service agreement with MCI for the utilization of its ATM telecommunications network. The agreement provides for minimum payments to MCI of approximately $1,200,000 per year over its term, expiring three years after the end of an initial ramp up period but no later than June 2000. The Company also has a noncancelable telecommunications service agreement with MCI for other services, including dedicated access and 800 service, that provides for minimum payments of approximately $8,500,000 over the term of the agreement, expiring in June 1998. The Company had incurred expenses of approximately $3,700,000 and $8,100,000 for the years ended December 31, 1996 and 1997, respectively, related to these other services.

  In November 1995, the Company entered into a two-year service agreement under which a third party provided substantially all of the network analysis and deployment and maintenance of POP sites. In 1997, the third party was purchased by Williams Communication, Group Inc. (Williams), a stockholder of the Company and whom also has a seat on the Board of Directors of the Company, and the agreement was extended to December 31, 2000. The Company will reimburse the related party for its employee compensation and direct costs for services provided. At the end of the agreement, Williams is obligated to transfer to the Company those personnel, resources, and facilities used to support the Company's network analysis, POP site deployment, and maintenance. Additionally, as part of the agreement, the Company granted 60,000 options for its common stock to employees of Williams at an exercise price of $3.75. At December 31, 1997, all of these options were vested.

  In August 1997, the Company entered into a five-year service and equipment agreement under which Williams, a related party, will provide telecommunication services and equipment. The agreement provides for minimum payments as follows: $1.2 million in 1998, $2.5 million in 1999, $7.0 million in 2000, $6.5 million in 2001 and $4.0 million in 2002. At the election of the third party, $2.0 million of the minimum payments may be paid by the issuance of common stock of the Company at the then-current fair market value.

                        CONCENTRIC NETWORK CORPORATION

       (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)


4. CONVERTIBLE DEBENTURES AND NOTES PAYABLE

  Bridge Loans

  At December 31, 1995, convertible debentures in the amount of $70,000, representing 9,802 shares of common stock, were outstanding. The conversion of these debentures into shares of common stock subject to rescission was completed in March 1996.

  In 1995, the Company issued convertible notes totaling $7,000,000 to shareholders of which $4,000,000, plus accrued interest, was converted into Series B convertible preferred stock in December 1995. The remaining $3,000,000 outstanding at December 31, 1995 was converted into Series C convertible preferred stock in February 1996.

  In June 1997, the Company borrowed $3 million from a related party in the form of a 10% convertible secured promissory note (the Secured Note). The Secured Note automatically converted into 253,403 shares of common stock upon the closing of the Public Offering at a per share conversion price equal to the Public Offering price of $12.00. In connection with the Secured Note, the Company issued a warrant to purchase 63,351 shares of common stock at an exercise price of $6.00 per share (see Note 7).

  In June 1997, the Company borrowed $2 million from a stockholder in the form of a 10% unsecured promissory note (the Unsecured Note). The Unsecured Note was repaid in August 1997. In connection with the Unsecured Note, the Company issued a warrant to purchase 83,333 shares of common stock at an exercise price of $6.00 per share (see Note 7).

  Senior Notes

  In December 1997, the Company issued 150,000 units (collectively, the Units), each consisting of $1,000 principal amount of 12 3/4% Senior Notes (the Senior Notes) due 2007 and one warrant (a Warrant), each Warrant entitling the holder thereof to purchase 6.34 shares of common stock at $10.86 per share and such Warrants expire on December 15, 2007 (see Note 7) for aggregate cash proceeds of $150.0 million. Approximately $52.5 million of the cash proceeds was placed in a escrow account to fund the first six interest payments in accordance with the Senior Note agreement.

  The Warrants resulted in the right of the holders to purchase 951,108 shares of the Company's common stock. The Company deemed the fair value of the warrants, using the Black-Scholes method to be approximately $4,440,000 which was recorded as a discount on the Senior Notes. The discount is being amortized as interest expense over the term of the Senior Notes. Amortization expense was nominal for the year ended December 31, 1997.

  The Senior Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after December 15, 2002, at the redemption prices set forth within the Senior Note agreement, plus accrued interest to the date of redemption. In addition, on or prior to December 15, 2000, the Company may redeem up to 35% of the original aggregate principal amount of Senior Notes at a redemption price of 112.75% of the principal amount, together with accrued and unpaid interest to the date of redemption with the net cash proceeds of one or more public equity offerings or the sale of common stock to a strategic investor, provided that at least 65% of the original aggregate principal amount of the Senior Notes remain outstanding.

  In connection with the issuance of Senior Notes, the Company incurred approximately $5,000,000 of debt issuance costs which are classified as other assets. These costs are being amortized as interest expense over the term of the Senior Notes. Amortization expense was nominal for the year ended December 31, 1997.

                        CONCENTRIC NETWORK CORPORATION

       (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)


5. COMMON STOCK SUBJECT TO RESCISSION

  In August 1993, the Company commenced sales of convertible debentures and certain additional shares of its common stock. Through March 31, 1995, sales of convertible debentures aggregated $4,260,000, and issuance of common stock aggregated $890,000. The sale of common stock and sale of and/or conversion of debentures into common stock was not made pursuant to a registration statement filed under the Securities Act of 1933 (the Act) or any filings pursuant to the laws of any of the states in which such sales occurred (State Blue Sky
Laws). Although at the time the Company believed the sale and conversion, if applicable, of these securities was exempt from the provisions of the Act and applicable State Blue Sky Laws, it appears that the appropriate exemptions may not have been available. As a result, on September 30, 1997, the Company made rescission offers (the "Rescission Offer") to certain purchasers of these securities who are entitled to a return of the consideration paid for their stock or debentures. As such, these shares have been classified as common stock subject to rescission in the accompanying financial statements. Additionally, options issued pursuant to the Company's 1995 Stock Incentive Plan to Employees and Consultants and non-plan options were issued in various states for which the Company may not have had an available exemption under state laws. Such options are potentially subject to rescission and the Company has included them in the Rescission Offer. As of December 31, 1997, statutes of limitations under federal and state securities laws applicable to the shares which may have been issued without securities laws exemptions have lapsed and the Rescission Offer had expired. Pursuant to the Rescission Offer, the Company offered to rescind the issuance of shares and options as to which the applicable statute of limitations had not run. There can be no assurances that the Company will not otherwise be subject to additional liabilities with respect to such issuances. The Company repurchased 32,423 shares of Common Stock subject to the Rescission Offer for $548,000 and paid related interest charges of $125,000. Based upon the above, the Company has reclassified the remaining rescission liability and shares into stockholders' equity.

6. STOCKHOLDERS' EQUITY

  On August 5, 1996, the Company amended its Articles of Incorporation to increase the number of authorized shares of Class A common stock and preferred stock to 13,333,333 and 7,333,333, respectively. Of the 7,333,333 authorized shares of preferred stock, 1,000,000, 866,667, 933,333, and 4,533,333 are designated as Series A, B, C, and D, respectively.

  Initial Public Offering and Direct Placements

  Effective July 30, 1997, the Company reincorporated under the laws of the state of Delaware, at which time a one for 15 reverse stock split took effect. In addition, the Company authorized 100,000,000 shares of its common stock. Upon closing of the initial public offering (the Public Offering), all outstanding shares of Series A, B, C, and D convertible preferred stock and Class B common stock were converted into common stock. All share and per share data in these financial statements have been retroactively restated to reflect the reverse stock split.

  On August 1, 1997, the Company effected its Public Offering of common stock. The offering consisted of 4,300,000 shares of common stock issued to the public at $12.00 per share. Concurrent with the closing of the Public Offering, certain strategic investors, including Williams, purchased directly from the Company 1,499,236 shares of common stock having an aggregate purchase price of approximately $18 million (including the cancellation of approximately $3 million in indebtedness). Such shares are unregistered shares and were purchased at the Public Offering price of $12.00 per share.

  In connection with the direct purchase, the Company issued warrants to one of the strategic investors to purchase 291,667 shares of the Company's common stock at $6.00 per share (see Note 7). In September, the

                        CONCENTRIC NETWORK CORPORATION

       (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)

underwriters exercised an option to purchase an additional 645,000 shares of common stock at the Public Offering price of $12.00 per share to cover over-allotments in connection with the Public Offering.

  Preferred Stock

  Preferred stock at December 31, 1996 is as follows:

                                         SHARES
                                       ISSUED AND   PAR               LIQUIDATION
                            AUTHORIZED OUTSTANDING VALUE    AMOUNT    PREFERENCE
                            ---------- ----------- ------ ----------- -----------
   Series A convertible.... 1,000,000     906,454  $0.001 $10,146,987 $10,000,000
   Series B convertible....   866,667     366,946  $0.001   4,857,130   4,035,130
   Series C convertible....   933,333     928,243  $0.001  23,651,008  20,690,804
   Series D convertible.... 4,533,333   2,699,588  $0.001  56,559,871  55,071,586
                                        ---------         ----------- -----------
                                        4,901,231         $95,214,996 $89,797,520
                                        =========         =========== ===========

  In connection with the Public Offering, all shares of Series A, B, C and D preferred stock were converted into common stock of the Company.

  Common Stock

  Common stock at December 31, 1996 is as follows:

                                                SHARES ISSUED   PAR
                                    AUTHORIZED AND OUTSTANDING VALUE    AMOUNT
                                    ---------- --------------- ------ ----------
   Class A......................... 13,333,333    1,385,790    $0.001 $1,769,819
   Class B.........................     10,024        7,117    $0.001     80,065
                                    ----------    ---------           ----------
                                    13,343,357    1,392,907           $1,849,884
                                    ==========    =========           ==========

  In connection with the Public Offering, all shares of Class A and Class B common stock were converted into common stock of the Company.

  Stock Option Plans

  1995 Stock Incentive Plan for Employees and Consultants. The Company's 1995 Stock Incentive Plan for Employees and Consultants (the 1995 Plan) provides for the granting to employees of incentive stock options and for the granting to employees and consultants of nonstatutory stock options, stock appreciation rights (SARs) and restricted stock awards (RSAs). No SARs or RSAs have been granted under the 1995 Plan. The 1995 Plan was approved by the Board of Directors in September 1995 and Stockholders in September 1995, and an amendment decreasing the number of shares thereunder from 840,000 to 762,600 was approved by the Board of Directors in February 1996. Incentive stock options granted under the 1995 Plan must generally be exercised within three months of the end of an optionee's status as an employee or consultant of the Company, or within 12 months after such optionee's termination by death or disability, but in no event later than the expiration of the option's term, which may not exceed ten years. The exercise price of all options granted under the 1995 Plan must be at least equal to the fair market value of the common stock on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of the Company's outstanding capital stock, the exercise price of any option must equal at least 110% of the fair market value on

                        CONCENTRIC NETWORK CORPORATION

       (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)

the grant date and the term of the option must not exceed five years. The term of all other options granted under the 1995 Plan may not exceed 10 years. The 1995 Plan was terminated effective October 4, 1996, and no further grants are being made thereunder. A total of 762,600 shares of common stock are reserved for issuance pursuant to the 1995 Plan. As of December 31, 1997, options to purchase 332,130 shares of common stock at a weighted exercise price of $3.75 per share were outstanding under the 1995 plan.

  Amended and Restated 1996 Stock Plan. The Company's Amended and Restated 1996 Stock Plan (the Restated 1996 Plan) provides for the granting to employees of incentive stock options and for the granting to employees, directors and consultants of nonstatutory stock options and stock purchase rights (Rights). The 1996 Plan was initially approved by the Board of Directors effective as of December 1996. It was amended and restated in May 1997 and approved by the Stockholders at the 1997 annual meeting. Unless terminated sooner, the Restated 1996 Plan will terminate automatically in December 2006. The form of option agreement currently in use provides that options generally must be exercised within 90 days of the end of optionee's status as an employee, director or consultant of the Company. Under the Restated 1996 Plan, options must be exercised within twelve months after such optionee's termination by death or disability, but in no event later than the expiration of the option's term. In the case of Rights, the Restricted Stock Purchase Agreement issued in connection with the Right shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company. The purchase price for shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall generally lapse at a rate of 20% per year over five years. Generally, options vest 25% after one year and 1/36 per month thereafter. The exercise price of all incentive stock options granted under the Restated 1996 Plan must be at least equal to the fair market value of the common stock on the date of grant. The exercise price of nonstatutory stock options and Rights must at least be equal to 85% of the fair market value of the common stock on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of the Company's outstanding capital stock, the exercise price of any incentive or nonstatutory stock option granted must equal at least 110% of the fair market value on the grant date. The term of an incentive stock option granted to such a 10% stockholder must not exceed five years. The term of other options granted under the Restated 1996 Plan may not exceed ten years. A total of 1,100,000 shares of common stock are currently reserved for issuance pursuant to the Restated 1996 Plan. As of December 31, 1997, options to purchase 914,283 shares of common stock at a weighted average exercise price of $6.40 per share were outstanding, and 185,717 shares of common stock remained available for future grant under the Restated 1996 Stock Plan.

  The Restated 1996 Plan provides that in the event of a merger of the Company with or into another corporation, a sale of substantially all of the Company's assets or a like transaction involving the Company, each option shall be assumed or an equivalent option substituted by the successor corporation. If the outstanding options are not assumed or substituted as described in the preceding sentence, the Restated 1996 Plan provides the optionee or Right holder to have the right to exercise the option or Right as to all of the optioned stock, including shares as to which it would not otherwise be exercisable.

  1997 Stock Plan. The Company's 1997 Stock Plan (the 1997 Plan) provides for the granting to employees of incentive stock options and for the granting to employees, directors and consultants of nonstatutory stock options and stock purchase rights (Rights). The 1997 Plan was approved by the Board of Directors on June 6, 1997 and by the stockholders on June 30, 1997. Unless terminated sooner, the 1997 Plan will terminate automatically in 2007. Options granted under the 1997 Plan must generally be exercised within three months of the end of optionee's status as an employee, director or consultant of the Company, or within twelve months

                        CONCENTRIC NETWORK CORPORATION

       (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)

after such optionee's termination by death or disability, but in no event later than the expiration of the option's term. The exercise price of all incentive stock options granted under the 1997 Plan must be at least equal to the fair market value of the common stock on the date of grant. The exercise price of nonstatutory stock options and Rights granted under the 1997 Plan is determined by the 1997 Plan's Compensation Committee, but with respect to nonstatutory stock options intended to qualify as "performance-based compensation," the exercise price must at least be equal to the fair market value of the common stock on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of the Company's outstanding capital stock, the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the grant date and the term of such incentive stock option must not exceed five years. The term of other incentive stock options granted under the 1997 Plan may not exceed ten years. A total of 1,500,000 shares of common stock are currently reserved for issuance pursuant to the 1997 Plan. As of December 31, 1997, options to purchase 511,271 shares of common stock at a weighted average exercise price of $11.25 per share were outstanding, and 988,729 shares of common stock remained available for future grants under the 1997 plan.

  The 1997 Plan provides that in the event of a merger of the Company with or into another corporation, a sale of substantially all of the Company's assets or a like transaction involving the Company, each option shall be assumed or an equivalent option substituted by the successor corporation. If the outstanding options are not assumed or substituted as described in the preceding sentence, the 1997 Plan provides for the optionee or Right holder to have the right to exercise the option or Right as to all of the optioned stock, including shares as to which it would not otherwise be exercisable.

  1997 Employee Stock Purchase Plan. The Company's 1997 Employee Stock Purchase Plan (the 1997 Purchase Plan) was approved by the Board of Directors on June 6, 1997 and by the stockholders on June 30, 1997. A total of 500,000 shares of common stock has been reserved for issuance under the 1997 Purchase Plan. The 1997 Purchase Plan, which is intended to qualify under Section 423 of the Internal Revenue Code, consists of 24-month offering periods beginning on the first trading day on or after February 15 and August 15 of each year, except for the first such offering period, which commenced on August 4, 1997 and ends on February 13, 1998. Each offering period contains four six-month purchase periods. Employees are eligible to participate if they are customarily employed by the Company or any designated subsidiary for at least 20 hours per week and more than five months in any calendar year. The 1997 Purchase Plan permits eligible employees to purchase common stock through payroll deductions of up to 10% of an employee's compensation (excluding overtime, shift premium, and other bonuses and incentive compensation), up to a maximum of $25,000 for all offering periods ending within the same calendar year. No employee may purchase more than 25,000 shares in any purchase period. The price of stock purchased under the 1997 Purchase Plan is 85% of the lower of the fair market value of the common stock at the beginning of the offering period or at the end of the current purchase period. Employees may end their participation at any time during an offering period, and they will be paid their payroll deductions to date. Participation ends automatically upon termination of employment with the Company.

  The 1997 Purchase Plan provides that, in the event of a merger of the Company with or into another corporation or a sale of substantially all of the Company's assets, each outstanding option shall be assumed or an equivalent option shall be substituted for it, or the Board of Directors or its committee shall shorten the purchase and offering periods then in progress (so that employees' rights to purchase stock under the Plan are exercised prior to the merger or sale of assets). The 1997 Purchase Plan will terminate in 2007.

  In April 1995, an additional 53,333 options to purchase common stock for $30.00 per share were issued to two of the Company's executives in connection with their employment by the Company. These options were fully vested upon issuance and are exercisable over five years.

                        CONCENTRIC NETWORK CORPORATION

       (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)


  In October 1995 and August 1996, the exercise price of options to purchase 182,375 shares and 46,673 shares of common stock, respectively, were repriced to $3.75 per share, the then fair value of the common stock, as determined by the Company's Board of Directors.

  The Company issued options to purchase 179,300 shares of common stock in December 1996, 40,267 shares of common stock in January 1997, 216,733 shares of common stock in June 1997, and repriced 181,473 options in July 1997. The Company recorded deferred compensation, for financial reporting purposes, of approximately $188,000 in 1996 and $1,303,000 for the year ended December 31, 1997, with respect to such option grants to reflect the difference between the exercise price and the deemed fair value for financial reporting purposes of these shares. Amortization of this deferred compensation was $0 in 1996 and $222,000 in the year ended December 31, 1997. The amortization of this deferred compensation will continue over the four year vesting period of the associated stock options.

  The following table summarizes stock option activity under all of the Plans:

                                                        NUMBER        PRICE
                                                       OF SHARES    PER SHARE
                                                       ---------  --------------
Balance at December 31, 1994..........................   352,456   $3.75--$33.00
 Granted..............................................   642,075   $3.75--$33.00
 Exercised............................................      (133)     $9.00
 Canceled.............................................  (187,315) $11.25--$12.45
                                                       ---------
Balance at December 31, 1995..........................   807,083   $3.75--$33.00
 Granted..............................................   421,620      $3.75
 Exercised............................................    (4,483)  $3.75--$ 9.00
 Canceled.............................................   (95,218)  $3.75--$30.00
                                                       ---------
Balance at December 31, 1996.......................... 1,129,002   $3.75--$33.00
 Granted.............................................. 1,472,338   $3.75--$11.25
 Exercised............................................   (64,544)     $3.75
 Canceled.............................................  (244,630)  $3.75--$11.25
                                                       ---------
Balance at December 31, 1997.......................... 2,292,166   $3.75--$30.00
 Granted (unaudited)..................................   294,267   $9.88--$13.00
 Exercised (unaudited)................................    (5,969)  $3.75--$ 6.00
 Canceled (unaudited).................................   (44,459)  $3.75--$13.00
                                                       ---------
Balance at March 31, 1998 (unaudited)................. 2,536,005   $3.75--$30.00
                                                       =========

  At December 31, 1997, vested options totaled 710,495.

  The following table summarizes information concerning currently outstanding and exercisable options:

                                      OPTIONS OUTSTANDING                  OPTIONS EXERCISABLE
                         --------------------------------------------- ----------------------------
                                     WEIGHTED AVERAGE                    NUMBER
                           NUMBER       REMAINING     WEIGHTED AVERAGE EXERCISABLE WEIGHTED AVERAGE
    EXERCISE PRICES      OUTSTANDING CONTRACTUAL LIFE  EXERCISE PRICE  AND VESTED   EXERCISE PRICE
    ---------------      ----------- ---------------- ---------------- ----------- ----------------
$3.75...................  1,029,579        8.20            $ 3.75        612,161        $ 3.75
$6.00...................    394,638        9.04            $ 6.00         43,336        $ 6.00
$8.85--$9.30............    301,780        9.46            $ 9.11            --            --
$11.25..................    511,171        9.83            $11.25            --            --
$12.45--$30.00..........     54,998        6.80            $12.98         54,998        $12.98
                          ---------                                      -------
Total...................  2,292,166                                      710,495
                          =========                                      =======

                        CONCENTRIC NETWORK CORPORATION

       (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)


  Stock-Based Compensation

  Pro forma information regarding results of operations and loss per share is required by FAS 123 for awards granted after December 31, 1994 as if the Company had accounted for its stock-based awards to employees under a valuation method permitted by FAS 123. The value of the Company's stock-based awards to employees in 1995 and 1996 was estimated using the minimum value method. Options granted after the Public Offering have been valued using the Black-Scholes option pricing model. Among other things, the Black-Scholes model considers the expected volatility of the Company's stock price, determined in accordance with FAS 123, in arriving at an option valuation. The minimum value method does not consider stock price volatility. Further, certain other assumptions necessary to apply the Black-Scholes model may differ significantly from assumptions used in calculating the value of options granted in 1995 and 1996 under the minimum value method.

  The fair value of the Company's stock-based awards to employees was estimated assuming no expected dividends and the following weighted average assumptions:

                                                               1995  1996  1997
                                                               ----  ----  ----
   Expected volatility........................................  N/A   N/A  .250
   Expected life of options in years..........................  4.4   4.0   3.3
   Risk-free interest rate.................................... 6.2%  6.3%  6.0%
   Expected dividend yield.................................... 0.00% 0.00% 0.00%

  The weighted average minimum value of stock options granted during 1997 was $1.87. For pro forma purposes, the estimated minimum value of the Company's stock-based awards to employees is amortized over the options' vesting period. The results of applying FAS 123 to the Company's option grants in 1995, 1996 and 1997 was not material to the results of operations or loss per share for those years reported in the accompanying statements of operations. Because FAS 123 is applicable only to awards granted subsequent to December 31, 1994, its pro forma effect will not be fully reflected until approximately 1998.

7. WARRANTS TO PURCHASE COMMON STOCK

  In connection with the Company's Public Offering, all of the outstanding warrants to purchase preferred stock were converted to warrants to purchase common stock. The following warrants to purchase shares of the Company's common stock were outstanding at December 31, 1997 and March 31, 1998:

                                                     WARRANTS OUTSTANDING
                                              ----------------------------------
                                               NUMBER   WEIGHTED AVERAGE  YEAR
   EXERCISE PRICES                            OF SHARES  EXERCISE PRICE  EXPIRES
   ---------------                            --------- ---------------- -------
   $ 7.40-$15.00.............................   187,517      $11.36       1998
   $19.49....................................   692,793      $19.49       1999
   $ 3.75-$26.87.............................   320,203      $22.25       2000
   $ 6.00....................................   438,351      $ 6.00       2002
   $10.86....................................   951,108      $10.86       2007
                                              ---------
                                              2,589,972
                                              =========

  The above warrants were issued at various times during the three year period ended December 31, 1997 in connection with a service agreement, a capital lease agreement, and several debt and equity financings. The Company has deemed the fair market value of such warrants, using the Black-Scholes method, to be $822,000, $61,000, $5,700,000 and $2,623,000, respectively. The Company is amortizing the value of the warrants over the term of the related agreements which range from one to ten years. Amortization expense for the years ended

                        CONCENTRIC NETWORK CORPORATION

       (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)

December 31, 1995, 1996 and 1997 was $0, $1,942,000 and $1,720,000,
respectively. The Company has reserved the amount of shares necessary to meet the exercise of these warrants.

8. EMPLOYEE BENEFIT PLANS

  Retirement Savings Plan

  The Company maintains a contributory 401(k) plan that covers substantially all employees. The Company contributes $0.30 for every $1.00 contributed by the participant up to a maximum of 1.5% of the participants' compensation. The Company contributed $6,000, $45,000 and $158,000 to the plan during the years ended December 31, 1995, 1996 and 1997, respectively.

9. INCOME TAXES

  As of December 31, 1997, the Company had federal and state net operating loss carryforwards of approximately $141,000,000 and $109,000,000, respectively. The net operating loss carryforwards will expire at various dates beginning in the years 2003 through 2012, if not utilized.

  Significant components of the Company's deferred tax assets and liabilities for federal and state income taxes of December 31, 1996 and 1997 are as follows:

                                                         1996          1997
                                                     ------------  ------------
   Deferred tax assets:
     Net operating loss carryforwards............... $ 32,000,000  $ 55,000,000
     Write-off of network equipment                     5,000,000     4,000,000
     Other, net.....................................    1,000,000     1,000,000
                                                     ------------  ------------
   Total deferred tax assets........................   38,000,000    60,000,000
                                                     ------------  ------------
   Deferred tax liabilities:
     Other, net                                         1,000,000     2,000,000
                                                     ------------  ------------
   Net deferred tax assets..........................   37,000,000    58,000,000
   Valuation allowance..............................  (37,000,000)  (58,000,000)
                                                     ------------  ------------
                                                     $        --   $        --
                                                     ============  ============

  The Company believes that, based on a number of factors, the available objective evidence creates sufficient uncertainty regarding the realizability of the deferred tax assets such that a full valuation allowance has been recorded. These factors include the Company's history of net losses since inception and the fact that the market in which the Company competes is intensely competitive and characterized by rapidly changing technology. The Company believes that, based on the currently available evidence, it is more likely than not that the Company will not generate taxable income through 1999, and possibly beyond, and accordingly will not realize the Company's deferred tax assets through 1999 and possibly beyond. The Company will continue to assess the realizability of the deferred tax assets based on actual and forecasted operating results. In addition, the utilization of net operating losses may be subject to a substantial annual limitation due to the "change in ownership" provisions of the Internal Revenue Code of 1986 and similar state provisions. The annual limitation may result in the expiration of net operating losses before utilization.

  The net valuation allowance increased by approximately $28,000,000 in 1996 and $21,000,000 in 1997.

                        CONCENTRIC NETWORK CORPORATION

       (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)


10. RELATED PARTY TRANSACTIONS--OTHER

  An officer of the Company is a majority shareholder of a vendor of the Company. The Company incurred marketing fees to the vendor totaling $920,000, $2,448,000 and $2,600,000 in the years ended December 31, 1995, 1996, and
1997, respectively.

11. CONTINGENCIES

  In late April and early May, 1997, three putative securities class action complaints were filed in the United States District Court, Central District by certain stockholders of Diana Corporation (Diana), the parent corporation of Sattel Communications LLC (Sattel), alleging securities fraud related to plaintiffs' purchase of shares of Diana Common Stock in reliance upon allegedly misleading statements made by defendants, Diana, Sattel and certain of their respective affiliates, officers and directors. The Company was named as a defendant in the complaint in connection with certain statements made by Diana and officers of Diana related to the Company's purchase of network switching equipment from Diana's Sattel subsidiary. The plaintiffs seek unspecified compensatory damages. A trial date has not yet been determined.

  While the ultimate outcome of such litigation is uncertain, the Company believes it has meritorious defenses to the claims and intends to conduct a vigorous defense. An unfavorable outcome in this matters could have a material adverse effect on the Company's financial condition. In addition, even if the ultimate outcomes is resolved in favor of the Company, the defense of such litigation could entail considerable cost and the diversion of efforts of management, either or which could have a material adverse effect on the Company's results of operations.

  Sattel Settlement

  On April 22, 1997, a complaint was filed in the Los Angeles County, California Superior Court against the Company and other unnamed defendants by Sattel Communications LLC (Sattel). Sattel's complaint alleged that the Company was in breach of an agreement to pay for up to $4.3 million of DSS Switches from Sattel for use in the Company's network and also sought unspecified consequential and punitive damages. On July 11, 1997, the Company settled the complaint with Sattel in the amount of $4.4 million. The Company also purchased 32,986 shares of the Company's common stock held by Sattel on the day after the closing of the offering at the Public Offering price. In August, 1997 the Company made cash payments to Sattel totaling approximately $4.8 million, to satisfy its obligations pursuant to the settlement agreement and the repurchase of common stock. Upon the settlement of the Sattel complaint, the Company recorded $970,000 of other income related to the reversal of previously established reserves.

                        CONCENTRIC NETWORK CORPORATION

       (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)


12. SUBSEQUENT EVENTS

  Acquisition

  On February 5, 1998, the Company acquired all of the outstanding stock of InterNex Information Services, Inc. (InterNex). The transaction was accounted for using the purchase method of accounting. The total purchase price of approximately $23.9 million consisted of a $15.5 million cash payment upon closing and the assumption of approximately $8.4 million of InterNex's liabilities (including acquisition costs).

  A summary of the purchase price allocation is as follows (in thousands):

   Current and other assets............................................ $ 1,348
   Computer and telecommunications equipment...........................   4,784
   Goodwill............................................................   9,496
   Other intangible assets.............................................   3,080
   Write-off of in process technology..................................   5,200
                                                                        -------
    Total purchase price allocation.................................... $23,908
                                                                        =======

  The purchase price allocation has been recorded on a tentative basis, and any adjustments to the purchase price allocation will be made within one year of the purchase in accordance with generally accepted accounting principles. Goodwill arising from the acquisition will be amortized on a straight-line basis over 5 years. Other intangible assets include developed technology, assembled workforce and customer lists and are being amortized over their useful lives ranging from two to four years.

  The following unaudited pro forma information represents the combined results of operations as if the acquisition of InterNex had occurred as of the beginning of the periods presented and does not purport to be indicative of what would have occurred had the acquisitions been made as of that date or the results which may occur in the future.

                                                                YEAR ENDED
                                                             DECEMBER 31, 1997
                                                             -----------------
                                                              (IN THOUSANDS,
                                                                EXCEPT PER
                                                              SHARE AMOUNTS)
                                                              --------------
   Pro forma net revenues..................................     $  55,411
   Pro forma net loss......................................     $ (84,078)
   Pro forma net loss per share............................     $   (8.52)

  The pro forma results include the historical operations of the Company and the historical operations of the acquired business adjusted to reflect certain pro forma adjustments, including the amortization of intangible assets, totaling $3.2 million. In addition, the pro forma results reflect the interest expense that would have been incurred had the Senior Notes been offered on January 1, 1997. Finally, interest expense and related charges of bridge financings have been excluded since such bridge financings would not have occurred if the Senior Notes been offered on January 1, 1997. The pro forma results do not include the write-off of purchased research and development of $5.2 million since it is considered a non-recurring adjustment.

  Early Retirement of Debt

  On March 31, 1998 the Company retired a portion of debt in the form of capital lease obligations to a related party. The Company paid $24.8 million for extinguishment of debt and has a remaining liability of $1.5 million

                        CONCENTRIC NETWORK CORPORATION

       (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)

for related sales taxes which is classified as accounts payable. The Company recognized an extraordinary gain of $3.0 million in connection with this transaction.

  Operating Lease

  The Company renewed the lease on its executive offices in Cupertino, California. The lease expires in April 2003. The average annual rent expense over the term of the lease is approximately $1.2 million per year.

13. SUBSEQUENT EVENT (UNAUDITED)

  Acquisition

  On May 29, 1998, the Company acquired Delta Internet Services, Inc. ("Delta") in a transaction that was accounted for as a pooling of interests. The Company issued approximately 226,449 shares of its common stock to Delta shareholders in exchange for all outstanding Delta shares. In addition, the Company assumed all outstanding Delta stock options and warrants to purchase approximately 98,713 shares of the Company's stock. The results of operations of Delta have not been material in relation to those of the Company, and thus the consolidated results of operations and financial position of the Company for previously reported periods, have not be restated.

 Preferred Stock

  In June 1998, the Company issued 150,000 shares of Series A Preferred Stock (the "Shares"), each Share consisting of $1,000 principal amount of 13 1/2% Senior Redeemable Exchangeable Preferred Stock due 2010 for aggregate cash proceeds of $150.0 million.

  The Shares will be redeemable at the option of the Company, in whole or in part, at any time on or after June 1, 2003, at the redemption prices set forth within the Share agreement, plus accrued dividends to the date of redemption. In addition, on or prior to June 1, 2001, the Company may redeem up to 35% of the original Shares at a redemption price of 113.25% of the principal amount, together with accrued and unpaid dividends to the date of redemption with the net cash proceeds of one or more public equity offerings or the sale of common stock to a strategic investor.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To InterNex Information Services, Inc.:

  We have audited the accompanying balance sheet of InterNex Information Services, Inc. (a California corporation and a wholly owned subsidiary of InterNex Communications, Inc.) as of June 30, 1997 and the related statements of operations, shareholder's equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of InterNex Information Services, Inc. as of June 30, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

  The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company had an accumulated deficit of approximately $11.2 million and negative working capital of approximately $2.7 million. In addition, for the year ended June 30, 1997, the Company had a negative cash flow from operations and incurred a significant net operating loss. Management's current projections indicate that the cash flow from operations will be insufficient to enable the Company to continue to meet its obligations and fund operating expenses during fiscal 1998. These conditions, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          /s/ Arthur Andersen LLP

San Jose, California
January 26, 1998

                      INTERNEX INFORMATION SERVICES, INC.

                                 BALANCE SHEETS

                       (IN THOUSANDS EXCEPT SHARE AMOUNT)

                                                         JUNE 30,  DECEMBER 31,
                                                           1997        1997
                                                         --------  ------------
                                                                   (UNAUDITED)
                         ASSETS
Current Assets:
 Cash................................................... $     68    $    11
 Accounts receivable, net of allowance for doubtful
  accounts of $339 and $207, respectively...............    1,002      1,403
 Inventories............................................      162         40
 Other current assets...................................      113        124
                                                         --------    -------
  Total current assets..................................    1,345      1,578
                                                         --------    -------
Property And Equipment:
 Network and computer equipment.........................    6,310      6,618
 Furniture and office equipment.........................      557        565
 Leasehold improvements.................................      773        992
                                                         --------    -------
                                                            7,640      8,175
 Less--Accumulated depreciation and amortization........   (1,872)    (2,877)
                                                         --------    -------
Property and equipment, net.............................    5,768      5,298
                                                         --------    -------
    Other Assets........................................      145        144
                                                         --------    -------
                                                         $  7,258    $ 7,020
                                                         ========    =======
          LIABILITIES AND SHAREHOLDER'S EQUITY
Current Liabilities:
 Current portion of capital lease obligations........... $    523    $   523
 Notes payable to bank..................................      --       1,228
 Accounts payable.......................................    2,373      2,285
 Accrued compensation and other employee benefits.......      165        216
 Other current liabilities..............................      994      1,052
                                                         --------    -------
  Total current liabilities.............................    4,055      5,304
                                                         --------    -------
Capital lease obligations, net of current portion.......    1,115        852
                                                         --------    -------
Redeemable Convertible Preferred Stock..................      --         --
                                                         --------    -------
Commitments (Note 5)
Shareholder's Equity:
 Preferred stock, no par value
  Authorized--2,000,000 shares at June 30, 1997
  Outstanding--None outstanding.........................      --         --
 Common stock, no par value
  Authorized--30,000,000 shares
  Issued and outstanding--7,000,000 at June 30, 1997....   13,239     15,141
 Accumulated deficit....................................  (11,151)   (14,277)
                                                         --------    -------
  Total shareholder's equity............................    2,088        864
                                                         --------    -------
                                                         $  7,258    $ 7,020
                                                         ========    =======

      The accompanying notes are an integral part of these balance sheets.

                      INTERNEX INFORMATION SERVICES, INC.

                            STATEMENTS OF OPERATIONS

                                 (IN THOUSANDS)

                                                            FOR THE SIX MONTHS
                                                 YEAR ENDED ENDED DECEMBER 31,
                                                  JUNE 30,  -------------------
                                                    1997      1996      1997
                                                 ---------- --------- ---------
                                                               (UNAUDITED)
Revenues:
  Service revenue...............................  $ 8,486   $  3,801     $4,823
  Equipment revenue.............................    1,696      1,397        147
                                                  -------   --------  ---------
    Total revenues..............................   10,182      5,198      4,970
                                                  -------   --------  ---------
Operating Costs And Expenses:
  Data communications and operations............    7,563      3,024      4,304
  Equipment cost................................    1,415      1,170        108
  Sales and marketing...........................    3,687      1,503      1,807
  General and administrative....................    2,730      1,175      1,308
  Research and development......................      569        258        504
                                                  -------   --------  ---------
    Total operating expenses....................   15,964      7,130      8,031
                                                  -------   --------  ---------
Loss from operations............................   (5,782)    (1,932)    (3,061)
Other income (expense):
  Interest expense..............................      (84)       (39)      (110)
  Other income, net.............................      --         --          45
                                                  -------   --------  ---------
                                                      (84)       (39)       (65)
                                                  -------   --------  ---------
Net loss........................................  $(5,866)  $ (1,971)  $ (3,126)
                                                  =======   ========  =========



   The accompanying notes are an integral part of these financial statements.

                      INTERNEX INFORMATION SERVICES, INC.

                       STATEMENTS OF SHAREHOLDER'S EQUITY

                                 (IN THOUSANDS)

                                        COMMON STOCK                  TOTAL
                                       -------------- ACCUMULATED SHAREHOLDER'S
                                       SHARES AMOUNT    DEFICIT      EQUITY
                                       ------ ------- ----------- -------------
Balance At June 30, 1996.............. 4,048  $ 6,609  $ (5,285)     $ 1,324
  Contributed capital received from
   Internex Communications, Inc.......   --     6,330       --         6,330
  Conversion of redeemable convertible
   preferred stock into common stock.. 2,952      300       --           300
  Net loss............................   --       --     (5,866)      (5,866)
                                       -----  -------  --------      -------
Balance At June 30, 1997.............. 7,000   13,239   (11,151)       2,088
  Contributed capital received from
   Internex Communications, Inc.
   (unaudited)........................   --     1,902       --         1,902
  Net loss (unaudited)................   --       --     (3,126)      (3,126)
                                       -----  -------  --------      -------
Balance At December 31, 1997
 (unaudited).......................... 7,000  $15,141  $(14,277)     $   864
                                       =====  =======  ========      =======



   The accompanying notes are an integral part of these financial statements.

                      INTERNEX INFORMATION SERVICES, INC.

                            STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                          FOR THE SIX MONTHS
                                               YEAR ENDED ENDED DECEMBER 31,
                                                JUNE 30,  --------------------
                                                  1997      1996       1997
                                               ---------- ---------  ---------
                                                              (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss......................................  $(5,866)  $  (1,971) $  (3,126)
  Adjustments to reconcile net loss to net
   cash used in operating activities:
    Depreciation and amortization.............    1,380         506      1,005
    Provision for doubtful accounts...........      563         140        --
    Changes in operating assets and
     liabilities:
      Accounts receivable.....................      (30)        304       (401)
      Inventories.............................      (29)        (6)        122
      Other assets............................     (190)       (317)       (10)
      Accounts payable........................      769        (217)       (88)
      Other current liabilities...............      385         414        109
                                                -------   ---------  ---------
Net cash used in operating activities.........   (3,018)     (1,147)    (2,389)
                                                -------   ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment...........   (3,140)     (2,819)      (535)
                                                -------   ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
Cash received from Internex Communications,
 Inc..........................................    6,330       3,947      1,902
Proceeds from bank line of credit.............      --          --       1,228
Principal payments on capital lease
 obligations..................................     (268)        (28)      (263)
                                                -------   ---------  ---------
Net cash provided by financing activities.....    6,062       3,919      2,867
                                                -------   ---------  ---------
Net decrease in cash..........................      (96)        (47)       (57)
Cash, beginning of period.....................      164         164         68
                                                -------   ---------  ---------
Cash, end of period...........................  $    68   $     117  $      11
                                                =======   =========  =========
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING
 AND FINANCING ACTIVITIES:
Equipment acquired under capital leases.......  $ 1,316   $     --   $     --
                                                =======   =========  =========
Conversion of preferred stock into common
 stock........................................  $   300   $     --   $     --
                                                =======   =========  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION:
Cash paid for interest expense................  $    84   $      39  $     110
                                                =======   =========  =========

   The accompanying notes are an integral part of these financial statements.

                      INTERNEX INFORMATION SERVICES, INC.

                         NOTES TO FINANCIAL STATEMENTS

                                 JUNE 30, 1997

1. NATURE OF OPERATIONS, ORGANIZATION AND LIQUIDITY:

  InterNex Information Services, Inc. ("InterNex" or the "Company"), a California corporation, is a wholly owned subsidiary of InterNex Communications, Inc., a California corporation ("Communications Inc." or the "Parent Company"). The Company provides Internet access services and products to both organizations and individuals throughout the United States. The Company offers a broad spectrum of internet access services ranging from dial-up services to continuous access services using dedicated high speed telephone circuits. In addition, the Company offers Web hosting services, training and consulting services.

  The Company was incorporated in August 1993, and commenced commercial operations in May 1995. On March 17, 1995, the shareholders of InterNex entered into an organization and financing agreement with Communications Inc., a California corporation formed for the purpose of acquiring InterNex, whereby the shareholders of Internex converted 4,048,000 shares of common stock, 2,024,000 shares of Series A preferred stock and an $83,000 debenture into 4,275,720 shares of Communications Inc. common stock (see Note 6).

  The Company is subject to certain risks and uncertainties including, among others, the need for additional financing, dependence on key personnel, actual and prospective competition by entities with greater financial and other resources, risks associated with the development of the Internet market, risks associated with consolidation in the industry, acquisitions and international expansion, limited experience in the market for individual customers and the software industry, technology and regulatory risks and dependence upon sole and limited suppliers.

  The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As of June 30, 1997, the Company had an accumulated deficit of approximately $11.2 million and negative working capital of approximately $2.7 million. In addition, for the year ended June 30, 1997, the Company had a negative cash flow from operations and incurred a significant net operating loss. Management's current projections indicate that the cash flow from operations will be insufficient to enable the Company to continue to meet its obligations and fund operating expenses during fiscal 1998. The Company has been engaged in several efforts to raise the necessary working capital through an equity offering to enable the Company to continue to meet its debt obligations and monthly operating expense requirements, however, there can be no assurances that the efforts to raise the necessary working capital will be successful. These conditions, among others, raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Use of Estimates in Preparation of Financial Statements

  The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reporting amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Revenue Recognition

  Revenues from services consist primarily of fixed monthly service fees and hourly amounts based on usage and are recognized as the service is provided. Payments received in advance of providing services are deferred until the period such services are provided. Deferred revenue, which was approximately $354,000 at June 30, 1997, is included in other current liabilities in the accompanying balance sheet. Revenues from the sale of

                      INTERNEX INFORMATION SERVICES, INC.

equipment, which is provided by third-party equipment manufacturers, is recognized at the time the installation of the equipment is complete.

  Significant Customer

  No single customer accounted for more than 10% of the Company's total revenues during the year ended June 30, 1997.

  Concentration of Credit Risk

  Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of accounts receivable. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends related to past losses and other information. As of June 30, 1997, approximately 47% of accounts receivable were concentrated with fifteen customers.

  Inventories

  Inventory consists of equipment purchased from third-party equipment manufacturers and is stated at the lower of cost or market, using the first-in, first-out method.

  Property and Equipment

  Property and equipment are stated at cost. Depreciation, including depreciation of assets acquired under capital leases, is provided using the straight-line method over the estimated useful lives of the assets (or over the lease term, if shorter, for capital leases and leasehold improvements), which range from three to five years.

  The Company leases certain network and computer equipment under non-cancelable capital leasing arrangements. Total cost of equipment capitalized under capital leases as of June 30, 1997 was approximately $1.9 million and related accumulated depreciation was approximately $325,000.

3. RELATED PARTY TRANSACTIONS:

  The Company shares its corporate facilities with Internex Communications Inc., and Tiara Computer Systems, Inc., ("Tiara") a non-operating wholly owned subsidiary of Internex Communications Inc. that filed Chapter 7 liquidation bankruptcy in 1996. Reimbursement of general operating expenses from Internex Communications Inc. and Tiara was not significant during fiscal 1997. As of June 30, 1997, amounts due to or from either Communications Inc., or Tiara were not significant, and the total payments received from Tiara during 1997 were not significant.

4. BANK DEBT:

  On July 21, 1997, the Company entered into a $200,000 promissory note payable agreement with a bank which bears interest at the prime rate plus 1.5% (10% as of January 26, 1998). Principal borrowings and accrued interest under the promissory note are due by January 31, 1998. As of January 26, 1998, $200,000 was outstanding under the promissory note.

                      INTERNEX INFORMATION SERVICES, INC.

  On July 26, 1997 the Company entered into a line of credit agreement (the "Agreement") with a bank which allows for borrowings of up to $3 million. Advances under the Agreement will be limited to 80% of eligible accounts receivable and bears interest at the prime rate plus 2.25% (10.5% as of July 26, 1997). Borrowings outstanding under the Agreement will be secured by substantially all of the assets of the Company. The Agreement, which expires on July 26, 1999, requires that the Company maintain a minimum tangible net worth, including any subordinated debt, of $1.5 million at all times. As of January 26, 1998, approximately $1.0 million was outstanding under the Agreement.

5. COMMITMENTS, CONTINGENCIES AND CAPITAL LEASES:

  The Company leases its facilities and certain office equipment under non-cancelable operating leases which expire at various dates through 2005. Total rental expense for all operating leases was approximately $311,000 for the year ended June 30, 1997. The Company also leases certain equipment under non-cancelable capital leasing arrangements with a leasing company. The obligations under the capital leasing arrangements are at fixed annual interest rates at approximately 7% and 15% and are collateralized by the related equipment.

  The Company also has certain non-cancelable operating lease agreements with several telephone companies (the "Connectivity Agreements"). Under the Connectivity Agreements, the Company leases access to various high-speed telephone lines and other telecommunication-related services. Total rental expense for all Connectivity Agreements was approximately $710,000 for the year ended June 30, 1997.

  As of June 30, 1997, future minimum lease payments under all non-cancelable operating leases, capital leases and Connectivity Agreements were as follows (in thousands):

                                                CONNECTIVITY OPERATING CAPITAL
   YEAR ENDING JUNE 30,                  TOTAL   AGREEMENTS   LEASES   LEASES
   --------------------                  ------ ------------ --------- -------
   1998................................. $1,969    $  899     $  360   $  711
   1999.................................  2,078     1,030        362      685
   2000.................................  1,732       902        343      486
   2001.................................    537       381         35      122
   2002.................................    136       105         31      --
   Thereafter...........................    101       --         101      --
                                         ------    ------     ------   ------
   Total minimum lease payments......... $6,553    $3,317     $1,232    2,004
                                         ======    ======     ======
   Less: Amounts representing interest
    on capital leases...................                                 (366)
                                                                       ------
   Present value of net minimum capital
    lease payments......................                                1,638
   Less: Current portion................                                 (523)
                                                                       ------
   Long-term portion....................                               $1,115
                                                                       ======

  From time to time, the Company is involved in various disputes which arise in the ordinary course of business. Management believes that the ultimate resolution of these disputes will not have a material adverse impact on the Company's financial position or results of operation.

6. CONVERTIBLE PREFERRED STOCK:

  As of June 30, 1996, the Company has authorized the issuance of up to 3,000,000 shares of redeemable convertible preferred stock, of which it has designated 2,024,000 shares as Series A preferred stock, which were held by the Parent Company. On May 12, 1997, the Parent Company converted the outstanding 2,024,000 shares

                      INTERNEX INFORMATION SERVICES, INC.

of redeemable convertible Series A preferred stock it held in the Company into 2,952,000 shares of Internex common stock.

  As of June 30, 1997, there were no shares of preferred stock outstanding. In August 1997, the Company increased the number of authorized preferred shares to 5,000,000 and designated 2,000,000 shares as Series A preferred stock.

7. COMMON STOCK:

  The Company has authorized the issuance of up to 30,000,000 shares of common stock, of which 7,000,000 are issued and held by the Parent Company as of June 30, 1997.

  Stock Plans

  In April 1997, the Company adopted the 1997 Stock Option Plan (the "1997 Plan"), whereby 1,500,000 shares of common stock have been reserved for future issuance to employees, consultants and directors of the Company. As of January 26, 1998, no options have been issued under the 1997 Plan.

  Effective March 17, 1995, the Parent Company adopted the 1995 Stock Option Plan (the "1995 Plan"). Under the 1995 Plan, the Board of Directors of the Parent Company may grant incentive and nonqualified stock options to employees, consultants and directors of the Company to purchase common stock of the Parent Company. The exercise price per share for an incentive stock option cannot be less than the fair market value of a share of common stock, as determined by the Board of Directors, on the date of grant. The exercise price per share for nonqualified stock options cannot be less than 85% of the fair market value, as determined by the Board of Directors of the Parent Company, on the date of grant. Options generally expire ten years after the date of grant and generally vest over a four-year period, not to exceed five years.

  In addition, effective March 17, 1995, the Parent Company adopted the 1995 Stock Purchase Plan (the "Purchase Plan"). Under the Purchase Plan, the Board of Directors of the Parent Company may grant stock purchase rights to employees and consultants of the Company to purchase common stock of the Parent Company. The sale price per share for a stock purchase right cannot be less than the fair market value of a share of common stock, as determined by the Board of Directors of the Parent Company, on the date of grant. Stock purchase rights are subject to repurchase as determined by the Board of Directors of Communications Inc. As of June 30, 1997, rights to purchase 93,000 shares of common stock of the Parent Company have been granted to consultants of the Company. The Company has recognized compensation expense of approximately $25,000 related to these stock purchase rights for the years ended June 30, 1997.

  The following table summarizes option activity under the Option Plans:

                                                           OPTIONS    EXERCISE
                                                         OUTSTANDING    PRICE
                                                         -----------  ---------
   Outstanding at June 30, 1996.........................  3,223,500   $0.08-.60
     Granted............................................  1,547,500     0.50
     Exercised..........................................   (157,708)  0.08-.60
     Cancelled.......................................... (2,121,042)  0.08-.60
                                                         ----------   ---------
   Outstanding at June 30, 1997.........................  2,492,250   0.08-.60
   Exercisable at June 30, 1996.........................    528,000   0.08-.60
                                                         ==========   =========
   Exercisable at June 30, 1997.........................  1,046,000   $ .08-.60
                                                         ==========   =========

                      INTERNEX INFORMATION SERVICES, INC.

  The Company accounts for the Option Plan and Purchase Plan (the "Plans") under APB Opinion No. 25, "Accounting for Stock Issued to Employees." Accordingly, compensation expense is generally not recognized. Had Compensation expense for the Plans been determined consistent with Statement of Financial Accounting standards (SFAS) No. 123, "Accounting for Stock Based Compensation," the Company's net loss would not had been materially different.

  The weighted average fair values of options granted during fiscal 1997 was $0.11 per share. The fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants in fiscal 1997: risk-free interest rates of 6.2%; expected dividend yield of zero percent; expected life of 4 years; expected volatility of zero percent.

8. INCOME TAXES:

  The Parent Company accounts for income taxes pursuant to SFAS No. 109, "Accounting for Income Taxes". This statement requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Payables and deferrals of income taxes are allocated to Internex through intercompany accounts from the Parent Company, as the Parent Company reports income taxes on a consolidated basis. As of June 30, 1997, the portion of the consolidated deferred tax asset allocated to Internex was approximately $3.5 million and consisted of net operating loss carryforwards and cumulative book to tax temporary differences. The Company believes sufficient uncertainty exists regarding the realizability of these items, and accordingly, a valuation allowance for the entire amount has been established.

  As of June 30, 1997, the portion of the consolidated net operating loss carryforwards for Federal and state purposes allocated to Internex was approximately $10.1 million and $5.5 million, respectively. The net operating loss carryforwards expire at various dates through 2012. Under current tax law, utilization of the net operating loss in any given year will be limited upon the occurrence of certain events, including significant changes in ownership interests.

9. SUBSEQUENT EVENT (UNAUDITED):

  On February 5, 1998, Concentric Network Corporation ("Concentric"), a Delaware corporation, acquired all of the outstanding capital stock of the Company from Communications Inc., pursuant to a Share Acquisition Agreement, dated February 1, 1998, by and among Concentric, the Company and Communications Inc. Concentric paid approximately $15.5 million in cash to Communications Inc. as consideration for all of the issued and outstanding shares of capital stock of the Company. The amount of consideration for the transaction was determined by arms-length negotiations between the parties.

                SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED
                             FINANCIAL INFORMATION

  The selected unaudited pro forma condensed combined financial information for the Company set forth below gives effect to the acquisition of InterNex Information Services, Inc. ("InterNex"). The Unaudited Pro Forma Condensed Combined Statement of Operations for the fiscal year ended December 31, 1997, gives effect to the acquisition of InterNex as if such acquisition had been consummated as of the beginning of the period presented. The Company's fiscal year ends on December 31 and Internex's fiscal year ends on June 30. The Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1997 combines the results of the Company for such year with the results of InterNex for the calendar year ended December 31, 1997. The historical financial information set forth below has been derived from, and is qualified by reference to, the financial statements of the Company and InterNex and should be read in conjunction with those financial statements and the notes thereto included elsewhere herein. The selected unaudited pro forma condensed combined financial information set forth below reflects certain adjustments, including, among others, adjustments to reflect the amortization of the excess purchase price in connection with the acquisition of InterNex and the interest expense which would have been incurred had the 12 3/4% Senior Notes offering ("Offering") occurred on January 1, 1997.

  The pro forma data is based on the historical combined statements of the Company and Internex giving effect to the InterNex acquisition under the purchase method of accounting, and to the assumptions and adjustments (which the Company believes to be reasonable) described in the accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information. Under the purchase method of accounting, assets acquired and liabilities assumed will be recorded at their estimated fair value at the date of acquisition. The pro forma adjustments set forth in the following unaudited pro forma combined financial information are estimated and may differ from the actual adjustments when they become known; however, no material differences are anticipated by the Company.

  The information set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Financial Statements--the Company and InterNex Information Services, Inc." The selected unaudited pro forma condensed combined financial information set forth below does not purport to represent what the combined results of operations of the Company would actually have been if the InterNex acquisition and Offering had in fact occurred on such dates or to project the future combined results of operations of the Company.

        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                         INTERNEX FOR                                          PRO FORMA
                           COMPANY FOR     THE YEAR              PRO FORMA                    COMBINED FOR
                          THE YEAR ENDED    ENDED                BUSINESS      PRO FORMA     THE YEAR ENDED
                           DECEMBER 31,  DECEMBER 31,           COMBINATION  DEBT OFFERING    DECEMBER 31,
                               1997          1997     COMBINED  ADJUSTMENTS   ADJUSTMENTS         1997
                          -------------- ------------ --------  -----------  -------------   --------------
Revenue.................     $ 45,457      $ 9,954    $ 55,411    $   --       $    --          $ 55,411
Cost and expenses:
 Cost of revenue........       61,439        9,196      70,635        --            --            70,635
 Development............        4,850          815       5,665        --            --             5,665
 Marketing and sales....       24,622        3,991      28,613        --            --            28,613
 General and
  administrative........        4,790        2,863       7,653        --            --             7,653
 Amortization of
  goodwill and other
  intangible assets.....          --           --          --       3,239(1)        --             3,239
                             --------      -------    --------    -------      --------         --------
 Total cost and
  expenses..............       95,701       16,865     112,566      3,239           --           115,805
                             --------      -------    --------    -------      --------         --------
Loss from operations....      (50,244)      (6,911)    (57,155)    (3,239)          --           (60,394)
Other income............        1,233           45       1,278        --            --             1,278
Interest income.........        1,217          --        1,217        --            --             1,217
Interest expense........       (7,788)        (155)     (7,943)       --        (18,236)(2)      (26,179)
                             --------      -------    --------    -------      --------         --------
Net Loss................     $(55,582)     $(7,021)   $(62,603)   $(3,239)     $(18,236)        $(84,078)
                             ========      =======    ========    =======      ========         ========
Pro forma net loss per
 share(3)...............                                                                        $  (8.52)
                                                                                                ========
Shares used in computing
 pro forma loss per
 share..................                                                                           9,872
                                                                                                ========



                            See accompanying notes.

              NOTES TO THE SELECTED UNAUDITED PRO FORMA CONDENSED
                        COMBINED FINANCIAL INFORMATION

  Pro forma business and Offering adjustments for the statement of operations for the year ended December 31, 1997 are as follows:

    (1) Reflects the amortization of the cost over the fair value of net assets acquired for the InterNex acquisition as follows:

                                                       COST OVER
                                                    THE FAIR VALUE
                                                        OF NET      AMORTIZATION
                                                    ASSETS ACQUIRED    PERIOD
                                                    --------------- ------------
                                                    (IN THOUSANDS)
   Goodwill........................................      9,496            5 yrs
   Other intangible assets ........................      3,080       2 to 4 yrs

  The pro forma results do not include the write-off of purchased research and development of $5.2 million since it is considered a non-recurring adjustment. See Note 12 of Notes to Financial Statements.

    (2) Reflects the interest expense that would have been incurred had the Offering occurred on January 1, 1997.

    (3) Pro forma net loss per share is computed using the weighted average number of shares of common stock outstanding plus common equivalent shares from convertible preferred stock, that was converted upon the Company's proposed initial public offering (using the if-converted method), have been included whether dilutive or anti-dilutive pursuant to Securities and Exchange Commission Staff Accounting Bulletin No. 98. Such pro forma net loss per share reflects the impact of the adjustments above.

================================================================================

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRE-SENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THE PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY EXCHANGE OF SERIES A PREFERRED FOR SERIES B PREFERRED MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUB-SEQUENT TO ITS DATE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.

                               ----------------

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Prospectus Summary.......................................................   1
Risk Factors.............................................................  14
Use of Proceeds..........................................................  29
Dividend Policy..........................................................  29
The Exchange Offer.......................................................  30
Capitalization...........................................................  39
Selected Historical Consolidated Financial and Other Data................  40
Management's Discussion and Analysis of Condition and Results of
 Operations..............................................................  42
Business.................................................................  51
Management...............................................................  66
Principal Stockholders...................................................  70
Description of Preferred Stock...........................................  72
Description of Exchange Debentures.......................................  95
Description of Certain Indebtedness...................................... 129
Description of Capital Stock............................................. 130
Certain U.S. Federal Income Tax Considerations........................... 133
Plan of Distribution..................................................... 142
Legal Matters............................................................ 142
Experts.................................................................. 142
Glossary of Terms........................................................ G-1
Index to Financial Statements............................................ F-1

================================================================================
================================================================================


                                  $150,000,000


                               [CONCENTRIC LOGO]

                                 EXCHANGE OFFER
                                WITH RESPECT TO
        13 1/2% SENIOR REDEEMABLE EXCHANGEABLE PREFERRED STOCK DUE 2010

                               ----------------

                                   PROSPECTUS
                                       , 1998

                               ----------------

                                EXCHANGE AGENT:
                      CHASEMELLON SHAREHOLDER SERVICES LLC
                       275 Montgomery Street, 23rd Floor
                            San Francisco, CA 94104
                            Attention: Duane Knutson
                    Tel: (415) 743-1426; Fax: (415) 489-5241

================================================================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  In May 1997, the Registrant entered into indemnification agreements with its directors and officers providing for limitations on a director's and officer's liability for judgments, settlements, penalties, fines and expenses of defense (including attorneys' fees, bonds and costs of investigation) arising out of or in any way related to acts or omissions as a director or an officer, or in any other capacity in which services are rendered to the Registrant. The Registrant believes its indemnification agreements will assist it in attracting and retaining qualified individuals to serve as directors and officers. The agreements provide that a director or officer is not entitled to indemnification under such agreements (i) if the director or officer is not relieved of liability under applicable law, (ii) for violations of certain securities laws, or (iii) for certain claims initiated by the officer or director. Due to the lack of applicable case law, it is not clear whether indemnification is available in case of a breach of securities laws of the U.S.

  As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Second Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach or alleged breach of their duty of care. In addition, as permitted by Section 145 of the Delaware General Corporation Law the Bylaws, as amended, of the Registrant provide that: the Registrant is required to indemnify its directors and officers and persons serving in such capacities in other business enterprises (including, for example, subsidiaries of the Registrant) at the Registrant's request, to the fullest extent permitted by Delaware law, including in those circumstances in which indemnification would otherwise be discretionary; (ii) the Registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is not required by law; (iii) the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding (except that it is not required to advance expenses to a person against whom the Registrant brings a claim for breach of the duty of loyalty, failure to act in good faith, intentional misconduct, knowing violation of law or deriving an improper personal benefit); (iv) the rights conferred in the Bylaws, as amended, are not exclusive, and the Registrant is authorized to enter into indemnification agreements with its directors, officers and employees; and (v) the Registrant may not retroactively amend the Bylaw provisions in a way that is adverse to such directors, officers and employees.

  The Registrant's policy is to enter into indemnification agreements with each of its directors and officers that provide the maximum indemnity allowed to directors and officers by Section 145 of the Delaware General Corporation Law and the Bylaws, as amended, as well as certain additional procedural protections.

  The indemnification provisions in the Bylaws, as amended, and the agreements entered into between the Registrant and its directors and officers may be sufficiently broad to permit indemnification of the Registrant's directors and officers for liabilities arising under the Securities Act.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

      EXHIBITS
      --------
 3.2* Form of Amended and Restated Certificate of Incorporation of Registrant.
 3.4* Amended and Restated Bylaws of Registrant.
 4.1  Certificate of Designation of Voting Power, Designation Preferences and
      Relative, Participating, Optional and Other Special Rights and
      Qualifications, Limitations and Restrictions of 13 1/2% Series A and
      Series B Senior Redeemable Exchangeable Preferred Stock, due 2010 of the
      Registrant.
 4.2  Form of Series A Preferred Stock Certificate.
 4.3  Form of Series B Preferred Stock Certificate.
 5.1  Opinion of Wilson Sonsini Goodrich& Rosati, Professional Corporation.

         EXHIBITS
         --------
 10.1*   Amended and Restated Registration Rights Agreement, as amended and restated as of August 21, 1996, by and among the Registrant, GS
         Capital Partners, L.P., Kleiner Perkins Caufield & Byers VII,
         Comdisco, Inc., Intuit, Inc., certain listed holders of Series C
         Convertible Preferred Stock, certain listed holders of Common Stock, certain listed holders of Series D Convertible Preferred Stock, and
         Racal-Datacom, Inc.
 10.2*   Preferred Stock and Warrant Purchase Agreement, dated as of April 20,
         1995, by and among the Registrant, GS Capital Partners, L.P., and
         Kleiner Perkins Caufield & Byers VII and KPCB Information Sciences
         Zaibatsu Fund 11, as amended.
 10.3*   Form of Director and Officer Indemnification Agreement.
 10.4*   1995 Stock Incentive Plan for Employees and Consultants, as amended
         February 21, 1996.
 10.5*   Amended and Restated 1996 Stock Plan.
 10.6*   1997 Stock Plan.
 10.7*   1997 Employee Stock Purchase Plan.
 10.8*   Termination of Services and Indemnification Agreement, dated as of
         February 15, 1996, by and between the Registrant and Marc Collins-
         Rector and Chad Shackley.
 10.9*   Agreement, dated as of February 15, 1996, by and between the
         Registrant and Randy Maslow.
 10.10*  Governance Agreement, dated May 15, 1997, by and among the Registrant,
         Marc Collins--Rector, Chad Shackley, GS Capital Partners, L.P.,
         Kleiner Perkins Caufield & Byers VII, KPCB VII Founders Fund, KPCB
         Information Sciences Zaibatsu Fund II, and Intuit, Inc.
 10.11+* Amended and Restated Employee Services and Staffing Agreement, dated
         June 19, 1997, between the Registrant and Critical Technologies, Inc., as amended on September 30, 1996, and October 23, 1996, including
         Colocation Services Agreement, dated as of November 1, 1994, between the Registrant and Critical Technologies, Inc. and amendments thereto.
 10.12+* Internet-Sign Up Wizard Referral and Microsoft Internet Explorer
         License and Distribution Agreement, dated March 28, 1997, between the
         Registrant and Microsoft Corporation.
 10.13+* OEM License Agreement dated July 27, 1995, between the Registrant and
         Netscape Communications Corporation, as amended by First Amendment, dated January 2, 1996, Second Amendment, effective January 2, 1996, and Third Amendment, dated May 21, 1996.
 10.14+* "Dial up Client" Agreement, dated August 21, 1995, between the
         Registrant and Netscape Communications Corporation.
 10.15+* "Internet Account Server" Participation Agreement, dated as of January
         14, 1997, between the Registrant and Netscape Communications
         Corporation.
 10.16+* Special Customer Arrangement, dated May 17, 1996, between MCI
         Telecommunications Corporation and Sattel Communications LLC, as
         amended by First Amendment, dated July 2, 1996; assigned to Registrant by Assignment and Novation Agreement #2, dated as of August 7, 1996.
 10.17+* Master Agreement for MCI Enhanced Services, effective November 1,
         1996, between the Registrant and MCI Telecommunications Corporation.
 10.18+* Amended and Restated Employee Services and Staffing Agreement.
 10.19+* Amendment No. 3 to Internet Access Services Agreement, dated August
         23, 1996, between the Registrant and Intuit Inc.
 10.20+* Contract for Services, dated June 17, 1996, by and between the
         Registrant and MFS Telephone, Inc.
 10.21+* AT&T Contract Tariff Order, dated June 17, 1996, and Addendum of even date therewith.

         EXHIBITS
         --------
 10.22+* Master Lease Agreement Number CON01C Between Concentric Research
         Corporation and Racal-Datacom, Inc. ("Racal"), dated August 4, 1994, as Supplemented by Letter Agreement, dated March 30, 1995, Between the
         Corporation and Racal.
 10.23+* Lease Agreement Number CON04C between Concentric Network Corporation and Racal-Datacom, Inc., dated June 26, 1996.
 10.24+* Master On-site Maintenance Plan Agreement Number CON02C Between
         Concentric Research Corporation and Racal-Datacom, Inc., dated August
         24, 1994.
 10.25*  Lease Agreement, dated November 1, 1996, effective March 11, 1996, by and between the Registrant and Saginaw Video Associates, d.b.a.
         Saginaw Conference Center.
 10.26*  Amended and Restated Lease Agreement, dated as of October 7, 1996, between the Registrant and Larry Shackley.
 10.27*  (Master) Lease, dated January 26, 1988, between Tandem Computers
         Incorporated and Spicker- French #130, Limited Partnership, as amended by Lease Amendment No.1, effective February 5, 1990, and Extension
         Agreement, dated March 23, 1993.
 10.28*  Sublease, dated June 22, 1995, between the Registrant and Tandem
         Computers Incorporated.
 10.29*  Sublease, dated April 25, 1995, between Tandem Computers Incorporated and Passage Systems, Inc.
 10.30*  Assignment Agreement, dated December 6, 1996, by and between the
         Registrant and Passage Systems, Inc.
 10.31+* Internet Access Service Agreement, dated December 11, 1995, effective as of August 1, 1995, between the Registrant and Intuit, Inc., as amended.
 10.32+* Virtual Private Network Services, dated August 16, 1996, between the
         Registrant and WebTV Networks, Inc.
 10.33+* Support Services Agreement, dated March 31, 1997, by and between the
         Registrant and MCI Telecommunications Corporation.
 10.34*  Note and Warrant Purchase Agreement, dated June 19, 1997, by and between the Registrant and Williams Communications Group, Inc. ("WCG")
 10.35*  Service Credits Letter Agreement, dated June 19, 1997, by and between the Registrant and WCG.
 10.36*  $1,100,000 Obligation Letter Agreement, dated June 19, 1997, between the Registrant and WCG.
 10.37*  Agency Agreement and Distribution Agreement, dated June 19, 1997, between the Registrant and WCG.
 10.38+* Co-Marketing Service Agreement, dated June 23, 1997 between the
         Registrant and Netscape Communications, Inc. ("Netscape")
 10.39+* Trademark License Agreement, dated June 23, 1997, between the
         Registrant and Netscape.
 10.40+* Software License Order Form, dated June 23, 1997, between the
         Registrant and Netscape.
 10.41*  Note and Warrant Purchase Agreement, dated June 23, 1997, between the
         Registrant, Kleiner Perkins, Caufield& Byers VII and KPCB Information
         Science Zaibatsu Fund VII.
 10.42** Amendment to Virtual Private Network Services Agreement between the
         Registrant and WebTV Networks, Inc., dated November 1, 1997.
 10.43#  Registration Rights Agreement, dated as of December 18, 1997 between the Registrant and UBS Securities LLC, Bear Stearns& Co., Inc., and
         Wheat First Securities, Inc. (the "Initial Purchasers")
 10.44#  Purchase Agreement, dated as of December 15, 1997 between the
         Registrant and the Initial Purchasers.

         EXHIBITS
         --------
 10.45#  Warrant Agreement, dated as of December 18, 1997, between the Regis-
         trant and Chase Manhattan Bank and Trust Company, National Associa-
         tion, as warrant agent.
 10.46#  Warrant Registration Rights Agreement, dated as of December 18, 1997, between the Registrant and the Initial Purchasers.
 10.47#  Escrow Agreement, dated December 18, 1997, between the Registrant and
         Chase Manhattan Bank and Trust Company, National Association.
 10.48++ Standard Industrial Lease, dated as of February 17, 1995, by and be-
         tween Tiara Computer Systems, Inc. and Internex Information Services,
         Inc.
 10.49++ Standard Industrial Lease, dated as of July 25, 1996, by and between
         San Tomas Investors II and Internex Information Service, Inc.
 10.50#  Form of Indenture, dated as of December 18, 1997 among the Registrant and Chase Manhattan Bank and Trust Company, National Association, as
         trustee.
 10.51#  Form of $150,000,000 12 3/4% Senior Note due 2007.
 10.52#  Form of $150,000,000 new 12 3/4% Senior Notes due 2007.
 10.53#  Form of Warrant to purchase Common Stock.
 10.54   Purchase Agreement, dated as of June 3, 1998, by and among the
         Registrant and the Initial Purchasers.
 10.55   Registration Rights Agreement, dated as of June 8, 1998, by and among the Registrant and the Initial Purchasers.
 10.56   Form of Indenture for Exchange Debentures.
 11.1++  Statement re computation of earnings per share.
 12.1    Statement of computation of ratio of earnings to fixed charges.
 21.1++  List of Subsidiaries.
 23.1    Consent of Wilson Sonsini Goodrich& Rosati, Professional Corporation
         (included in Exhibit 5.1).
 23.2    Consent of Ernst & Young, LLP, Independent Auditors.
 23.3    Consent of Arthur Andersen LLP, Independent Public Accountants
 24.1    Power of Attorney (see page II-6).
 27.1++  Financial Data Schedule.
 99.1    Form of Letter of Transmittal.
 99.2    Form of Notice of Guaranteed Delivery.

--------
* Incorporated by reference from Registrant's Registration Statement on Form S-1 (File No. 333-27241), as amended, declared effective by the Securities and Exchange Commission ("SEC") on July 31, 1997.
** Incorporated by reference from Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, filed with the SEC on November 14, 1997.
+ Certain information in this exhibit was omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.
# Incorporated by reference from Registrant's Registration Statement on Form S-4 (File No. 333-45055), as amended, declared effective by the SEC on March 24, 1998.
++ Incorporated by reference from Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

  (b) Financial Statement Schedules

    None.

ITEM 22. UNDERTAKINGS

  The undersigned Registrant hereby undertakes as follows:

    (1) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

    (2) That every prospectus (i)that is filed pursuant to paragraph (1) immediately preceding, or (ii)that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona filed offering thereof.

     (b) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first call mail or other equally prompt means. This includes information contained in documents filed subsequent o the effective date of the registration statement through the date of responding to the request.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT OF REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CUPERTINO, STATE OF CALIFORNIA, ON THE 7TH DAY OF JULY, 1998.

                                          Concentric Network Corporation

                                          By: /s/   Henry R. Nothhaft
                                              ---------------------------------
                                             HENRY R. NOTHHAFT, PRESIDENT AND
                                                CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Henry R. Nothhaft and Michael F. Anthofer, his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT TO REGISTRATION STATEMENT HAS BEEN SIGNED BELOW ON JULY 7, 1998, BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.


              SIGNATURE                        TITLE                 DATE

        /s/ Henry R. Nothhaft          President and Chief       July 7, 1998
-------------------------------------   Executive Officer
          HENRY R. NOTHHAFT             (Principal Executive
                                        Officer), Director

       /s/ Michael F. Anthofer         Chief Financial           July 7, 1998
-------------------------------------   Officer (Principal
         MICHAEL F. ANTHOFER            Financial and
                                        Accounting Officer)

          /s/ Vinod Khosla             Director                  July 7, 1998
-------------------------------------
            VINOD KHOSLA

                                       Director
-------------------------------------
            FRANCO REGIS

        /s/ Gary E. Rieschel           Director                  July 7, 1998
-------------------------------------
          GARY E. RIESCHEL

        /s/ Gordon C. Martin           Director                  July 7, 1998
-------------------------------------
          GORDON C. MARTIN

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
 3.2*    Form of Amended and Restated Certificate of Incorporation of
         Registrant.
 3.4*    Amended and Restated Bylaws of Registrant.
 4.1     Certificate of Designation of Voting Power, Designation Preferences
         and Relative, Participating, Optional and Other Special Rights and
         Qualifications, Limitations and Restrictions of 13 1/2% Series A and
         Series B Senior Redeemable Exchangeable Preferred Stock, due 2010 of
         the Registrant.
 4.2     Form of Series A Preferred Stock Certificate.
 4.3     Form of Series B Preferred Stock Certificate.
 5.1     Opinion of Wilson Sonsini Goodrich& Rosati, Professional Corporation.
 10.1*   Amended and Restated Registration Rights Agreement, as amended and restated as of August 21, 1996, by and among the Registrant, GS
         Capital Partners, L.P., Kleiner Perkins Caufield & Byers VII,
         Comdisco, Inc., Intuit, Inc., certain listed holders of Series C
         Convertible Preferred Stock, certain listed holders of Common Stock, certain listed holders of Series D Convertible Preferred Stock, and
         Racal-Datacom, Inc.
 10.2*   Preferred Stock and Warrant Purchase Agreement, dated as of April 20,
         1995, by and among the Registrant, GS Capital Partners, L.P., and
         Kleiner Perkins Caufield & Byers VII and KPCB Information Sciences
         Zaibatsu Fund 11, as amended.
 10.3*   Form of Director and Officer Indemnification Agreement.
 10.4*   1995 Stock Incentive Plan for Employees and Consultants, as amended
         February 21, 1996.
 10.5*   Amended and Restated 1996 Stock Plan.
 10.6*   1997 Stock Plan.
 10.7*   1997 Employee Stock Purchase Plan.
 10.8*   Termination of Services and Indemnification Agreement, dated as of
         February 15, 1996, by and between the Registrant and Marc Collins-
         Rector and Chad Shackley.
 10.9*   Agreement, dated as of February 15, 1996, by and between the
         Registrant and Randy Maslow.
 10.10*  Governance Agreement, dated May 15, 1997, by and among the Registrant,
         Marc Collins--Rector, Chad Shackley, GS Capital Partners, L.P.,
         Kleiner Perkins Caufield & Byers VII, KPCB VII Founders Fund, KPCB
         Information Sciences Zaibatsu Fund II, and Intuit, Inc.
 10.11+* Amended and Restated Employee Services and Staffing Agreement, dated
         June 19, 1997, between the Registrant and Critical Technologies, Inc., as amended on September 30, 1996, and October 23, 1996, including
         Colocation Services Agreement, dated as of November 1, 1994, between the Registrant and Critical Technologies, Inc. and amendments thereto.
 10.12+* Internet-Sign Up Wizard Referral and Microsoft Internet Explorer
         License and Distribution Agreement, dated March 28, 1997, between the
         Registrant and Microsoft Corporation.
 10.13+* OEM License Agreement dated July 27, 1995, between the Registrant and
         Netscape Communications Corporation, as amended by First Amendment, dated January 2, 1996, Second Amendment, effective January 2, 1996, and Third Amendment, dated May 21, 1996.
 10.14+* "Dial up Client" Agreement, dated August 21, 1995, between the
         Registrant and Netscape Communications Corporation.
 10.15+* "Internet Account Server" Participation Agreement, dated as of January
         14, 1997, between the Registrant and Netscape Communications
         Corporation.

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
 10.16+* Special Customer Arrangement, dated May 17, 1996, between MCI
         Telecommunications Corporation and Sattel Communications LLC, as
         amended by First Amendment, dated July 2, 1996; assigned to Registrant by Assignment and Novation Agreement #2, dated as of August 7, 1996.
 10.17+* Master Agreement for MCI Enhanced Services, effective November 1,
         1996, between the Registrant and MCI Telecommunications Corporation.
 10.18+* Amended and Restated Employee Services and Staffing Agreement.
 10.19+* Amendment No. 3 to Internet Access Services Agreement, dated August
         23, 1996, between the Registrant and Intuit Inc.
 10.20+* Contract for Services, dated June 17, 1996, by and between the
         Registrant and MFS Telephone, Inc.
 10.21+* AT&T Contract Tariff Order, dated June 17, 1996, and Addendum of even date therewith.
 10.22+* Master Lease Agreement Number CON01C Between Concentric Research
         Corporation and Racal-Datacom, Inc. ("Racal"), dated August 4, 1994, as Supplemented by Letter Agreement, dated March 30, 1995, Between the
         Corporation and Racal.
 10.23+* Lease Agreement Number CON04C between Concentric Network Corporation and Racal-Datacom, Inc., dated June 26, 1996.
 10.24+* Master On-site Maintenance Plan Agreement Number CON02C Between
         Concentric Research Corporation and Racal-Datacom, Inc., dated August
         24, 1994.
 10.25*  Lease Agreement, dated November 1, 1996, effective March 11, 1996, by and between the Registrant and Saginaw Video Associates, d.b.a.
         Saginaw Conference Center.
 10.26*  Amended and Restated Lease Agreement, dated as of October 7, 1996, between the Registrant and Larry Shackley.
 10.27*  (Master) Lease, dated January 26, 1988, between Tandem Computers
         Incorporated and Spicker- French #130, Limited Partnership, as amended by Lease Amendment No.1, effective February 5, 1990, and Extension
         Agreement, dated March 23, 1993.
 10.28*  Sublease, dated June 22, 1995, between the Registrant and Tandem
         Computers Incorporated.
 10.29*  Sublease, dated April 25, 1995, between Tandem Computers Incorporated and Passage Systems, Inc.
 10.30*  Assignment Agreement, dated December 6, 1996, by and between the
         Registrant and Passage Systems, Inc.
 10.31+* Internet Access Service Agreement, dated December 11, 1995, effective as of August 1, 1995, between the Registrant and Intuit, Inc., as amended.
 10.32+* Virtual Private Network Services, dated August 16, 1996, between the
         Registrant and WebTV Networks, Inc.
 10.33+* Support Services Agreement, dated March 31, 1997, by and between the
         Registrant and MCI Telecommunications Corporation.
 10.34*  Note and Warrant Purchase Agreement, dated June 19, 1997, by and between the Registrant and Williams Communications Group, Inc. ("WCG")
 10.35*  Service Credits Letter Agreement, dated June 19, 1997, by and between the Registrant and WCG.
 10.36*  $1,100,000 Obligation Letter Agreement, dated June 19, 1997, between the Registrant and WCG.
 10.37*  Agency Agreement and Distribution Agreement, dated June 19, 1997, between the Registrant and WCG.

 EXHIBIT
 NUMBER                               DESCRIPTION
 -------                              -----------
 10.38+* Co-Marketing Service Agreement, dated June 23, 1997 between the
         Registrant and Netscape Communications, Inc. ("Netscape")
 10.39+* Trademark License Agreement, dated June 23, 1997, between the
         Registrant and Netscape.
 10.40+* Software License Order Form, dated June 23, 1997, between the
         Registrant and Netscape.
 10.41*  Note and Warrant Purchase Agreement, dated June 23, 1997, between the
         Registrant, Kleiner Perkins, Caufield& Byers VII and KPCB Information
         Science Zaibatsu Fund VII.
 10.42** Amendment to Virtual Private Network Services Agreement between the
         Registrant and WebTV Networks, Inc., dated November 1, 1997.
 10.43#  Registration Rights Agreement, dated as of December 18, 1997 between the Registrant and UBS Securities LLC, Bear Stearns& Co., Inc., and
         Wheat First Securities, Inc. (the "Initial Purchasers")
 10.44#  Purchase Agreement, dated as of December 15, 1997 between the
         Registrant and the Initial Purchasers.
 10.45#  Warrant Agreement, dated as of December 18, 1997, between the Regis-
         trant and Chase Manhattan Bank and Trust Company, National Associa-
         tion, as warrant agent.
 10.46#  Warrant Registration Rights Agreement, dated as of December 18, 1997, between the Registrant and the Initial Purchasers.
 10.47#  Escrow Agreement, dated December 18, 1997, between the Registrant and
         Chase Manhattan Bank and Trust Company, National Association.
 10.48++ Standard Industrial Lease, dated as of February 17, 1995, by and be-
         tween Tiara Computer Systems, Inc. and Internex Information Services,
         Inc.
 10.49++ Standard Industrial Lease, dated as of July 25, 1996, by and between
         San Tomas Investors II and Internex Information Service, Inc.
 10.50#  Form of Indenture, dated as of December 18, 1997 among the Registrant and Chase Manhattan Bank and Trust Company, National Association, as
         trustee.
 10.51#  Form of $150,000,000 12 3/4% Senior Note due 2007.
 10.52#  Form of $150,000,000 new 12 3/4% Senior Notes due 2007.
 10.53#  Form of Warrant to purchase Common Stock.
 10.54   Purchase Agreement, dated as of June 3, 1998, by and among the
         Registrant and the Initial Purchasers.
 10.55   Registration Rights Agreement, dated as of June 8, 1998, by and among the Registrant and the Initial Purchasers.
 10.56   Form of Indenture for Exchange Debentures.
 11.1++  Statement re computation of earnings per share.
 12.1    Statement of computation of ratio of earnings to fixed charges.
 21.1++  List of Subsidiaries.
 23.1    Consent of Wilson Sonsini Goodrich& Rosati, Professional Corporation
         (included in Exhibit 5.1).
 23.2    Consent of Ernst & Young, LLP, Independent Auditors.
 23.3    Consent of Arthur Andersen LLP, Independent Public Accountants
 24.1    Power of Attorney (see page II-6).
 27.1++  Financial Data Schedule.

 EXHIBIT
 NUMBER                DESCRIPTION
 -------               -----------
 99.1    Form of Letter of Transmittal.
 99.2    Form of Notice of Guaranteed Delivery.

--------
* Incorporated by reference from Registrant's Registration Statement on Form S-1 (File No. 333-27241), as amended, declared effective by the Securities and Exchange Commission ("SEC") on July 31, 1997.
** Incorporated by reference from Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, filed with the SEC on November 14, 1997.
+ Certain information in this exhibit was omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.
# Incorporated by reference from Registrant's Registration Statement on Form S-4 (File No. 333-45055), as amended, declared effective by the SEC on March 24, 1998.
++ Incorporated by reference from Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.